File pursuant to Rule 424(b)(3)

Registration No. 333-274448

1,000,000 Ordinary Shares

Fenbo Holdings Limited

This is an initial public offering of ordinary shares, US$0.0001 par value per share (“Ordinary Shares”) of Fenbo Holdings Limited (“FHL”, “Company”, “we”, “our” or “us”). The Company is offering on a firm commitment basis 1,000,000 Ordinary Shares. The initial public offering price of the Ordinary Shares is US$5.00 per Ordinary Share.

Prior to this offering, there has been no public market for our Ordinary Shares. We have been approved to list our Ordinary Shares on the Nasdaq Capital Market under the symbol “FEBO”.

FHL is a holding company incorporated in the Cayman Islands with no material operations of its own. We conduct our operations in Hong Kong through our subsidiaries, Fenbo Industries Limited (“FIL”), and Able Industries Ltd. (“AIL”), both incorporated in Hong Kong, and in China through Fenbo Plastic Products Factory (Shenzhen) Ltd. (“FPPF”) incorporated in the PRC (“China” or the “PRC”) (collectively, the “Operating Subsidiaries”). We directly hold equity interests in our Operating Subsidiaries in China and Hong Kong, and we do not currently use a variable interest entity (“VIE”) structure.

Investors are cautioned that the Ordinary Shares they are buying are shares of the FHL, a Cayman Islands holding company, and not shares of the Operating Subsidiaries. Investors in this offering will not directly hold equity interests in the Operating Subsidiaries.

Since our business operations are conducted in China and Hong Kong through our Operating Subsidiaries, the Chinese government may exercise significant oversight and discretion over the conduct of our business in China and Hong Kong and may intervene in or influence our Operating Subsidiaries’ operations at any time, which could result in a material change in their operations and/or the value of our Ordinary Shares.

China and PRC shall refer to the People’s Republic of China, including Hong Kong, Macau, and Taiwan; however, the only time such jurisdictions are not included in the definition of the PRC and China in this prospectus is when we make reference to the specific laws that have been adopted by the PRC.

We are an “Emerging Growth Company” and a “Foreign Private Issuer” under applicable U.S. federal securities laws and, as such, are eligible for reduced public company reporting requirements. Please see “Implications of Being an Emerging Growth Company” and “Implications of Being a Foreign Private Issuer” on page 14 of this prospectus for more information.

Investing in our Ordinary Shares involves significant risks. The risks could result in a material change in the value of the securities we are registering for sale including the risk of losing your entire investment or could significantly limit or completely hinder our ability to offer or continue to offer securities to investors. See “Risk Factors” beginning on page 19 to read about factors you should consider before buying our Ordinary Shares.

We are subject to legal and operational risks associated with having certain of our Operating Subsidiaries’ operations in China, including risks related to the legal, political and economic policies of the Chinese government, the relations between China and Hong Kong and China and the United States, or Chinese or United States regulations, which risks could result in a material change in our operations and/or cause our Ordinary Shares to significantly decline in value or become worthless and affect our ability to offer or continue to offer securities to investors. Recently, the PRC government initiated a series of regulatory actions and made a number of public statements on the regulation of business operations in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas, adopting new measures to extend the scope of cybersecurity reviews, and expanding efforts in anti-monopoly enforcement. We may be subject to these regulatory actions or statements. Although we have not engaged in any monopolistic behavior, our business does involve the collection of user data and may implicate cybersecurity reviews. We currently expect that these new regulations may have an impact on our Operating Subsidiaries or this offering.

On February 17, 2023, with the approval of the State Council, the China Securities Regulatory Commission (the “CSRC”) promulgated the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies (“Trial Measures”), and five supporting guidelines, which came into effect on March 31, 2023. Pursuant to the Trial Measures, domestic companies that seek to offer or list securities overseas, both directly and indirectly, shall complete filing procedures with the CSRC pursuant to the requirements of the Trial Measures within three working days following their submission of initial public offerings or listing applications. If a domestic company fails to complete the required filing procedures or conceals any material fact or falsifies any major content in its filing documents, such domestic company may be subject to administrative penalties, such as an order to rectify, warnings and fines, and its controlling shareholders, actual controllers, the person directly in charge and other directly liable persons may also be subject to administrative penalties, such as warnings and fines.

As of the date of this prospectus, we have not received any formal inquiry, notice, warning, sanction, or objection from the CSRC with respect to the listing of our Ordinary Shares, and, in the opinion of our PRC legal counsel, Sundial Law Firm, the filing requirements under the Trial Measurements do not apply to the Company since: (i) the revenue, total profit, total assets or net assets of FPPF was less than 50% of that of the Company in total for the fiscal year ended December 31, 2022; and (ii) the majority of senior management are non-PRC citizens and reside in Hong Kong.

However, there can be no assurance that the relevant PRC governmental authorities, including the CSRC, would reach the same conclusion as us, or that the CSRC or any other PRC governmental authorities would not promulgate new rules or new interpretation of current rules (with retrospective effect) to require us to obtain CSRC or other PRC governmental approvals for this offering. If we inadvertently concluded that such approvals are not required, our ability to offer or continue to offer our Ordinary Shares to investors could be significantly limited or completed hindered, which could cause the value of our Ordinary Shares to significantly decline or become worthless. We may also face sanctions by the CSRC, the CAC or other PRC regulatory agencies. These regulatory agencies may impose fines, penalties, limit our operations in China, or take other actions that could have a material adverse effect on our business, financial condition, results of operations and prospects, as well as the trading price of our securities. See “Risk Factors” beginning on page 19 for a discussion of these legal and operational risks and other information that should be considered before making a decision to purchase our Ordinary Shares.

I

Although Hong Kong is a Special Administrative Region and a dependency of the PRC, it has enacted its own laws pertaining to data security and anti-monopoly concerns. Hong Kong enacted the Personal Data (Privacy) Ordinance (the “PDPO”) to ensure an adequate level of data protection to retain its status as an international trading center and to give effect to human rights treaty obligations. Moreover, Hong Kong has also enacted a similar piece of legislation regulating competition in the market (the “Competition Ordinance”). The Competition Ordinance prohibits: (i) anti-competitive agreements and concerted practices; and (ii) abuse of power with the object or effect of preventing, restricting or distorting competition in Hong Kong. If we were to be found in violation of either of these laws, our Hong Kong Operating Subsidiary’s operations may be restricted, and it may be required or elect to make changes to its operations in Hong Kong so as to be in accordance with the PDPO and/or the Competition Ordinance. Moreover, Hong Kong authorities may take other action against us, such as imposing taxes or other penalties, which could materially affect our financial results. Thus, our revenue and business operations in Hong Kong would be adversely affected.

In addition, the Holding Foreign Companies Accountable Act (the “HFCAA”), which prohibits foreign companies from listing their securities on U.S. exchanges if the Company’s auditor has been unavailable for PCAOB inspection or investigation for three consecutive years, became law in December 2020. On December 16, 2021, the PCAOB issued a determination (the “Determination Report”) that the PCAOB is unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China and in Hong Kong because of positions taken by authorities in those jurisdictions, and the PCAOB included in the Determination Report a list of the accounting firms that are headquartered in the PRC or Hong Kong. On December 15, 2022, the PCAOB announced that it has secured complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate the previous 2021 Determination Report to the contrary. The SEC adopted final amendments to its rules to implement the HFCAA, which went into effect on January 20, 2022. As part of the SEC’s final rules, identified issuers will need to provide additional disclosures in subsequent filings that prove the issuer is not owned or controlled by a governmental authority in the foreign jurisdiction of the audit firm identified by the PCAOB in the Determination Report. The Determination Report includes our auditor, Centurion ZD CPA & Co., which is based in Hong Kong, is registered with the PCAOB, is subject to PCAOB inspection and was last inspected in May 2023. In the event that it is later determined that the PCAOB is unable to inspect or investigate completely our auditor or our work papers because of a position taken by an authority in a foreign jurisdiction, then such lack of inspection could cause our securities to be delisted from the applicable stock exchange. The delisting of our Ordinary Shares, or the threat of their being delisted, may materially and adversely affect the value of your investment.

Furthermore, on June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act (the “AHFCAA”), which was enacted on December 29, 2022, and amended the HFCAA to require the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three.

On August 26, 2022, the CSRC, the Ministry of Finance of the PRC (the “MOF”), and the PCAOB signed a Statement of Protocol (the “Protocol”) to allow the PCAOB to inspect and investigate completely registered public accounting firms headquartered in mainland China and Hong Kong, consistent with the Holding Foreign Companies Accountable Act (the “HFCA Act”), and the PCAOB will be required to reassess its determinations by the end of 2022. Pursuant to the fact sheet with respect to the Protocol disclosed by the SEC, the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and has the unfettered ability to transfer information to the SEC.

II

On December 15, 2022, the PCAOB Board determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary. However, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB Board will consider the need to issue a new determination. On December 29, 2022, the AHFCAA was enacted, which amended the HFCA Act by decreasing the number of non-inspection years from three years to two, thus reducing the time period before our common stock may be prohibited from trading or delisted. Notwithstanding the foregoing, in the event it is later determined that the PCAOB is unable to inspect or investigate completely our auditor, then such lack of inspection could cause our securities to be delisted from the stock exchange. See “Risk Factors — Risks Related to Doing Business in China and Hong Kong — Our Ordinary Shares may be delisted under the Holding Foreign Companies Accountable Act if the PCAOB is unable to inspect our auditors.”

As a holding company, we will rely on dividends and other distributions on equity paid by our Hong Kong or PRC Operating Subsidiaries for our cash and financing requirements. If our Hong Kong and PRC Operating Subsidiaries incur debt on their own behalf in the future, the instruments governing such debt may restrict their ability to pay dividends to us. Moreover, to the extent cash is in our PRC Operating Subsidiary, there is a possibility that the funds may not be available to fund our operations or for other uses outside the PRC due to interventions or the imposition of restrictions and limitations by the PRC government on the ability to transfer cash. However, none of our Operating Subsidiaries have paid any dividends or other distributions to our holding company as of the date of this prospectus. In the future, cash proceeds raised from overseas financing activities, including this offering, may be transferred by us to our PRC or Hong Kong Operating Subsidiaries via capital contribution or shareholder loans, as the case may be. As of the date of this prospectus, we have not paid any dividends or made any distributions to any U.S. investors.

As of the date of this prospectus, there have been no cash flows between our Cayman Islands holding company and any of our Subsidiaries or Operating Subsidiaries. The transfer of funds among companies is subject to the Provisions of the Supreme People’s Court on Several Issues Concerning the Application of Law in the Trial of Private Lending Cases (2020 Revision), (the “Provisions on Private Lending Cases”), which was implemented on August 20, 2020, to regulate the financing activities between natural persons, legal persons, and unincorporated organizations. The Provisions on Private Lending Cases do not prohibit using cash generated from one subsidiary to fund another subsidiary’s operations. We have not been notified of any other restriction which could limit our PRC Operating Subsidiaries’ ability to transfer cash between subsidiaries. We intend to conduct regular review and management of all of our Subsidiaries’ and Operating Subsidiaries’ cash transfers and report to our Board of Directors.

Upon completion of this offering, our issued and outstanding shares will consist of 11,000,000 Ordinary Shares, assuming the underwriters do not exercise their over-allotment option to purchase additional Ordinary Shares, or 11,150,000 Ordinary Shares, assuming the over-allotment option is exercised in full. As of the date of this prospectus, Luxury Max Investments Limited, a British Virgin Islands company (“LMIL”) owns 80% of our Ordinary Shares. We will be a controlled company as defined under Nasdaq Marketplace Rule 5615(c) because, immediately after the completion of this offering, Mr. Li Kin Shing, our controlling shareholder, and Executive Director, through his ownership of 100% of the outstanding shares of LMIL, will own 72.73% of our total issued and outstanding Ordinary Shares, representing 72.73% of the total voting power, assuming that the underwriters do not exercise their over-allotment option, or 71.75% of our total issued and outstanding Ordinary Shares, representing 71.75% of the total voting power, assuming that the over-allotment option is exercised in full.

III

Neither the United States Securities and Exchange Commission nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share		Total (3)
Initial public offering price	US$	5.00	US$	5,000,000
Underwriting discounts and commissions to be paid by us (1)	US$	0.40	US$	400,000
Proceeds to the Company before expenses (1)(2)	US$	4.60	US$	4,600,000

(1) We have agreed to pay the underwriters a discount equal to 8% of the gross proceeds of the offering. This table does not include a non-accountable expense allowance equal to 1% of the gross proceeds of this offering payable to the underwriters. For a description of the other compensation to be received by the underwriters, see “Underwriting” beginning on page 114.

(2) Excludes fees and expenses payable to the underwriters and other expenses of this offering. The total amount of underwriters’ expenses related to this offering is set forth in the section entitled “Expenses Related to This Offering” on page 109.

(3) Assumes that the underwriters do not exercise any portion of their over-allotment option.

We have granted the underwriters an option, exercisable from time to time in whole or in part, to purchase up to 15% of the total number of Ordinary Shares to be offered by us pursuant to this offering (excluding Ordinary Shares subject to this option) at the initial public offering price, less underwriting discounts, and commissions, within 45 days from the date of this prospectus to cover over-allotments, if any. If the underwriters exercise the option in full, the total underwriting discounts payable will be US$460,000, and the total proceeds to us, before expenses, will be US$5,290,000.

If we complete this offering, net proceeds will be delivered to us on the closing date.

The underwriters expect to deliver the Ordinary Shares to the purchasers against payment on or Until December 1, 2023.

You should not assume that the information contained in the registration statement of which this prospectus is a part is accurate as of any date other than the date hereof, regardless of the time of delivery of this prospectus or of any sale of the Ordinary Shares being registered in the registration statement of which this prospectus is a part.

No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful.

EF Hutton

division of Benchmark Investments, LLC

The date of this prospectus is November 29, 2023.

IV

Until December 22, 2023 (the 25th day after the date of this prospectus), all dealers that effect transactions in these Ordinary Shares, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as an underwriter and with respect to their unsold allotments or subscriptions.

V

ABOUT THIS PROSPECTUS

Neither the Company nor any of the underwriters have authorized anyone to provide you with any information or to make any representations other than as contained in this prospectus or in any related free writing prospectus. Neither the Company nor the underwriters take responsibility for, or provide any assurance about the reliability of, any information that others may give you. This prospectus is an offer to sell only the securities offered hereby, and only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of the securities. Our business, financial condition, results of operations and prospects may have changed since that date.

For investors outside the United States: neither the Company nor the underwriters have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction, other than the United States, where action for that purpose is required. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the Ordinary Shares and the distribution of this prospectus outside the United States.

PRESENTATION OF FINANCIAL INFORMATION

Basis of Presentation

Unless otherwise indicated, all financial information contained in this prospectus is prepared and presented in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP” or “GAAP”).

Certain amounts, percentages and other figures included in this prospectus have been subject to rounding adjustments. Accordingly, amounts, percentages and other figures shown as totals in certain tables or charts may not be the arithmetic aggregation of those that precede them and amounts, and figures expressed as percentages in the text may not total 100% or, when aggregated, may not be the arithmetic aggregation of the percentages that precede them.

For the purpose of undertaking a public offering of its Ordinary Shares, effective November 18, 2022, the Company engaged in a series of re-organizing transactions resulting in 10,000,000 Ordinary Shares held by Luxury Max Investments Limited, which have been retroactively restated to the beginning of the first period presented herein.

Financial Information in U.S. Dollars

Our reporting currency is the Hong Kong dollar. For the purpose of presenting these financial statements of our Operating Subsidiary, FPPF, using RMB as functional currency, the Company’s assets and liabilities are expressed in Hong Kong dollars at the exchange rate on the balance sheet date, which is 0.9274, 0.8866 and 0.8176 as of June 30, 2023, December 31, 2022 and December 31, 2021, respectively; shareholders’ equity accounts are translated at historical rates, and income and expense items are translated at the average exchange rate during the period, which is 0.8902, 0.8642 and 0.8292 for the six months ended June 30, 2023, years ended December 31, 2022 and 2021, respectively.

This prospectus also contains translations of Hong Kong dollars into U.S. dollars for the convenience of the reader. Unless otherwise stated, all translations of Hong Kong dollars into U.S. dollars were made at US$0.12761 to HK$1., the exchange rates set forth in the statistical releases of the Federal Reserve Board on June 30, 2023, We make no representation that the Hong Kong dollar or U.S. dollar amounts referred to in this prospectus could have been or could be converted into U.S. dollars or Hong Kong dollars, as the case may be, at any particular rate or at all.

MARKET AND INDUSTRY DATA

Certain market data and forecasts used throughout this prospectus were obtained from internal company surveys, market research, consultant surveys, reports of governmental and international agencies and industry publications and surveys. Industry publications and third-party research, surveys and reports generally indicate that their information has been obtained from sources believed to be reliable. This information involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. Our estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” in this prospectus.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that relate to our current expectations and views of future events. These forward-looking statements are contained principally in the sections entitled “Prospectus Summary,” “Risk Factors,” “Use of Proceeds,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Industry Overview” and “Business.” These statements relate to events that involve known and unknown risks, uncertainties, and other factors, including those listed under “Risk Factors,” which may cause our actual results, performance, or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

1

In some cases, these forward-looking statements can be identified by words or phrases such as “believe,” “plan,” “expect,” “intend,” “should,” “seek,” “estimate,” “will,” “aim” and “anticipate,” or other similar expressions, but these are not the exclusive means of identifying such statements. All statements other than statements of historical fact included in this document, including those regarding future financial position and results, business strategy, plans and objectives of management for future operations (including development plans and dividends) and statements on future industry growth are forward-looking statements. In addition, we and our representatives may from time to time make other oral or written statements that are forward-looking statements, including in our periodic reports that we will file with the SEC, other information sent to our shareholders and other written materials.

These forward-looking statements are subject to risks, uncertainties, and assumptions, some of which are beyond our control. In addition, these forward-looking statements reflect our current views with respect to future events and are not a guarantee of future performance. Actual outcomes may differ materially from the information contained in the forward-looking statements as a result of a number of factors, including, without limitation, the risk factors set forth in “Risk Factors” and in this section of the prospectus.

Important factors that could cause our actual results to differ materially from those in the forward-looking statements include, but are not limited to, regional, national, or global political, economic, business, competitive, market and regulatory conditions and the following:

●	our Operating Subsidiaries’ business strategies, operating plans, and business prospects;

●	our Operating Subsidiaries’ capital commitment plans and funding requirements;

●	our ability to effectuate and manage our Operating Subsidiaries’ planned business expansion;

●	our Operating Subsidiaries’ ability to attract customers and maintain customer loyalty;

●	our Operating Subsidiaries’ ability to retain senior management team members and recruit qualified and experienced new team members;

●	our Operating Subsidiaries’ ability to maintain their competitiveness and operational efficiency;

●	our Operating Subsidiaries’ prospective financial conditions;

●	general economic market and business and financial conditions in Hong Kong, the PRC and globally;

●	laws, regulations, and rules for the personal care electric appliance industry in Hong Kong, the PRC and globally;

●	future trends, developments, and conditions in the personal care electric appliance industry in Hong Kong, the PRC and globally;

●	certain statements in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” with respect to trends in prices, volumes, and operations;

●	our ability to execute strategies for our Operating Subsidiaries;

●	changes in the need for capital and the availability of financing and capital to fund those needs;

●	our ability to anticipate and respond to changes in the markets in which our Operating Subsidiaries operate, and to client demands, trends and preferences;

●	exchange rate fluctuations, including fluctuations in the exchange rates of currencies that are used in our Operating Subsidiaries’ business;

●	changes in interest rates or rates of inflation;

●	legal, regulatory, and other proceedings arising out of our Operating Subsidiaries’ operations; and

●	other factors that are described in “Risk Factors.”

2

The forward-looking statements made in this prospectus relate only to events or information as of the date on which the statements are made in this prospectus. Except as required by law, we undertake no obligation to update nor revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events. You should read this prospectus and the documents that we reference in this prospectus and have filed as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results or performance may be materially different from what we expect.

This prospectus contains certain data and information that we obtained from various research and other publications. Statistical data in these publications also include projections based on a number of assumptions. The markets for personal care electric appliances / hair styling products may not grow at the rate projected by such market data, or at all. Failure of our industry to grow at the projected rate may have a material and adverse effect on our business and the market price of our Ordinary Shares. Furthermore, if any one or more of the assumptions underlying the market data are later found to be incorrect, actual results may differ from the projections based on these assumptions. You should not place undue reliance on these forward-looking statements.

DEFINITIONS

“AIL” means Able Industries Ltd., a private company limited by shares incorporated on November 7, 2005, under the laws of Hong Kong and one of our Operating Subsidiaries conducting business operations in Hong Kong

“Articles of Association” means the memorandum and articles of association of our Company adopted on September 30, 2022, and as further supplemented, amended, or otherwise modified from time to time, a copy of which is filed as Exhibit 3.1 to our Registration Statement filed with the SEC on September 11, 2023.

“Business Day” means a day (other than a Saturday, Sunday, or public holiday in the U.S.) on which licensed banks in the U.S. are generally open for normal business to the public.

“BVI” means the British Virgin Islands.

“CAGR” means compound annual growth rate.

“Companies Act” means the Companies Act (as revised) of the Cayman Islands, as amended, supplemented and/or otherwise modified from time to time.

“Companies Ordinance” means the Companies Ordinance (Chapter 622 of the laws of Hong Kong) as amended, supplemented, or otherwise modified.

“Controlling Shareholder” means for the purposes of our Company, Mr. Li Kin Shing, individually, and Luxury Max Investments Limited, a British Virgin Islands company, as a group, where the context requires.

“COVID-19” means the Coronavirus Disease 2019.

“EIT Law” or “EIT Rules” means the Enterprise Income Tax Law of the People’s Republic of China.

“EU” means the European Union.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

“FHL” “Company,” “we,” “us” or “our” means our holding company, Fenbo Holdings Limited, an exempted company limited by shares incorporated on September 30, 2022, under the laws of the Cayman Islands.

“FIL” means Fenbo Industries Ltd., a private company limited by shares incorporated on June 17, 1993, under the laws of Hong Kong and one of our Operating Subsidiaries conducting business operations in Hong Kong.

“FPPF” means Fenbo Plastic Products Factory (Shenzhen) Ltd., a limited liability company incorporated on October 19, 2010, under the laws of the PRC, which is one of our Operating Subsidiaries conducting business operations in the PRC.

3

“Group,” “our Group,” “we,” “us,” or “our” means our holding company and its subsidiaries or any of them, or where the context so requires, in respect of the period before our Company became the holding company of its present subsidiaries, such subsidiaries as if they were subsidiaries of our Company at the relevant time or the businesses which have since been acquired or carried on by them or, as the case may be, their predecessors.

“Hong Kong dollars” or “HKD” or “HK$” means Hong Kong dollars, the lawful currency of Hong Kong.

“Hong Kong Operating Subsidiaries” means FIL and AIL.

“Independent Third Party” means a person or company who or which is independent of and is not a 5% owner of, does not control and is not controlled by or under common control with any 5% owner and is not the spouse nor descendant (by birth or adoption) of any 5% owner of the Company.

“LMIL” means Luxury Max Investments Limited, a British Virgin Islands company incorporated on October 21, 2022, which is a holding company not conducting any business operations but owning 10,000,000 shares (100%) of the total issued and outstanding shares of the Company, and whose total issued, and outstanding shares are owned by Mr. Li Kin Shing, a Controlling Shareholder and Executive Director of the Company.

“NASDAQ Market” means an online global electronic marketplace for buying and selling securities, which operates 25 markets, 1 clearinghouse and 5 central securities depositories in the United States and Europe.

“Operating Subsidiaries” means FIL, AIL and FPPF.

“PRC” or “China” means the People’s Republic of China, excluding, for the purposes of this prospectus only, Hong Kong, the Macau Special Administrative Region of the People’s Republic of China and Taiwan.

“PRC Operating Subsidiary” means FPPF.

“Principal Shareholder” means LMIL, a British Virgins Islands company beneficially owned 100% by Mr. Li Kin Shing, our Executive Director.

“Reorganization” means the reorganization arrangements undertaken by our Group in preparation for the listing on the Nasdaq Market, which are described in more detail in “History and Corporate Structure” in this prospectus.

“RLHL” means Rich Legend Holdings Limited, a BVI business company limited by shares incorporated on October 21, 2022, under the laws of the BVI and the holding company of our Operating Subsidiaries.

“RMB” means Renminbi, the lawful currency of the PRC.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“SEC” or “Securities and Exchange Commission” means the United States Securities and Exchange Commission.

“US$,” “$” or “USD” means United States dollar(s), the lawful currency of the United States.

4

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. This summary may not contain all of the information that may be important to you, and we urge you to read this entire prospectus carefully, including the “Risk Factors,” “Business” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections and our consolidated financial statements and notes to those statements, included elsewhere in this prospectus, before deciding to invest in our Ordinary Shares. This prospectus includes forward-looking statements that involve risks and uncertainties. See “Special Note Regarding Forward-Looking Statements.” Unless otherwise stated, all references to “us,” “our,” “we,” the “Company,” and similar designations refer to Fenbo Holdings Limited, a Cayman Islands exempted company limited by shares.

Overview and Corporate History

FHL, incorporated on September 30, 2022, under the laws of the Cayman Islands, is the holding company of our Operating Subsidiaries, AIL, FIL and FPPF. Through our Operating Subsidiaries, we represent over 30 years of experience producing personal care electric appliances (principally electrical hair styling products) and toy products to overseas markets. Our operating history began in 1993 when FIL was founded in Hong Kong by Mr. Li Kin Shing as a toy manufacturer and distributor. As the toy market deteriorated, he founded AIL in 2005 in Hong Kong, and shifted our operations to the manufacturing and sales of personal care electric appliances. Our manufacturing subsidiary, FPPF, located in Guangdong, PRC, was formed in the PRC on October 19, 2010, and is capable of producing over three million units per year. We currently act as both an original equipment manufacturer (“OEM”) and original design manufacturer (“ODM”).

Since 2006, the Company has served as an OEM for Spectrum Brands, a global home essential company, and its sole customer, producing electrical hair styling products, under the “Remington” brand which Spectrum Brands has the right of the use of, and which are currently sold to Europe, United States and Latin America.

The use of a variable interest entity (“VIE”) to circumvent restrictions on foreign ownership is a longstanding industry practice and well known to officials and regulators in China; however, VIEs are not formally recognized under Chinese law. Recently, the government of China provided new guidance to and placed restrictions on China-based companies raising capital offshore, including through VIE structures. Although the China Securities Regulatory Commission published that they do not object to the use of VIE structures for Chinese companies to raise capital from non-Chinese investors, there is no guarantee that the Chinese government or a Chinese regulator will not otherwise interfere with the operation of VIE structures. We do not utilize a VIE structure.

Reorganization

Effective November 18, 2022, our Group completed a reorganization to consolidate its business operations in Hong Kong and the PRC into an offshore corporate holding structure to expand our manufacturing and sales operations and in anticipation of listing on a recognized securities market. The Company was incorporated on September 30, 2022. The Reorganization resulted in the corporate structure as set forth in the chart below. The primary reason for this offering and our listing on the Nasdaq Market is to allow us to raise funds to strengthen our market position and to further expand our market share. The net proceeds from the offering from the sales of the Ordinary Shares by us will be used for, among other things: (i) to expand our production capacity and capability; (ii) to strengthen our engineering, research, and development capability; (iii) to penetrate and further expand into new and existing geographical markets; and (iv) for general working capital. We will not receive any of the proceeds from the sale of the Ordinary Shares by the Selling Shareholder. We believe that a public listing status will also enhance our corporate profile for the public and potential clients and investors. For details, please refer to the section headed “Use of Proceeds” on page 50 of this prospectus and “History and Corporate Structure” on page 66 of this prospectus.

The major steps of the Reorganization were as follows:

(i)	incorporation on September 30, 2022, of Fenbo Holdings Limited in the Cayman Islands as an exempted company with limited liability with an authorized share capital of $30,300.00 consisting of 303,000,000 shares of a nominal or par value of US$0.0001 each; at incorporation, one Ordinary Share was issued as fully paid to the nominee of the secretarial company engaged by us, and such share was subsequently transferred to Mr. Li Kin Shing on the same day; an additional 9,999 Ordinary Shares were allotted and issued to Mr. Li Kin Shing on November 14, 2022; on November 15, 2022, Luxury Max Investments Limited (“LMIL”), a company incorporated in the British Virgin Islands on October 21, 2022 and wholly owned by Mr. Li Kin Shing, acquired 10,000 Ordinary Shares, representing the entire issued share capital of FHL in consideration for 1 share, credited as fully paid, issued by LMIL to Mr. Li Kin Shing;

(ii)	incorporation on October 21, 2022, of RLHL as a limited liability company in the BVI authorized to issue a maximum of 50,000 shares with a par value of US$1.00 each; at incorporation, one share was issued as fully paid to the initial subscriber and transferred to Mr. Li Kin Shing on the same day;

(iii)	on November 17, 2022, RLHL acquired 1,999,999 shares and one (1) share in the issued share capital of FIL from Mr. Li Kin Shing and Mr. Li Siu Lun Allan, representing in aggregate its entire issued share capital, at a consideration of 5 shares, credited as fully paid, issued by RLHL and a cash consideration of HK$100, respectively; upon completion of the acquisition, FIL and FPPF became indirect wholly owned subsidiaries of the Company;

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(iv)	on November 17, 2022, RLHL acquired the entire issued share capital of AIL from Mr. Li Kin Shing, at a consideration of 4 shares, credited as fully paid, issued by RLHL; upon completion of the acquisition AIL became an indirect wholly owned subsidiary of the Company; and

(v)	on November 18, 2022, FHL acquired the entire issued share capital of RLHL from Mr. Li Kin Shing in consideration for the issuance and allotment of 9,990,000 Ordinary Shares of the Company at a par value of US$0.0001 each to LMIL.

Following the Reorganization, on August 11, 2023, LMIL completed a private placement of an aggregate of 2,000,000 Ordinary Shares owned by it at a price of $2.50 per share to: Yuk Tong Lam (500,000 Ordinary Shares), Majestic Dragon Investment Co. Limited (500,000 Ordinary shares), Top Dragon International Limited (300,000 Ordinary Shares), Smart Tech Group Limited (300,000 Ordinary Shares), and Power Ocean Ventures Limited (400,000 Ordinary Shares).

Therefore, as a result of the Reorganization and the private placement, as of the date of this prospectus: (i) LMIL which is 100% owned by Mr. Li Kin Shing, owns 80% of our Company, (ii) our Company is a holding company and owns 100% of RLHL, (iii) RLHL owns 100% of FIL and AIL and (iv) FIL owns 100% of FPPF. We do not utilize a variable interest entity (“VIE”) structure. The following diagram illustrates our corporate structure as of the date of this prospectus and on completion of the Offering. For more detail on our corporate history please refer to “Our History and Corporate Structure” appearing on page 66 of this prospectus.

Pre-Offering

Post-Offering (assuming no exercise of the Underwriter’s over-allotment option)

Purchasers in this offering are buying shares of Fenbo Holdings Limited (“Company”), a Cayman Islands company, whereas all of our operations are conducted through our Operating Subsidiaries. At no time will the Company’s shareholders directly own shares of the Operating Subsidiaries.

We are and will be a “controlled company” as defined under the Nasdaq Stock Market Rules because, immediately after the completion of this offering, our Controlling Shareholder, will own 72.73% of our total issued and outstanding Ordinary Shares, representing 72.73% of the total voting power, assuming that the underwriters do not exercise their over-allotment option.

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Business of the Operating Subsidiaries

Our mission is to be an industry leader in providing personal care electric appliances.

Competitive Strengths

We believe the following competitive strengths differentiate us from our competitors:

●	Long term and stable relationship with “Spectrum Brands”, a diversified global branded consumer products and home essentials company, which owns the right to use the Remington trademark for personal care products and its sole customer for whom it develops, and supplies products sold under the Remington brand.
●	R&D department with substantial industry experience and market awareness permitting it to anticipate market changes and proactively develop innovative and trendy products;
●	Stringent adherence to quality control; and
●	Management members that have decades of operating history, deep industry knowledge, proven track records, and established presence in the industry.

Our Strategies

We intend to pursue the following strategies to further expand our business:

●	Upgrade and expand our existing production capacity, and capability by purchasing and installing new equipment, such as our plastic injection molding production line and other ancillary equipment in the SZ Factory.
●	Strengthen and reinforce our engineering, research, and product development capabilities by recruiting additional engineers and/or research and development personnel which will better position us to expand the range of product / models and lines available for our current sole customer and potential future ODM and OBM customers.
●	Penetrate and further expand into existing and new geographic markets by enhancing our sales and marketing efforts and establishing new subsidiary or representative offices and in new or existing geographical markets such as United States to (i) strengthen our support services to our sole existing customer, Spectrum Brands, to provide a more timely response to their requirements thus solidifying our relationship and potentially resulting in our engagement by Spectrum Brands for additional products; and (ii) explore cooperative opportunities with other potential new customers, thereby capturing new sales opportunities and expanding our market share.

REGULATORY APPROVAL OF THE PRC

Permission Required from Hong Kong and Chinese Authorities

As of the date of this prospectus, neither we nor our Operating Subsidiaries are required to obtain any permission or approval from the Hong Kong authorities to operate our business or issue our Ordinary Shares to foreign investors. We are also not required to obtain permissions or approvals from any PRC authorities before listing in the U.S. and to issue our Ordinary Shares to foreign investors, including the CSRC or the CAC.

However, in the event that (i) the PRC government expanded the categories of industries and companies whose foreign securities offerings are subject to review by the CSRC or the CAC and that we are required to obtain such permissions or approvals; or (ii) we inadvertently concluded that relevant permissions or approvals were not required or that we did not receive or maintain relevant permissions or approvals required, any action taken by the PRC government could significantly limit or completely hinder the operations of our Operating Subsidiaries and our ability to offer or continue to offer Ordinary Shares to investors and could cause the value of our Ordinary Shares to significantly decline or become worthless.

RECENT REGULATORY DEVELOPMENT IN CHINA

Recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in certain areas in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using a variable interest entity structure (“VIE”), adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement.

On July 6, 2021, the General Office of the Communist Party of China Central Committee and the General Office of the State Council jointly issued a document to crack down on illegal activities in the securities market and promote the high-quality development of the capital market, which, among other things, requires the relevant governmental authorities to strengthen cross-border oversight of law-enforcement and judicial cooperation, to enhance supervision over China-based companies listed overseas, and to establish and improve the system of extraterritorial application of the PRC securities laws. On December 24, 2021, the China Securities Regulatory Commission (“CSRC”), published the Provisions of the State Council on the Administration of Overseas Securities Offering and Listing by Domestic Companies (the “Administration Provisions”), and the Administrative Measures for the Filing of Overseas Securities Offering and Listing by Domestic Companies (the “Measures”), which are now open for public comment.

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Furthermore, on July 10, 2021, the Cyberspace Administration of China (“CAC”) issued a revised draft of the Cybersecurity Review Measures (“Revised Draft”), which required that, among others, in addition to Critical Information Infrastructure Operator (“CIIO”), any Data Processing Operator (“DPO”) controlling personal information of no less than one million users that seeks to list in a foreign stock exchange should also be subject to cybersecurity review, and further listed the factors to be considered when assessing the national security risks of the relevant activities. On December 28, 2021, the CAC, the National Development and Reform Commission (“NDRC”), and several other administrations jointly issued the revised Measures for Cybersecurity Review, or the “Revised Review Measures”, which became effective and replaced the existing Measures for Cybersecurity Review on February 15, 2022. According to the Revised Review Measures, if an “online platform operator” that is in possession of personal data of more than one million users intends to list in a foreign country, it must apply for a cybersecurity review. Based on a set of Q&As published on the official website of the State Cipher Code Administration in connection with the issuance of the Revised Review Measures, an official of the said administration indicated that an online platform operator should apply for a cybersecurity review prior to the submission of its listing application with non-PRC securities regulators. Moreover, the CAC released the draft of the Regulations on Network Data Security Management in November 2021 for public consultation, which among other things, stipulates that a data processor listed overseas must conduct an annual data security review by itself or by engaging a data security service provider and submit the annual data security review report for a given year to the municipal cybersecurity department before January 31 of the following year. Given the recency of the issuance of the Revised Review Measures and their pending effectiveness, there is a general lack of guidance and substantial uncertainties exist with respect to their interpretation and implementation.

Given the nature of our operating subsidiaries’ business, we believe this risk is not significant. Our Operating Subsidiaries do not have any customers in China and are not CIIOs nor a DPO as defined in the Revised Review Measures. We do not currently expect the Revised Review Measures to have an impact on our Operating Subsidiaries’ business, operations or this offering as we do not believe that our Operating Subsidiaries are deemed to be operators of critical information infrastructure or data processors controlling personal information of no less than one million users, that are required to file for cybersecurity review before listing in the U.S. since (i) FIL and AIL are incorporated and operating in Hong Kong and the Revised Review Measures remain unclear whether they shall be applicable to a Hong Kong company; (ii) FIL’s subsidiary in mainland China is directly owned, does not use a VIE structure and its sole customer is; (iii) as of the date of this prospectus, none of the Operating Subsidiaries have collected any personal information of PRC individuals; and (iv) as of the date of this prospectus, none of the Operating Subsidiaries have been informed by any PRC governmental authority of any requirement that they file for a cybersecurity review. Therefore, we believe that our Operating Subsidiaries are not covered by the permission and requirements from the CSRC or the CAC.

Nevertheless, since these statements and regulatory actions are new, it is highly uncertain how soon the legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated. If the Revised Review Measures are adopted into law in the future and if any of the Operating Subsidiaries are deemed an “operator of critical information infrastructure” or a “data processor” controlling personal information of no less than one million users, the listing of our Ordinary Shares on U.S. exchanges could be subject to CAC’s cybersecurity review. If we become subject to the CAC or any other governmental agency, we cannot assure you that we will be able to list our Ordinary Shares on U.S. exchanges, or continue to offer securities to investors, which would materially affect the interest of the investors and cause significantly depreciation of the price of our Ordinary Shares or render them worthless.

On February 17, 2023, with the approval of the State Council, the China Securities Regulatory Commission (the “CSRC”) promulgated the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies (“Trial Measures”), and five supporting guidelines, which came into effect on March 31, 2023. Pursuant to the Trial Measures, domestic companies that seek to offer or list securities overseas, both directly and indirectly, shall complete filing procedures with the CSRC pursuant to the requirements of the Trial Measures within three working days following their submission of initial public offerings or listing applications. If a domestic company fails to complete the required filing procedures or conceals any material fact or falsifies any major content in its filing documents, such domestic company may be subject to administrative penalties, such as an order to rectify, warnings and fines, and its controlling shareholders, actual controllers, the person directly in charge and other directly liable persons may also be subject to administrative penalties, such as warnings and fines.

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As of the date of this prospectus, (1) we and our PRC subsidiaries have received from PRC authorities all requisite licenses, permissions or approvals needed to engage in the businesses currently conducted in China, and no permission or approval has been denied, and (2) we have not received any formal inquiry, notice, warning, sanction, or objection from the CSRC with respect to the listing of our Ordinary Shares, and, in the opinion of our PRC legal counsel, Sundial Law Firm, the filing requirements under the Trial Measurements do not apply to the Company since: (i) the revenue, total profit, total assets or net assets of FPPF was less than 50% of that of the Company in total for the fiscal year ended December 31, 2022, and (ii) the majority of senior management are non-PRC citizens and reside in Hong Kong.

However, there can be no assurance that the relevant PRC governmental authorities, including the CSRC, would reach the same conclusion as us, or that the CSRC, CAC or any other PRC governmental authorities would not promulgate new rules or new interpretation of current rules (with retrospective effect) to require us to obtain CSRC, CAC, or other PRC governmental approvals for this offering. If we inadvertently concluded that such approvals are not required, our ability to offer or continue to offer our Ordinary Shares to investors could be significantly limited or completed hindered, which could cause the value of our Ordinary Shares to significantly decline or become worthless. We may also face sanctions by the CSRC, the CAC or other PRC regulatory agencies. These regulatory agencies may impose fines, penalties, limit our operations in China, or take other actions that could have a material adverse effect on our business, financial condition, results of operations and prospects, as well as the trading price of our securities. See “Risk Factors” beginning on page 19 for a discussion of these legal and operational risks and other information that should be considered before making a decision to purchase our Ordinary Shares.

HOLDING FOREIGN COMPANIES ACCOUNTABLE ACT (the “HFCA Act or the “HFCAA”)

The HFCA Act was enacted on December 18, 2020. The HFCA Act states if the SEC determines that a company has filed audit reports issued by a registered public accounting firm that has not been subject to inspection by the PCAOB for three consecutive years beginning in 2021, the SEC shall prohibit the company’s shares from being traded on a national securities exchange or in the over-the-counter trading market in the United States.

On March 24, 2021, the SEC adopted interim final rules relating to the implementation of certain disclosure and documentation requirements of the HFCA Act. A company will be required to comply with these rules if the SEC identifies it as having a “non-inspection” year under a process to be subsequently established by the SEC. The SEC is assessing how to implement other requirements of the HFCA Act, including the listing and trading prohibition requirements described above.

On June 22, 2021, the U.S. Senate passed a bill, enacted on December 29, 2022, which amended the HFCAA to require the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three consecutive years.

On December 2, 2021, the SEC issued amendments to finalize rules implementing the submission and disclosure requirements in the HFCA Act. The rules apply to registrants that the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that PCAOB is unable to inspect or investigate completely because of a position taken by an authority in foreign jurisdictions (“Commission-Identified Issuers”). The final amendments require Commission-Identified Issuers to submit documentation to the SEC establishing that, if true, it is not owned or controlled by a governmental entity in the public accounting firm’s foreign jurisdiction. The amendments also require that a Commission-Identified Issuer that is a “foreign issuer,” as defined in Exchange Act Rule 3b-4, provide certain additional disclosures in its annual report for itself and any of its consolidated foreign operating entities. Further, the release provides notice regarding the procedures the SEC has established to identify issuers and to impose trading prohibitions on the securities of certain Commission-Identified Issuers, as required by the HFCA Act. The SEC will identify Commission-Identified Issuers for fiscal years beginning after December 18, 2020. A Commission-Identified Issuer will be required to comply with the submission and disclosure requirements in the annual report for each year in which it was identified. If a registrant is identified as a Commission-Identified Issuer based on its annual report for the fiscal year ended December 31, 2021, the registrant will be required to comply with the submission or disclosure requirements in its annual report filing covering the fiscal year ended December 31, 2022. The final amendments became effective on January 10, 2022.

Our auditor, Centurion ZD CPA & Co. (“Centurion ZD”), the independent registered public accounting firm that issues the audit report included in this prospectus, as an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess Centurion ZD’s compliance with applicable professional standards. Centurion ZD is headquartered in Hong Kong and has been inspected by the PCAOB on a regular basis, with the last inspection in May 2023.

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On December 16, 2021, the PCAOB issued a report on its determinations that it was unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in Mainland China and in Hong Kong, because of positions taken by PRC authorities in those jurisdictions. The PCAOB made its determinations pursuant to PCAOB Rule 6100, which provides a framework for how the PCAOB fulfills its responsibilities under the HFCA Act. The report further listed in its Appendix A and Appendix B, Registered Public Accounting Firms Subject to the Mainland China Determination and Registered Public Accounting Firms Subject to the Hong Kong Determination, respectively. Our auditor is headquartered in Hong Kong, appears as part of the report and is listed under its Appendix B: Registered Public Accounting Firms Subject to the Hong Kong Determination.

On August 26, 2022, the PCAOB signed a Statement of Protocol (the “SOP”) Agreement with the China Securities Regulatory Commission (“CSRC”) and China’s Ministry of Finance. The SOP, together with two protocol agreements governing inspections and investigations (together, the “SOP Agreements”), establish a specific, accountable framework to make possible complete inspections and investigations by the PCAOB of audit firms based in mainland China and Hong Kong, as required under U.S. law. Under the SOP Agreements the PCAOB shall have independent discretion to select any firms for inspection or investigation and has the unfettered ability to retain any information as needed. If the PCAOB continues to be prohibited from conducting complete inspections and investigations of PCAOB-registered public accounting firms in mainland China and Hong Kong, the PCAOB is likely to determine by the end of 2022 that positions taken by authorities in the PRC obstructed its ability to inspect and investigate registered public accounting firms in mainland China and Hong Kong completely, then the companies audited by those registered public accounting firms would be subject to a trading prohibition on U.S. markets pursuant to the Holding Foreign Companies Accountable Act. See “Risk Factors — Risks Relating to Doing Business in Jurisdictions in which the Operating Subsidiaries Operate — Although the audit report included in this prospectus is prepared by U.S. auditors who are currently inspected by the PCAOB, there is no guarantee that future audit reports will be prepared by auditors inspected by the PCAOB and, as such, in the future, investors may be deprived of the benefits of such inspection. Furthermore, trading in our securities may be prohibited under the HFCA Act if the SEC subsequently determines our audit work is performed by auditors that the PCAOB is unable to inspect or investigate completely, and as a result, U.S. national securities exchanges, such as the Nasdaq Capital Market, may determine to delist our securities. Furthermore, on June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, which was enacted on December 29, 2022, amending the HFCA Act and requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, thus reducing the time before our securities may be prohibited from trading or delisted.” on page 24. We cannot assure you whether Nasdaq or other regulatory authorities will apply additional or more stringent criteria to us. Such uncertainty could cause the market price of our Ordinary Shares to be materially and adversely affected.

Implications of Being a Holding Company - Transfers of Cash to and from Our Subsidiaries

As a holding company, we will rely on dividends and other distributions on equity paid by our Operating Subsidiaries for our cash and financing requirements. We are permitted under the laws of the Cayman Islands and our memorandum and articles of association (as amended from time to time) to provide funding to our subsidiaries incorporated in China and Hong Kong, through loans or capital contributions. Our subsidiaries are permitted under the respective laws of China and Hong Kong to provide funding to us through dividends without restrictions on the amount of the funds, other than as limited by the amount of their distributable earnings. However, to the extent that cash is in our PRC or Hong Kong Operating Subsidiaries, there is a possibility that the funds may not be available to fund our operations or for other uses outside of the PRC or Hong Kong due to interventions or the imposition of restrictions and limitations by the PRC or the Hong Kong government on the ability to transfer cash. If any of our subsidiaries incurs debt on its own behalf in the future, the instruments governing such debt may restrict their ability to pay dividends to us. As of the date of this prospectus, our subsidiaries have not experienced any difficulties or limitations on their ability to transfer cash between each other; nor do they maintain cash management policies or procedures dictating the amount of such funding or how funds are transferred. None of our Operating Subsidiaries have paid any dividends, other distributions or transferred assets to our holding company as of the date of this prospectus. In the future, cash proceeds raised from overseas financing activities, including this offering, may be transferred by us to our PRC or Hong Kong Operating Subsidiaries via capital contribution or shareholder loans, as the case may be. As of the date of this prospectus, we have not made any transfers, paid any dividends, or made any distributions to U.S. investors. See “Risk Factors – Risks Related to Our Corporate Structure - We will rely on dividends and other distributions on equity paid by our Operating Subsidiaries to fund our cash and financing requirements, and any limitation on the ability of our Operating subsidiaries to make payments to us could have a material adverse effect on our ability to conduct our business” on page 19.

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The structure of cash flows within our organization, and a summary of the applicable regulations, is as follows:

1. Our equity structure is a direct holding structure, that is, the overseas entity that has been approved to trade on the Nasdaq Capital Market in the United States is Fenbo Holdings Limited, an exempted company incorporated under the laws of the Cayman Islands with limited liability. See “History and Corporate Structure” on page 66 of this prospectus for further details.

2. Within our direct holding structure, the cross-border transfer of funds within our corporate group is legal and compliant with the laws and regulations of the BVI, PRC, Hong Kong, and the Cayman Islands. After investors’ funds enter Fenbo Holdings Limited, the funds are first transferred to RLHL which then transfers them to AIL and to FIL which can then transfer the funds to and FPPF.

3. If the Company intends to distribute dividends, AIL will transfer the dividends to RLHL in accordance with the laws and regulations of Hong Kong. RLHL will then transfer the dividends to FHL in accordance with the laws and regulations of the BVI. FHL will then transfer the dividends to all of its shareholders respectively in proportion to the Shares they hold in accordance with the laws and regulations of the Cayman Islands, regardless of whether the shareholders are U.S. investors or investors in other countries or regions.

Summary Risk Factors and Challenges

Investing in our Ordinary Shares involves risks. The risks summarized below are qualified by reference to “Risk Factors” beginning on page 19 of this prospectus, which you should carefully consider before making a decision to purchase our Ordinary Shares. If any of these risks actually occurs, our business, financial condition or results of operations would likely be materially adversely affected. In such case, the trading price of our Ordinary Shares would likely decline, and you may lose part or all of your investment.

These risks include but are not limited to the following:

Risks Related to Our Business and Corporate Structure

●	We have suffered net losses, and we may not be able to sustain profitability. See “Risk Factors – Risks Related to Our Corporate Structure” on page 19.

●	We will rely on dividends and other distributions on equity paid by our Operating Subsidiaries to fund our cash and financing requirements, and any limitation on the ability of our Operating Subsidiaries to make payments to us could have a material adverse effect on our ability to conduct our business, including any restrictions imposed under the Companies Ordinance of Hong Kong. Moreover, to the extent that cash is in our Hong Kong Operating Subsidiaries, there is a possibility that the funds may not be available to fund our operations or for other uses outside of Hong Kong due to interventions or the imposition of restrictions and limitations by the Hong Kong government on the ability to transfer cash. See “Risk Factors - Risks Related to Our Corporate Structure - on page 19.

●	Our corporate structure may involve unique risks for investors and could be disallowed by Chinese regulatory authorities. See “Risk Factors – Risks Related to Our Corporate Structure” on page 20.

●	If we fail to implement and maintain an effective system of internal controls, we may be unable to accurately or timely report our results of operations or prevent fraud, and investor confidence and the market price of our Ordinary Shares may be materially and adversely affected. See “Risk Factors – Risks Related to Our Corporate Structure” on page 20.

Risks Related to Doing Business in the People’s Republic of China and Hong Kong

●	A downturn in the Hong Kong, Chinese or global economy, or a change in economic and political policies of China, could materially and adversely affect our Operating Subsidiaries’ business and financial condition. See “Risk Factors - Risks Related to Doing Business in the People’s Republic of China and Hong Kong” on page 21.

●	Although we are based in Hong Kong and conduct operations in both Hong Kong and China, if we should become subject to the recent scrutiny, criticism and negative publicity involving U.S. listed China-based companies, we may have to expend significant resources to investigate and/or defend allegations, which could harm our Operating Subsidiaries’ business operations, this offering and our reputation and could result in a loss of your investment in our Ordinary Shares if such allegations cannot be addressed and resolved favorably. See “Risk Factors - Risks Related to Doing Business in the People’s Republic of China and Hong Kong” on page 22.

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●	There are political risks associated with conducting business in Hong Kong. See “Risk Factors - Risks Related to Doing Business in the People’s Republic of China and Hong Kong” on page 23.

●	The PCAOB’s HFCAA Determination Report dated December 16, 2021, that the Board is unable to inspect or investigate completely registered public accounting firms headquartered in China or Hong Kong, a Special Administrative Region and dependency of the PRC, because of a position taken by one or more authorities in China or Hong Kong (“the Determination”) could result in the prohibition of trading in our securities by not being allowed to list on a U.S. exchange, and as a result an exchange may determine to delist our securities, which would materially affect the interest of our investors. See “Risk Factors - Risks Related to Doing Business in the People’s Republic of China and Hong Kong” on page 24.

●	We may become subject to a variety of PRC laws and other regulations regarding data security or securities offerings that are conducted overseas and/or other foreign investment in China-based issuers, and any failure to comply with applicable laws and regulations could have a material and adverse effect on our business, financial condition and results of operations and may hinder our ability to offer or continue to offer Ordinary Shares to investors and cause the value of our Ordinary Shares to significantly decline or be worthless. See “Risk Factors - Risks Related to Doing Business in the People’s Republic of China and Hong Kong” on page 28.

Risks Related to Our Operating Subsidiaries’ Business Operations

●	We rely on one major customer, Spectrum Brands, and our future success in this market is dependent upon the continued demand by this customer and our ability to attract new customers and expand our customer base. If we fail to retain this customer or any decline in or loss of demand from this customer for any reason, may have a negative impact on our revenues, and an adverse effect on our business, financial condition, and results of operations. In addition, our dependence on a single customer in this market exposes us to the risk that current or future economic conditions could negatively affect our major customer and cause them to significantly reduce operations and demand for our products. See “Risk Factors - Risks Related to our Operating Subsidiaries’ Business Operations” on page 31.

●	Our ability to deliver products to our key customer in a timely manner and to satisfy our customers’ fulfillment standards are subject to several factors, some of which are beyond our control. See “Risk Factors - Risks Related to our Operating Subsidiaries’ Business Operations” on page 32.

●	To compete successfully in the global marketplace, we must develop and introduce innovative new products to meet changing consumer preferences. See “Risk Factors - Risks Related to our Operating Subsidiaries’ Business Operations” on page 32.

Risks Related to Our Operating Subsidiaries’ Industry

●	An economic downturn may adversely affect consumer discretionary spending and demand for our products and services. See “Risks Related to Our Operating Subsidiaries’ Industry - Risks Related to Our Operating Subsidiaries’ Industry” on page 36.

●	Sales of certain of our products are seasonal and may cause our operating results and working capital requirements to fluctuate. See “Risks Related to Our Operating Subsidiaries’ Industry - Risks Related to Our Operating Subsidiaries’ Industry” on page 36.

Risks Related to Our Securities and the Offering:

●	An active trading market for our Ordinary Shares may not be established or, if established, may not continue and the trading price for our Ordinary Shares may fluctuate significantly. See “Risk Factors - Risks Related to Our Securities and the Offering” on page 38.

●	Because we do not expect to pay dividends in the foreseeable future, you must rely on price appreciation of our Ordinary Shares for a return on your investment. See “Risk Factors - Risks Related to Our Securities and the Offering” on page 40.

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●	As an exempted company incorporated in the Cayman Islands, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from the Nasdaq listing rules and corporate governance standards. See “Risk Factors - Risks Related to Our Securities and the Offering” on page 40.

●	You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because we are incorporated under Cayman Islands law. See “Risk Factors - Risks Related to Our Securities and the Offering” on page 42.

Implications of Being a “Controlled Company”

Controlled companies are exempt from the majority of independent director requirements. Controlled companies are subject to an exemption from Nasdaq standards requiring that the board of a listed company consist of a majority of independent directors within one year of the listing date.

Public Companies that qualify as a “Controlled Company” with securities listed on the Nasdaq Stock Market, must comply with the exchange’s continued listing standards to maintain their listings. Nasdaq has adopted qualitative listing standards. Companies that do not comply with these corporate governance requirements may lose their listing status. Under the Nasdaq rules a “controlled company” is a company with more than 50% of its voting power held by a single person, entity, or group. Under the Nasdaq rules, a controlled company is exempt from certain corporate governance requirements including:

●	the requirement that a majority of the board of directors consist of independent directors;

●	the requirement that a listed company have a nominating and governance committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities;

●	the requirement that a listed company have a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities; and

●	the requirement for an annual performance evaluation of the nominating and governance committee and compensation committee.

Controlled companies must still comply with the Nasdaq Capital Market’s other corporate governance standards. These include having an audit committee and the special meetings of independent or non-management directors.

Upon the completion of this offering, the outstanding shares of FHL will consist of 11,000,000 Ordinary Shares, assuming the underwriters do not exercise their over-allotment option to purchase additional Ordinary Shares, or 11,150,000 Ordinary Shares, assuming the over-allotment option is exercised in full. Immediately after the completion of this offering, our Controlling Shareholder will own 72.73% of our total issued and outstanding Ordinary Shares, representing 72.73% of the total voting power, assuming that the underwriters do not exercise their over-allotment option, or 71.75% of our total issued and outstanding Ordinary Shares, representing 71.75% of the total voting power, assuming that the over-allotment option is exercised in full. As a result, we will be a “controlled company” as defined under Nasdaq Listing Rule 5615I because our Controlling Shareholder will hold more than 50% of the voting power for the election of directors. Therefore, the controlling shareholder of FHL will be able to exert significant control over our management and affairs requiring shareholder approval, including approval of significant corporate transactions. This concentration of ownership may not be in the best interests of all of our shareholders. As a “controlled company,” we are permitted to elect not to comply with certain corporate governance requirements. We do not plan to rely on these exemptions, but we may elect to do so after we complete this offering.

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Implications of Being an Emerging Growth Company

As a company with less than $1.235 billion in revenue during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act (the “JOBS Act”), enacted in April 2012, or the JOBS Act. An “emerging growth company” may take advantage of reduced reporting requirements that are otherwise applicable to larger public companies. In particular, as an emerging growth company, we:

●	may present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations, or “MD&A”;

●	are not required to provide a detailed narrative disclosure discussing our compensation principles, objectives and elements and analyzing how those elements fit with our principles and objectives, which is commonly referred to as “compensation discussion and analysis”;

●	are not required to obtain an attestation and report from our auditors on our management’s assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;

●	are not required to obtain a non-binding advisory vote from our shareholders on executive compensation or golden parachute arrangements (commonly referred to as the “say-on-pay,” “say-on frequency” and “say-on-golden-parachute” votes);

●	are exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and chief executive officer pay ratio disclosure;

●	are eligible to claim longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act; and

●	will not be required to conduct an evaluation of our internal control over financial reporting.

We intend to take advantage of all of these reduced reporting requirements and exemptions, including the longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act. Our election to use the phase-in periods may make it difficult to compare our financial statements to those of non-emerging growth companies and other emerging growth companies that have opted out of the phase-in periods under §107 of the JOBS Act.

We will remain an emerging growth company until the earliest of (i) the last day of the fiscal year during which we have total annual gross revenues of at least US$1.235 billion; (ii) the last day of our fiscal year following the fifth anniversary of the completion of this offering; (iii) the date on which we have, during the preceding three-year period, issued more than US$1.0 billion in non-convertible debt; or (iv) the date on which we are deemed to be a “large accelerated filer” under the Securities Exchange Act of 1934, as amended, or the Exchange Act, which would occur if the market value of our Ordinary Shares that are held by non-affiliates exceeds US$700 million as of the last business day of our most recently completed second fiscal quarter. Once we cease to be an emerging growth company, we will not be entitled to the exemptions provided in the JOBS Act discussed above.

Implications of Being a Foreign Private Issuer

We are a “foreign private issuer,” within the meaning of the rules under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As such, we are exempt from certain provisions applicable to United States domestic public companies. For example:

●	we are not required to provide as many Exchange Act reports, or as frequently, as a domestic public company;

●	for interim reporting, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to domestic public companies;

●	we are not required to provide the same level of disclosure on certain issues, such as executive compensation;

●	we are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information;

●	we are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act; and

●	we are not required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

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Furthermore, Nasdaq Rule 5615(a)(3) provides that a foreign private issuer, such as us, may rely on our home country corporate governance practices in lieu of certain of the rules in the Nasdaq Rule 5600 Series and Rule 5250(d), provided that we nevertheless comply with Nasdaq’s Notification of Noncompliance requirement (Rule 5625), the Voting Rights requirement (Rule 5640) and that we have an audit committee that satisfies Rule 5605(c)(3), consisting of committee members that meet the independence requirements of Rule 5605(c)(2)(A)(ii). If we rely on our home country corporate governance practices in lieu of certain of the rules of Nasdaq, our shareholders may not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of Nasdaq. If we choose to do so, we may utilize these exemptions for as long as we continue to qualify as a foreign private issuer.

Impact of COVID-19

Since late December 2019, the outbreak of a novel strain of coronavirus, later named COVID-19, spread rapidly throughout China and later to the rest of the world. On January 30, 2020, the International Health Regulations Emergency Committee of the World Health Organization declared the outbreak a “Public Health Emergency of International Concern (PHEIC),” and later on March 11, 2020, a global pandemic. The COVID-19 outbreak has led governments across the globe to impose a series of measures intended to contain its spread, including border closures, travel bans, quarantine measures, social distancing, and restrictions on business operations and large gatherings. While the spread of COVID-19 was substantially controlled in 2021, several variants of COVID-19 have emerged in different parts of the world and restrictions were re-imposed from time to time in certain cities to combat sporadic outbreaks. For instance, in early 2022, there was an uptick in cases in Shanghai, China, caused by the highly contagious Omicron variant and the city was under lockdown for over six weeks. The outbreak in Shanghai spread to many other provinces and cities in China, where the contract manufacturers we use to produce all of our products are located. Travel restrictions and other limitations were imposed in various places across China in response to these new cases. Given the rapidly expanding nature of the COVID-19 pandemic, we believe that COVID-19 has impacted and will likely continue to impact our business, results of operations, and financial condition. Subsequently, on December 9, 2022, China announced that China’s dynamic zero-COVID policy, which had been adhered to for nearly 3 years, has officially moved towards reopening, the travel restrictions of China and Hong Kong were lifted gradually.

The COVID-19 pandemic has caused companies such as ours, as well as our business partners, to implement temporary adjustments to work schedules and travel plans, mandating employees to work from home and collaborate remotely. As a result, we may have experienced lower efficiency and productivity, internally and externally, which may adversely affect our service quality. Moreover, our business depends on our employees. If any of our employees has contracted or is suspected of having contracted COVID-19, these employees will be required to be quarantined and they could pass it to other of our employees, potentially resulting in severe disruption to our business.

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Furthermore, our results of operations have been severely affected by the COVID-19 pandemic. During our fiscal year ended December 31, 2021, various adverse factors related to the COVID-19 pandemic, such as the tight supply and rising prices of raw materials, the rise of ocean freight charges and shortage of container supplies, posed temporary disruptions on our supply chain and thus led to the decrease in our Group’s gross profit margin to approximately 16.5% for FY2021 (FY2020: 18.9%). The Group’s gross profit margin for the year ended December 31, 2022, dropped to 15.7%. The Group’s gross profit margin for the six months ended June 30, 2023 increased to 17.9% due to the diminishing impact of the COVID 19. Our Group will closely monitor the development of the COVID-19 pandemic and will continuously assess its potential impact on our supply chain. If there is any further disruption in our supply chain, we will response swiftly such as, within our capital constraints, increasing the raw material inventories in order to manage and mitigate such risk.

In addition, due to the instability of global financial markets and other economic and financial challenges brought about by COVID-19, our businesses and clients have been adversely affected by travel restrictions preventing travel from and to Hong Kong. More broadly, the COVID-19 pandemic threatens global economies and has caused significant market volatility and declines in general economic activities. This may have severely dampened the confidence in global markets and potential clients.

The extent to which COVID-19 impacts our business in the future will depend on future developments, which are highly uncertain and cannot be predicted, including new information which may emerge concerning the severity of COVID-19 and the actions to contain COVID-19 or treat its impact, among others. If the disruptions posed by COVID-19 or other matters of global concern continue for an extended period of time, our ability to pursue our business objectives may be materially adversely affected and therefore, the effects it will have on our operations and financial results remain uncertain for 2023. If economic or market conditions in key global markets deteriorate, it may have a material adverse impact on our business and results of operations, and we may experience material adverse effects on our financial positions. In addition, our ability to raise equity and debt financing which may be adversely impacted by COVID-19 and other events, including as a result of increased market volatility, decreased market liquidity and third-party financing being unavailable on terms acceptable to us or at all. We will continue to closely monitor the situation throughout 2023 and beyond.

Any future impact on our results of operations will depend on, to a large extent, future developments and new information that may emerge regarding the duration and severity of the COVID-19 pandemic and the actions taken by government authorities and other entities to contain the spread or treat its impact, almost all of which are beyond our control. Given the general slowdown in economic conditions globally, volatility in the capital markets as well as the general negative impact of the COVID-19 pandemic on the apparel solutions services market, we cannot assure you that we will be able to maintain the growth rate we have experienced or projected. We will continue to closely monitor the situation throughout 2023 and beyond.

Corporate Information

We were incorporated in the Cayman Islands on September 30, 2022, for the purpose of being the holding company for the listing on the Nasdaq Capital Market. Our registered office in the Cayman Islands is at Quality Corporate Services Ltd., Suite 102, Cannon Place, P.O. Box 712, North Sound Rd., George Town, Grand Cayman, KYI-9006 Cayman Islands. Our principal executive office is at Unit J, 19/F, World Tech Centre, 95 How Ming Street, Kwun Tong, Kowloon, Hong Kong. Our telephone number at this location is +852 2343 3328. Our website address is http://www.fenbo.com. The information contained on our website does not form part of this prospectus. Our agent for service of process in the United States is Cogency Global Inc., 122 E. 42nd Street, 18th Floor, New York, New York 10168.

Because we are incorporated under the laws of the Cayman Islands, you may encounter difficulty protecting your interests as a shareholder, and your ability to protect your rights through the U.S. federal court system may be limited. Please refer to the sections entitled “Risk Factors – Risks Related to our Securities and the Offering” on pages 19 and 36 of this prospectus, and “Enforceability of Civil Liabilities” on page 48 of this prospectus for more information.

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THE OFFERING

Securities being offered:	1,000,000 Ordinary Shares, $0.0001 par value.

Securities being offered by the Selling Shareholders:	2,000,000 Ordinary Shares, $0.0001 par value.

Initial public offering price:	The initial offering price is US$5.00 per Ordinary Share.

Ordinary Shares Outstanding Prior to Completion of Offering:	10,000,000 Ordinary Shares

Ordinary Shares outstanding immediately after this Offering:	11,000,000 (11,150,000 if the underwriters exercise the over-allotment option in full)

Gross Proceeds	We expect that we will receive gross proceeds of US$5,000,000 from this offering or US$5,750,000 if the underwriters exercise their over-allotment option in full, at the initial offering price of US$5.00 per share

Use of Proceeds	We estimate that we will receive net proceeds from this offering of up to $3,361,000, based on the public offering price of $5.00 per share, after deducting underwriting fees and commissions, a non-accountable expense allowance and estimated offering expenses. We currently intend to use the net proceeds from this offering as follows: (i) approximately 40% to expand our production capacity and capability; (ii) approximately 20% to strengthen our engineering, research, and development capability; (iii) approximately 15% to penetrate and further expand into new and existing geographical markets; (iv) approximately 17% for general working capital and other general corporate purposes; and (v) approximately 8% as an advisory fee. See “Use of Proceeds” on page 50 of this prospectus

Risk Factors	Investing in our Ordinary Shares involves a high degree of risk and purchasers of our Ordinary Shares may lose part or all of their investment. See “Risk Factors” for a discussion of factors you should carefully consider before deciding to invest in our Ordinary Shares beginning on Page 19.

Lock-Up

Each of our directors, executive officers and shareholders owning 5% or more of our Ordinary Shares including our Controlling Shareholder with respect to its Ordinary Shares sold in this offering, have agreed, subject to certain exceptions, for a period of six months after the date of this prospectus, not to, except in connection with this offering, offer, sell, or otherwise transfer or dispose of, directly or indirectly, any Ordinary Shares or any securities convertible into or exercisable or exchangeable for Ordinary Shares of the Company. See “Shares Eligible for Future Sale” and “Underwriting—Lock-Up Agreements.”

In addition, the Company has agreed not to file or cause to be filed any registration statement with the SEC relating to the offering of any Ordinary Shares of the Company or any securities convertible into or exercisable or exchangeable for Ordinary Shares of the Company for a period of 180 days after the date of this prospectus other than post-effective amendments to its Resale Registration Statement.

Dividend Policy	We do not intend to pay any dividends on our Ordinary Shares for the foreseeable future. Instead, we anticipate that all of our earnings, if any, will be used for the operation and growth of our business. See “Dividends and Dividend Policy” for more information.

Over-allotment option	We have granted to the underwriters an option, exercisable for 45 days from the date of this prospectus, to purchase up to an aggregate of 150,000 Ordinary Shares at the initial public offering price, less underwriting discounts, and commissions, solely for the purpose of covering over-allotments. See “Underwriting” on page 114 of this prospectus.

Listing	We have been approved to list our Ordinary Shares on the Nasdaq Capital Market.

Proposed trading symbol	We have been approved to list our Ordinary Shares on the Nasdaq Capital Market under the symbol “FEBO”.

Transfer agent	Vstock Transfer, LLC, 18 Lafayette Place, Woodmere, New York 11598; telephone: 212-828-8436, toll-free: 855-9VSTOCK; facsimile: 646-536-3179

Payment and settlement	The underwriters expect to deliver the Ordinary Shares against payment therefor through the facilities of the Depository Trust Company on December 1, 2023.

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SUMMARY FINANCIAL DATA

You should read the following summary financial data together with our financial statements and the related notes appearing at the end of this prospectus, “Selected Consolidated Financial and Other Data,” “Capitalization” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” We have derived the financial data for the six months ended June 30, 2023 and years ended December 31, 2022, and 2021 from our consolidated financial statements included in this prospectus.

Results of Operations Data:

	For the years ended December 31, 2021	For the years ended December 31, 2022	For the six months ended June 30, 2022	For the six months ended June 30, 2023	For the six months ended June 30, 2023
	HKD’000	HKD’000	HKD’000	HKD’000	US$’000
Revenues	140,685	119,728	61,396	58,567	7,474
Net income (loss)	824	8,653	(735)	237	31
Net income per share attributable to ordinary shareholders (cents)	8.24	86.53	(7.35)	2.37	0.30
Weighted average number of Ordinary Shares outstanding	10,000,000	10,000,000	10,000,000	10,000,000	10,000,000

Balance Sheet Data:

	As of December 31, 2021	As of December 31, 2022	As of June 30, 2023	As of June 30, 2023
	HKD’000	HKD’000	HKD’000	US$’000(2)
Cash	3,996	13,853	21,297	2,718
Working capital	30,087	29,981	27,622	3,526
Total assets	94,136	79,936	81,306	10,375
Total liabilities	56,662	43,892	46,271	5,904
Total shareholders’ equity	37,474	36,044	35,035	4,471

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RISK FACTORS

Investing in our Ordinary Shares is highly speculative and involves a significant degree of risk. You should carefully consider the following risks, as well as other information contained in this prospectus, before making an investment in our Company. The risks discussed below could materially and adversely affect our business, prospects, financial condition, results of operations, cash flows, ability to pay dividends and the trading price of our Ordinary Shares. Additional risks and uncertainties not currently known to us or that we currently deem to be immaterial may also materially and adversely affect our business, prospects, financial condition, results of operations, cash flows and ability to pay dividends, and you may lose all or part of your investment.

Risks Related to Our Business and Corporate Structure

We have suffered net losses, and we may not be able to sustain profitability.

Our income from operations decreased by HK$5.8 million from the income from operations of HK$3.3 million for the year ended December 31, 2021, to the loss from operation of HK$2.5 million for the year ended December 31, 2022. The decline of the financial performance from operations were primarily due to the combined effects of decrease of gross profit of HK$4.4 million and the increase of general and administrative expenses of HK$2.4 million during the year ended December 31, 2022. If we fail to generate sufficient revenues to operate profitably on a consistent basis, or if we are unable to fund our continuing losses, you could lose all or part of your investment.

Our income from operation was HK$0.9 million for the six months ended June 30, 2023. The turnaround was primarily due to the gross profit margin increase from 15.7% for the year ended December 31, 2022 to 17.9% for the six months ended June 30, 2023.

We will rely on dividends and other distributions on equity paid by our Operating Subsidiaries to fund our cash and financing requirements, and any limitation on the ability of our Operating Subsidiaries to make payments to us could have a material adverse effect on our ability to conduct our business.

Our Company is a holding company, and we will rely on dividends and other distributions on equity paid by our Operating Subsidiaries for our cash and financing requirements. Within our direct holding structure, the cross-border transfer of funds within our corporate group is legal and compliant with the laws and regulations of the BVI, PRC, Hong Kong, and the Cayman Islands. Our subsidiaries are permitted under the respective laws of China and Hong Kong to provide funding to us through dividends without restrictions on the amount of the funds, other than as limited by the amount of their distributable earnings. However, to the extent cash is in our Hong Kong Operating Subsidiaries, there is a possibility that the funds may not be available to fund our operations or for other uses outside of Hong Kong due to interventions or the imposition of restrictions and limitations by the Hong Kong government on the ability to transfer cash. If any of our subsidiaries incurs debt on its own behalf in the future, the instruments governing such debt may restrict their ability to pay dividends to us.

After investors’ funds enter FHL, the funds can be directly transferred to RLHL which will then directly transfer the funds to AIL and FIL, which then can then transfer the funds to FPPF. If the Company intends to distribute dividends, AIL will transfer the dividends to FIL in accordance with the laws and regulations of Hong Kong. FIL will then transfer the funds to RLHL which will then transfer the funds to FHL which will then distribute the dividends to all of its shareholders respectively in proportion to the Ordinary Shares they hold in accordance with the laws and regulations of the Cayman Islands, regardless of whether the shareholders are U.S. investors or investors in other countries or regions.

Under the laws of Cayman Islands and our Articles of Association, our Company is permitted to provide funding to its subsidiaries through loans or capital contributions, provided that such funding is in the best interest of our Company. Our Board of Directors has complete discretion as to whether to distribute dividends. In addition, our shareholders may by ordinary resolution declare a dividend, but no dividend may exceed the amount recommended by our Board of Directors. In either case, all dividends are subject to certain restrictions under Cayman Islands law, namely that the Company may only pay dividends out of profits or share premium and provided that under no circumstances may a dividend be paid if this would result in the Company being unable to pay its debts as they fall due in the ordinary course of business. The Cayman Islands does not impose a withholding tax on payments of dividends to shareholders.

Under the Companies Ordinance of Hong Kong, dividends may only be paid out of distributable profits (that is, accumulated realized profits less accumulated realized losses) or other distributable reserves. Dividends cannot be paid out of share capital. There are no restrictions or limitation under the laws of Hong Kong imposed on the conversion of HK dollars into foreign currencies and the remittance of currencies out of Hong Kong, nor is there any restriction on foreign exchange to transfer cash between our Company and its subsidiaries, across borders and to U.S investors, nor on distributing earnings from our Operating Subsidiaries’ businesses to our Company and U.S. investors and amounts owed. Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong in respect of dividends.

Under PRC laws, rules and regulations, our PRC subsidiaries are required to set aside at least 10% of their after-tax profits each year after making up for previous years’ accumulated losses, if any, to fund certain statutory reserves, until the aggregate amount of such fund reaches 50% of their registered capital. As of June 30, 2023, these restricted assets totaled approximately HK$2,806,000 (US$358,000). However, there can be no assurance that the PRC government will not intervene or impose restrictions on our ability to transfer or distribute cash within our organization or to foreign investors, which could result in an inability or prohibition on making transfers or distributions outside of China and may adversely affect our business, financial condition, and results of operations.

Neither the Company nor any of its Operating Subsidiaries has paid dividends or made distributions to U.S. investors. No funds have been transferred by the holding companies to the Operating Subsidiaries for the six months ended June 30, 2023 and fiscal years ended December 31, 2022, or 2021, and through the date of this prospectus, to fund their business operations. In the future, any cash proceeds raised from overseas financing activities may be transferred by us to our Operating Subsidiaries via capital contribution or shareholder loans, as the case may be.

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Moreover, to the extent that cash is in our PRC or Hong Kong Operating Subsidiaries, there is a possibility that the funds may not be available to fund our operations or for other uses outside of the PRC or Hong Kong due to interventions or the imposition of restrictions and limitations by the PRC or Hong Kong government on the ability to transfer cash. Any limitation on the ability of our Operating Subsidiaries to pay dividends or make other distributions to us could materially and adversely affect our financial position and the value of our Ordinary Shares.

Our corporate structure may involve unique risks for investors and could be disallowed by Chinese regulatory authorities. Any PRC regulations pertaining to our corporate structure, loans to and investment in PRC entities by offshore holding companies may delay us from making loans or capital contributions to our Operating Subsidiaries, which could materially and adversely affect their liquidity and their ability to fund and expand their businesses, which could cause our Ordinary Shares to significantly decline in value or become worthless.

With regards to our corporate structure, any funds we may transfer to our PRC Operating Subsidiary, either as a loan or as an increase in registered capital, are subject to approval by or registration with relevant government authorities in China, regardless of the amount of the transfer. According to the relevant PRC regulations, capital contributions to our PRC Operating Subsidiary are subject to the submission of reports of changes through the enterprise registration system and registration with a local bank authorized by SAFE. In addition, any foreign loan procured by our PRC Operating Subsidiaries is required to be registered with SAFE, and such loan is required to be registered with the NPRC. We may not be able to complete such registrations or obtain necessary approvals on a timely basis with respect to future capital contributions or foreign loans by us to our PRC Operating Subsidiaries. If we fail to complete such registration or other procedures, our ability to maintain our corporate structure while capitalizing our PRC Operating Subsidiaries’ operations may be negatively affected, which could adversely affect our liquidity and our ability to fund and expand our business.

If we fail to implement and maintain an effective system of internal controls, we may be unable to accurately or timely report our results of operations or prevent fraud, and investor confidence and the market price of our Ordinary Shares may be materially and adversely affected.

Prior to this offering, we were a private company with limited accounting personnel. Furthermore, prior to this offering, our management had not performed an assessment of the effectiveness of our internal control over financial reporting, and our independent registered public accounting firm had not conducted an audit of our internal control over financial reporting. Effective internal control over financial reporting is necessary for us to provide reliable financial reports and, together with adequate disclosure controls and procedures, is designed to prevent fraud.

Our failure to implement and maintain effective internal controls over financial reporting could result in errors in our financial statements that could result in a restatement of our financial statements, cause us to fail to meet our reporting obligations and cause investors to lose confidence in our reported financial information, which may result in volatility in and a decline in the market price of the Ordinary Shares.

Upon the completion of this offering, we will become a public company in the United States subject to the Sarbanes-Oxley Act of 2002. Section 404 of the Sarbanes-Oxley Act of 2002, or Section 404, will require that we include a report of management on our internal control over financial reporting in our annual report on Form 20-F. In addition, if we cease to be an “emerging growth company,” as such term is defined in the JOBS Act, our independent registered public accounting firm must attest to and report on the effectiveness of our internal control over financial reporting on an annual basis. Our management may conclude that our internal control over financial reporting is not effective. Moreover, even if our management concludes that our internal control over financial reporting is effective, our independent registered public accounting firm, after conducting its own independent testing, may issue a report that is qualified if it is not satisfied with our internal controls or the level at which our controls are documented, designed, operated, or reviewed, or if it interprets the relevant requirements differently from us. In addition, after we become a public company, our reporting obligations may place a burden on our management, operational and financial resources, and systems for the foreseeable future. We may be unable to timely complete our evaluation testing and any required remediation.

During the course of documenting and testing our internal control procedures, in order to satisfy the requirements of Section 404, we may identify material weaknesses and deficiencies in our internal control over financial reporting. The Public Company Accounting Oversight Board, or PCAOB, has defined a material weakness as “a deficiency, or a combination of deficiencies in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the annual or interim statements will not be prevented or detected on a timely basis.”

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In addition, if we fail to maintain the adequacy of our internal control over financial reporting, as these standards are modified, supplemented, or amended from time to time, we may not be able to conclude on an ongoing basis that we have effective internal control over financial reporting in accordance with Section 404. Generally speaking, if we fail to achieve and maintain an effective internal control environment, we could suffer material misstatements in our financial statements and fail to meet our reporting obligations, which would likely cause investors to lose confidence in our reported financial information. This could in turn limit our access to capital markets, harm our results of operations and lead to a decline in the trading price of our Ordinary Shares. Additionally, ineffective internal control over financial reporting could expose us to increased risk of fraud, misuse of corporate assets and legal actions under the United States securities laws and subject us to potential delisting from the Nasdaq Capital Market to regulatory investigations and to civil or criminal sanctions.

Risks Related to Doing Business in the People’s Republic of China and Hong Kong

A downturn in the Hong Kong, China or global economy, or a change in economic and political policies of China, could materially and adversely affect our Operating Subsidiaries’ business and financial condition.

Our Operating Subsidiaries’ business, prospects, financial condition, and results of operations may be influenced to a significant degree by political, economic, and social conditions in Hong Kong and China generally. The Chinese economy differs from the economies of most developed countries in many respects, including the amount of government involvement, level of development, growth rate, control of foreign exchange and allocation of resources. While the Chinese economy has experienced significant growth over the past decades, growth has been uneven, both geographically and among various sectors of the economy. The Chinese government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures may benefit the overall Chinese economy but may have a negative effect on our PRC Operating Subsidiary.

Economic conditions in Hong Kong and China are sensitive to global economic conditions. Any prolonged slowdown in the global or Chinese economy may affect our current customers’ and potential customers’ businesses and have a negative impact on our Operating Subsidiaries’ business, results of operations and financial condition. Additionally, continued turbulence in the international markets may adversely affect our ability to access the capital markets to meet liquidity needs.

Changes in the policies, regulations and rules, and the enforcement of laws of the PRC government may be implemented quickly with little advance notice and could have a significant impact upon our Operating Subsidiaries’ ability to operate profitably in the PRC. The PRC legal system also embodies uncertainties, which could limit law enforcement availability. Therefore, our assertions and beliefs of the risk imposed by the PRC legal and regulatory system cannot be certain.

The PRC legal system is a civil law system based on written statutes. Unlike common law systems, decided legal cases have little precedence. In 1979, the PRC government began to promulgate a comprehensive system of laws and regulations governing economic matters in general. The overall effect of legislation over the past several decades has significantly enhanced the protections afforded to various forms of foreign investment in China. Our Operating Subsidiaries are subject to PRC laws and regulations. However, these laws and regulations change frequently, and the interpretation and enforcement thereof involve uncertainties. For instance, we may have to resort to administrative and court proceedings to enforce the legal protections to which we are entitled to by law or contract. However, since PRC administrative and court authorities have significant discretion in interpreting statutory and contractual terms, it may be difficult to evaluate the outcome of administrative court proceedings and the level of law enforcement that we would receive in more developed legal systems. Such uncertainties, including the inability of our Operating Subsidiaries to enforce their contracts, could affect our business and operation. In addition, confidentiality protections in China may not be as effective as in the United States or other countries. Accordingly, we cannot predict the effect of future developments in the PRC legal system, particularly with regard to our business, including the promulgation of new laws. This may include changes to existing laws or the interpretation or enforcement thereof, or the preemption of local regulations by national laws. These uncertainties could limit the availability of law enforcement.

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The Chinese government may exercise significant oversight and discretion over the conduct of our Operating Subsidiaries’ business and may intervene in or influence their operations at any time, which could result in a material change in their operations and/or the value of our Ordinary Shares. Changes in the policies, regulations, rule, and the enforcement of laws of the Chinese government may also be implemented quickly with little advance notice. Therefore, our assertions and beliefs concerning the risk imposed by the PRC legal and regulatory system cannot be certain.

Our Company is a holding company, and we conduct our operation through our Operating Subsidiaries in Hong Kong and the PRC. The PRC government may choose to exercise significant oversight and discretion, and the regulations to which our Operating Subsidiaries are subject may change rapidly and with little notice to them or our shareholders. As a result, the application, interpretation and enforcement of new and existing laws and regulations in China are often uncertain. In addition, these laws and regulations may be interpreted and applied inconsistently by different agencies or authorities, and inconsistently with our Operating Subsidiaries’ current policies and practices. New laws, regulations and other government directives in China may also be costly to comply with, and such compliance or any associated inquiries or investigations or any other government actions may:

●	delay or impede our Operating Subsidiaries’ development;

●	result in negative publicity or increase our Operating Subsidiaries’ operating costs;

●	require significant management time and attention; and

●	subject us to remedies, administrative penalties and even criminal liabilities that may harm our Operating Subsidiaries’ business, including fines assessed for our Operating Subsidiaries current or historical operations, or demands or orders that our Operating Subsidiaries modify or even cease their business practices.

We are aware that, recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in certain areas in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using a variable interest entity (“VIE”) structure, adopting new measures to extend the scope of cybersecurity reviews and expanding the efforts in anti-monopoly enforcement. These regulatory actions and statements emphasize the need to strengthen the administration over illegal securities activities and the supervision of China-based companies seeking overseas listings. Additionally, companies are required to undergo a cybersecurity review if they hold large amounts of data related to issues of national security, economic development, or public interest before carrying out mergers, restructuring or splits that affect or may affect national security. These statements were recently issued, and their official guidance and interpretation remain unclear at this time. While we believe that our Operating Subsidiaries’ operations are not currently being affected, they may be subject to additional and stricter compliance requirements in the near term. Compliance with new regulatory requirements or any future implementation rules may present a range of new challenges which may create uncertainties and increase our Operating Subsidiaries’ cost of operations.

The Chinese government may intervene or influence our Operating Subsidiaries’ operations at any time and may exert more control over offerings conducted overseas and foreign investment in China-based issuers, which may result in a material change in our Operating Subsidiaries’ operations and/or the value of our Ordinary Shares. Any legal or regulatory changes that restrict or otherwise unfavorably impact our Operating Subsidiaries’ ability to conduct their business could decrease demand for their services, reduce revenues, increase costs, require them to obtain more licenses, permits, approvals or certificates, or subject them to additional liabilities. To the extent that any new or more stringent measures are implemented, our business, financial condition and results of operations could be adversely affected, and the value of our Ordinary Shares could decrease or become worthless.

Although we are based in Hong Kong and conduct operations in China and Hong, if we should become subject to the recent scrutiny, criticism and negative publicity involving U.S.-listed China-based companies, we may have to expend significant resources to investigate and/or defend the allegations, which could harm our Operating Subsidiaries’ business operations, this offering and our reputation and could result in a loss of your investment in our Ordinary Shares if such allegations cannot be addressed and resolved favorably.

During the last several years, U.S. listed public companies that have substantially all of their operations in China have been the subject of intense scrutiny by investors, financial commentators and regulatory agencies. Much of the scrutiny has centered on financial and accounting irregularities and mistakes, lack of effective internal controls over financial reporting and, in many cases, allegations of fraud. The Chinese government also may exercise significant oversight and discretion over the conduct of our business in China and Hong Kong and may intervene or influence our Operating Subsidiaries’ operations at any time, which could result in a material change in their operations and/or the value of our Ordinary Shares. Moreover, as a result of this scrutiny, the publicly traded stock of many U.S.-listed Chinese companies that have been the subject of such scrutiny has sharply decreased in value. Many of these companies are now subject to shareholder lawsuits and/or SEC enforcement actions that are conducting internal and/or external investigations into the allegations.

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Although we are based in Hong Kong, if we should become the subject of any such scrutiny, whether any allegations are true or not, we may have to expend significant resources to investigate such allegations and/or defend the Company. Such investigations or allegations would be costly and time-consuming, likely would distract our management from our normal business and could result in our reputation being harmed. The price of our Ordinary Shares could decline because of such allegations, even if the allegations are false.

There are political risks associated with conducting business in Hong Kong.

Any adverse economic, social and/or political conditions, material social unrest, strike, riot, civil disturbance, or disobedience, as well as significant natural disasters, may affect the market and adversely affect the business operations of the Company. Hong Kong is a special administrative region of the PRC, and the basic policies of the PRC regarding Hong Kong are reflected in the Basic Law, Hong Kong’s constitutional document, which provides Hong Kong with a high degree of autonomy and executive, legislative and independent judicial powers, including that of final adjudication under the principle of “one country, two systems.” However, there is no assurance that there will not be any changes in the economic, political, and legal environment in Hong Kong in the future. Since our operation is based in Hong Kong, any change of such political arrangements may pose immediate threat to the stability of the economy in Hong Kong, thereby directly and adversely affecting our results of operations and financial positions.

Under the Basic Law of the Hong Kong Special Administrative Region of the People’s Republic of China, Hong Kong is exclusively in charge of its internal affairs and external relations, while the government of the PRC is responsible for its foreign affairs and defense. As a separate customs territory, Hong Kong maintains and develops relations with foreign states and regions. Based on certain recent developments, including the Law of the People’s Republic of China on Safeguarding National Security in the Hong Kong Special Administrative Region issued by the Standing Committee of the PRC National People’s Congress in June 2020, the U.S. State Department has indicated that the United States no longer considers Hong Kong to have significant autonomy from China and, at the time President Trump signed an executive order and Hong Kong Autonomy Act, or HKAA, to remove Hong Kong’s preferential trade status and to authorize the U.S. administration to impose blocking sanctions against individuals and entities who are determined to have materially contributed to the erosion of Hong Kong’s autonomy. The United States may impose the same tariffs and other trade restrictions on exports from Hong Kong that it places on goods from mainland China. These and other recent actions may represent an escalation in political and trade tensions involving the U.S, China, and Hong Kong, which could potentially harm our business.

Given the relatively small geographical size of Hong Kong, any of such incidents may have a widespread effect on our Operating Subsidiaries’ business operations, which could in turn adversely and materially affect our business, results of operations and financial condition. It is difficult to predict the full impact of the HKAA on Hong Kong and companies with operations in Hong Kong like us. Furthermore, legislative, or administrative actions in respect of China-U.S. relations could cause investor uncertainty for affected issuers, including us, and the market price of our Ordinary Shares could be adversely affected.

Changes in international trade policies, trade disputes, barriers to trade or the emergence of a trade war may dampen growth in Hong Kong, China, and other potential markets in which our Operating Subsidiaries’ will seek to expand.

Political events, international trade disputes and other business interruptions could harm or disrupt international commerce and the global economy and could have a material adverse effect on our Operating Subsidiaries and their customers both current and potential new customers. International trade disputes could result in tariffs and other protectionist measures, which may materially and adversely affect our Operating Subsidiaries’ business.

Tariffs could increase the cost of our products which could affect customers’ investment decisions. In addition, political uncertainty, such as the recent invasion by Russia in Ukraine, and surrounding international trade disputes and their potential of escalation to trade wars and global recession, could have a negative effect on customer confidence, which could materially and adversely affect our Operating Subsidiaries’ business. Our Operating Subsidiaries may also have access to fewer business opportunities, and their operations may be negatively impacted as a result. In addition, the current and future actions, or escalations by either the United States or China, including those sanctions imposed by the United States and other countries on Russia, and that affect trade relations may cause global economic turmoil and potentially have a negative impact on our Operating Subsidiaries’ markets, their business, or their results of operations, as well as the financial condition of their customers. We cannot provide any assurances as to whether such actions will occur or the form that they may take.

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Although the audit report included in this prospectus is prepared by U.S. auditors who are currently inspected by the PCAOB, there is no guarantee that future audit reports will be prepared by auditors inspected by the PCAOB and, as such, in the future, investors may be deprived of the benefits of such inspection. Furthermore, trading in our securities may be prohibited under the HFCA Act if the SEC subsequently determines our audit work is performed by auditors that the PCAOB is unable to inspect or investigate completely, and as a result, U.S. national securities exchanges, such as the Nasdaq Capital Market, may determine to delist our securities. Furthermore, on June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, which was enacted on December 29, 2022, amending the HFCA Act and requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, thus reducing the time before the securities may be prohibited from trading or delisted.

As an auditor of companies that are registered with the SEC and publicly traded in the United States and a firm registered with the PCAOB, our auditor is required under the laws of the United States to undergo regular inspections by the PCAOB to assess their compliance with the laws of the United States and professional standards. The PCAOB is currently unable to conduct inspections without the approval of the Chinese government authorities. Currently, our U.S. auditor is inspected by the PCAOB, and we have no operations in mainland China. However, if there is significant change to current political arrangements between mainland China and Hong Kong, companies operating in Hong Kong like us may face similar regulatory risks as those operated in PRC and we cannot assure you that our auditor’s work will continue to be able to be inspected by the PCAOB.

Inspections of other auditors conducted by the PCAOB outside mainland China have at times identified deficiencies in those auditors’ audit procedures and quality control procedures, which may be addressed as part of the inspection process to improve future audit quality. The lack of PCAOB inspections of audit work undertaken in mainland China prevents the PCAOB from regularly evaluating auditors’ audits and their quality control procedures. As a result, if there is any component of our auditor’s work papers become located in mainland China in the future, such work papers will not be subject to inspection by the PCAOB. As a result, investors would be deprived of such PCAOB inspections, which could result in limitations or restrictions to our access of the U.S. capital markets.

As part of a continued regulatory focus in the United States on access to audit and other information currently protected by national law, in particular mainland China’s, in June 2019, a bipartisan group of lawmakers introduced bills in both houses of the U.S. Congress which, if passed, would require the SEC to maintain a list of issuers for which PCAOB is not able to inspect or investigate the audit work performed by a foreign public accounting firm completely. The proposed Ensuring Quality Information and Transparency for Abroad-Based Listings on our Exchanges (“EQUITABLE”) Act prescribes increased disclosure requirements for these issuers and, beginning in 2025, the delisting from U.S. national securities exchanges, such as the Nasdaq Capital Market, of issuers included on the SEC’s list for three consecutive years. It is unclear if this proposed legislation will be enacted. Furthermore, there have been recent deliberations within the U.S. government regarding potentially limiting or restricting China-based companies from accessing U.S. capital markets.

On May 20, 2020, the U.S. Senate passed the HFCA Act, which includes requirements for the SEC to identify issuers whose audit work is performed by auditors that the PCAOB is unable to inspect or investigate completely because of a restriction imposed by a non-U.S. authority in the auditor’s local jurisdiction. The U.S. House of Representatives passed the HFCA Act on December 2, 2020, and the HFCA Act was signed into law on December 18, 2020. Additionally, in July 2020, the U.S. President’s Working Group on Financial Markets issued recommendations for actions that can be taken by the executive branch, the SEC, the PCAOB or other federal agencies and department with respect to Chinese companies listed on U.S. stock exchanges and their audit firms, in an effort to protect investors in the United States. In response, on November 23, 2020, the SEC issued guidance highlighting certain risks (and their implications to U.S. investors) associated with investments in China-based issuers and summarizing enhanced disclosures the SEC recommends China-based issuers make regarding such risks.

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On March 24, 2021, the SEC adopted interim final rules relating to the implementation of certain disclosure and documentation requirements in the HFCA Act. On December 2, 2021, the SEC adopted amendments to finalize rules implementing the submission and disclosure requirements in the HFCA Act. The rules apply to registrants that the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that PCAOB is unable to inspect or investigate. We will be required to comply with these rules if the SEC identifies us as having a “non-inspection” year under a process to be subsequently established by the SEC. The final amendments require any identified registrant to submit documentation to the SEC establishing that the registrant is not owned or controlled by a government entity in the public accounting firm’s foreign jurisdiction, and also require, among other things, disclosure in the registrant’s annual report regarding the audit arrangements of, and government influence on, such registrants. Under the HFCA Act, our securities may be prohibited from trading on Nasdaq or other U.S. stock exchanges if our auditor is not inspected by the PCAOB for three consecutive years, and this ultimately could result in our Ordinary Shares being delisted.

On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, which was enacted on December 29, 2022, amending the HFCA Act and requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, thus reducing the time before our Ordinary Shares may be prohibited from trading or delisted.

On September 22, 2021, the PCAOB adopted a final rule implementing the HFCA Act, which provides a framework for the PCAOB to use when determining, as contemplated under the HFCA Act, whether the Board is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction.

On November 5, 2021, the SEC approved the PCAOB’s Rule 6100, Board Determinations Under the Holding Foreign Companies Accountable Act. Rule 6100 provides a framework for the PCAOB to use when determining, as contemplated under the HFCA Act, whether it is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction.

On December 2, 2021, the SEC issued amendments to finalize rules implementing the submission and disclosure requirements in the HFCA Act. The rules apply to registrants that the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that PCAOB is unable to inspect or investigate completely because of a position taken by an authority in foreign jurisdictions (“Commission-Identified Issuers”). The final amendments require Commission-Identified Issuers to submit documentation to the SEC establishing that, if true, it is not owned or controlled by a governmental entity in the public accounting firm’s foreign jurisdiction. The amendments also require that a Commission-Identified Issuer that is a “foreign issuer,” as defined in Exchange Act Rule 3b-4, provide certain additional disclosures in its annual report for itself and any of its consolidated foreign operating entities. Further, the release provides notice regarding the procedures the SEC has established to identify issuers and to impose trading prohibitions on the securities of certain Commission-Identified Issuers, as required by the HFCA Act. The SEC will identify Commission-Identified Issuers for fiscal years beginning after December 18, 2020. A Commission-Identified Issuer will be required to comply with the submission and disclosure requirements in the annual report for each year in which it was identified. If a registrant is identified as a Commission-Identified Issuer based on its annual report for the fiscal year ended December 31, 2021, the registrant will be required to comply with the submission or disclosure requirements in its annual report filing covering the fiscal year ended December 31, 2022. The final amendments became effective on January 10, 2022.

On December 16, 2021, the PCAOB issued a report on its determinations that it was unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in Mainland China and in Hong Kong, because of positions taken by PRC authorities in those jurisdictions. The PCAOB made its determinations pursuant to PCAOB Rule 6100, which provides a framework for how the PCAOB fulfills its responsibilities under the HFCA Act. The report further listed in its Appendix A and Appendix B, Registered Public Accounting Firms Subject to the Mainland China Determination and Registered Public Accounting Firms Subject to the Hong Kong Determination, respectively. Our auditor, Centurion ZD is headquartered in Hong Kong, and appears as part of the report as Appendix B: Registered Public Accounting Firms Subject to the Hong Kong Determination.

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On August 26, 2022, the China Securities Regulatory Commission (the “CSRC”), the Ministry of Finance of the PRC (the “MOF”), and the PCAOB signed a Statement of Protocol (the “Protocol”) to allow the PCAOB to inspect and investigate completely registered public accounting firms headquartered in mainland China and Hong Kong, consistent with the HFCA Act, and the PCAOB will be required to reassess its determinations by the end of 2022. Pursuant to the fact sheet with respect to the Protocol disclosed by the SEC, the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and has the unfettered ability to transfer information to the SEC.

On December 15, 2022, the PCAOB Board determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary. However, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB Board will consider the need to issue a new determination. On December 29, 2022, the Accelerating Holding Foreign Companies Accountable Act was enacted, which amended the HFCA Act by decreasing the number of non-inspection years from three years to two, thus reducing the time period before our common stock may be prohibited from trading or delisted. Notwithstanding the foregoing, in the event it is later determined that the PCAOB is unable to inspect or investigate completely our auditor, then such lack of inspection could cause our securities to be delisted from the stock exchange.

The SEC is assessing how to implement other requirements of the HFCA Act, including the listing and trading prohibition requirements described above. Future developments in respect of increasing U.S. regulatory access to audit information are uncertain, as the legislative developments are subject to the legislative process and the regulatory developments are subject to the rule-making process and other administrative procedures.

While the CSRC, the SEC and the PCAOB have entered into the SOP Agreements regarding the inspection of PCAOB-registered accounting firms in mainland China and Hong Kong, there can be no assurance that we will be able to comply with requirements imposed by U.S. regulators if there is significant change to current political arrangements between mainland China and Hong Kong. Delisting of our Ordinary Shares would force holders of our Ordinary Shares to sell their Ordinary Shares. The market price of our Ordinary Shares could be adversely affected as a result of anticipated negative impacts of these executive or legislative actions upon, regardless of whether these executive or legislative actions are implemented and regardless of our actual operating performance.

The enactment of the Law of the PRC on Safeguarding National Security in the Hong Kong Special Administrative Region (the “Hong Kong National Security Law”) could impact our Hong Kong subsidiaries, including two of our Operating Subsidiaries.

On June 30, 2020, the Standing Committee of the PRC National People’s Congress adopted the Hong Kong National Security Law. This law defines the duties and government bodies of the Hong Kong National Security Law for safeguarding national security and four categories of offenses — secession, subversion, terrorist activities and collusion with a foreign country or external elements to endanger national security — and their corresponding penalties. On July 14, 2020, the former U.S. President, Donald Trump, signed the Hong Kong Autonomy Act, or HKAA, into law, authorizing the U.S. administration to impose blocking sanctions against individuals and entities who are determined to have materially contributed to the erosion of Hong Kong’s autonomy. On August 7, 2020, the U.S. government imposed HKAA-authorized sanctions on eleven individuals, including HKSAR chief executive Carrie Lam. On October 14, 2020, the U.S. State Department submitted to relevant committees of Congress the report required under the HKAA, identifying persons materially contributing to “the failure of the Government of China to meet its obligations under the Joint Declaration or the Basic Law.” The HKAA further authorizes secondary sanctions, including the imposition of blocking sanctions, against foreign financial institutions that knowingly conduct a significant transaction with foreign persons sanctioned under this authority. The imposition of sanctions may directly affect foreign financial institutions as well as any third parties or customers dealing with any foreign financial institution that is targeted. It is difficult to predict the full impact of the Hong Kong National Security Law and HKAA on Hong Kong and companies located in Hong Kong. If any our Operating Subsidiaries are determined to be in violation of the Hong Kong National Security Law or the HKAA by competent authorities, our business operations, financial position, and results of operations could be materially and adversely affected.

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Compliance with Hong Kong’s Personal Data (Privacy) Ordinance and any such other existing or future data privacy related laws, regulations and governmental orders may entail significant expenses and could materially affect our business.

Our Operating Subsidiaries’ business and operations in Hong Kong are subject to data privacy related laws and regulations. In particular, the Personal Data (Privacy) Ordinance (Chapter 486 of the laws of Hong Kong) (“PDPO”) imposes a duty on any data user who, either alone or jointly with other persons, controls the collection, holding, processing or use of any personal data which relates directly or indirectly to a living individual and can be used to identify that individual. Under the PDPO, data users shall take all practicable steps to protect the personal data they hold from any unauthorized or accidental access, processing, erasure, loss, or use. Once collected, such personal data should not be kept longer than necessary for the fulfilment of the purpose for which it is or is to be used and shall be erased if it is no longer required, unless erasure is prohibited by law or is not in the public interest.

The PDPO also confers on the Privacy Commissioner for Personal Data (“Privacy Commissioner”) power to conduct investigations and institute prosecutions. The data protection principles (collectively, the “DPP”), which are contained in Schedule 1 to the PDPO, outline how data users should collect, handle, and use personal data, complemented by other provisions imposing further compliance requirements. The collective objective of DPPs is to ensure that personal data is collected on a fully informed basis and in a fair manner, with due consideration towards minimizing the amount of personal data collected. Once collected, the personal data should be processed in a secure manner and should only be kept for as long as necessary for the fulfillment of the purposes of using the data. Use of the data should be limited to or related to the original collection purpose. Data subjects are given certain rights, inter alia: (a) the right to be informed by a data user whether the data user holds personal data of which the individual is the data subject; (b) if the data user holds such data, to be supplied with a copy of such data; and (c) the right to request correction of any data they consider to be inaccurate. The Commissioner may carry out criminal investigations and institute prosecution for certain offenses. Depending on the severity of the cases, the Privacy Commissioner will decide whether to prosecute or refer cases involving suspected commission to the Department of Justice of Hong Kong. Victims may also seek compensation by civil action from data users for damage caused by a contravention of the PDPO. The Commissioner may provide legal assistance to the aggrieved data subjects if the Commissioner deems fit to do so.

If our Operating Subsidiaries conducting business operations in Hong Kong have violated certain provisions of the PDPO, we could face significant civil penalties and/or criminal prosecution. Based on advice of counsel, we believe we have established the necessary protocols and data collection standards to ensure compliance with the PDPO.

We are incorporated under the laws of the Cayman Islands and are subject to its Data Protection Act, which regulated our collection and processing of personal data of our investors. A cyberattack, security breach or other unauthorized access or interruption to our information technology systems or those of any third-party service providers could harm our reputation and subject us to significant liability.

We collect, process, and maintain personal data about investors of the Company pursuant to the Data Protection Act, 2021 Revision, of the Cayman Islands, as amended from time to time as well as any regulations, codes of practice, or orders promulgated pursuant thereto (the “DPA”). We are committed to processing personal data in accordance with the DPA. In our use of personal data, we will be characterized under the DPA as a “data controller.” By virtue of your investment in the Company, we and certain of our third-party service providers may collect, record, store, transfer and otherwise process personal data by which individuals may be directly or indirectly identified. Your personal data will be processed fairly and for lawful purposes, including: (i) where the processing is necessary for us to perform a contract to which you are a party or for taking pre-contractual steps at your request; (ii) where the processing is necessary for compliance with any legal, tax, or regulatory obligations to which we are subject; or (iii) where the processing is for the purposes of legitimate interests pursued by us or by a service provider to whom the data are disclosed. As a data controller, we will only use your personal data for the purposes for which we collected it. We anticipate that we will share your personal data with our third-party service providers for certain purposes. We may also share relevant personal data where it is lawful to do so and necessary to comply with our contractual obligations or your instructions, or where it is necessary or desirable to do so in connection with any regulatory reporting obligations. In exceptional circumstances, we will share your personal data with regulatory, prosecuting, and other governmental agencies or departments, and parties to litigation (whether pending or threatened), in any country or territory, including to any other person where we have a public or legal duty to do so (e.g., to assist with detecting and preventing fraud, tax evasion, and financial crime or compliance with a court order).

We are fully aware that cybersecurity threats, privacy breaches, insider threats or other incidents and malicious internet-based activity continue to increase, evolve in nature, and become more sophisticated. Information security risks for companies such as ours have significantly increased in recent years in part because of the proliferation of new technologies, the use of internet and telecommunications technologies to conduct financial transactions, and the increased sophistication and activities of organized crime, hackers, terrorists, and other external parties, as well as nation-state and nation-state-supported actors. Many companies that provide services similar to ours have also reported a significant increase in cyberattack activity since the beginning of the Covid-19 pandemic.

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In addition, because we may utilize a third-party contractor to provide these services to us, including cloud, software, data center and other critical technology, to collect and maintain personal data on our shareholders, we rely heavily on the data security practices and policies adopted by these third-party service providers. Our ability to monitor our third-party service providers’ data security is limited. A vulnerability in our or our third-party service providers’ software or systems, a failure of our third-party service providers’ safeguards, policies or procedures, or a breach of a software or systems could result in the compromise of the confidentiality, integrity or availability of the data housed. We cannot guarantee that any similar incidents may not occur again and adversely affect our shareholders. We and our third-party service providers and partners may be unable to anticipate or prevent techniques used in the future to obtain unauthorized access or to sabotage systems and we cannot guarantee that applicable recovery systems, security protocols, network protection mechanisms and other procedures are or will be adequate to prevent network and service interruption, system failure or data loss. In addition, we may also become liable in the event our or our third-party service providers are subject to security breaches, privacy breaches or other cybersecurity threats. This could expose us to a risk of litigation, indemnity obligations and damages, cause us to incur significant liability and financial loss and be subject to regulatory scrutiny, investigations, proceedings and fines and penalties, and require us to expend significant capital and other resources to alleviate problems caused by any such cybersecurity attack or other security breach or incident and implement additional security measures.

We currently do not maintain cybersecurity insurance, and in the event that we were to seek to obtain such insurance coverage, it may not be available on acceptable terms or may not be available in sufficient amounts to cover one or more large claims in connection with cybersecurity liabilities. Insurers could also deny coverage as to any future claim.

We may become subject to a variety of PRC laws and other regulations regarding data security or securities offerings that are conducted overseas and/or other foreign investment in China-based issuers, and any failure to comply with applicable laws and regulations could have a material and adverse effect on our business, financial condition and results of operations and may hinder our ability to offer or continue to offer our Ordinary Shares to investors and cause the value of our Ordinary Shares to significantly decline or be worthless.

On June 10, 2021, the Standing Committee of the National People’s Congress enacted the PRC Data Security Law, which took effect on September 1, 2021. The law requires data collection to be conducted in a legitimate and proper manner and stipulates that, for the purpose of data protection, data processing activities must be conducted based on data classification and hierarchical protection system for data security.

On July 6, 2021, the General Office of the Communist Party of China Central Committee and the General Office of the State Council jointly issued a document to crack down on certain activities in the securities market and promote the high-quality development of the capital markets, which, among other things, requires the relevant governmental authorities to strengthen cross-border oversight of law-enforcement and judicial cooperation, to enhance supervision over China-based companies listed overseas and to establish and improve the system of extraterritorial application of the PRC securities laws.

On August 20, 2021, the 30th meeting of the Standing Committee of the 13th National People’s Congress voted and passed the “Personal Information Protection Law of the People’s Republic of China”, or the “PRC Personal Information Protection Law”, which became effective on November 1, 2021. The PRC Personal Information Protection Law applies to the processing of personal information of natural persons within the territory of China that is carried out outside of China where (1) such processing is for the purpose of providing products or services for natural persons within China, (2) such processing is to analyze or evaluate the behavior of natural persons within China, or (3) there are any other circumstances stipulated by related laws and administrative regulations.

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On December 24, 2021, the China Securities Regulatory Commission (“CSRC”), together with other relevant government authorities in China issued the Provisions of the State Council on the Administration of Overseas Securities Offering and Listing by Domestic Companies (Draft for Comments), and the Measures for the Filing of Overseas Securities Offering and Listing by Domestic Companies (Draft for Comments) (“Draft Overseas Listing Regulations”). The Draft Overseas Listing Regulations requires that a PRC domestic enterprise seeking to issue and list its shares overseas (“Overseas Issuance and Listing”) shall complete the filing procedures of and submit the relevant information to CSRC. The Overseas Issuance and Listing includes direct and indirect issuance and listing. Where an enterprise whose principal business activities are conducted in the PRC seeks to issue and list its shares in the name of an overseas enterprise (“Overseas Issuer”) on the basis of the equity, assets, income or other similar rights and interests of the relevant PRC domestic enterprise, such activities shall be deemed an indirect overseas issuance and listing (“Indirect Overseas Issuance and Listing”) under the Draft Overseas Listing Regulations.

On December 28, 2021, the CAC jointly with the relevant authorities formally published Measures for Cybersecurity Review (2021) which took effect on February 15, 2022 and replace the former Measures for Cybersecurity Review (2020) issued on April 13, 2020. Measures for Cybersecurity Review (2021) stipulates that operators of critical information infrastructure purchasing network products and services and online platform operators (together with the operators of critical information infrastructure, the “Operators”) carrying out data processing activities that affect or may affect national security, shall conduct a cybersecurity review, any and online platform operator who controls more than one million users’ personal information must go through a cybersecurity review by the cybersecurity review office if it seeks to be listed in a foreign country.

Our Operating Subsidiaries may in the future collect and store certain data (including certain personal information) from our customers, who may be PRC individuals, in connection with our business and operations and for “Know Your Customers” purposes (to combat money laundering). Given that: (i) two of our Operating Subsidiaries are incorporated and located in Hong Kong and the other Operating Subsidiary is incorporated and located in China; (ii) we have an Operating Subsidiary engaged in business operations in mainland China; and (iii) pursuant to the Basic Law of the Hong Kong Special Administrative Region (the “Basic Law”), which is a national law of the PRC and the constitutional document for Hong Kong, national laws of the PRC shall not be applied in Hong Kong, except for those listed in Annex III of the Basic Law (which is confined to laws relating to defense and foreign affairs, as well as other matters outside the autonomy of Hong Kong), we currently may expect the Measures for Cybersecurity Review (2021), the PRC Personal Information Protection Law and the Draft Overseas Listing Regulations to have an impact on our Operating Subsidiaries or this offering.

These statements and regulatory actions are new, and it is highly uncertain how soon the legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any. It is also highly uncertain what the potential impact such modified or new laws and regulations will have on the daily business operations of our Operating Subsidiaries, their respective abilities to accept foreign investments and the listing of our Ordinary Shares on a U.S. or other foreign exchanges. There remains significant uncertainty in the interpretation and enforcement of relevant PRC cybersecurity laws and regulations. If the Draft Overseas Listing Regulations are adopted into law in the future and becomes applicable to our Operating Subsidiaries, if any of our Operating Subsidiaries is deemed to be an “Operator” required to file for cybersecurity review before listing in the United States or if the Measures for Cybersecurity Review (2021) or the PRC Personal Information Protection Law becomes applicable to our Operating Subsidiaries, the business operations of our Operating Subsidiaries and the listing of our Ordinary Shares in the United States could be subject to the CAC’s cybersecurity review or CSRC Overseas Issuance and Listing review in the future. If our Operating Subsidiaries become subject to the CAC or CSRC review, we cannot assure you that our Operating Subsidiaries will be able to comply with the regulatory requirements in all respects, and the current practice of collecting and processing personal information may be ordered to be rectified or terminated by regulatory authorities. In the event of a failure to comply, our Operating Subsidiaries may become subject to fines and other penalties, which may have a material adverse effect on our business, operations, and financial condition, may hinder our ability to offer or continue to offer Ordinary Shares to investors and cause the value of our Ordinary Shares to significantly decline or be worthless.

If the Chinese government chooses to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers, such action may significantly limit or completely hinder our ability to offer or continue to offer Ordinary Shares to investors and cause the value of our Ordinary Shares to significantly decline or be worthless. As of the date of this prospectus, and based on the advice of our PRC counsel, Sundial Law Firm, we believe that we are in full compliance with the rules and regulations promulgated by the CAC and CSRC and associated policies as issued to current date.

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These recent statements, laws, and regulations by the Chinese government, including the Measures for Cybersecurity Review (2021), the PRC Personal Information Protection Law and the Draft Overseas Listing Regulations, have indicated an intent to exert greater oversight and control over offerings that are conducted overseas and/or foreign investments in China-based issuers. It is uncertain whether the Chinese government will adopt additional requirements or extend the existing requirements to apply to our Operating Subsidiaries located in Hong Kong. We could be subject to approval or review of Chinese regulatory authorities to pursue this offering. Any future action by the PRC government expanding the categories of industries and companies whose foreign securities offerings are subject to review by the CSRC could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and could cause the value of such securities to significantly decline or be worthless.

If the Chinese government were to impose new requirements for approval from the PRC authorities to issue the Company’s Ordinary Shares to foreign investors or list on a foreign exchange, such action could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause such securities to significantly decline in value or become worthless.

Recently, the General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly issued the “Opinions on Severely Cracking Down on Illegal Securities Activities According to Law,” or “the Opinions,” which were made available to the public on July 6, 2021. The Opinions emphasized the need to strengthen the administration over illegal securities activities and the need to strengthen the supervision over overseas listings by Chinese companies.

Based on the advice of PRC counsel, Sundial Law Firm, and our understanding of currently applicable PRC laws and regulations, the Company and its PRC subsidiaries: (i) are not currently required to obtain permissions from any PRC authorities to operate or to issue securities to foreign investors; (ii) are not subject to permission requirements from the China Securities Regulatory Commission (the “CSRC”), the Cyberspace Administration of China (the “CAC”) or any other entity that is required to approve their operations; and (iii) have not been denied any permissions by any PRC authorities. In addition, Fenbo Industries Limited, our Hong Kong subsidiary that owns 100% of the outstanding shares of Fenbo Plastic Products Factory (Shenzhen) Ltd., is afforded the legal protections of national treatment under the Foreign Investment Law of the People’s Republic of China.

If we have erroneously concluded that these permission requirements do not apply to us, or if applicable laws, regulations, or interpretations change, and it is determined in the future that the permission requirements become applicable to us, we may be subject to review, may face challenges in addressing these requirements and may incur substantial costs in complying with these requirements, which could result in material adverse changes in our business operations and financial position. In addition, if we are not able to fully comply with the Measures for Cybersecurity Review (2021 version) or if the Opinions come into effect and are determined to be applicable to us, our ability to offer or to continue to offer securities to investors may be significantly limited or completely hindered, and our securities may significantly decline in value or become worthless.

Given the current PRC regulatory environment, it is uncertain whether the Company will be required to obtain permission from the PRC government to list on U.S. exchanges in the future, and if such permission is required, whether it will be denied or later rescinded. We have been closely monitoring regulatory developments in China regarding any necessary approvals from the CSRC or other PRC governmental authorities required for overseas listings, including this offering. As of the date of this prospectus, we have not received any inquiry, notice, warning, sanctions, or regulatory objection to this offering from the CSRC or other PRC governmental authorities. However, there remains significant uncertainty as to the enactment, interpretation and implementation of regulatory requirements related to overseas securities offerings and other capital markets activities.

According to the Administration Provision and the Measures (Draft for Comments), only new offerings and refinancing by existent overseas listed Chinese companies will be required to go through the filing process with PRC administrations; other existent overseas listed companies will be allowed sufficient transition period to complete their filing procedure, which means if we complete the offering prior to the effectiveness of Administration Provisions and Measures, we will certainly go through the filing process in the future, perhaps because of refinancing or given by sufficient transition period to complete filing procedure as an existent overseas listed Chinese company.

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On February 17, 2023, with the approval of the State Council, the CSRC promulgated the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies, or the Trial Measures, and five supporting guidelines, which became effective on March 31, 2023. Pursuant to the Trial Measures, domestic companies that seek to offer or list securities overseas, both directly and indirectly, shall complete filing procedures with the CSRC pursuant to the requirements of the Trial Measures within three working days following their submission of initial public offerings or listing applications. If a domestic company fails to complete the required filing procedures or conceals any material fact or falsifies any major content in its filing documents, such domestic company may be subject to administrative penalties, such as an order to rectify, warnings and fines, and its controlling shareholders, actual controllers, the person directly in charge and other directly liable persons may also be subject to administrative penalties, such as warnings and fines; (ii) if the issuer meets both of the following criteria, the overseas offering and listing conducted by such issuer shall be deemed an indirect overseas offering and listing by a PRC domestic company: (A) 50% or more of any of the issuer’s operating revenue, total profit, total assets or net assets as documented in its audited consolidated financial statements for the most recent fiscal year were derived from PRC domestic companies; and (B) the majority of the issuer’s business activities are carried out in mainland China, or its main place(s) of business are located in mainland China, or the majority of its senior management team in charge of its business operations and management are PRC citizens or have their usual place(s) of residence located in mainland China; and (C) where a PRC domestic company is seeking an indirect overseas offering and listing in an overseas market, the issuer shall designate a major domestic operating entity responsible for all filing procedures with the CSRC, and where an issuer makes an application for an initial public offering or listing in an overseas market, the issuer shall submit filings with the CSRC within three business days after such application is submitted.

If it is determined in the future that the approval of the CSRC, the CAC or any other regulatory authority is required for this offering, we may face sanctions by the CSRC, the CAC or other PRC regulatory agencies. These regulatory agencies may impose fines and penalties on our operations in China, limit our ability to pay dividends outside of China, limit our operations in China, delay or restrict the repatriation of the proceeds from this offering into China or take other actions that could have a material adverse effect on our business, financial condition, results of operations and prospects, as well as the trading price of our securities. The CSRC, the CAC, or other PRC regulatory agencies also may take actions requiring us, or making it advisable for us, to halt this offering before settlement and delivery of our Ordinary Shares. Consequently, if you engage in market trading or other activities in anticipation of and prior to settlement and delivery of our Ordinary Shares, you do so at the risk that settlement and delivery may not occur. In addition, if the CSRC, the CAC or other regulatory PRC agencies later promulgate new rules requiring that we obtain their approvals for this offering, we may be unable to obtain a waiver of such approval requirements, if and when procedures are established to obtain such a waiver. Any uncertainties and/or negative publicity regarding such an approval requirement could have a material adverse effect on the trading price of our securities.

Risks Related to Our Operating Subsidiaries’ Business Operations

We rely on one major customer, and if we fail to retain this customer or attract new customers, our business, financial condition, results of operations, and growth prospects will be harmed.

We rely on one key customer which contributed approximately 100% of our total revenues for the six months ended June 30, 2023 and years ended December 31, 2022, and 2021. We do not have a long-term agreement with our key customer and their purchases are made on an order-by-order basis. Our business with this customer has been, and we expect it will continue to be, conducted based on the actual orders received from time to time. Our sole customer is not obligated in any way to continue placing orders with us at the same or increasing levels, or at all. Our customer’s level of demand for our products may fluctuate significantly from period to period. Such fluctuation is attributable mainly to changes in our customer’s business strategies, operational needs, product portfolio as well as consumer trends. The loss of our sole customer, or if we are unable to attract new customers or if our existing customer decreases their spending on the products we offer, or fails to make repeat purchases of our products, will harm our business, financial condition, results of operations, and growth prospects.

Our one key customer may take actions that adversely affect our gross profit and operating results.

We are dependent upon our one key customer whose bargaining strength is substantial and growing. We may be negatively affected by changes in their policies, such as price and term demands, special packaging, shorter lead times for the delivery of products, smaller and more frequent shipments, or other conditions. If we do not effectively respond to these demands, this customer could decrease their purchases from us and a reduction in the demand for our products or the costs of complying with their business demands could have a material adverse effect on our business, operating results, and financial condition.

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Our ability to deliver products to our key customer in a timely manner and to satisfy our customers’ fulfillment standards are subject to several factors, some of which are beyond our control.

Our key customer places great emphasis on timely delivery of our products for specific selling seasons, especially during our third fiscal quarter, and on the fulfillment of consumer demand throughout the year. We cannot control all of the various factors that might affect our product delivery. Production delays, difficulties encountered in shipping from overseas, customs clearance delays, and operational issues with any of the third-party logistics providers we use are on-going risks of our business. Accordingly, we are subject to risks, including labor disputes, inclement weather, public health crises (such as pandemics and epidemics), natural disasters, possible acts of terrorism, port and canal backlogs and blockages, availability of shipping containers, and increased security restrictions associated with the carriers’ ability to provide delivery services to meet our shipping needs. These risks have been exacerbated by surges in demand and shifts in shopping patterns related to COVID-19, which has resulted in carrier-imposed capacity restrictions, carrier delays, and longer lead times for our products. Failure to deliver products to our key customer in a timely and effective manner could damage our reputation and result in the loss of our key customer or reduced orders, which could have a material adverse effect on our business, operating results, and financial condition.

To compete successfully in the global marketplace, we must develop and introduce innovative new products to meet changing consumer preferences.

Our long-term success in the competitive personal care electric appliance industry depends on our ability to develop and commercialize a continuing stream of innovative new products that meet changing consumer preferences and take advantage of opportunities sooner than our competition. We face the risk that our competitors will introduce innovative new products that compete with our products. There are numerous uncertainties inherent in successfully developing and commercializing new products on a continuing basis and new product launches may not deliver expected growth in sales or operating income. If we are unable to develop and introduce a continuing stream of competitive new products it may have an adverse effect on our business, operating results, and financial condition.

Our Operating Subsidiaries may not be able to obtain or maintain all necessary licenses, permits and approvals and to make all necessary registrations and filings for their business activities in multiple jurisdictions and related to residents.

In accordance with the relevant laws and regulations in the PRC, our Operating Subsidiaries are required to maintain various approvals, licenses and permits to operate their businesses, including, but not limited to, business licenses. These approvals, licenses and permits are obtained upon satisfactory compliance with, among other things, the applicable laws, and regulations.

Our Operating Subsidiaries may be subject to a large number of regulatory measures imposed by various governmental entities in the PRC as follows: (i) Regulations Relating to Competition; (ii) Electronical Commerce Law; (iii) Regulations Relating to Intellectual Property: Copyright, Trademark, Patent and Domain Name; (iv) Regulations on Offshore Parent Holding Companies’ Direct Investment in and Loans to their PRC Subsidiaries; (v) Regulations Relating to Foreign Exchange; (vi) Regulations Relating to Dividend Distributions; (vii) Regulations Relating to Overseas Listings; (viii) Regulations Relating to Employment; (ix) Regulations Relating to Customer Rights Protection; and (x) Regulations Relating to Tax: Income Tax, Value-Added Tax. As of the date of this prospectus, our Operating Subsidiaries have received all necessary governmental approvals and licenses for operations in the PRC and have not been denied any such licenses or approvals.

Moreover, our Operating Subsidiaries are also subject to laws, regulations and policies relating to the protection of the environment and to workplace health and safety and may be adversely affected by new and changing laws and regulations. They are required to adopt measures to control the discharge of polluting matters, toxic substances or hazardous substances and noise at their facilities in accordance with such applicable laws and regulations and to implement such measures that ensure the safety and health of their employees. Changes to current laws, regulations or policies or the imposition of new laws, regulations, and policies in the personal care electric appliance industry could impose new restrictions or prohibitions on their current practices. Our Operating Subsidiaries may incur significant costs and expenses and need to budget additional resources to comply with any such requirements, which may have a material and adverse effect on their business, financial condition, results of operations and prospects.

As of the date of this prospectus, our Operating Subsidiaries have received all substantial and necessary governmental approvals for operations in the PRC and Hong Kong. However, in the event that our Operating Subsidiaries fail to renew the relevant licenses or filings, there is no assurance that our Operating Subsidiaries can find suitable suppliers in a timely manner or on reasonable commercial terms, or that such suppliers will at all times perform in a satisfactory level. Therefore, our Operating Subsidiaries’ business, reputation, prospects, results of operations and financial condition may be materially and adversely affected. For further discussion, including the possible consequences for non-compliance, see “Regulatory Environment.”

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Significant changes in or our compliance with regulations, interpretations or product certification requirements could adversely impact our operations.

We are subject to U.S. and foreign regulations, including environmental, health and safety laws, and industry-specific product certifications. Our products we sell are subject to product safety laws and regulations in various jurisdictions. These laws and regulations specify product safety testing requirements, and set product identification, labeling and claim requirements.

Significant new regulations, material changes to existing regulations, or greater oversight, enforcement, or changes in interpretation of existing regulations, could further delay or interrupt distribution of our products in the U.S. and other countries, result in fines or penalties or cause our costs of compliance to increase. We cannot guarantee that our products will receive regulatory approval in all countries. Some of our personal care electronic appliances require various safety certifications, including UL certifications. Significant new certification requirements or changes to existing certification requirements could further delay or interrupt distribution of our products or make them more costly to produce.

We are not able to predict the nature of potential changes to, or enforcement of laws, regulations, product certification requirements, repeals, or interpretations. Nor are we able to predict the impact that any of these changes would have on our business in the future. Further, if we were found to be noncompliant with applicable laws and regulations in these or other areas, we could be subject to governmental or regulatory actions, including fines, import detentions, injunctions, product withdrawals or recalls or asset seizures, any of which could have a material adverse effect on our business, results of operations and financial condition.

Our business may be adversely impacted by product defects or other quality issues.

Product defects or other quality issues can occur throughout the product development, design, and manufacturing processes. Any product defects or any other failure of our products or substandard product quality could harm our reputation and result in adverse publicity, lost revenues, delivery delays, product recalls, relationships with our network partners and other business partners, product liability claims, administrative penalties, harm to our brand and reputation, and significant warranty and other expenses, and could have a material adverse impact on our business, financial condition, operating results and prospects.

Our Operating Subsidiaries’ business and operations may be materially and adversely affected in the event of a re-occurrence or a prolonged global pandemic outbreak of COVID-19.

The global pandemic outbreak of COVID-19 announced by the World Health Organization in early 2020 has disrupted our Operating Subsidiaries’ operations and the operations of their customers, suppliers and/or sub-contractors. If the development of the COVID-19 outbreak becomes more severe or new and more deadly variants occur resulting in more stringent regulatory measures being taken, such as complete lockdowns, our Operating Subsidiaries may be forced to close down their businesses after any prolonged disruptions to their operations, and our Operating Subsidiaries may experience a termination of certain of their contracts by their customer. In such event, our Operating Subsidiaries’ operations may be severely disrupted, which may have a material and adverse effect on our business, financial condition, and results of operations. In addition, if any of our Operating Subsidiaries’ employees are suspected of having contracted COVID-19, some or all of such employees may be quarantined, and our Operating Subsidiaries will be required to disinfect their workplaces and facilities. In the event that our Operating Subsidiaries’ employees are placed under quarantine orders, our Operating Subsidiaries may face a shortage of labor and their operations may be severely disrupted. Our Operating Subsidiaries’ revenue and profitability may also be materially affected if the COVID-19 outbreak or new outbreaks continue to materially affect the overall economic and market conditions in Hong Kong or China, as the economic slowdown and/or negative business sentiment could potentially have an adverse impact on our Operating Subsidiaries’ business and operations. We are uncertain as to when any new outbreaks of COVID-19 will be contained, and we cannot predict if the impact of any such outbreaks or associated lockdown measures will be short-lived or long-lasting. If the outbreaks of COVID-19 are not effectively controlled within a short period of time, our business, financial condition, results of operations and prospects may be materially and adversely affected.

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The first cases of the BA.5 variant of COVID-19 in China were detected in the first week of July. In Shanghai, authorities ordered mass testing for 12 of its 16 districts in response to new infections linked to a karaoke bar. Although the Chinese government lifted a months-long lockdown in Shanghai in June 2022, Shanghai remains subject to COVID-19 restrictions based on frequent testing. As of the date of this prospectus, our Operating Subsidiaries’ business operations have not been adversely affected by the BA.5 variant.

Global climate change and related legal and regulatory developments could negatively affect our business, results of operations, liquidity, and financial condition.

The effects of climate change resulting from increased concentrations of carbon dioxide and other greenhouse gases in the atmosphere, such as droughts, heat waves, flooding, wildfires, increased storm severity, sea level rise, and power outages or shortages, particularly in certain regions in which we operate, may materially adversely impact our business. China, where our manufacturing operations are conducted, is presently undergoing the worst heat wave in 60 years while also contending with a prolonged drought drying up reservoirs and crippling hydropower stations. This has resulted in power shortages and factories having to cease or limit their production operations. While the Company has not experienced any disruptions in the operations of its manufacturing operating subsidiary, any such disruptions could have a material adverse effect on its business, operations, liquidity, and financial condition.

An economic downturn may adversely affect consumer discretionary spending and demand for our products and services.

Our products and services may be considered discretionary items for consumers. Factors affecting the level of consumer spending for such discretionary items include general economic conditions and other factors, such as consumer confidence in future economic conditions, consumer sentiment, the availability and cost of consumer credit, levels of unemployment, and tax rates. Unfavorable economic conditions may lead consumers to delay or reduce purchases of our products and services and consumer demand for our products and services may not grow as we expect. Our sensitivity to economic cycles and any related fluctuation in consumer demand for our products and services may have an adverse effect on our operating results and financial condition.

The war in Ukraine could materially and adversely affect our business and results of operations.

The recent outbreak of war in Ukraine has already affected global economic markets, including a dramatic increase in the price of oil and gas, and the uncertain resolution of this conflict could result in protracted and/or severe damage to the global economy. Russia’s recent military interventions in Ukraine have led to, and may lead to, additional sanctions being levied by the United States, the European Union, and other countries against Russia and possibly countries that support, directly or indirectly, Russia’s incursion. Russia’s military incursion and the resulting sanctions could adversely affect global energy and financial markets and thus could affect the businesses of our customers, even though we do not have any direct exposure to Russia or the adjoining geographic regions. The extent and duration of the military action, sanctions and resulting market disruptions are impossible to predict, but could be substantial. Any such disruptions caused by Russian military action or resulting sanctions may magnify the impact of other risks described herein. We cannot predict the progress or outcome of the situation in Ukraine, as the conflict and governmental reactions are rapidly developing and beyond their control. Prolonged unrest intensified military activities or more extensive sanctions impacting the region could have a material adverse effect on the global economy, and such effect could in turn have a material adverse effect on our business, financial condition, results of operations and prospects.

Our Operating Subsidiaries rely on our management team and employees in their business.

Our experienced executive directors and senior management team are one of the key factors contributing to our Operating Subsidiaries’ success. Their extensive experience and knowledge of the personal care electric appliance industry help formulate and implement business strategy and foster growth of our Operating Subsidiaries’ business. Particularly, we rely on our Executive Director, Mr. Li Kin Shing, in the overall management, strategic planning and development and daily operation of our Operating Subsidiaries. The loss of services of our Executive Director or of senior management members without timely and suitable replacement may cause disruption or loss of our Operating Subsidiaries’ business operation and prospects. Please refer to “Management – Executive Officers and Directors,” “– Independent Non-Executive Directors” and “– Senior Management/Key Personnel” in this prospectus for details about the experience and roles of our Executive Directors, independent non-executive Directors, and senior management.

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Aside from our key management, our Operating Subsidiaries also rely on our employees for their daily operations. Our Operating Subsidiaries’ results of operations and business performance may be materially and adversely affected if we cannot retain the services of our employees and recruit suitable replacements in a timely manner.

Our Operating Subsidiaries derive a significant portion of their revenue from international operations and are exposed to foreign exchange risk. Moreover, fluctuations in exchange rates could have a material and adverse effect on our results of operations and the value of your investment.

Most of our Operating Subsidiaries’ sales are settled in USD, Our Operating Subsidiaries currently do not have a foreign currency hedging policy. For the six months ended June 30, 2023, our Operating Subsidiaries recorded a net foreign exchange gain of approximately HK$521,000; for the year ended December 31, 2022, our Operating Subsidiaries recorded a net foreign exchange loss of approximately HK$7,000 whereas for the fiscal years ended December 31, 2021, our Operating Subsidiaries recorded a net foreign exchange gain of approximately HK$459,000. Significant volatility in foreign exchange rates may negatively affect our results of operations and other comprehensive income.

In addition, our Operating Subsidiaries’ revenues and expenses will also be denominated in Hong Kong dollars. Although the exchange rate between of the Hong Kong dollar to the U.S. dollar has been pegged since 1983, we cannot assure you that the Hong Kong dollar will remain pegged to the U.S. dollar. Any significant fluctuations in the exchange rates between Hong Kong dollars and U.S. dollars may have a material adverse effect on our Operating Subsidiaries’ revenue and financial condition. For example, to the extent that we are required to convert U.S. dollars we receive from this offering into Hong Kong dollars for our Operating Subsidiaries’ operations, fluctuations in the exchange rates of the Hong Kong dollar against the U.S. dollar would have an adverse effect on the amounts we receive from the conversion. We have not used any forward contracts, futures, swaps, or currency borrowings to hedge our exposure to foreign currency risk.

Our Operating Subsidiaries are exposed to the credit risk of their customers.

The credit risk exposure of our Operating Subsidiaries mainly arises from trade receivables from our customers. As of June 30, 2023, December 31, 2022, and December 31, 2021, our Operating Subsidiaries’ accounts receivables amounted to approximately HK$30,255,000, HK$32,938,000 and HK$46,395,000, respectively, which represented approximately 37.2%, 41.2% and 49.3% of total assets, respectively. For the six months ended June 30, 2023, year ended December 31, 2022, and 2021, our Operating Subsidiaries did not record any impairment/reversal of accounts receivables. However, our Operating Subsidiaries are still subject to the credit risk of their customers and their liquidity is dependent on their customers making prompt payments.

Furthermore, our Operating Subsidiaries’ suppliers generally offer them a credit period of 30 days to 60 days, while our Operating Subsidiaries generally grant their customers a credit period ranging from 30 days to 90 days. The longer credit period granted to our Operating Subsidiaries’ customers compared to that offered by their suppliers indicates a potential risk of a possible cash flow shortage, which may affect the liquidity of their business. In the event that our Operating Subsidiaries experience a cash flow shortage when their customers do not make settlements on a timely manner, the financial position, profitability, and cash flow of our Operating Subsidiaries may be adversely affected.

Our Operating Subsidiaries may be harmed by negative publicity.

Our Operating Subsidiaries operate in highly competitive industries, and there are other companies in the market that offer similar products and services. They derive most of their customers through word of mouth and rely on the positive feedback of their customers. Thus, customer satisfaction with our Operating Subsidiaries’ products is critical to the success of their business. If our Operating Subsidiaries fail to meet our customer’s expectations, there may be negative feedback which may have an adverse impact on our Operating Subsidiaries’ business and reputation. In the event that our Operating Subsidiaries are unable to maintain a high level of customer satisfaction, or any customer dissatisfaction is inadequately addressed, our Operating Subsidiaries’ business, financial condition, results of operations and prospects may also be adversely affected.

Our Operating Subsidiaries’ reputation may also be adversely affected by negative publicity in reports and publications such as major newspapers and forums or any other negative publicity or rumors. There is no assurance that our Operating Subsidiaries will not experience negative publicity in the future or that such negative publicity will not have a material and adverse effect on their reputation or prospects. This may result in our Operating Subsidiaries’ being unable to attract new customers or retain existing customers and may in turn adversely affect their business and results of operations.

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We may be unable to successfully implement our business strategies and future plans for our Operating Subsidiaries.

As part of our business strategies and future plans, we intend to expand our Operating Subsidiaries’ operations. While we have planned such expansion based on our outlook regarding our Operating Subsidiaries’ business prospects, there is no assurance that such expansion plans will be commercially successful or that the actual outcome of those expansion plans will match our expectations. The success and viability of our expansion plans are dependent upon our ability to successfully implement our development projects, hire and retain skilled employees to carry out our Operating Subsidiaries’ product development and new market strategies and future plans and implement strategic business development and marketing plans effectively and upon an increase in demand for their products by existing and new customers in the future.

Further, the implementation of our business strategies and future plans for our Operating Subsidiaries’ business operations may require substantial capital expenditure and additional financial resources and commitments. There is no assurance that these business strategies and future plans will achieve the expected results or outcome such as an increase in revenue that will be commensurate with our investment costs or the ability to generate any cost savings, increased operational efficiency and/or productivity improvements to our Operating Subsidiaries’ operations. There is also no assurance that we will be able to obtain financing on terms that are favorable, if at all. If the results or outcome of our future plans do not meet our expectations, including if our Operating Subsidiaries fail to achieve a sufficient level of revenue or fail to manage their costs efficiently, we may not be able to recover our investment costs, and our business, financial condition, results of operations and prospects may be adversely affected.

Risks Related to Our Operating Subsidiaries’ Industry

An economic downturn may adversely affect consumer discretionary spending and demand for our products and services.

Our personal care electric appliance products may be considered discretionary items for consumers. Factors affecting the level of consumer spending for such discretionary items include general economic conditions and other factors, such as consumer confidence in future economic conditions, consumer sentiment, the availability and cost of consumer credit, levels of unemployment, and tax rates. Unfavorable economic conditions may lead consumers to delay or reduce purchases of our products and consumer demand for our products and services may not grow as we expect. Our sensitivity to economic cycles and any related fluctuation in consumer demand for our products and services may have an adverse effect on our operating results and financial condition.

Risks Related to Our Securities and the Offering

As of the date of this prospectus, we: (i) are not required to obtain permissions from any PRC authorities to operate or issue our Ordinary Shares to foreign investors; (ii) are not subject to permission requirements from the China Securities Regulatory Commission (the “CSRC”), the Cyberspace Administration of China (the “CAC”) or any other entity that is required to approve of our PRC subsidiaries’ operations; and (iii) have not received or were denied such permissions by any PRC authorities. Given the current PRC regulatory environment, it is uncertain when and whether we will be required to obtain permission from the PRC government to list on U.S. exchanges in the future, and even when such permission is obtained, whether it will be denied or rescinded.

As of the date of this prospectus, we: (i) are not required to obtain permissions from any PRC authorities to operate or issue our Ordinary Shares to foreign investors; (ii) are not subject to permission requirements from the China Securities Regulatory Commission (the “CSRC”), the Cyberspace Administration of China (the “CAC”) or any other entity that is required to approve of our PRC subsidiaries’ operations; and (iii) have not received or were denied such permissions by any PRC authorities. We are also currently not required to obtain any pre-approval from Chinese authorities to list on a U.S. stock exchange, including the NYSE, Nasdaq, or any of the Nasdaq Markets. Given the current PRC regulatory environment, it is uncertain when and whether we will be required to obtain permission from the PRC government to list on U.S. exchanges in the future, and even when such permission is obtained, whether it will be denied or rescinded. As of the date of this prospectus, we have not received any inquiry, notice, warning, sanctions, or regulatory objection to this offering from the CSRC or other PRC governmental authorities. However, if we are required to obtain approval in the future and are denied permission from Chinese authorities to list on U.S. exchanges, we will not be able to list on a U.S. exchange, which would materially affect the interest of our investors.

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In response to recent data security concerns arising from overseas listings of Chinese internet companies operating in the PRC, on January 4, 2022, the Cyberspace Administration of China (the “CAC”) issued revised measures to expand the types of businesses and circumstances that would require cybersecurity review by the CAC. We believe that we may be directly subject to these regulatory actions or statements as our Operating Subsidiaries’ business involves the collection of user data and may implicate cybersecurity and involve any other type of restricted industry. Because these statements and regulatory actions are new, however, it is highly uncertain how soon legislative or administrative regulation making bodies in China will respond to them, or what existing or new laws or regulations will be modified or promulgated, if any, or what the potential impact any such modified or new laws and regulations will be on our Operating Subsidiaries’ daily business operations or our ability to accept foreign investments and list on a U.S. exchange. For further information, see “Risks Factors – Risks Related to Doing Business in the People’s Republic of China and Hong Kong.”

Any future action by the Chinese government to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers or expanding the categories of industries and companies whose foreign securities offerings are subject to government review could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of our securities to significantly decline or the securities to become worthless.

Recent statements by the Chinese government have indicated an intent to exert greater oversight and control over offerings that are conducted overseas and/or over foreign investments in China-based issuers. On July 6, 2021, the General Office of the Communist Party of China Central Committee and the General Office of the State Council jointly issued a document to crack down on illegal activities in the securities market and promote the high-quality development of the capital market, which, among other things, requires the relevant governmental authorities to strengthen cross-border oversight of law-enforcement and judicial cooperation, to enhance supervision over China-based companies listed overseas, and to establish and improve the system of extraterritorial application of the PRC securities laws.

Additionally, we could be subject to various government and regulatory interference in the regions in which we operate, which could result in a material change in our operations and the value of the securities. Pursuant to Article 6 of the Revised Draft, companies holding data of more than one million users must now apply for cybersecurity approval when seeking overseas listings because of the risk that such data and personal information could be “affected, controlled, and maliciously exploited by foreign governments.” As confirmed by our PRC counsel, Sundial Law Firm we currently are not subject to cybersecurity review with the CAC to conduct business operations in China, given that: (i) we are not the “operator of critical information infrastructure” or “online platform operator” (ii) we do not possess a large amount of personal information in our business operations, and (iii) as of the date of this prospectus, we have not been involved in any investigations initiated by the CAC, nor have we received any inquiry, notice, warning or sanction in such respect.

On February 17, 2023, with the approval of the State Council, the China Securities Regulatory Commission (the “CSRC”) promulgated the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies (“Trial Measures”), and five supporting guidelines, which came into effect on March 31, 2023. Pursuant to the Trial Measures, domestic companies that seek to offer or list securities overseas, both directly and indirectly, shall complete filing procedures with the CSRC pursuant to the requirements of the Trial Measures within three working days following their submission of initial public offerings or listing applications. If a domestic company fails to complete the required filing procedures or conceals any material fact or falsifies any major content in its filing documents, such domestic company may be subject to administrative penalties, such as an order to rectify, warnings and fines, and its controlling shareholders, actual controllers, the person directly in charge and other directly liable persons may also be subject to administrative penalties, such as warnings and fines.

As of the date of this prospectus, we have not received any formal inquiry, notice, warning, sanction, or objection from the CSRC with respect to the listing of our Ordinary Shares, and, in the opinion of our PRC legal counsel, Sundial Law Firm, the filing requirements under the Trial Measurements do not apply to the Company since: (i) the revenue, total profit, total assets or net assets of FPPF was less than 50% of that of the Company in total for the fiscal year ended December 31, 2022; and (ii) the majority of senior management are non-PRC citizens and reside in Hong Kong.

However, there can be no assurance that the relevant PRC governmental authorities, including the CSRC, would reach the same conclusion as us, or that the CSRC or any other PRC governmental authorities would not promulgate new rules or new interpretation of current rules (with retrospective effect) to require us to obtain CSRC or other PRC governmental approvals for this offering. If we inadvertently concluded that such approvals are not required, our ability to offer or continue to offer our Ordinary Shares to investors could be significantly limited or completed hindered, which could cause the value of our Ordinary Shares to significantly decline or become worthless. We may also face sanctions by the CSRC, the CAC or other PRC regulatory agencies. These regulatory agencies may impose fines, penalties, limit our operations in China, or take other actions that could have a material adverse effect on our business, financial condition, results of operations and prospects, as well as the trading price of our securities.

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The promulgation of new laws or regulations, or the new interpretation of existing laws and regulations, may restrict or otherwise unfavorably impact our ability or way to conduct business and may require us to change certain aspects of our business to ensure compliance, which could decrease demand for our services, reduce revenues, increase costs, require us to obtain more licenses, permits, approvals or certificates, or subject us to additional liabilities.

An active trading market for our Ordinary Shares may not be established or, if established, may not continue and the trading price for our Ordinary Shares may fluctuate significantly.

We cannot assure you that a liquid public market for our Ordinary Shares will be established. If an active public market for our Ordinary Shares does not occur following the completion of this offering, the market price and liquidity of our Ordinary Shares may be materially and adversely affected. The public offering price for our Ordinary Shares in this offering was determined by negotiation between us and the representative of the underwriter based on several factors, and we can provide no assurance that the trading price of our Ordinary Shares after this offering will not decline below the public offering price. As a result, investors in our Ordinary Shares may experience a significant decrease in the value of their Ordinary Shares.

We may not maintain the listing of our Ordinary Shares on the Nasdaq Capital Market, which could limit investors’ ability to make transactions in our Ordinary Shares and subject us to additional trading restrictions.

Our Ordinary Shares have been approved for listing on the Nasdaq Capital Market. In order to continue listing our shares on the Nasdaq Capital Market, we must maintain certain financial and share price levels and we may be unable to meet these requirements in the future. We cannot assure you that our shares will continue to be listed on Nasdaq in the future.

If Nasdaq delists our Ordinary Shares and we are unable to list our shares on another national securities exchange, we expect that our shares could be quoted on an over-the-counter market in the United States. If this were to occur, we could face significant material adverse consequences, including:

●	a limited availability of market quotations for our Ordinary Shares;

●	reduced liquidity for our Ordinary Shares;

●	a determination that our Ordinary Shares are “penny stock,” which will require brokers trading in our shares to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our Ordinary Shares;

●	a limited amount of news and analyst coverage; and

●	a decreased ability to issue additional securities or obtain additional financing in the future.

As long as our Ordinary Shares are listed on Nasdaq, U.S. federal law prevents or preempts states from regulating their sale. However, the law does allow states to investigate companies if there is a suspicion of fraud, and, if there is a finding of fraudulent activity, then states can regulate or bar their sale. Further, if we were no longer listed on Nasdaq, we would be subject to regulations in each state in which we offer our shares.

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Nasdaq may apply additional and more stringent criteria for our continued listing.

Nasdaq Listing Rule 5101 provides Nasdaq with broad discretionary authority over the initial and continued listing of securities in Nasdaq and Nasdaq may use such discretion to deny initial listing, apply additional or more stringent criteria for the initial or continued listing of particular securities, or suspend or delist particular securities based on any event, condition, or circumstance that exists or occurs that makes initial or continued listing of the securities on Nasdaq inadvisable or unwarranted in the opinion of Nasdaq, even though the securities meet all enumerated criteria for initial or continued listing on Nasdaq. In addition, Nasdaq has used its discretion to deny initial or continued listing or to apply additional and more stringent criteria in the instances, including but not limited to where the company engaged an auditor that has not been subject to an inspection by PCAOB, an auditor that PCAOB cannot inspect, or an auditor that has not demonstrated sufficient resources, geographic reach, or experience to adequately perform the company’s audit; (ii) where a company planned a small public offering, which would result in insiders holding a large portion of the company’s listed securities. Nasdaq was concerned that an offering size was insufficient to establish the company’s initial valuation, and there would not be sufficient liquidity to support a public market for the company; and (iii) where the company did not demonstrate sufficient nexus to the U.S. capital market, including having no U.S. shareholders, operations, or members of the board of directors or management. For the any aforementioned concerns, we may be subject to the additional and more stringent criteria of Nasdaq for our continued listing, which might cause delay or even denial of our listing application for our Ordinary Shares.

Our stock price may be volatile, and the value of our Ordinary Shares may decline.

We cannot predict the prices at which our Ordinary Shares will trade. The initial public offering price of our Ordinary Shares will be determined by negotiations between us and the underwriters and may not bear any relationship to the market price at which our Ordinary Shares will trade after this offering or to any other established criteria of the value of our business and prospects, and the market price of our Ordinary Shares following this offering may fluctuate substantially and may be lower than the initial public offering price. In addition, the trading price of our Ordinary Shares following this offering is likely to be volatile and could be subject to fluctuations in response to various factors, some of which are beyond our control. These fluctuations could cause you to lose all or part of your investment in our Ordinary Shares as you might be unable to sell your Ordinary Shares at or above the price you paid in this offering.

The stock market has recently experienced extreme price and volume fluctuations. Broad market and industry fluctuations, as well as general economic, political, regulatory and market conditions, may also negatively impact the market price of our Ordinary Shares. Price volatility may be greater if the public float and trading volume of shares of our Ordinary Shares is low. Furthermore, in the past, companies that have experienced volatility in the market price of their securities have been subject to securities class-action litigation following periods of volatility in the market price of their securities. We may be the target of this type of litigation in the future, which could result in substantial costs, divert management’s attention and resources, and harm our business, financial condition, and results of operations.

Certain recent initial public offerings of companies with smaller public floats have experienced extreme stock price and volume fluctuations seemingly unrelated to company performance. Such volatility, if occurs to us, may make it difficult for prospective investors to assess the rapidly changing value of our Ordinary Shares.

Certain recent instances of extreme stock price and volume fluctuations have been seemingly unrelated to company performance following a number of recent initial public offerings, particularly among companies with relatively smaller public floats, and we expect that such instances may continue and/or increase in the future. We anticipate that the trading price of our Ordinary Shares following this offering is likely to be volatile, and our Ordinary Shares may be subject to rapid and substantial price volatility. Such volatility, including any stock run-ups, may be unrelated or disproportionate to our actual or expected operating performance and financial condition or prospects and may distort the market perception of our Ordinary Shares, price and our company’s financial performance and public image, negatively affect the long-term liquidity of our Ordinary Shares, regardless of our actual or expected operating performance. If we encounter such volatility, it will likely make it difficult and confusing for prospective investors to assess the rapidly changing value of our Ordinary Shares and understand the value thereof.

We also anticipate that our Ordinary Shares are likely to be more sporadically and thinly traded than that of larger, more established companies with larger public floats. As a consequence of this lack of liquidity, the trade of relatively small quantities of Ordinary Shares by our stockholders may disproportionately influence the price of those shares in either direction. The price of our Ordinary Shares could, for example, decline precipitously in the event that a large number of our Ordinary Shares are sold on the market without commensurate demand as compared to a larger, more established issuer that could better absorb those sales without adverse impact on its stock price.

If securities or industry analysts do not publish research or publish unfavorable or inaccurate research about our business, the market price and trading volume of our Ordinary Shares could decline.

The market price and trading volume of our Ordinary Shares following the completion of this offering will be heavily influenced by the way analysts interpret our financial information and other disclosures. We do not have control over these analysts. If few securities analysts commence coverage of us, or if industry analysts cease coverage of us, our Ordinary Share price could be negatively affected. If securities or industry analysts do not publish research or reports about our business, downgrade our Ordinary Shares, or publish negative reports about our business, our Ordinary Share price would likely decline. If one or more of these analysts cease coverage of us or fail to publish reports on us regularly, demand for our Ordinary Shares could decrease, which might cause our Ordinary Share price to decline and could decrease the trading volume of our Ordinary Shares.

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Because we do not expect to pay dividends in the foreseeable future, you must rely on price appreciation of our Ordinary Shares for a return on your investment.

We currently intend to retain all of our available funds and any future earnings after this offering to fund the development and growth of our business. As a result, we do not expect to pay any cash dividends in the foreseeable future. Therefore, you should not rely on an investment in our Ordinary Shares as a source for any future dividend income. Our Board of Directors has complete discretion as to whether to distribute dividends, subject to certain requirements of Hong Kong law. Even if our Board of Directors decides to declare and pay dividends, the timing, amount, and form of future dividends, if any, will depend on, among other things, our future results of operations and cash flow, our capital requirements and surplus, the amount of distributions, if any, received by us from our subsidiaries, our financial condition, contractual restrictions, and other factors as determined by our Board of Directors. Accordingly, the return on your investment in our Ordinary Shares will likely depend entirely upon any future price appreciation of our Ordinary Shares. There is no guarantee that our Ordinary Shares will appreciate in value after this offering or even maintain the price at which you purchased our shares. You may not realize a return on your investment in our Ordinary Shares and you may even lose your entire investment.

Because our public offering price per share is substantially higher than our net tangible book value per share, you will experience immediate and substantial dilution.

If you purchase Ordinary Shares in this offering, you will pay substantially more than our net tangible book value per Ordinary Share. As a result, you will experience immediate and substantial dilution of US$4.36 per share, representing the difference between our as adjusted net tangible book value per share of US$0.64 as of June 30, 2023, after giving effect to the net proceeds to us from this offering, assuming no change to the number of Ordinary Shares offered by us as set forth on the cover page of this prospectus and a public offering price of US$5.00 per share. See “Dilution” for a more complete description of how the value of your investment in our Ordinary Shares will be diluted upon the completion of this offering.

As an exempted company incorporated in the Cayman Islands, we are permitted to adopt certain home country practices in relation to corporate governance matters that differ significantly from Nasdaq Capital Market corporate governance listing standards. These practices may afford less protection to shareholders than they would enjoy if we complied fully with Nasdaq Capital Market corporate governance listing standards.

As a foreign private issuer that has been approved to list our Ordinary Shares on the Nasdaq Capital Market, we rely on a provision in the Nasdaq Capital Market corporate governance listing standards that allows us to follow Cayman Islands law with regard to certain aspects of corporate governance. This allows us to follow certain corporate governance practices that differ in significant respects from the corporate governance requirements applicable to U.S. companies listed on the Nasdaq Capital Market.

For example, we are exempt from Nasdaq Capital Market regulations that require a listed U.S. company to:

●	have a majority of the board of directors consist of independent directors;

●	require non-management directors to meet on a regular basis without management present;

●	have an independent compensation committee;

●	have an independent nominating committee; and

●	seek shareholder approval for the implementation of certain equity compensation plans and dilutive issuances of Ordinary Shares, such as transactions, other than a public offering, involving the sale of 20% or more of our Ordinary Shares for less than the greater of the book or market value of the shares.

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As a foreign private issuer, we are permitted to follow home country practice in lieu of the above requirements. Our audit committee is required to comply with the provisions of Rule 10A-3 of the Exchange Act, which is applicable to U.S. companies listed on the Nasdaq Capital Market. Therefore, we intend to have a fully independent audit committee upon effectiveness of the registration statement of which this prospectus is a part, in accordance with Rule 10A-3 of the Exchange Act. However, because we are a foreign private issuer, our audit committee is not subject to additional Nasdaq Capital Market corporate governance requirements applicable to listed U.S. companies, including the requirements to have a minimum of three members and to affirmatively determine that all members are “independent,” using more stringent criteria than those applicable to us as a foreign private issuer.

Further, because we are a foreign private issuer under the Exchange Act, we are exempt from certain provisions of the securities rules and regulations in the United States that are applicable to U.S. domestic issuers, including:

●	the rules under the Exchange Act requiring the filing of quarterly reports on Form 10-Q or current reports on Form 8-K with the SEC;

●	the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act;

●	the sections of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

●	the selective disclosure rules by issuers of material non-public information under Regulation FD.

We will be required to file an annual report on Form 20-F within four months of the end of each fiscal year. In addition, we intend to publish our financial results on a semi-annual basis through press releases distributed pursuant to the rules and regulations of the Nasdaq Capital Market. Press releases relating to financial results and material events will also be furnished to the SEC on Form 6-K. However, the information we are required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. As a result, you may not be afforded the same protections or information that would be made available to you if you were investing in a U.S. domestic issuer.

We may lose our foreign private issuer status in the future, which could result in significant additional costs and expenses to us.

As discussed above, we are a foreign private issuer and, therefore, we are not required to comply with all of the periodic disclosure and current reporting requirements of the Exchange Act. The determination of foreign private issuer status is made annually on the last Business Day of an issuer’s most recently completed second fiscal quarter, and, accordingly, the next determination will be made with respect to us on June 30, 2024 In the future, we would lose our foreign private issuer status if: (i) more than 50% of our outstanding voting securities are owned by U.S. residents; and (ii) a majority of our directors or executive officers are U.S. citizens or residents, or we fail to meet additional requirements necessary to avoid the loss of foreign private issuer status. If we were to lose our foreign private issuer status, we would be required to file with the SEC periodic reports and registration statements on U.S. domestic issuer forms, which are more detailed and extensive than the forms available to a foreign private issuer. We would also have to comply with U.S. federal proxy requirements, and our officers, directors and 10% shareholders would become subject to the short-swing profit disclosure and recovery provisions of Section 16 of the Exchange Act. In addition, we would lose our ability to rely upon exemptions from certain corporate governance requirements under the listing rules of Nasdaq. As a U.S. listed public company that is not a foreign private issuer, we would incur significant additional legal, accounting, and other expenses that we do not incur as a foreign private issuer.

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We will incur significantly increased costs and devote substantial management time as a result of the listing of our Ordinary Shares on the Nasdaq Capital Market.

We will incur additional legal, accounting, and other expenses as a public reporting company, particularly after we cease to qualify as an emerging growth company. For example, we will be required to comply with the additional requirements of the rules and regulations of the SEC and Nasdaq rules, including applicable corporate governance practices. We expect that compliance with these requirements will increase our legal and financial compliance costs and will make some activities more time-consuming and costly. In addition, we expect that our management and other personnel will need to divert attention from operational and other business matters to devote substantial time to these public company requirements. We cannot predict or estimate the number of additional costs we may incur as a result of becoming a public company or the timing of such costs.

In addition, changing laws, regulations and standards relating to corporate governance and public disclosure are creating uncertainty for public companies, increasing legal and financial compliance costs, and making some activities more time-consuming. These laws, regulations and standards are subject to varying interpretations, in many cases due to their lack of specificity, and, as a result, their application in practice may evolve over time as new guidelines are provided by regulatory and governing bodies. This could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. We intend to invest resources to comply with evolving laws, regulations and standards, and this investment may result in increased general and administrative expenses and a diversion of management’s time and attention from revenue-generating activities to compliance activities. If our efforts to comply with new laws, regulations and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to their application and practice, regulatory authorities may also initiate legal proceedings against us, and our business may be adversely affected.

You may have more difficulties protecting your interests than you would as a shareholder of a U.S. corporation.

We are an exempted company incorporated under the laws of the Cayman Islands with limited liability. Our corporate affairs are governed by our Articles of Association, the Companies Act and the common law of the Cayman Islands. The rights of shareholders to take action against our directors and us, actions by minority shareholders and the fiduciary duties of our directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from English common law, the decisions of whose courts are of persuasive authority, but are not binding, on a court in the Cayman Islands. The rights of our shareholders and the fiduciary duties of our directors under Cayman Islands law are not as clearly established as they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the Cayman Islands has a less developed body of securities laws than the United States. Some U.S. states, such as Delaware, have more fully developed and judicially interpreted bodies of corporate law than the Cayman Islands. In addition, Cayman Islands companies may not have the standing to initiate a shareholder derivative action in a federal court of the United States.

Shareholders of Cayman Islands exempted companies like us have no general rights under Cayman Islands law to obtain copies of the register of members or corporate records of the company. They will, however, have such rights as may be set out in the company’s articles of association. A Cayman Islands exempted company may maintain its principal register of members and any branch registers in any country or territory, whether within or outside the Cayman Islands, as the company may determine from time to time. There is no requirement for an exempted company to make any returns of members to the Registrar of Companies in the Cayman Islands. The names and addresses of the members are, accordingly, not a matter of public record and are not available for public inspection. However, an exempted company shall make available at its registered office, in electronic form or any other medium, such register of members, including any branch register of member, as may be required of it upon service of an order or notice by the Tax Information Authority pursuant to the Tax Information Authority Act (2013 Revision) of the Cayman Islands. This may make it more difficult for you to obtain the information needed to establish any facts necessary for a shareholder resolution or to solicit proxies from other shareholders in connection with a proxy contest.

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Certain corporate governance practices in the Cayman Islands, which is our home country, may differ significantly from requirements for companies incorporated in other jurisdictions such as U.S. states. Currently, we plan to rely on home country practice with respect to any corporate governance matter. Accordingly, our shareholders may be afforded less protection than they otherwise would under rules and regulations applicable to U.S. domestic issuers.

As a result of all of the above, shareholders may have more difficulty in protecting their interests in the face of actions taken by our management, members of the Board of Directors or controlling shareholders than they would as shareholders of a company incorporated in a U.S. state. For a discussion of significant differences between the provisions of the Companies Act and the laws applicable to companies incorporated in a U.S. state and their shareholders, see “Certain Cayman Islands Company Considerations — Comparison of Cayman Corporate Law and U.S. Corporate Law” on page 103 of this prospectus.

You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing actions in China or Hong Kong against us or our management named in the prospectus based on foreign laws.

We are an exempted company incorporated under the laws of the Cayman Islands, we conduct a substantial amount of operations in China, and a substantial portion of our assets are located in China and Hong Kong. In addition, certain senior executive officers reside within China and/or Hong Kong for a significant portion of the time and are either PRC or Hong Kong nationals. As a result, it may be difficult for our shareholders to effect service of process upon us or those persons inside China or Hong Kong. In addition, neither China nor Hong Kong has treaties providing for the reciprocal recognition and enforcement of judgments of courts with the Cayman Islands and many other countries and regions. Therefore, recognition and enforcement in China or Hong Kong of judgments of a court in any of these non-PRC or Hong Kong jurisdictions in relation to any matter not subject to a binding arbitration provision may be difficult or impossible.

Shareholder claims that are common in the United States, including securities law class actions and fraud claims, generally are difficult to pursue as a matter of law or practicality in China or Hong Kong. For example, in China, there are significant legal and other obstacles to obtaining information needed for shareholder investigations or litigation outside China or otherwise with respect to foreign entities. Although the local authorities in China may establish a regulatory cooperation mechanism with the securities regulatory authorities of another country or region to implement cross-border supervision and administration, such regulatory cooperation with the securities regulatory authorities in the United States have not been efficient in the absence of mutual and practical cooperation mechanism. According to Article 177 of the PRC Securities Law which took effect in March 2020, no overseas securities regulator is allowed to directly conduct investigation or evidence collection activities within the territory of the PRC. Accordingly, without the consent of the competent PRC or Hong Kong securities regulators and relevant authorities, no organization or individual may provide the documents and materials relating to securities business activities to overseas parties.

Certain judgments obtained against us by our shareholders may not be enforceable.

We are a Cayman Islands exempted company and substantially all of our assets are located outside of the United States. In addition, all of our current directors and officers are nationals and residents of countries other than the United States and substantially all of the assets of these persons are located outside the United States. As a result, it may be difficult for a shareholder to effect service of process within the United States upon these persons or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. Even if you are successful in bringing an action of this kind, the laws of the Cayman Islands may render you unable to enforce a judgment against our assets or the assets of our directors and officers. For more information regarding the relevant laws of the Cayman Islands, see “Enforceability of Civil Liabilities.” As a result of all of the above, our shareholders may have more difficulties in protecting their interests through actions against us or our officers, directors or major shareholders than would shareholders of a corporation incorporated in a jurisdiction in the United States.

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Our Ordinary Shares may be subject to raid and substantial price volatility unrelated to our performance, which could result in substantial losses to investors.

Our Ordinary Shares may be subject to rapid and substantial price volatility and their trading price could fluctuate widely due to factors beyond our control. Upon the consummation of this offering, we will have a relatively small public float due to the relatively small size of this offering, and the concentrated ownership of our Ordinary Shares among our executive officers and directors. As a result of our small public float, our Ordinary Shares may be less liquid and have greater stock price volatility than the shares of companies with broader public ownership. This may also happen because of the broad market and industry factors, like the performance and fluctuation of the market prices of other companies with business operations located mainly in the PRC or Hong Kong that may have listed their securities in the United States. In addition to market and industry factors, the price and trading volume for our Ordinary Shares may be highly volatile for factors specific to our Operating Subsidiaries’ operations, including the following:

●	fluctuations in our Operating Subsidiaries’ revenues, earnings, and cash flow;

●	changes in financial estimates by securities analysts;

●	additions or departures of key personnel;

●	release of lock-up or other transfer restrictions on our outstanding equity securities or sales of additional equity securities; and

●	potential litigation or regulatory investigations.

Any of these factors may result in significant and sudden changes in the volume and price at which our shares will trade.

In addition, the stock price of a number of companies involved in initial public offerings, particularly among companies with relatively smaller public floats, has experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of these companies. Such rapid and substantial price volatility, including any stock run-up, may be unrelated to our actual or expected operating performance and financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our stock. This volatility may prevent you from being able to sell your securities at or above the price you paid for your securities. If the market price of our Ordinary Shares after this offering does not exceed the initial public offering price, you may not realize any return on your investment in us and may lose some or all of your investment.

Furthermore, in the past, shareholders of public companies have often brought securities class action suits against those companies following periods of instability in the market price of their securities. If we were involved in a class action suit, it could divert a significant amount of our management’s attention and other resources from our business and operations and require us to incur significant expenses to defend the suit, which could harm our results of operations. Any such class action suit, whether or not successful, could harm our reputation and restrict our ability to raise capital in the future. In addition, if a claim is successfully made against us, we may be required to pay significant damages, which could have a material adverse effect on our financial condition and results of operations.

If we are classified as a passive foreign investment company, United States taxpayers who own our securities may have adverse United States federal income tax consequences.

We are a non-U.S. corporation and, as such, we will be classified as a passive foreign investment company, which is known as a PFIC, for any taxable year if, for such year, either

●	At least 75% of our gross income for the year is passive income; or

●	The average percentage of our assets (determined at the end of each quarter) during the taxable year that produce passive income or that are held for the production of passive income is at least 50%.

Passive income generally includes dividends, interest, rents, royalties (other than rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets.

If we are determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. taxpayer who holds our securities, the U.S. taxpayer may be subject to increased U.S. federal income tax liability and may be subject to additional reporting requirements.

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It is possible that, for our current taxable year or for any subsequent year, more than 50% of our assets may be assets which produce passive income. We will make this determination following the end of any particular tax year. We treat our affiliated entities as being owned by us for United States federal income tax purposes, not only because we exercise effective control over the operation of such entities but also because we are entitled to substantially all of their economic benefits, and, as a result, we consolidate their operating results in our consolidated financial statements. For purposes of the PFIC analysis, in general, a non-U.S. corporation is deemed to own its pro rata share of the gross income and assets of any entity in which it is considered to own at least 25% of the equity by value.

For a more detailed discussion of the application of the PFIC rules to us and the consequences to U.S. taxpayers if we were determined to be a PFIC, see “Material Tax Considerations - Passive Foreign Investment Company Considerations.”

We are an emerging growth company within the meaning of the Securities Act and may take advantage of certain reduced reporting requirements.

We are an “emerging growth company,” as defined in the JOBS Act, and we may take advantage of certain exemptions from various requirements applicable to other public companies that are not emerging growth companies including, most significantly, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act for so long as we are an emerging growth company. As a result, if we elect not to comply with such auditor attestation requirements, our investors may not have access to certain information they may deem important.

The JOBS Act also provides that an emerging growth company does not need to comply with any new or revised financial accounting standards until such date that a private company is otherwise required to comply with such new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the extended transition period, although we have early adopted certain new and revised accounting standards based on transition guidance permitted under such standards. As a result of this election, our future financial statements may not be comparable to other public companies that comply with the public company effective dates for these new or revised accounting standards.

Our Executive Director has substantial influence over the Company. His interests may not be aligned with the interests of our other shareholders, and it could present or cause a change of control or other transactions.

Prior to this offering, through his 100% ownership of LMIL, Mr. Li Kin Shing, our Executive Director, beneficially owns 80% of our issued and outstanding Ordinary Shares. Upon completion of this offering, Mr. Li Kin Shing’s beneficial ownership will be decreased to approximately 72.73%, and our public shareholders will beneficially own approximately 9.09% of our issued and outstanding Ordinary Shares assuming the underwriters do not exercise their over-allotment option. In the event the underwriters exercise their over-allotment option in full, Mr. Li Kin Shin will own approximately 71.75% of our issued and outstanding Ordinary Shares.

Accordingly, our controlling shareholder could control the outcome of any corporate transaction or other matter submitted to the shareholders for approval, including mergers, consolidations, the election of directors and other significant corporate actions, including the power to prevent or cause a change in control. The interests of our largest shareholder may differ from the interests of our other shareholders. Without the consent of our controlling shareholder, we may be prevented from entering into transactions that could be beneficial to us or our other shareholders. The concentration in the ownership of our shares may cause a material decline in the value of our shares. For more information regarding our principal shareholders and their affiliated entities, see “Principal Shareholder”.

If securities or industry analysts do not publish research or reports about our business and the business of our Operating Subsidiaries, or if they adversely change their recommendations regarding our Ordinary Shares, the market price for our Ordinary Shares and trading volume could decline.

The trading market for our Ordinary Shares will be influenced by research or reports that industry or securities analysts publish about our business and the business of our Operating Subsidiaries. If one or more analysts downgrade our Ordinary Shares, the market price for our Ordinary Shares would likely decline. If one or more of these analysts cease to cover us or fail to regularly publish reports on us, we could lose visibility in the financial markets, which in turn. could cause the market price or trading volume for our Ordinary Shares to decline.

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The sale or availability for sale of substantial amounts of our Ordinary Shares could adversely affect their market price.

Sales of substantial amounts of our Ordinary Shares in the public market after the completion of this offering, or the perception that these sales could occur, could adversely affect the market price of our Ordinary Shares, and could materially impair our ability to raise capital through equity offerings in the future. Prior to the sale of our Ordinary Shares in this offering, we have 10,000,000 Ordinary Shares issued and outstanding. The Ordinary Shares sold in this offering will be freely tradable without restriction or further registration under the Securities Act, and Ordinary Shares held by our existing shareholders may also be sold in the public market in the future, subject to the restrictions in Rule 144 and Rule 701 under the Securities Act and applicable lock-up agreements. There will be 11,000,000 Ordinary Shares outstanding immediately after this offering. In connection with this offering, our directors and officers named in the section “Management” and certain shareholders have agreed not to sell any Ordinary Shares until 180 days after the date of this prospectus without the prior written consent of the representative of the underwriters, subject to certain exceptions including with respect to the Ordinary Shares being sold by the Selling Shareholder pursuant to the registration statement that this prospectus forms a part of. However, the representative of the underwriters may release these securities from these restrictions at any time. We cannot predict what effect, if any, market sales of securities held by our controlling shareholder or any other shareholder or the availability of these securities for future sale will have on the market price of our Ordinary Shares. See “Shares Eligible for Future Sale” and “Underwriting” on page 108 and 114, respectively, of this prospectus for a more detailed description of the restrictions on selling our Ordinary Shares after the offering.

Short selling may drive down the market price of our Ordinary Shares.

Short selling is the practice of selling shares that the seller does not own but rather has borrowed from a third party with the intention of buying identical shares back at a later date to return to the lender. The short seller hopes to profit from a decline in the value of the shares between the sale of the borrowed shares and the purchase of the replacement shares, as the short seller expects to pay less in that purchase than it received in the sale. As it is in the short seller’s interest for the price of the shares to decline, many short sellers publish, or arrange for the publication of, negative opinions and allegations regarding the relevant issuer and its business prospects in order to create negative market momentum and generate profits for themselves after selling the shares short. These short attacks have, in the past, led to the selling of shares in the market. If we were to become the subject of any unfavorable publicity, whether such allegations are proven to be true or untrue, we could have to expend a significant amount of resources to investigate such allegations and/or defend ourselves. While we would strongly defend against any such short seller attacks, we may be constrained in the manner in which we can proceed against the relevant short seller by principles of freedom of speech, applicable state law or issues of commercial confidentiality.

You must rely on the judgment of our management as to the uses of the net proceeds from this offering, and such uses may not produce income or increase our share price.

We plan to use the net proceeds of this offering primarily as follows:(i) 40% to expand our production capacity and capability; (ii) approximately 20% to strengthen our engineering, research, and development capability; (iii) approximately 15% to penetrate and further expand into new and existing geographical markets; and (iv) approximately 25% for general working capital. See “Use of Proceeds” on page 50 of this prospectus”.

There are uncertainties with respect to indirect transfers of assets (including equity interests) of our Operating Subsidiaries in the PRC.

The Announcement of the State Administration of Taxation on Issues Relating to Withholding at Source of Income Tax of Non-resident Enterprises (“Announcement No. 37”) and the Announcement on Certain Issues Concerning Enterprise Income Tax for Indirect Transfer of Assets by Non-Resident Enterprises (“Circular 7”) issued by The State Administration of Taxation (“SAT”), provide comprehensive guidelines in relation to, and also heighten the PRC tax authorities scrutiny over, indirect transfers by a non-resident enterprise of assets (including equity interests) of a PRC resident enterprise (“PRC Taxable Assets”).

46

Announcement No. 37 and Circular 7 specify that the PRC tax authorities are entitled to reclassify the nature of an indirect transfer of PRC Taxable Assets when a non-resident enterprise transfers PRC Taxable Assets indirectly by disposing of equity interests in an overseas holding company directly or indirectly holding such PRC Taxable Assets by disregarding the existence of such overseas holding company and considering the transaction to be a direct transfer of PRC Taxable Assets if such transfer is deemed to have been conducted for the purposes of avoiding PRC enterprise income taxes and without any other reasonable commercial purposes. It is unclear whether any exemptions specified under Circular 7 will be applicable to the transfer of our Shares on a public market by our non-resident enterprise Shareholders or to any future acquisition by us outside of the PRC involving PRC Taxable Assets. Therefore, the PRC tax authorities may deem any transfer of our Shares by our Shareholders that are non-resident enterprises, or any future acquisition by us outside of the PRC involving PRC Taxable Assets to be subject to the foregoing regulations, which may subject our Shareholders or us to additional PRC tax reporting obligations or tax liabilities.

We may be classified as a PRC resident enterprise for PRC enterprise income tax purposes and be subject to PRC taxation on our worldwide income, which could result in unfavorable tax consequences to us and our shareholders.

Under the EIT Law, if an enterprise is established outside of the PRC with a “de facto management body” located within the PRC, such enterprise will be considered a PRC tax resident enterprise for tax purposes. Under the regulation on the Implementation of the EIT Rules, the term “de facto management body” is defined as a body that exercises full and substantial control over and overall management of the business, production, personnel, accounts, and properties of an enterprise, so we may be considered a PRC resident enterprise by the PRC tax authorities and will normally be subject to the enterprise income tax on our worldwide income at the rate of 25%. Please see “Regulatory Environment” in this prospectus for further details.

It is unclear how the PRC tax authorities will determine whether an offshore entity is a non-PRC resident enterprise. There is no assurance that PRC tax authorities will not consider us as a “resident enterprise.” If the PRC tax authorities subsequently determine that we or our offshore holding companies are deemed to be or should be classified as “resident enterprise(s),” such entity or entities may be subject to enterprise income tax on their worldwide income at a rate of 25%, which could have a material and adverse impact on our financial condition and results of operations.

The statement by the SEC regarding proposed rule changes submitted by Nasdaq and an act passed by the U.S. Senate and the U.S. House of Representatives all call for additional and more stringent criteria to be applied to emerging market companies. These developments could add uncertainties to our offering, business operations, share price and reputation.

U.S. public companies that have substantially all of their operations in China (including in Hong Kong) have been the subject of intense scrutiny, criticism, and negative publicity by investors, financial commentators, and regulatory agencies, such as the SEC. Much of the scrutiny, criticism and negative publicity has centered on financial and accounting irregularities and mistakes, a lack of effective internal controls over financial accounting, inadequate corporate governance policies or a lack of adherence thereto and, in many cases, allegations of fraud.

On December 7, 2018, the SEC and the PCAOB issued a joint statement highlighting continued challenges faced by the U.S. regulators in their oversight of financial statement audits of U.S.-listed companies with significant operations in China. On April 21, 2020, SEC Chairman Jay Clayton and PCAOB Chairman William D. Duhnke III, along with other senior SEC staff, released a joint statement highlighting the risks associated with investing in companies based in or have substantial operations in emerging markets including China, reiterating past SEC and PCAOB statements on matters including the difficulty associated with inspecting accounting firms and audit work papers in China and higher risks of fraud in emerging markets and the difficulty of bringing and enforcing SEC, Department of Justice and other U.S. regulatory actions, including in instances of fraud, in emerging markets generally.

On May 20, 2020, the U.S. Senate passed the Holding Foreign Companies Accountable Act (the “HFCA”) requiring a foreign company to certify it is not owned or controlled by a foreign government if the PCAOB is unable to audit specified reports because the company uses a foreign auditor not subject to PCAOB inspection. If the PCAOB is unable to inspect the company’s auditors for three consecutive years, the issuer’s securities are prohibited to trade on a national exchange. On December 2, 2020, the U.S. House of Representatives approved the Holding Foreign Companies Accountable Act.

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On May 21, 2021, Nasdaq filed three proposals with the SEC to (i) apply minimum offering size requirement for companies primarily operating in a “Restrictive Market,” (ii) prohibit Restrictive Market companies from directly listing on Nasdaq Capital Market, and only permit them to list on Nasdaq Global Select or Nasdaq Global Market in connection with a direct listing and (iii) apply additional and more stringent criteria to an applicant or listed company based on the qualifications of the company’s auditors.

As more stringent criteria may be imposed, including the HFCA, which became law in December 2020, our Ordinary Shares may be prohibited from trading if our auditor cannot be fully inspected. The PCAOB issued a Determination Report on December 16, 2021 (the “Determination Report”), which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in: (1) mainland China of the People’s Republic of China because of a position taken by one or more authorities in mainland China; and (2) Hong Kong, a Special Administrative Region and dependency of the PRC, because of a position taken by one or more authorities in Hong Kong. In addition, the Determination Report identified the specific registered public accounting firms subject to these determinations which included our auditor who appears as part of the report and is listed under its Appendix B: Registered Public Accounting Firms Subject to the Hong Kong Determination.

On December 15, 2022, the PCAOB announced that it has secured complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate the previous 2021 Determination Report to the contrary.

The HFCAA prohibits foreign companies from listing their securities on U.S. exchanges if the company’s auditor has been unavailable for PCAOB inspection or investigation for three consecutive years and, as a result, an exchange may determine to delist our Ordinary Shares. In June 2021, the Senate passed the AHFCAA which, if signed into law, would reduce the time period for the delisting of foreign companies under the HFCAA to two consecutive years instead of three years. In the event that the HFCAA is amended to prohibit an issuer’s securities from trading on any U.S. stock exchange and our auditor is not subject to PCAOB inspections for two consecutive years instead of three, it will reduce the time before our Ordinary Shares may be prohibited from trading or delisted from an exchange.

As a result of this scrutiny, criticism and negative publicity, the publicly traded stock of many U.S. listed Chinese companies sharply decreased in value and, in some cases, has become virtually worthless. Many of these companies are now subject to shareholder lawsuits and SEC enforcement actions and are conducting internal and external investigations into the allegations. It is not clear what effect this sector-wide scrutiny, criticism and negative publicity will have on us, our offering, business, and our Ordinary Share price. If we become the subject of any unfavorable allegations, whether such allegations are proven to be true or untrue, we will have to expend significant resources to investigate such allegations and/or defend our company. This situation will be costly and time consuming and distract our management from furthering our growth. If such allegations are not proven to be groundless, we and our business operations will be severely affected, and you could sustain a significant decline in the value of our Ordinary Shares.

ENFORCEABILITY OF CIVIL LIABILITIES

Our Company is an exempted company incorporated with limited liability under the laws of the Cayman Islands. We are incorporated in the Cayman Islands because of certain benefits associated with being a Cayman Islands company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions and the availability of professional and support services. However, the Cayman Islands has a less developed body of securities laws as compared to the United States and provides less protection for investors. In addition, Cayman Islands companies may not have standing to sue before the U.S. federal courts.

All of our Operating Subsidiaries’ current operations are conducted outside of the United States, and all of our current assets are located outside of the United States, with the majority of our and our Operating Subsidiaries’ operations and current assets being located in Hong Kong and China. In addition, our auditors are located in Vancouver, Canada, and our senior executive officers are located either in China or in Hong Kong for a significant portion of the time and are either PRC or Hong Kong nationals. As a result, it may be difficult for our shareholders to effect service of process upon us or those persons. In addition, neither China nor Hong Kong has treaties providing for the reciprocal recognition and enforcement of judgments of courts within the Cayman Islands. Therefore, recognition and enforcement in China or Hong Kong of judgments of a court in non-PRC or Hong Kong jurisdictions in relation to any matter not subject to a binding arbitration provision may be difficult or impossible.

Shareholder claims that are common in the United States, including securities law class actions and fraud claims, generally are difficult to pursue as a matter of law or practicality in China or Hong Kong. For example, in China, there are significant legal and other obstacles to obtaining the information needed for shareholder investigations or litigation outside China or otherwise with respect to foreign entities. Although the local authorities in China may establish a regulatory cooperation mechanism with the securities regulatory authorities of another country or region to implement cross-border supervision and administration, such regulatory cooperation with the securities regulatory authorities in the United States have not been efficient in the absence of a mutual and practical cooperation mechanism. According to Article 177 of the PRC Securities Law, which took effect in March 2020, no overseas securities regulator is allowed to directly conduct investigation or evidence collection activities within the territory of the PRC. Accordingly, without the consent of the competent PRC or Hong Kong securities regulators and relevant authorities, no organization or individual may provide the documents and materials relating to securities business activities to overseas parties.

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We have appointed Cogency Global Inc., 122 E. 42nd Street, 18th Floor, New York, New York 10168 as our agent upon whom process may be served in any action brought against us under the securities laws of the United States.

Cayman Islands

We have been advised by Harney Westwood & Riegels that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the federal or state courts of the United States (and the Cayman Islands are not a party to any treaties for the reciprocal enforcement or recognition of such judgments), the Cayman Islands Grand Court will at common law enforce final and conclusive in personam judgments of state and/or federal courts of the United States of America (the “Foreign Court”) of a debt or definite sum of money against the Company (other than a sum of money payable in respect of taxes or other charges of a like nature, or in respect of a fine or other penalty (which may include a multiple damages judgment in an anti-trust action)). The Grand Court of the Cayman Islands will also at common law enforce final and conclusive in personam judgments of the Foreign Court that are non-monetary against the Company, for example, declaratory judgments ruling upon the true legal owner of shares in a Cayman Islands company. The Grand Court will exercise its discretion in the enforcement of non-money judgments by applying the law of equity and determining whether the principle of comity requires recognition. To be treated as final and conclusive, any relevant judgment must be regarded as res judicata by the Foreign Court. A debt claim on a foreign judgment must be brought within 12 years of the judgment becoming enforceable, and arrears of interest on a judgment debt cannot be recovered after six years from the date on which the interest was due. The Cayman Islands courts are unlikely to enforce a judgment obtained from the Foreign Court under civil liability provisions of U.S. federal securities law if such a judgment is found by the courts of the Cayman Islands to give rise to obligations to make payments that are penal or punitive in nature. Such a determination has not yet been made by the Grand Court of the Cayman Islands, and it is therefore uncertain whether such civil liability judgments from the Foreign Court would be enforceable in the Cayman Islands. A Cayman Islands court may stay enforcement proceedings if concurrent proceedings are being brought elsewhere. A judgment entered in default of appearance by a defendant who has had notice of the Foreign Court’s intention to proceed may be final and conclusive notwithstanding that the Foreign Court has power to set aside its own judgment and despite the fact that it may be subject to an appeal the time-limit for which has not yet expired. The Grand Court may safeguard the defendant’s rights by granting a stay of execution pending any such appeal and may also grant interim injunctive relief as appropriate for the purpose of enforcement.

Hong Kong

There is uncertainty as to whether the courts of Hong Kong would: (i) recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or (ii) entertain original actions brought in Hong Kong against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

A judgment of a court in the United States predicated upon U.S. federal or state securities laws may be enforced in Hong Kong at common law by bringing an action in a Hong Kong court on that judgment for the amount due thereunder, and then seeking summary judgment on the strength of the foreign judgment, provided that the foreign judgment, among other things, is: (i) for a debt or a definite sum of money (not being taxes or similar charges to a foreign government taxing authority or a fine or other penalty); and (ii) final and conclusive on the merits of the claim, but not otherwise. Such a judgment may not, in any event, be so enforced in Hong Kong if (a) it was obtained by fraud; (b) the proceedings in which the judgment was obtained were opposed to natural justice; (c) its enforcement or recognition would be contrary to the public policy of Hong Kong; (d) the court of the United States was not jurisdictionally competent; or (e) the judgment was in conflict with a prior Hong Kong judgment.

Hong Kong has no arrangement for the reciprocal enforcement of judgments with the United States. As a result, there is uncertainty as to the enforceability in Hong Kong, in original actions or in actions for enforcement, of judgments of United States courts of civil liabilities predicated solely upon the federal securities laws of the United States or the securities laws of any State or territory within the United States.

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PRC

The recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedure Law. PRC courts may recognize and enforce foreign judgments in accordance with the requirements of PRC Civil Procedure Law based either on treaties between China and the country where the judgment is made or on reciprocity between jurisdictions. China does not have any treaties or other forms of reciprocity with the United States or the Cayman Islands that provide for the reciprocal recognition and enforcement of foreign judgments. In addition, according to the PRC Civil Procedure Law, courts in the PRC will not enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates the basic principles of PRC law or national sovereignty, security, or public interest. As a result, it is uncertain whether and on what basis a PRC court would enforce a judgment rendered by a court in the United States or in the Cayman Islands.

USE OF PROCEEDS

If the underwriter does not exercise its over-allotment option, we expect to receive approximately US$3,361,000 of net proceeds from this offering, based on the public offering price of US$5.00 per share, after deducting underwriting discounts and commissions of US$400,000, a non-accountable expense allowance to the underwriter of US$50,000 and estimated offering expenses of approximately US$1,189,000 payable by us. If the underwriter exercises its over-allotment option in full, we expect to receive approximately US$4,043,500 of net proceeds from this offering after deducting underwriting discounts and commissions of US$460,000, a non-accountable expense allowance to the underwriter of US$57,500 and estimated offering expenses of approximately US$1,189,0001.

We currently intend to use the net proceeds received from this offering primarily as follows:

●	approximately 40% of the net proceeds to expand our production capacity and capability;

●	approximately 20% of the net proceeds to strengthen our engineering, research, and development capability;

●	approximately 15% of the net proceeds to penetrate and further expand into new and existing geographical markets; and

●	approximately 17% of the net proceeds for general working capital.

●	approximately 8% as an advisory fee

The foregoing represents our current intentions based upon our present plans and business conditions to use and allocate the net proceeds of this offering. Management, however, will have significant flexibility and discretion to apply the net proceeds of this offering. To the extent that the net proceeds we receive from this offering are not immediately used for the above purposes, we intend to invest our net proceeds in short-term, interest-bearing bank deposits or debt instruments.

Expand our production capacity and capability.

We intend to upgrade and expand our existing production facilitates. By allocating 40% of the net proceeds in purchasing and installing new equipment, such as acquisition and replacement of our plastic injection molding production line and other ancillary equipment in the SZ Factory, we will be able to increase our overall production capacity and capability.

Strengthen our engineering, research, and development capability.

We plan to allocate 20% of the net proceeds to reinforce our product development capability by way of recruiting more engineers or additional research and development personnel. With a stronger engineering, research, and development team, we will be better positioned to expand the range of product models and lines available for our ODM and OBM customers.

Penetrate and further expand into new and existing geographical markets.

For the purpose of penetration and further expansion into new and existing geographical markets, we plan to allocate 15% of the net proceeds to establish new subsidiary or representative offices and enhancing our sales and marketing efforts in new or existing geographical markets such as United States to enhance our sales and service support for our customers. With the establishment of a subsidiary or representative offices in a new or existing geographical market, we believe that we could (i) strengthen our services support to our existing customer, Spectrum Brands, with a more timely response to their requirements thus solidifying our relationship with them and potentially resulting in us being engaged by them for additional products; and (ii) explore cooperative opportunities with other new customers, thereby capturing new sales opportunities and expanding our market share.

General working capital

We intend to reserve 17% of the net proceeds for general working capital needs and use for daily operations. This will serve as a buffer to deal with the fluctuating economic environment while at the same time providing a stable financial backup for daily operational use.

1 Includes advisory fees of US$61,146 to ARC Group Limited (previously paid) and US$380,000 to GCA Advisors Limited

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CAPITALIZATION

The following table sets forth our capitalization as of June 30, 2023:

●	on an actual basis; and

●	on a pro forma as adjusted basis to reflect (i) the above; (ii) the issuance and sale of 1,000,000 Ordinary Shares by us in this offering based on the offering price of US$5.00 per Ordinary Share, assuming the underwriters do not exercise the over-allotment option; and (iii) the issuance and sale of 1,150,000 Ordinary Shares by us in this offering based on the offering price of US$5.00 per Ordinary Share, assuming the underwriters exercise the over-allotment option in full, after deducting underwriting discounts and commissions, a non-accountable expense allowance and estimated offering expenses payable by us.

The pro forma as adjusted information below is illustrative only, and our capitalization following the completion of this offering is subject to adjustment based on the actual net proceeds to us from the offering. You should read this table in conjunction with “Use of Proceeds,” “Selected Consolidated Financial and Other Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes included elsewhere in this prospectus.

	Actual	As adjusted (1)	As adjusted (2)
	US$’000	US$’000	US$’000
Cash and cash equivalents	2,718	6,079	6,762

Indebtedness	1,404	1,404	1,404

Shareholders’ Equity
Ordinary Shares, par value US$0.0001 par value per share, 300,000,000 Ordinary Shares authorized, 10,000,000 Ordinary Shares outstanding on an actual basis, 11,000,000 Ordinary Shares outstanding on an as adjusted basis (assuming 1,000,000 Ordinary Shares to be issued in this offering with no exercise of over-allotment option) and 11,150,000 Ordinary Shares outstanding on an as adjusted basis (assuming over-allotment option is exercised in full)	1	1	1
Additional paid-in capital	318	3,679	4,362
Statutory reserve	358	358	358
Retained earnings	3,882	3,882	3,882
Accumulated other comprehensive loss	(88)	(88)	(88)
Total Equity	4,471	7,832	8,515
Total Capitalization	5,875	9,236	9,919

(1)	Assuming no exercise of the underwriters’ over-allotment option
(2)	Assuming full exercise of the underwriters’ over-allotment option

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DIVIDENDS AND DIVIDEND POLICY

For the fiscal years ended December 31, 2021 and 2022, a dividend of HK$3,370,000 and HK$10,000,000 was declared, respectively. The dividends declared were added to the amount due to related parties and there was no cash flow effect resulted. Saved as disclosed above, no other dividends were declared or paid by us or our Operating Subsidiaries for the six months ended June 30, 2023, fiscal years ended December 31, 2021 and 2022.

Any future dividend payments should not be considered as a guarantee or indication that those companies will declare and pay dividends in such manner in the future or at all. Further, as of the date of this prospectus, our Board does not intend to pay any dividends on our Ordinary Shares for the foreseeable future. We anticipate that all of our net earnings, if any, will be used for the operation and growth of our Operating Subsidiaries’ businesses.

We have adopted a dividend policy, according to which our Board shall take into account, among other things, the following factors when deciding whether to propose a dividend and in determining the dividend amount: (a) operating and financial results; (b) cash flow situation; (c) business conditions and strategies; (d) future operations and earnings; (e) taxation considerations; (f) interim dividend paid, if any; (g) capital requirement and expenditure plans; (h) interests of shareholders; (i) statutory and regulatory restrictions; (j) any restrictions on payment of dividends; and (k) any other factors that our Board may consider relevant. The payment of dividends, in certain circumstances, is also subject to the approval of our Shareholders, the Cayman Islands Companies Act and our Articles of Association as well as any other applicable laws. Currently, we do not have any predetermined dividend distribution ratio.

Even if our Board of Directors decides to pay dividends, the form, frequency, and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions, and other factors that the Board of Directors may deem relevant. In addition, we are a holding company and depend on the receipt of dividends and other distributions from our subsidiaries to pay dividends on our Ordinary Shares.

DILUTION

Investors purchasing our Ordinary Shares in this offering will experience immediate and substantial dilution in the pro forma as adjusted net tangible book value of their Ordinary Shares. Dilution in pro forma as adjusted net tangible book value represents the difference between the initial public offering price of our Ordinary Shares and the pro forma as adjusted net tangible book value per share of our Ordinary Shares immediately after the offering.

Historical net tangible book value per share represents our total tangible assets (total assets excluding goodwill and other intangible assets, net) less total liabilities, divided by the number of outstanding Ordinary Shares. After giving effect to the sale of Ordinary Shares in this offering by the Company based on the offering price of US$5.00 per Ordinary Share, after deducting US$400,000 in underwriting discounts and commissions (assuming 1,000,000 Ordinary Shares to be issued in this offering with no exercise of over-allotment option), a non-accountable expense allowance to the underwriter of US$50,000 and estimated offering expenses payable by the Company of approximately US$1,189,000, the pro forma as adjusted net tangible book value as of June 30, 2023 would have been approximately US$7,013,000, or US$0.64 per Ordinary Share. This represents an immediate increase in pro forma as adjusted net tangible book value of US$0.27 per Ordinary Share to our existing stockholders and an immediate dilution of US$4.36 per share to new investors purchasing Ordinary Shares in this offering. If the over-allotment is exercised in full, the pro forma as adjusted net tangible book value as of June 30, 2023 would have been approximately US$7,696,000, or US$0.69 per Ordinary Share. This represents an immediate increase in pro forma as adjusted net tangible book value of US$0.32 per Ordinary Share to our existing stockholders and an immediate dilution of US$4.31 per share to new investors purchasing Ordinary Shares in this offering.

The following table illustrates this dilution on a per Ordinary Share basis to new investors.

	No exercise of Over-allotment Option (1)	Full Exercise of Over-allotment Option (2)
Initial public offering price per Ordinary Share	5.00	5.00
Historical net tangible book value per Ordinary Share as of June 30, 2023	0.37	0.37
Increase in as adjusted net tangible book value per Ordinary Share attributable to the investors in this offering	0.27	0.32
Pro forma net tangible book value per Ordinary Share after giving effect to this offering	0.64	0.69
Dilution per share to new investors participating in this offering	4.36	4.31

(1)	Assumes gross proceeds from the offering of 1,000,000 Ordinary Shares and assumes that the underwriter’s over-allotment option has not been exercised.
(2)	Assumes gross proceeds from the offering of 1,150,000 Ordinary Shares and assumes that the underwriter’s over-allotment option has been exercised in full.

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SELECTED CONSOLIDATED FINANCIAL AND OTHER DATA

The following summarizes the consolidated statements of income and comprehensive income for the six months ended June 30, 2023, year ended December 31, 2022, and 2021, and the consolidated balance sheet as of June 30, 2023, December 31, 2022 and 2021 have been derived from our consolidated financial statements included elsewhere in this prospectus. The selected financial data set forth below should be read in conjunction with and are qualified by reference to “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and notes thereto included elsewhere in this prospectus. Our consolidated financial statements are prepared and presented in accordance with U.S. GAAP. Our historical results do not necessarily indicate results expected for any future period.

CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

	For the year ended December 31, 2021	For the year ended December 31, 2022	For the six months ended June 30, 2022	For the six months ended June 30, 2023	For the six months ended June 30, 2023
	HK$’000	HK$’000	HK$’000	HK$’000	US$’000

Revenues	140,685	119,728	61,396	58,567	7,474
Cost of sales	(117,474)	(100,892)	(52,408)	(48,088)	(6,137)
Gross profit	23,211	18,836	8,988	10,479	1,337

Operating expenses:
Selling and marketing expenses	(3,011)	(2,057)	(1,158)	(949)	(121)
General and administrative expenses	(16,883)	(19,239)	(8,117)	(8,661)	(1,105)
Total operating expenses	(19,894)	(21,296)	(9,275)	(9,610)	(1,226)

Income (loss) from operations	3,317	(2,460)	(287)	869	111

Other income (expense):
Exchange gain, net	459	-	335	521	66
Gain on disposal of property, plant and equipment	45	12,458	-		1
Interest income	17	20	9	10	1
Interest expense	(1,577)	(1,581)	(760)	(936)	(119)
Other income, net	1,385	528	325	58	7
Total other income (loss), net	329	11,425	(91)	(347)	(45)

Income before tax expense	3,646	8,965	(378)	522	661
Income tax expense	(2,822)	(312)	(357)	(285)	(36)
Net income	824	8,653	(735)	237	31

Other comprehensive income
Foreign currency translation gain (loss), net of taxes	1,001	(2,575)	(1,480)	(1,246)	(159)

Total comprehensive income (loss)	1,825	6,078	(2,215)	(1,009)	(128)

Net income (loss) per share attributable to ordinary shareholders
Basic and diluted (cents)	8.24	86.53	(7.35)	2.37	0.30
Weighted average number of ordinary shares used in computing net income per share
Basic and diluted	10,000,000	10,000,000	10,000,000	10,000,000	10,000,000

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CONSOLIDATED BALANCE SHEETS

	As of December 31, 2021	As of December 31, 2022	As of June 30, 2023	As of June 30, 2023
	HK$’000	HK$’000	HK$’000	US$’000

Assets
Current assets
Cash	3,996	13,853	21,297	2,718
Accounts receivable, net	46,395	32,938	30,255	3,861
Inventories	21,508	15,860	12,944	1,652
Amount due from a related party	20	-	-	-
Prepaid expenses and other current assets	5,979	6,767	4,413	564
Deferred offering cost	-	1,903	4,721	602
Total current assets	77,898	71,321	73,630	9,396

Property, plant and equipment, net	3,222	1,498	1,257	160
Right-of-use assets	13,016	7,117	6,419	819
Total non-current assets	16,238	8,615	7,676	979
TOTAL ASSETS	94,136	79,936	81,306	10,375

Liabilities
Current liabilities
Bank loans – current	11,000	11,000	11,000	1,404
Accounts payable	19,133	13,798	17,913	2,286
Other payables and accrued liabilities	5,682	5,799	4,584	583
Lease liabilities – current	5,521	5,626	7,018	896
Amounts due to related parties	6,475	5,117	5,493	701
Total current liabilities	47,811	41,340	46,008	5,871

Non-current liabilities
Lease liabilities – non-current	8,851	2,552	263	34
TOTAL LIABILITIES	56,662	43,892	46,271	5,904

Commitments and contingencies	-	-	-	-

Shareholders’ equity
Preference shares US$0.0001 par value per share; 3,000,000 authorized capital; nil shares issued and outstanding	-	-	-	-
Ordinary shares US$0.0001 par value per share; 300,000,000 authorized capital; 10,000,000 shares issued and outstanding	8	8	8	1
Share premium	-	2,492	2,492	318
Statutory reserve	2,806	2,806	2,806	358
Retained earnings	31,530	30,183	30,420	3,882
Accumulated other comprehensive income (loss)	3,130	555	(691)	(88)
Total shareholders’ equity	37,474	36,044	35,035	4,471
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	94,136	79,936	81,036	10,375

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of our financial condition and results of operations should be read in conjunction with our consolidated financial statements and related notes included elsewhere in this prospectus. This discussion and analysis and other parts of this prospectus contain forward-looking statements based upon current beliefs, plans and expectations that involve risks, uncertainties, and assumptions. Our actual results and the timing of selected events could differ materially from those anticipated in these forward-looking statements as a result of several factors, including those set forth under “Risk Factors” and elsewhere in this prospectus. You should carefully read the “Risk Factors” section of this prospectus to gain an understanding of the important factors that could cause actual results to differ materially from our forward-looking statements.

Overview

Fenbo Holdings Limited is a holding company incorporated on September 30, 2022, under the laws of the Cayman Islands. The Company has no substantial operations other than holding all of the outstanding share capital of Rich Legend Holdings Limited (“RLHL”) which was incorporated under the laws of the BVI on October 21, 2022. RLHL is the holding company holding of all the equity interest of (i) Fenbo Industries Ltd., (“FIL”) a Hong Kong company incorporated on June 17, 1993; and (ii) Able Industries Ltd., (“AIL”) a Hong Kong company incorporated on November 7, 2005. FIL is the holding company holding of all the equity interest of Fenbo Plastic Products Factory (Shenzhen) Ltd., (“FPPF”) a company incorporated on October 19, 2010, under the laws of the PRC, which is one of our Operating Subsidiaries conducting business operations in the PRC. The Company, through FIL, AIL and FPPF, has served as an OEM for Spectrum Brands, a global home essential company, and its sole customer, producing electrical hair styling products, under the “Remington” brand which Spectrum Brands has the right of the use of, and which are currently sold to Europe, United States and Latin America. The Company’s headquarters is located in Hong Kong, China. The “Company” in this Management’s Discussion and Analysis of Financial Condition and Results of Operations section refers to the Group and its subsidiaries, to reflect the applicable information on a consolidated basis, unless the context otherwise indicates. The Group includes the following entities:

Name	Background		Ownership	Principal activities

Fenbo Holdings Limited	●	A Cayman Islands company	-	Investment holding
(“FHL”)	●	Incorporated on September 30, 2022

Rich Legend Holdings	●	A BVI company	100% owned by FHL	Intermediate holding company
Limited (“RLHL”)	●	Incorporated on October 21, 2022

Fenbo Industries Ltd.	●	A Hong Kong company	100% owned by RLHL	Intermediate holding company
(“FIL”)	●	Incorporated on June 17, 1993		and trading of electronic appliance

Able Industries Ltd	●	A Hong Kong company	100% owned by RLHL	Marketing
(“AIL”)	●	Incorporated on November 7, 2005

Fenbo Plastic Products	●	A PRC	100% owned by FIL	Manufacturing and production of electronic
Factory (Shenzhen) Ltd. (“FPPF”)	●	Incorporated on October 19, 2010		appliance

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Key Factors that Affect Results of Operations

The Company believes the key factors affecting its financial condition and results of operations include the following:

●	We rely on one major customer, and if we fail to retain this customer or attract new customers, our business, financial condition, results of operations, and growth prospects will be harmed.

●	Our one key customer may take actions that adversely affect our gross profit and operating results.

●	Our ability to deliver products to our key customer in a timely manner and to satisfy our customers’ fulfillment standards are subject to several factors, some of which are beyond our control.

●	To compete successfully in the global marketplace, we must develop and introduce innovative new products to meet changing consumer preferences.

●	Our business may be adversely impacted by product defects or other quality issues.

The above does not list all the material risk factors that may affect our financial condition and results of operations. The above-mentioned risks and others are discussed in more detail in the section titled “Risk Factors” beginning on page 19 of this prospectus.

Critical Accounting Policies, Judgments and Estimates

Basis of Presentation

The consolidated financial statements have been prepared in accordance with the accounting principles generally accepted in the United States of America (“USGAAP”). Accordingly, these statements should be read in conjunction with the Company’s financial statements and note thereto as of and for the six months ended June 30, 2023 and years ended December 31, 2022, and 2021.

Principle of consolidation

The consolidated financial statements include the financial statements of the Company and its subsidiaries. All inter- company transactions, if any, and balances due to, due from, long-term investment subsidiary, and registered paid in capital have been eliminated upon consolidation.

Business combinations and noncontrolling interests

The Company accounts for its business combinations using the acquisition method of accounting in accordance with Accounting Standards Codification (“ASC”) 805 “Business Combinations.” The cost of an acquisition is measured as the aggregate of the acquisition date fair value of the assets transferred to the sellers, liabilities incurred by the Company and equity instruments issued by the Company. Transaction costs directly attributable to the acquisition are expensed as incurred. Identifiable assets acquired and liabilities assumed are measured separately at their fair values as of the acquisition date, irrespective of the extent of any noncontrolling interests. The excess of (i) the total costs of acquisition, fair value of the noncontrolling interests and acquisition date fair value of any previously held equity interest in the acquiree over (ii) the acquisition date amounts of the identifiable net assets of the acquiree is recorded as goodwill. If the cost of acquisition is less than the acquisition date amounts of the net assets of the subsidiary acquired, the difference is recognized directly in the consolidated income statements. During the measurement period, which can be up to one year from the acquisition date, the Company may record adjustments to the assets acquired and liabilities assumed with the corresponding offset to goodwill. Subsequent to the conclusion of the measurement period or final determination of the values of assets acquired or liabilities assumed, whichever comes first, any further adjustments are recorded in the consolidated income statements.

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For the Company’s non-wholly owned subsidiaries, a noncontrolling interest is recognized to reflect the portion of equity that is not attributable, directly, or indirectly, to the Company.

Use of Estimates and Assumptions

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities as of the date of the consolidated financial statements and the reported amounts of revenues and expenses during the periods presented. Significant accounting estimates reflected in the Company’s consolidated financial statements include the useful lives of property and equipment, the imputed interest rate of leases, impairment of long-lived assets, allowance for doubtful accounts, provision for contingent liabilities, revenue recognition, deferred taxes and uncertain tax position. Actual results could differ from these estimates.

Revenue Recognition

The Company elected to adopt Accounting Standards Codification (ASC) Topic 606, Revenue from Contracts with Customers (ASC 606), effective as of October 1, 2019. Accordingly, the consolidated financial statements for the six months ended June 30, 2023 and 2022, years ended December 31, 2022, and 2021 are presented under ASC 606. The core principle of the guidance is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The Company’s revenues are generated from the production and sales of premium personal care electric appliances (principally electrical hair styling products such as straighteners, curlers, trimmers, etc.) and toy products. This performance obligation is satisfied at a point of time and recognized in revenue upon the transfer of control of the goods to the customers. Interest income from banks is recognized when received.

Cost of Revenues

The cost of revenue primarily consists of the cost of raw materials, direct labor costs and factory overhead.

Value Added Taxes

The Hong Kong operations are not subject to the value added tax. For the PRC operations, the PRC export revenue is not subject to VAT. VAT are charged for purchase of materials at 17% of which 13% is refundable. Revenues are presented net of applicable VAT.

Income Taxes

The Company accounts for income taxes in accordance with the laws of the relevant tax authorities. The charge for taxation is based on the results for the fiscal year as adjusted for items, which are non-assessable or disallowed. It is calculated using tax rates that have been enacted or substantively enacted by the balance sheet date.

Deferred taxes are accounted for using the asset and liability method in respect of temporary differences arising from differences between the carrying amount of assets and liabilities in the consolidated financial statements and the corresponding tax basis used in the computation of assessable tax profit. In principle, deferred tax liabilities are recognized for all taxable temporary differences. Deferred tax assets are recognized to the extent that it is probable that taxable profit will be available against which deductible temporary differences can be utilized. Deferred tax is calculated using tax rates that are expected to apply to the period when the asset is realized, or the liability is settled. Deferred tax is charged or credited in the income statement, except when it is related to items credited or charged directly to equity, in which case the deferred tax is also dealt with in equity. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Current income taxes are provided for in accordance with the laws of the relevant taxing authorities.

57

An uncertain tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded. No penalties and interest incurred related to underpayment of income tax are classified as income tax expense in the period incurred.

Recent Accounting Pronouncements

See the discussion of the recent accounting pronouncements contained in Note 2 to the consolidated financial statements, “Summary of Significant Accounting Policies”.

Six months ended June 30, 2023, compared to six months ended June 30, 2022

Results of Operations

The following table sets forth a summary of the consolidated results of operations of the Company for the periods indicated, both in absolute amount and as a percentage of its total revenues.

	For the six months ended June 30,
	2022		2023
	HKD’000	% of Revenue	HKD’000	USD’000	% of Revenue
Revenues	61,396	100.0%	58,567	7,474	100.0%
Cost of sales	(52,408)	85.4%	(48,088)	(6,137)	82.1%
Gross profit	8,988	14.6%	10,479	1,337	17.9%

Selling and marketing expense	(1,158)	1.9%	(949)	(121)	1.6%
General and administrative expense	(8,117)	13.2%	(8,661)	(1,105)	14.8%
Income (loss) from operations	(287)	0.5%	869	111	1.5%
Other income, net	669	1.1%	589	75	1.0%
Interest expense	(760)	1.2%	(936)	(119)	1.6%
Income (loss) before tax expense	(378)	0.6%	522	67	0.9%

Income tax expense	(357)	0.6%	(285)	(36)	0.5%
Net income (loss)	(735)	1.2%	237	31	0.4%

Other comprehensive income
Foreign currency translation loss, net	(1,480)	2.4%	(1,246)	(159)	2.1%

Total comprehensive loss	(2,215)	3.6%	(1,009)	(128)	1.7%

Revenues

For the six months ended June 30, 2023, and 2022, the Company generated its revenues by sales of electrical hair styling products through the Company’s wholly-owned operating subsidiaries.

The following table presented the Company’s revenues by product types for the six months ended June 30, 2023, and 2022:

	For the six months ended June 30,
	2022	2023	2023	Change	Change
Revenues	HKD’000	HKD’000	US$’000	HKD’000%
Curling Wands and Irons	22,774	15,412	1,967	(7,362)	(32.3)%
Flat Irons and Hair Straighteners	36,240	40,953	5,226	4,713	13.0%
Others	2,382	2,202	281	(180)	(7.6)%
Total revenues	61,396	58,567	7,474	(2,829)	(4.6)%

The following table presented the Company’s revenues by geographical areas based on the location of our sole customer for the six months ended June 30, 2023, and 2022:

	For the six months ended June 30,
	2022	2023	2023	Change	Change
Revenues	HKD’000	HKD’000	US$’000	HKD’000%
Europe	29,080	34,500	4,403	5,420	18.6%
North America	24,721	15,996	2,041	(8,725)	(35.3)%
South America	5,328	5,209	665	(119)	(2.2)%
Asia and others	2,267	2,862	365	595	26.2%
Total revenues	61,396	58,567	7,474	(2,829)	(4.6)%

Revenue decreased by HKD2.8 million, or 4.6%, to HKD58.6 million (US$7.5 million) for the six months ended June 30, 2023, compared to HKD61.4 million for the same period in 2022, primarily because of the decrease in revenue for our Curling Wands and Irons products. During our six months ended June 30, 2023, despite the fact that the overall market and the business operation of the Group has been gradually recovered and improved as economic activities resume to normal from the COVID-19 pandemic since December 2022, the general slowdown in economic conditions globally and volatility in the capital markets have negatively affected the personal care market during the period, thereby affecting the Group’s sales.

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Cost of sales

Cost of sales included cost of raw materials (such as costs of electrical components, packaging materials, metal materials, plastic particles, and painting materials), direct labor (including wages and social security contributions), manufacturing overhead (such as consumables, depreciation, direct rental expense and utilities) and other taxes. We currently do not hedge our raw materials position, and we monitor raw material price trends closely to manage our production needs.

For the six months ended June 30, 2023, cost of sales decreased to HKD48.1 million (US$6.1 million), representing a decrease by HKD4.3 million from HKD52.4 million in the same period in 2022. The fluctuation of cost of sales was in line with that of the revenue during the same period.

Gross profit

As a result of the foregoing, gross profit for the six months ended June 30, 2023, was HKD10.5 million (US$1.3 million), an increase of HKD1.5 million from HKD9.0 million for the same period in 2022.

During our six months ended June 30, 2023, various adverse factors related to the COVID-19 pandemic, such as the temporary disruption in the Group’s supply chain leading to tight supply and rising prices of raw materials, the rise of ocean freight charges and shortage of container supplies, has gradually wane from the pandemic, and thus led to the decrease in the Group’s average unit costs. As a result of the above, the Group’s gross profit margin for the six months ended June 30, 2023 increased to 17.9% (six months ended June 30, 2022: 14.6%). Our Group will closely monitor the development of the COVID-19 pandemic and will continuously assess its potential impact on our supply chain. We believe that we can enhance our gross margin as we optimize our product-mix and quality of products, or, within our capital constraints, increase our raw material inventories as the COVID-19 pandemic gradually comes under control globally and on December 9, 2022, China announced that China’s dynamic zero-COVID policy, which had been adhered to for nearly 3 years, has officially moved towards reopening.

Selling and marketing expenses

Major components of selling and marketing expenses are packaging expenses, transportation costs and custom declarations. For the six months ended June 30, 2023, selling and marketing expenses was HKD0.9 million (US$0.1 million), which decreased by HKD0.2 million from HKD1.2 million in the same period in 2022. The decrease was due mainly to decrease in packaging expenses as a result of the relatively stable prices of packaging materials during the period.

General and administrative expenses

General and administrative expenses consist primarily of staff costs for our accounting and administrative support personnel and executives, depreciation, office and insurance expenses, motor vehicles and travelling expenses, Stamp duty and other taxes, utility expenses, office rental and management fee, legal and professional fee and auditor’s remuneration and others.

The Company’s major general and administrative expenses were comprised of the following items during the periods indicated:

	For the six months ended June 30,
	2022	2023	2023	Change	Change
	HKD’000	HKD’000	US$’000	HKD’000	(%)
Staff costs, including Directors’ remuneration	4,265	4,344	554	79	1.9%
Depreciation	816	1,095	140	280	34.3%
Office and insurance expenses	1,036	502	64	(534)	(51.5)%
Motor vehicles and travelling expenses	201	519	66	319	158.8%
Stamp duty and other taxes	273	210	27	(64)	(23.3)%
Utility expenses	228	227	29	(1)	(0.4)%
Legal and professional fee and auditor’s remuneration	647	680	87	33	5.1%
Others	651	1,084	138	433	66.5%
Total	8,117	8,661	1,105	544	6.7%

General and administrative expenses increased by HKD0.5 million from HKD8.1 million in the six months ended June 30, 2022, to HKD8.7 million (US$1.1 million) in the six months ended June 30, 2023. This increase was due mainly to the increase in depreciation expense and motor vehicles and travelling expense as the travel restrictions of China and Hong Kong were lifted gradually during the six months ended June 30, 2023.

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Income (loss) from operations

The income from operations increased by HK$1.2 million from the loss from operations of HK$0.3 million for the six months ended June 30, 2022 to the income from operation of HK$0.9 million for the six months ended June 30, 2023. The improvement in the financial performance from operations were primarily due to the combined effects of increase of gross profit of HK$1.5 million and the decrease of selling and marketing expenses of HK$0.2 million during the six months ended June 30, 2023.

Other income, net

Major components of other income are exchange gain and loss, gain on disposal of property, plant and equipment, sundry income, government grant and bank interest income. For the six months ended June 30, 2023, net income was HKD0.6 million (US$0.1 million), which decreased by HKD0.1 million from HKD0.7 million in the same period in 2022. The decrease was due mainly to the decrease in government grant recognized during the six months ended June 30, 2023.

Interest expense

For the six months ended June 30, 2023, interest expense was HKD0.9 million (US$0.1 million), which increased by HKD0.1 million from HKD0.8 million in the same period in 2022. The increase was due mainly to the increase in average interest for the Group’s debt during the six months ended June 30, 2023

Income (loss) before tax expense

As a result of the above, the Company recorded an income before tax expense of HKD0.5 million (US$0.1 million) for the six months ended June 30, 2023, an increase of HKD0.9 million from a loss before tax expense of HKD0.4 million for the six months ended June 30, 2022.

Income tax expense

For the six months ended June 30, 2023, income tax expense was HKD0.3 million (US$40,000), which decreased by HKD0.1 million from HKD0.4 million in the same period in 2022. The decrease was mainly due to an increase in tax deductible expenses during the six months ended June 30, 2023.

Net income (loss)

The net income increased by HK$0.9 million from net loss of HK$0.7 million for the six months ended June 30, 2022 to net income of HK$0.2 million (US$30,000) for the six months ended June 30, 2023. The improvement in the net income during the six months ended June 30, 2023 was mainly attributable to the cumulative effect of the reasons set out above.

Year ended December 31, 2022, compared to year ended December 31, 2021

Results of Operations

The following table sets forth a summary of the consolidated results of operations of the Company for the periods indicated, both in absolute amount and as a percentage of its total revenues.

	For the years ended December 31,
	2021		2022
	HKD’000	% of Revenue	HKD’000	USD’000	% of Revenue
Revenues	140,685	100.0%	119,728	15,347	100.0%
Cost of sales	(117,474)	83.5%	(100,892)	(12,932)	84.3%
Gross profit	23,211	16.5%	18,836	2,415	15.7%

Selling and marketing expense	(3,011)	2.1%	(2,057)	(264)	1.7%
General and administrative expense	(16,883)	12.0%	(19,239)	(2,466)	16.1%
Income (loss) from operations	3,317	2.4%	(2,460)	(315)	2.1%
Other income (expense), net	1,906	1.4%	13,006	1,668	10.9%
Interest expense	(1,577)	1.1%	(1,581)	(203)	1.3%
Income before tax expense	3,646	2.6%	8,965	1,150	7.5%

Income tax expense	(2,822)	2.0%	(312)	(40)	0.3%
Net income	824	0.6%	8,653	1,110	7.2%

Other comprehensive income
Foreign currency translation gain (loss), net	1,001	0.7%	(2,575)	(330)	2.2%

Total comprehensive income	1,825	1.3%	6,078	780	5.1%

Revenues

For the years ended December 31, 2022, and 2021, the Company generated its revenues by sales of electrical hair styling products through the Company’s wholly-owned operating subsidiaries.

The following table presented the Company’s revenues by product types for the years ended December 31, 2022, and 2021:

	For the years ended December 31,
	2021	2022	2022	Change	Change
Revenues	HKD’000	HKD’000	US$’000	HKD’000%
Curling Wands and Irons	43,191	38,328	4,913	(4,863)	(11.3)%
Flat Irons and Hair Straighteners	87,226	78,626	10,078	(8,600)	(9.9)%
Others	10,268	2,774	356	(7,494)	(73.0)%
Total revenues	140,685	119,728	15,347	(20,957)	(14.9)%

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The following table presented the Company’s revenues by geographical areas based on the location of our sole customer for the years ended December 31, 2022, and 2021:

	For the years ended December 31,
	2021	2022	2022	Change	Change
Revenues	HKD’000	HKD’000	US$’000	HKD’000%
Europe	63,736	66,708	8,551	2,972	4.7%
North America	66,768	45,095	5,780	(21,673)	(32.4)%
South America	4,122	2,704	347	(1,418)	(34.4)%
Asia and others	6,059	5,221	669	(838)	(13.8)%
Total revenues	140,685	119,728	15,347	(20,957)	(14.9)%

Revenue decreased by HKD21.0 million, or 14.9%, to HKD119.7 million (US$15.3 million) for the year ended December 31, 2022, compared to HKD140.7 million for the same period in 2021, primarily because of the decrease in revenue for our Flat Irons and Hair Straighteners products. During our fiscal year ended December 31, 2022, the negative impact of the COVID-19 pandemic continued to have big effect on our business operations. The persistence of COVID-19 pandemic, which continued to rampage in the global economy, the lock down measures of foreign countries and the cancellation of international flight, have negatively affected the cross-border delivery, thereby affecting the Group’s sales.

Cost of sales

Cost of sales included cost of raw materials (such as costs of electrical components, packaging materials, metal materials, plastic particles, and painting materials), direct labor (including wages and social security contributions), manufacturing overhead (such as consumables, depreciation, direct rental expense and utilities) and other taxes. We currently do not hedge our raw materials position, and we monitor raw material price trends closely to manage our production needs.

For the year ended December 31, 2022, cost of sales decreased to HKD100.9 million (US$12.9 million), representing a decrease by HKD16.6 million from HKD117.5 million in the same period in 2021. The fluctuation of cost of sales was in line with that of the revenue during the same period.

Gross profit

As a result of the foregoing, gross profit for the year ended December 31, 2022, was HKD18.8 million (US$2.4 million), a decrease of HKD4.4 million from HKD23.2 million for the same period in 2021.

During our fiscal year ended December 31, 2022, various adverse factors related to the COVID-19 pandemic, such as the temporary disruption in the Group’s supply chain leading to tight supply and rising prices of raw materials, the rise of ocean freight charges and shortage of container supplies, continued to hamper the global economy, and thus led to the increase in the Group’s average unit costs. As a result of the above, the Group’s gross profit margin for FY2022 dropped to 15.7% (FY2021: 16.5%). Our Group will closely monitor the development of the COVID-19 pandemic and will continuously assess its potential impact on our supply chain. We believe that we can enhance our gross margin as we optimize our product-mix and quality of products, or, within our capital constraints, increase our raw material inventories as the COVID-19 pandemic gradually comes under control globally and on December 9, 2022, China announced that China’s dynamic zero-COVID policy, which had been adhered to for nearly 3 years, has officially moved towards reopening. The travel restrictions of China and Hong Kong were lifted gradually.

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Selling and marketing expenses

Major components of selling and marketing expenses are packaging expenses, transportation costs and custom declarations. For the year ended December 31, 2022, selling and marketing expenses was HKD2.1 million (US$0.3 million), which decreased by HKD1.0 million from HKD3.0 million in the same period in 2021. The decrease was due mainly to decrease in packaging expenses as a result of the relatively stable prices of packaging materials during the period.

General and administrative expenses

General and administrative expenses consist primarily of staff costs for our accounting and administrative support personnel and executives, depreciation, office and insurance expenses, motor vehicles and travelling expenses, Stamp duty and other taxes, utility expenses, office rental and management fee, legal and professional fee and auditor’s remuneration and others.

The Company’s major general and administrative expenses were comprised of the following items during the periods indicated:

	For the years ended December 31,
	2021	2022	2022	Change	Change
	HKD’000	HKD’000	US$’000	HKD’000	(%)
Staff costs, including Directors’ remuneration	10,358	8,572	1,099	(1,786)	(17.2)%
Depreciation	1,616	1,691	217	76	4.7%
Office and insurance expenses	1,420	1,484	190	64	4.5%
Motor vehicles and travelling expenses	740	458	59	(282)	(38.2)%
Stamp duty and other taxes	405	534	68	129	31.8%
Utility expenses	507	467	60	(39)	(7.8)%
Legal and professional fee and auditor’s remuneration	185	4,729	606	4,544	2,460.7%
Others	1,652	1,304	167	(351)	(21.2)%
Total	16,883	19,239	2,466	2,354	13.9%

General and administrative expenses increased by HKD2.4 million from HKD16.9 million in the year ended December 31, 2021, to HKD19.2 million (US$2.5 million) in the year ended December 31, 2022. This increase was due mainly to additional professional fees for our public offering.

Income (loss) from operations

The income from operations decreased by HK$5.8 million from the income from operations of HK$3.3 million for the year ended December 31, 2021 to the loss from operation of HK$2.5 million for the year ended December 31, 2022. The decline of the financial performance from operations were primarily due to the combined effects of decrease of gross profit of HK$4.4 million and the increase of general and administrative expenses of HK$2.4 million during the year ended December 31, 2022.

Other income (expense), net

Major components of other income (expense) are exchange gain and loss, gain on disposal of property, plant and equipment, sundry income, government grant and bank interest income. For the year ended December 31, 2022, net income was HKD13.0 million (US$1.7 million), which increased by HKD11.1 million from HKD1.9 million in the same period in 2021. The increase was due mainly to a gain on disposal of property, plant and equipment of HKD12.5 million was recognized during our fiscal year ended December 31, 2022, which was mainly attributable to the sales of Hong Kong office to Mr. Li Kin Shing at a consideration of HK$13,880,000 in December 2022. Only minimal amount of gain on disposal of property, plant and equipment was recognized in the same period in 2021.

Interest expense

Interest expense remained relatively stable at HKD1.6 million (US$0.2 million) in the year ended December 31, 2021, and 2022.

Income before tax expense

As a result of the above, the Company recorded an income before tax expense of HKD9.0 million (US$1.2 million) for the year ended December 31, 2022, an increase of HKD5.3 million from HKD3.6 million for the year ended December 31, 2021.

Income tax expense

For the year ended December 31, 2022, income tax expense was HKD0.3 million (US$40,000), which decreased by HKD2.5 million from HKD2.8 million for the year ended December 31, 2021. The decrease was mainly due to an increase in non-taxable gain on disposals of property, plant and equipment of HKD12.4 million and a decrease in taxable income generated from operation during the year ended December 31, 2022.

Net income

The net income increased by HK$7.8 million from HK$0.8 million for the year ended December 31, 2021 to HK$8.6 million (US$1.1 million) for the year ended December 31, 2022. The improvement in the net income during the year ended December 31, 2022 was mainly attributable to the cumulative effect of the reasons set out above.

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Liquidity and Capital Resources

For the Six Months Ended June 30, 2023, and 2022

The Company financed its daily operations and business development through cash generated from the operations of AIL, FIL, and FPPF. As of June 30, 2023, and 2022, its cash balance was HKD 21.3 million (US$2.7 million) and HKD 20.0 million, respectively.

The following table sets forth a summary of its cash flows for the periods indicated:

	For the six months ended June 30,
	2022	2023	2023
	HKD’000	HKD’000	US$’000
Net cash provided by operating activities	16,261	7,232	924
Net cash used in investing activities	(382)	(50)	(6)
Net cash used in financing activities	377	376	376

Cash provided by operating activities:

For the six months ended June 30, 2023, net cash provided by operating activities of HKD7.2 million (US$0.9 million) was primarily the result of the net income of HKD0.2 million (US$30,000) as adjusted for non-cash items and change in operating activities. Adjustments for non-cash items mainly consisted of depreciation of property and equipment of HKD0.2 million (US$30,000), amortization of right to use assets of HKD2.7 million (US$0.4 million) and interest on lease liabilities of HKD0.2 million (US$20,000). Change in operating activities mainly included decrease in accounts receivable of HKD2.2 million (US$0.3 million), decrease in inventories of HKD2.8 million (US$0.4 million), increase in account payables of HKD4.3 million (US$0.5 million) and partially offset by a decrease in prepaid expenses and other current assets of HKD0.9 million (US$0.1 million), decrease in other payables and accrued liabilities of HKD1.1 million (US$0.1 million), and payment on lease of HKD3.3 million (US$0.4 million).

For the six months ended June 30, 2022, net cash provided by operating activities of HKD16.3 million was primarily the result of the net loss of HKD0.7 million as adjusted for non-cash items and change in operating activities. Adjustments for non-cash items consisted of depreciation of property and equipment of HKD0.3 million, amortization of right to use assets of HKD2.6 million and interest on lease liabilities of HKD0.3 million. Change in operating activities mainly included decrease in accounts receivable of HKD13.3 million, decrease in inventories of HKD0.7 million, increase in prepaid expenses and other current assets of HKD2.1 million, increase in account payables of HKD0.6 million, increase in other payables and accrued liabilities of HKD0.1 million and partially offset by payment on lease of HKD2.9 million.

Cash used in investing activities:

For the six months ended June 30, 2023, net cash used in investing activities was HKD50,000 (US$6,000) for the purchase of property, plant, and equipment.

For the six months ended June 30, 2022, net cash used in investing activities was HKD0.4 million for the purchase of property, plant, and equipment.

Cash used in financing activities:

For the six months ended June 30, 2023, net cash from financing activities of HKD0.4 million (US$50,000) represented the advances from related parties.

For the six months ended June 30, 2022, net cash from financing activities of HKD0.4 million represented the advances from related parties.

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The following table sets forth a summary of the Company’s working capital as of June 30, 2023, and December 31, 2022:

	As of
	December 31,	June 30,
	2022	2023	2023
	HKD’000	HKD’000	US$’000
Current assets	71,321	73,630	9,396
Current liabilities	41,340	46,008	5,871
Working capital	29,981	27,622	3,525

Current assets as of June 30, 2023, was HKD73.6 million (US$9.4 million). Out of this balance, the Company had cash of HKD21.3 million (US$2.7 million) of which approximately HKD13.2 million was denominated in Hong Kong Dollar and approximately HKD8.1 million was denominated in RMB. The current asset balance mainly included accounts receivable, net of HKD30.3 million (US$3.9 million), prepaid expenses and other current assets of HKD4.4 million (US$0.6 million), inventories of HKD12.9 million (US$1.7 million) and deferred initial public offering cost of HKD4.7 million (US$0.6 million).

Current liabilities as of June 30, 2023, was HKD46.0 million (US$5.9 million). This amount was composed of accounts payables of HKD17.9 million (US$2.3 million), other payables and accrued liabilities of HKD4.6 million (US$0.6 million), amounts due to related parties of HKD5.5 million (US$0.7 million), current portion of lease liabilities of HKD7.0 million (US$0.9 million) and bank loan of HKD11.0 million (US$1.4 million).

Current assets as of December 31, 2022, was HKD71.3 million. Out of this balance, the Company had cash of HKD13.9 million of which approximately HKD5.6 million was denominated in Hong Kong Dollar and approximately HKD8.3 million was denominated in RMB. The current asset balance mainly included accounts receivable, net of HKD32.9 million, prepaid expenses and other current assets of HKD6.8 million, inventories of HKD15.9 million and deferred initial public offering cost of HKD1.9 million.

Current liabilities as of December 31, 2022, was HKD41.3 million. This amount was composed of accounts payables of HKD13.8 million, other payables and accrued liabilities of HKD5.8 million, amounts due to related parties of HKD5.1 million, current portion of lease liabilities of HKD5.6 million and bank loan of HKD11.0 million.

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For the Years Ended December 31, 2022, and 2021

The Company financed its daily operations and business development through cash generated from the operations of AIL, FIL, and FPPF. As of December 31, 2022, and 2021, its cash balance was HKD 13.9 million (US$1.8 million) and HKD 4.0 million, respectively.

The following table sets forth a summary of its cash flows for the periods indicated:

	For the years ended December 31,
	2021	2022	2022
	HKD’000	HKD’000	US$’000
Net cash provided by operating activities	5,915	5,695	730
Net cash used in investing activities	(27)	(554)	(71)
Net cash used in financing activities	(5,194)	5,034	645

Cash provided by operating activities:

For the year ended December 31, 2022, net cash provided by operating activities of HKD5.7 million (US$0.7 million) was primarily the result of the net income of HKD8.7 million (US$1.1 million) as adjusted for non-cash items and change in operating activities. Adjustments for non-cash items consisted of depreciation of property and equipment of HKD0.7 million (US$90,000), amortization of right to use assets of HKD4.9 million (US$0.6 million), interest on lease liabilities of HKD0.5 million (US$60,000) and gain on disposal of property, plant, and equipment of HKD12.5 million (US$1.6 million). Change in operating activities mainly included decrease in accounts receivable of HKD10.2 million (US$1.3 million), increase in other payables and accrued liabilities of HKD0.3 million (US$34,000), decrease in inventories of HKD4.2 million (US$0.5 million) and partially offset by a decrease in prepaid expenses and other current assets of HKD3.0 million (US$0.4 million), a decrease in account payables of HKD2.3 million (US$0.3 million) and payment on lease of HKD6.0 million (US$0.8 million).

For the year ended December 31, 2021, net cash provided by operating activities of HKD5.9 million was primarily the result of the net income of HKD0.8 million as adjusted for non-cash items and change in operating activities. Adjustments for non-cash items consisted of depreciation of property and equipment of HKD0.6 million, amortization of right to use assets of HKD5.5 million, interest on lease liabilities of HKD0.7 million and gain on disposal of equipment of HKD45,000. Change in operating activities mainly included decrease in accounts receivable of HKD12.3 million, increase in other payables and accrued liabilities of HKD2.1 million and partially offset by a decrease in prepaid expenses and other current assets of HKD1.4 million, increase in inventories of HKD1.9 million, a decrease in account payables of HKD 6.5 million and payment on lease of HKD6.2 million.

Cash used in investing activities:

For the year ended December 31, 2022, net cash used in investing activities was HKD0.6 million (US$71,000) for the purchase of property, plant, and equipment.

For the year ended December 31, 2021, net cash used in investing activities was HKD27,000 for the purchase of property, plant, and equipment.

Cash used in financing activities:

For the year ended December 31, 2022, net cash from financing activities of HKD5.0 million (US$0.6 million) represented the advance from related parties.

For the year ended December 31, 2021, net cash used in financing activities of HKD5.2 million consisted of dividend payments of HKD3.4 million, repayment to bank loans of HKD3.1 million and partially offset by amounts advanced from related parties of HKD 1.2 million.

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The following table sets forth a summary of the Company’s working capital as of December 31, 2022, and 2021:

	As of December 31,
	2021	2022	2022
	HKD’000	HKD’000	US$’000
Current assets	77,898	71,321	9,142
Current liabilities	47,811	41,340	5,299
Working capital	30,087	29,981	3,843

Current assets as of December 31, 2022, was HKD71.3 million (US$9.1 million). Out of this balance, the Company had cash of HKD13.9 million (US$1.8 million) of which approximately HKD5.6 million was denominated in Hong Kong Dollar and approximately HKD8.3 million was denominated in RMB. The current asset balance mainly included accounts receivable, net of HKD32.9 million (US$4.2 million), prepaid expenses and other current assets of HKD6.8 million (US$0.9 million), inventories of HKD15.9 million (US$2.0 million) and deferred initial public offering cost of HKD1.9 million (US$0.2 million).

Current liabilities as of December 31, 2022, was HKD41.3 million (US$5.3 million). This amount was composed of accounts payables of HKD13.8 million (US$1.8 million), other payables and accrued liabilities of HKD5.8 million (US$0.7 million), amounts due to related parties of HKD5.1 million (US$0.7 million), current portion of lease liabilities of HKD5.6 million (US$0.7 million) and bank loan of HKD11.0 million (US$1.4 million).

Current assets as of December 31, 2021, was HKD77.9 million. Out of this balance, the Company had cash of HKD4.0 million of which approximately HKD0.2 million was denominated in Hong Kong Dollar and approximately HKD3.8 million was denominated in RMB. The current asset balance mainly included accounts receivable, net of HKD46.4 million, prepaid expenses and other current assets of HKD6.0 million, inventories of HKD21.5 million and amount due from a related party of HKD20,000.

Current liabilities as of December 31, 2021, was HKD47.8 million. This amount was composed of accounts payables of HKD19.1 million, other payables and accrued liabilities of HKD5.7 million, amounts due to related parties of HKD6.5 million, current portion of lease liabilities of HKD5.5 million and bank loan of HKD11.0 million.

Off-Balance Sheet Arrangements

As of December 31, 2022, the Company had no off-balance sheet arrangements, including arrangements that would affect its liquidity, capital resources, market risk support, and credit risk support or other benefits.

Future Financings

The Company may sell its Ordinary Shares in order to fund its business growth. Issuances of additional shares will result in dilution to existing shareholders. There is no assurance that the Company will achieve sales of its equity securities or arrange for debt or other financing to fund its growth in case it is necessary, or if the Company is able to do so, there is no guarantee that existing shareholders will not be substantially diluted.

HISTORY AND CORPORATE STRUCTURE

Overview

Fenbo Holdings Limited (“FHL”), incorporated on September 30, 2022, under the laws of the Cayman Islands, is the holding company of our Operating Subsidiaries, AIL, FIL and FPPF. Through our Operating Subsidiaries, we represent over 30 years of experience producing personal care electric appliances (principally electrical hair styling products) and toys products to overseas markets. Our operating history began in 1993 when FIL was founded in Hong Kong by Mr. Li Kin Shing as a toy manufacturer and distributor. As the toy market deteriorated, he founded AIL in 2005 in Hong Kong and shifted our operations to the manufacturing and sales of electric appliances. Our manufacturing subsidiary, FPPF, located in Guangdong, PRC, was formed in the PRC in 2010. We currently act as both an original equipment manufacturer (“OEM”) and original design manufacturer (“ODM”) for our sole customer, Spectrum Brands.

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Reorganization

Beginning in September 2022 and completed November 18, 2022, our Group underwent a reorganization to consolidate our businesses in Hong Kong and the PRC into an offshore corporate holding structure in anticipation of our listing on a recognized securities exchange, which resulted in the corporate structure as set forth below. For information on the Reorganization, see “Prospectus Summary - Reorganization” above.

Our Major Operating Subsidiaries

Our business and financial results are contributed primarily by our three Operating Subsidiaries, namely FIL, AIL and FPPF.

AIL – As the marketing arm for the Group, AIL is responsible for all sales and marketing efforts.

FIL – Is responsible for the overall management of the Operating Subsidiaries.

FPPF – Is responsible for the production of all of the Company’s products, and its engineering and design department conducts in-house design and research functions for the development of new products and product lines.

Incorporation of Holding Companies

Fenbo Holdings Limited

On September 30, 2022, FHL was incorporated in the Cayman Islands with limited liability and is authorized to issue a maximum of 303,000,000 shares, comprised of 300,000,000 ordinary shares and 3,000,000 preference shares each with a par value of US$0.0001. FHL is a holding company and owns all of the issued shares of our intermediate holding company, RLHL and our Operating Subsidiaries, AIL, FIL and FPPF.

Luxury Max Investments Limited

On October 21, 2022, LMIL was incorporated in the BVI as a holding company with limited liability and is authorized to issue a maximum of 50,000 shares with a par value of US$1.00 each of a single class. As of the date of this Prospectus, LMIL owns all of the issued shares of the Company.

Rich Legend Holdings Limited

On October 21, 2022, RLHL was incorporated in the BVI as a holding company with limited liability and is authorized to issue a maximum of 50,000 shares with a par value of US$1.00 each of a single class. As of the date of this Prospectus, RLHL owns all of the issued shares of AIL and FIL.

INDUSTRY OVERVIEW

Introduction

The following overview is based on an Independent Market Research Report prepared for the Company by Frost & Sullivan.

Products

Personal care beauty electric appliances / hair styling tools are devices intended for utilization in personal care and grooming and include:

●	Hair irons which are tools used to alter the structure of hair. Three types of devices are categorized under the product type, namely

(i)	crimpers, which are used to create little crimps in the hair;
(ii)	straighteners, also known as flat irons, which are used to straighten the hair;
(iii)	curling tongs, which are used to make the hair curly.

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Typically, the irons embedded in the device are made of heat-conductive metal with ceramic layers protecting the ironing surfaces. The handle is made of thermal-resistant plastic. Advanced hair irons consist of components such as timer, temperature control system, and automatic shutdown system in order to prevent fire damage.

●	Hair dryers are hand-held electric blower that can blow cool or warm air onto the hair that are wet or damped; in order to accelerate and control the evaporation of water particles and formation of the hair shape and dry the hair and ultimately used for styling hair.

Manufacturers

The two typical categories of beauty appliance manufacturers are;

Original equipment manufacturer (“OEM”) refers to a manufacturer that undertakes the manufacture and assembly of hair styling tool based on designs and specifications provided by brand owners. OEM typically provides two types of offering (i) a finished end product labelled with the brand name of the brand owner that are ready-to-sell to the end customers; (ii) the semi-finished subassemblies produced by OEMs are subject to further assembly by the brand owner to be part of the final products sold under the brand names of such brand owners.

Original design manufacturers (“ODM”) are manufacturers that provide both product design and development and manufacturing services for brand owners. Circumstances in which the manufacturer and brand owner collaborate to jointly develop, design, and manufacture a new product, are referred as joint development (“JD”). The business model, i.e., OEM, ODM and JD, utilized by a particular product manufacturer may vary across its product lines.

Market Overview

As reported by Frost & Sullivan, the global market size of personal care beauty appliance / hair styling tools, which is measured by retail price, has increased from approximately US$26.9 billion to US$32.4 billion from 2016 to 2021, representing a CAGR of 3.8%. The burgeoning demand for hair care appliances was attributable to the adverse effects shown by the chemical-based hair styling process. The popularity of compact, portable, and travel size designs of hair styling tools also contributed to the market growth.

Looking forward, the increasing awareness of adverse chemical treatment reactions, including a recent study from the National Institute of Health indicating that women who used chemical hair straightening products were at higher risk for uterine cancer compared to women who did not report using these products, continues to boost demand for personal care beauty appliances and the adoption of smart styling tools is on the rise. Furthermore, increased consciousness about personal grooming and aesthetic appeal coupled with rising preference for easy-to-use and low-cost grooming and beauty devices preference for easy-to-use and low-cost grooming and beauty devices is also likely to augment the products demand in the future. With the advancements in technologies, personal care beauty appliances have become extremely handy and offer different features such as better battery life, digital displays, multi-tasking, anti-bacterial, and others. Furthermore, the overall cost of these products has also decreased due to reduced cost of manufacturing and surged demand from middle-income households.

The global hair styling tool market is expected to continuously increase at a CAGR of 3.7% in the next five years to reach US39.0 billion in 2026.

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Market Drivers

Fashion Trends

Evolving fashion trends, growing fashion consciousness, growing emphasis of people on self-maintenance and appearance and changes in consumer preferences have influenced the market and driven the demand for household beauty appliances extensively within the past few years. Millennials are the prime focus consumers of household beauty appliances. Use of hair styling appliances has been higher among females. However, with the rising trend of self-grooming and personal hygiene, the use of these appliances has been increasing among men population as well. The growing number of men spending on hair styling appliances, increasing the use of electric hair care devices such as hair straighteners, hair dryers, and other appliances continue to influence the growth of the segment globally. The segment is expected to continue to dominate the household beauty appliances market throughout the forecast period.

Continued Innovation in Hair Styling Products

The rapid technological advancements in electronics, reduction in the size of equipment, and ease of manufacturing have helped the industry to a great extent. Increased innovations in the tools used for hair styling with the opinions of salon expert and also individuals push the manufactures to develop new products and thus boosts the growth of the market. Hair straighteners create beach waves effectively and effortlessly with just a simple bend of the wrist. High quality ceramics plates have heat balance micro sensors that regulate the temperature and evenly distributes heat. Such products have multifunction features that attract customers, thus increasing the demand for hair styling tools in the market. Further, advancements in battery technologies helped in reducing the size of the equipment and increased the portability feature. This resulted in better marketing opportunities for the companies as people could carry them without any hassle during traveling.

Economic Considerations

Previously, the expenditure on personal grooming was relatively high, as people had to visit professional salons and beauticians for hairstyling, facials, massages, and others. This was mainly owing to the high cost of grooming equipment that needed expertise for effective operation. However, the prices for beauty appliances have been reduced significantly due to the small size of the products and the low cost of manufacturing. Currently major players in the industry have outsourced their production from countries, such as China, where the cost of raw material and labor is lower than the developed countries. The resulting lower the cost of the products has attracted sales from middle-income consumers who are eager to keep up with the latest beauty standards. This coincides with the increase in disposable income of consumers, mainly from the developing nations, which has significantly driven the demand for household beauty appliances. Countries such as India, South Korea, Vietnam, Brazil, Mexico, Nigeria, Myanmar, and others have witnessed large-scale economic development in the past few years, resulting in a surge in disposable income. As a result, people are spending more on self-care and personal grooming products, which in turn propels the growth of the household beauty appliances market.

Rise in Social Media

Consumers are increasingly looking for quality and meaningful interact with different brands throughout the consumer journey from product trial, word-of-mouth interactions, purchase, after-sales experience. Good experiences and interactions with the brands bring consumers back for more and attract new consumers through word of mouth and online reviews. With the prevalence of social media in the world of fashion, makeup, hairstyling, and trendsetting, there is the growing number of promotions and advertisements for hair styling tools through different media channels. For example, there is rising popularity of social media influencers, DIY hair styling tutorials, and training videos, which in turn garner the attention of consumers across the world and further promote the use of hair styling tools.

Surge in Demand for Personalization

The demand for personalization solutions of beauty and fashion has been on the rise for creating the right fit for every consumer. In the past, consumers generally used the styling services in salons, including hair-cutting, coloring and styling and other treatments. Along with the development of technology, personalized solutions using electrical hair styling tools have satisfied consumers’ needs and saved consumers’ time. Once the technology was launched, consumers began to use hair styling tools that enable personalization, rather than having treatments in salon.

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Growth in E-Commerce Sales of Personal Care Beauty Appliances

Online retail or e-commerce sector has witnessed an exceptional growth during the past few years, with an exponential rise during 2020, driven by the COVID-19 pandemic. The improvement in ease of buying through e-commerce platforms is supported by the availability of various products, low costs, marketing strategies and increased dependence on social media. E-commerce sites and applications have advanced their online platforms to offer a better user experience, thereby attracting consumers toward buying products online. Consumers can now choose from different brands and products of beauty appliances on online applications with categorization between quality, features, price, reviews, popularity, and others. As personal appliances have ergonomic designs and smaller sizes, they can be shipped easily locally as well as internationally. In addition, various private labels and brands have recently emerged which only offer products online, thereby reducing the expenditure on construction of showrooms or by other distribution channels.

Another factor driving the importance of online sales platforms is the growing influence of social media, especially within the millennial and Gen-Z consumer population. YouTube, Instagram, Facebook, Twitter, and other social media platforms are filled with influencers, which are paid by brands to promote their products to the viewers. This is further backed up by various bloggers and online magazines which provide fresh (frequently upgraded) lists of best brands or best personal care products to get more consumer attraction. Such trends have helped in the promotion of recently launched products such as at-home laser hair removal appliances, among many others. For instance, the online site of the Cosmopolitan Magazine, which is a trusted source for many consumers globally, has a special blog for 19 best at-home laser hair removal devices. Such marketing strategies and availability of numerous personal care products on online and e-commerce platforms have driven the growth of the household beauty appliances market.

Impact of COVID-19 on the Market

The post-COVID-19 era has provided a big opportunity for the household beauty appliances industry. As people are spending more time at home, the overall expenditure on comfort goods and personal care products has grown significantly. Various countries imposed lockdowns with the outbreak of the first COVID-19 infection wave. The high severity of COVID-19 cases led to strict impositions of full-scale lockdowns and regulations on movement. As more people were stuck at home and working remotely, the online sales for consumer products, home improvement goods, and others saw rapid growth during 2020 and 2021. Beauty salons, hair salons, spas, and other places were closed down as per local government rules and regulations in 2020 due to the risk of infection within the customers.

This increased the sale of basic personal grooming products such as hair trimmers, epilators, electric razors, and others. In addition, the demand for hand-held facial and body massagers, electric cleansers also surged during the COVID-19 pandemic. In the long run, this sudden change in consumer buying habits is likely to stay intact as people are focusing more on personal care and luxury appliances. Thus, the COVID-19 pandemic has had a positive impact on the household beauty appliance industry and is likely to display the same trend in the near future.

The Personal Care Beauty Appliance / Hair Styling Tool OEM Market in the PRC

The size of personal care beauty appliance / hair styling tool OEM industry by revenue in the PRC measures the revenue generated by hair styling tool manufacturing plants located in the PRC in the aggregate. The market size has increased from US$2,010.1 million in 2016 to US$3,310.3 billion 2021, representing a CAGR of approximately 10.5%. The increase was largely attributed to the continuous upgrading of hair styling tool and surge in application in advanced & portable hair styling tools along with the ease and convenience.

The increase in promotion, including advertisements of hair styling tools in different media channels and rise in awareness for personal grooming are expected to further support the growth of hair styling tool in the near future.

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Market Drivers and Trends

Advanced Product Design and Growing Demand from Downstream End-customers

During 2016 to 2021, the market size in terms of sales value of hair styling tool has increased at a CAGR of approximately 10.5%. The robust demand for hair styling tool is principally driven by the growing awareness on needs and consciousness on beauty products, growing disposable income that leads to an elevated living standard and greater consumption on consumer goods and electrical appliances, as well as the continuously advancing product specifications and designs. In particular, the compactness and portability of hair styling tools nowadays contributes to growing momentum of demand as they are convenient to carry along to different occasions and eliminate the need to visit a salon. Adverse impact of chemical-based hair styling process unveiled in recent years has also contributed to customers in pursing hair styling products as a substitute product. Besides, digitalization of hair styling product, such as the embedment of LCD screen and smartphone connectivity function has attracted wider target customers. The burgeoning demand also lies on the heightened reliability and durability of hair styling tool, which in turn serve as an impetus to the future demand for such product to grow at a CAGR of 9.3% during 2022 to 2026.

Developed Supply Chain in the PRC

Outlined by the PRC Ministry of Industry and National Development and Reform Commission, the national electronic manufacturing comprehensive development index that measures the industry’s scale of development, innovation, and efficiency, has increased considerably from 100.0 to 175.3 from 2016 to 2021, representing a CAGR of approximately 11.9% during 2016 to 2021. As a major production and export country of electronic products, the supply chain of electronic components in the PRC has been well developed, where upstream raw material producers and various midstream manufacturers are often located in each other’s proximately, which allows close collaboration and reduced logistics costs. To attain better allocation of resources and considering cost efficiency, brand owners around the globe have increasingly outsourced the manufacturing of hair styling products to OEMs. In turn, OEMs are expected to continuously serve as major stakeholders in the supply chain.

Favorable Policies in the PRC

In view of the accelerated downstream demand for various electronic product and subsequently the production volume, the PRC government has devoted substantial efforts and promulgated development directions underpinning the domestic manufacturing industry, particularly on electronic products. In terms of monetary policy, the PRC government has set out mitigation plans to the reduce operational costs of electronics manufacturers, through provisions of tax relief and preferential financing assistance. Further, the “Information Industry Development Guide” published by the PRC government has placed strong emphasis on research and development of various types of manufacture red products. As a consequence of the rollout of various technology related proposals prior to the Fourteenth Five-Year Plan, the PRC Government has taken initiatives in developing innovative technology that accommodates the dynamic environment. In turn, the demand for hair styling tool OEM services is expected to grow continuously with the support of the favorable PRC government policies.

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Digitalization in Production and operational Aspects

Owing to the advancement of technology and the implementation of “Made in China 2025” production initiatives, increasing numbers of electronic products manufacturers including manufacturers of hair styling tool are leveraging computerized machineries and advanced machineries to implement automation with an aim to lowering labor costs, alleviating operational risk, and enhancing inventory management. Predictive maintenance technology coupled with Enterprise Resources Planning (ERP) systems are introduced by manufacturers to monitor the state of equipment, inventory level and utilization rate. Further, the rise of business-to-business online marketplace transactions are expected to lower procurement and logistics costs between upstream suppliers and downstream brand owners with information transparency. As such, the integration of automation and informalization into the supply chain is expected to alleviate the cost burden on manual efforts to achieve a greater allocation of manpower resources.

Market Threats and Risk Analysis

Rising labor and Raw Material Costs

Labor and raw material are the two major cost components. According to the to the Ministry of Industry and Information Technology of the PRC, the profitability of enterprises in the electronics industry has declined from 9.1% in 2018 to 5.9% in 2021. The decline was attributable to the rising labor costs, as well as a surge in price of component such as printed circuit board, which is expected to put additional cost burden on industry participants.

Shortage of Experienced Labor

In view of the advancement in technology and increasing demand for solution customizations, professionals that are capable of designing, implementing, and overseeing throughout the product development stage, are able to accommodate the demand are an essential resource. However, there is a lack of domestic training for qualified personnel to participate in high-end design and development services. As such, the shortage of professionals may hinder the development of the industry.

Impact and the Outbreak of COVID-19

Outlined by leading companies in the components chips industry, the global component shortage has been prolonging since 2019 during the events of U.S. China trade war, outbreak of the COVID-19 and various severe weather incidents. The average lead delivery time of chips has increased from 12.7 weeks in January 2020 to 15.0 weeks in January 2021, and subsequently further escalated to 26.2 weeks in January 2022. The COVID-19 pandemic caused temporary disruption to demand and supply of raw material of hair styling tool. Temporary suspension of non-essential workplace activities as part of the containment measures for COVID-19 delayed raw material supply from the upstream, shipment of semi-finished or finished products to overseas customers and increased operational risk in relation to currencies, logistics costs and delayed scheduling. In the medium-to-long run, the impact of COVID-19 is expected to be mitigated gradually as supported by systematic normalization of economic and logistics activities and the resumption of normal manufacturing schedule throughout the supply chain.

Cost Structure Analysis

Labor Cost

During 2016 to 2021, the labor cost in the manufacturing industry in the PRC increased steadily. In particular, the average monthly wage of professional technician has increased from RMB6,212.4 to RMB9,800.9 during 2016 to 2021, representing a CAGR of approximately 9.5%. The increasing labor cost is attributable to increasing demand of skillful labor equipped with skills such as knowledge on computerized management system, modelling analytical skills and proficiency in foreign languages.

Going forward, the average monthly wage of employed persons in manufacturing industry, including production and equipment operator, professional technician and managerial staff are expected to grow at a slower trend at a CAGR of 7.1%, 7.7% and 6.6% respectively, owing to the increasing amount of labor entrants, resulting in a stable growth of wage.

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Raw Materials

The prices of key raw materials and component in hair styling tool manufacturing during 2016 to 2026, which include integrated circuit, printed circuit board, plastics, lithium battery. In general, majority of materials and components used in hair styling tool production in the PRC have been sourced domestically. The fast-growing market demand for raw materials worldwide has resulted in a general increase in prices for such materials. With the sustained development of the electronic product and hair styling tool manufacturing industry, the raw material prices are expected to grow moderately in the forecasted period.

Competitive Landscape

Overview

The industry is relatively fragmented and is highly competitive and there were approximately 1,000 market participants principally engaged as hair styling tool OEM service providers in the PRC in 2021. The OEM service providers tend to place their focus on several specific product categories to gain industry recognition and competitive advantages. Business relationships and track records establish long- term relationships with customers and suppliers are the key factors of competition among the hair styling tool ODM services providers.

Barriers to Entry

R&D Capabilities

R&D capabilities are the technical abilities to discover, develop, or scale marketable solutions. Strong R&D capabilities allow existing market participants to have an improved type of business process, lower marginal costs or increase marginal productivity. In view of the evolving market landscape, regular upgrade and innovation of products is another competition focus. Fast–changing technical requirements further heighten the needs for R&D capabilities. Therefore, a lack of strong R&D capabilities will prevent new market entrants from entering this industry.

Reputation and Relationship with Different Stakeholders

In general, current market participants have already established an extensive business network with their upstream equipment suppliers, distributors, as well as downstream customers. New market entrants without prior supply and sales network may find it difficult to build a credible relationship with other stakeholders along the value chain, thus, a stable business relationship between stakeholders act as one of the major challenges that new market entrants may face in the PRC hair styling tool market.

Capital Requirements

Market participants are required to possess sufficient amount of capital and human resources to sustain their businesses, particularly product research and development (R&D) process, product pilot tests and daily operation costs. Existing market participants may have already built up a profound and reliable customer base and supply network, so as to ensure a stable and smooth business operation and income flow as a comparative advantage over new market entrants. Therefore, new market entrants who would like to enter the PRC hair styling tool market may have to overcome such high initial capital investment.

Factors of Competition

Experience and Knowledge

On time deliveries and lead time, response to shifts in demand and strong customized production platform are highly valued by customers in hair styling tools OEM market. In addition, market participants who have in-depth understanding of customer’s requirements are more capable of developing and offering better solution to address customers’ needs and gain a competitive advantage.

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Technological Capabilities

Technological capabilities, including casting and molding, machining, joining, and shearing and forming, form key factors of competition in the hair styling tool OEM market. Market participants with strong technological capabilities are able to engage in whole lifecycle of hair styling tool, from product development and prototype production to production, which comes as the indistinguishable asset among the hair styling tool OEM services providers.

Track Record and Project Experience

Market participants with proven track record and satisfactory project reference are usually more preferred by customers, and thus receive higher recognition and earn reputation in the market. Such market participants are more likely to be invited to tender and secure potential projects.

BUSINESS

Overview

Fenbo Holdings Limited (“FHL”), incorporated on September 30, 2022, under the laws of the Cayman Islands, is the holding company of our Operating Subsidiaries, Able Industries Limited (“AIL”), Fenbo Industries Limited (“FIL”) and Fenbo Plastic Products Factory (Shenzhen) Ltd. (“FPPF”). Through our Operating Subsidiaries, we represent over 30 years of experience producing premium personal care electric appliances (principally electrical hair styling products such as straighteners, curlers, trimmers, etc.) and toys products to overseas markets.

Our operating history began in 1993 when FIL was founded in Hong Kong by Mr. Li Kin Shing as a toy manufacturer and distributor. As the toy market deteriorated, he founded AIL in 2005 in Hong Kong and shifted our operations to the manufacturing and sales of personal care electric appliances. Our manufacturing subsidiary, FPPF, located in Guangdong, PRC, was formed in the PRC in 2010 and is capable of producing over three million units per year. We currently act as both an original equipment manufacturer (“OEM”) and historically have also served as an original design manufacturer (“ODM”).

The following chart sets forth our corporate structure as of the date of this prospectus.

Our Operating Subsidiaries’ Services

AIL – As the marketing arm for the Group, AIL is responsible for all sales and marketing efforts. As of June 30, 2023, AIL employed one employee.

FIL – Is responsible for the overall management of the Operating Subsidiaries. As of June 30, 2023, FIL employed a total of 6 employees.

FPPF – Is responsible for the production of all of the Company’s products, and its engineering and design department conducts in-house design and research functions for the development of new products and product lines. As of June 30, 2023, FPPF employed a total of 275 employees.

Products – Personal Care Beauty Appliances / Hair Styling Tools

The Group’s electrical hair styling products can be divided into three sub-categories, namely,

(i)	Curling Wands and Irons;

(ii)	Flat Irons and Hair Straighteners; and

(iii)	others (which mainly includes Trimmer, nail polisher, pet shampoo brush, eyebrow pliers etc.).

As an OEM electrical hair styling product manufacturer for a renowned multinational client, the Group has been focusing on the high-end segment of the personal care electrical appliance market. To this end, the Group has launched high-end professional electrical hair styling products which were once more commonly used in salons for the mass household markets (particularly in Europe and United States).

The Group offers a wide array of fashionable electrical hair styling products with different styles, features, functionalities, colors, textures, materials. It is the Group’s emphasis on the innovation of the design and styling of electrical hair styling products that appeals to the demands of different customers.

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The basic components of hair styling products are casings, motors, heating elements, thermostats, power cords, and switches.

Since 2006, the Company has served as an OEM for Spectrum Brands, a global home essential company, and its sole customer, producing electrical hair styling products, under the “Remington” brand which Spectrum Brands has the right of the use of, and which are currently sold to mainly Europe, United States and Latin America.

Product type:	Example features:
Curling Irons	- 120 to 240V worldwide voltage - 150°C to 230°C variable heat - reaching 100°C in 30 seconds - ceramic coated on barrel and clip for a smooth surface for hair to glide on

Curling Wands	- 120 to 240V worldwide voltage - 150°C to 230°C variable heat - reaching 100°C in 30 seconds - ceramic coated on barrel and clip for a smooth surface for hair to glide on - LCD display

Hair Straighteners	- 120 to 240V worldwide voltage - 150°C to 230°C variable heat - reaching 100°C in 30 seconds - ceramic coated on heating plates for a smooth surface for hair to glide on - LCD display

Trimmer	- 17mm and 5mm blade - operate with AAA battery

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Research and Development

The engineering and design department of the Group has been conducting in-house design and research for the purposes of developing new product lines for the Group. From time to time, the engineering and design department of the Group innovates new product design and features around the core parameters of creativity, reliability, safety, and commercial viability. Our research and development activities also include (i) development and standardizations of production techniques and procedures; (ii) working with customer to resolve specific problems on customer’s designs and requirements; and (iii) experiment on project bases for calibration and optimization of production processes in order to achieve higher yield on production. We believe that successful research process improvement and refinement is critical to our ability to stay competitive in the industry in which we operate.

Manufacturing

The Group’s production facilities (“SZ Factory”) are located in Bao’an District, Shenzhen City, Guangdong Province, the PRC. The SZ Factory comprises one block of four-story building consisting of approximately 11,000 sq. meters.

Raw materials

The principal raw materials sourced by the Group in its production which constitute the basic core components of its products include plastics, motors, power cords, switches, heating elements and thermostats.

The Group sources plastics, motors, power cords, switches, heating elements and thermostats mainly from Hong Kong and PRC. The Group does not have long term purchase contracts with its suppliers but only purchase via orders. Management bargains purchase price by taking into account price trends of commodity and quantity volume discount.

During the Track Record Period, certain major raw materials experienced a general upward price trend. The prices of raw materials were, to a certain extent, volatile over the period. Factors affecting the supply and prices of raw materials include fluctuation of oil price and commodity price (including metals and plastics) and the variation in global economy as a whole. The Company has business relationships with its major suppliers for over 17 years. Some of them are public companies or subsidiaries of public companies listed on Shanghai, Shenzhen or Hong Kong Stock Exchanges and the supplies and availabilities of our raw materials have never been an issue in the past. Also, all of our primary raw materials are general commercial commodities. Management believes that the Group has maintained good business relationships with its suppliers and has a stable material supply chain. Other than the Group’s existing suppliers, there are alternative sources of supply available for the raw materials which the Group requires. Therefore, even our existing suppliers may be temporarily short in inventory, alternative purchase order to other suppliers can be placed without difficulty or price premium.

In order to ensure a stable supply of raw materials which can meet the ongoing requirements of sales and distribution, the quantity of each procurement order for raw materials is determined by the Group with reference to (i) the customers’ indicative orders prevailing from time to time; (ii) the inventory levels prevailing from time to time; and (iii) the price trend and fluctuation of raw materials as predicted by the Group. The Group also implements stock control procedures including up-to-date recording of all incoming and outgoing items into and out of warehouse and production lines. During the Track Record Period, the Group did not have any material obsolete inventory written off.

Production Facility

Our manufacturing facilities is operated under our WFOE named FPPF, which is equipped with different types of machines and is able to produce about three million pieces of electrical hair styling products per annum.

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The principal production components of the Group are injection molding machines, EDM machines, milling machines, grinding machines, lathe, spraying chambers and ovens, pad printing machines, hot stamping machines, production lines with oven, heater winding machines, bristle insertion machines, wire forming machines, wire stripping machines, lead cutting machines, spot welding machines, hot plate welding machines, crimping machines, and ultrasonic welding machines. The majority of the plant and machinery now situated in SZ Factory are owned by the Group. Safeguarding policies have been set up and maintained by the Group. There are security guards and gates at the entrance, a 24-hour surveillance system, security scanners for entrance and exit, periodic count of assets, in and out register and insurance coverage.

Marketing, Promotions and Advertising

The Group carries out its sales and distribution activities through its sales and marketing team. The Group’s sales and marketing strategy secures its overseas orders by establishing confidence and reputation in the Group’s products, assurance of quality, reasonable and competitive pricing and maintaining long-term relationship with overseas customers. In addition, the Group has participated in various exhibitions in Hong Kong, PRC and overseas to promote the Group’s products to overseas customers. Furthermore, business visit, new product presentation and briefing and video conference have been carried out by the Group to potential overseas customers.

In order to keep abreast of the market trends of electrical appliances in terms of styles, features, functionalities, colors, textures, materials and pricing, the Group’s sales and marketing department collects market data through participating in local and overseas trade exhibitions and fairs and market data and surveys provided and/or conducted by customers. In particular, Mr. Gary Chiu, the Group’s marketing consultant, has vast experience in marketing matters and strives to maintain a stable business relationship with its largest customer, Spectrum Brands, a leading global branded consumer product for more than 15 years.

Pricing

The Group negotiates with its customer to determine the price each year. The prices of the Group’s products are primary determined with reference to (i) a cost-plus basis approach and (ii) the demand elasticity of a given product (which in turn is affected by (a) the product features and functionality, (b) the product life cycle and (c) consumer preferences). Our sales and marketing department is responsible to provide the quotation after considering the requirements from our customer. The actual selling prices of our products are determined by our senior management by taking into account the estimated costs of each order. In arriving at the final price, the Group also takes into account other ancillary factors such as the actual size and time frame of the order, the industry standing of the customer and the relationship with the customer. Our pricing policy is reviewed quarterly by our senior management.

Seasonality

With the exception of lower sales in February of each calendar year correlated with the closure of factories in the PRC during the Chinese New Year holidays, our Operating Subsidiaries’ sales are not subject to any material seasonal fluctuations and remained steady throughout the year.

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Customer

Our sole customer is Spectrum Brands for whom we manufacture hair care electric appliance styling products under the Remington brand which is owned by Spectrum Brands. The Company has provided OEM services to Spectrum Brands since 2006, it does not have a formal written contract and relies on its long-term relationship to continue to provide such services in the future. For each individual transaction, the Group generally negotiates and confirms the terms of sales with its customer based on the quantity and quality of the products being ordered and enters into a purchase order with the customer. Although the Group has not entered into any long-term sales contract with Spectrum Brands, the Directors consider that the Group has good business relationship with Spectrum Brands. The Group has maintained business relationships with Spectrum Brands since 2006.

With respect to products distributed to overseas customers, the Group exports its finished products on a Free Carrier (“FCA”) basis, which means the Group is responsible for the delivery of products to a destination specified by the customers. The customer is responsible for all costs after the goods are delivered to the container terminal warehouse designated by the customer. Management estimates that the lead time from placing a purchase order by an overseas customer to the delivery of the first batch of finished product by the Group takes approximately 55 to 65 days (subject to the size and the type of the order, the location of the customer and the availability of raw materials).

The Group generally allows a credit period of 120 days for the trade receivables with terms that are common within the industry. Credit terms offered to the customer by the Group vary depending on the Group’s assessment of the reputation of the customer, the length of business relationship established with the Group and the actual size of order placed by the customer.

Competition

The industry is highly fragmented and competitive. In 2021, there were approximately 1,000 market participants principally engaged as hair styling tool OEM service providers in the PRC. However, the Group considers that Zheijang Jindelie Electrical Appliance Co. Ltd. and Hang Shun Hing Co. Ltd. are two direct competitors to the Group.

Competitive Strengths

Renowned customer base with stable relationship

The Group has built up a solid and stable business relationship with Spectrum Brands since 2006, as its OEM manufacturer for a variety of hair styling products under the popular worldwide personal care brand “Remington. The established customer relationships provide a concrete foundation for the Group to further expand its business and to achieve economies of scale.

Designs for a diversified product range

Endowed with over a decade of industry experience and market awareness, the engineering and design department of the Group has been keeping itself abreast of market changes and has a track record for designing, researching, and developing an innovative and trendy array of products on a proactive basis. The Group also offers a diversified range of products with different value-added features or functionalities to meet the demands of customers of different demographical origins or consumer preferences.

Stringent quality control

As a consumer product manufacturer, the Group has a strong commitment to quality control. From the very beginning of raw material procurement to the packaging of finished products, the Group imposes intensive quality checks and controls along the whole production line of the Group’s manufacturing processes. The quality checks and controls include incoming checks, online checks, random checks, and technical checks, which are strictly carried out by the operation department of the Group, as well as the representatives of the Group’s customers as the case may be. The Group considers that continual adherence to stringent quality control procedures is one of the most vital elements in maintaining long-term business relationships with its multinational customer.

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Decade of operating history and established presence in the industry

The Group has been engaged in the design, manufacture, and sale of small electrical appliances under the management of Mr. Li Kin Shing and Mr. Li Siu Lun, Allan. With over a decade of operating history and industry experience under the management of Mr. Li Kin Shing and Mr. Li Siu Lun, Allan, the Group has established its presence in the market for providing quality electrical appliances to customers.

The Group also retained suitable talents with different specializations in senior management team for the business development of the Group. In particular, Mr. Gary Chiu, the Group’s marketing consultant, has joined the Group since 2005 and has vast experience in marketing matters. In particular, through the continuous marketing efforts by Mr. Gary Chiu, the Group enjoys a stable business relationship with its sole customer, Spectrum Brands, for more than 15 years.

Business Strategies

Our principal business objective is to strengthen our Operating Subsidiaries’ market position and further expand their market share. We intend to achieve such business objectives by:

Expansion of production capacity and capability

In line with the Group’s business expansion plan, the Group plans to upgrade and expand its existing production facilities for further growth and development. In particular, the Group plans to purchase and install new equipment in the SZ Factory so as to increase its overall production capacity.

With a view to achieving greater economies of scale and thereby enhancing the competitiveness of its products in the marketplace, the Group will also devise effective management control over or re-engineer its production processes in order to optimize its production efficiency and to improve the quality of its existing products, after commissioning the new production equipment.

Furthermore, with a view to leveraging on the product development capability of the Group’s engineering, research, and development team, and for the purpose of enhancing the long-term growth potential of the Group, it is the Directors’ intention to actively develop and pursue its OBM business, pursuant to which the Group intend to develop, manufacture, and sell the products under its own brand name.

Strengthening the engineering, research, and development capability

The Group plans to reinforce its product development capability by way of recruiting more engineers. With a stronger engineering, research and development team, the Group will be better positioned to expand the range of product models and lines available for its potential ODM and OBM customers.

Penetration and further expansion into new and existing geographical markets

Leveraging on the existing multinational customer base of the Group, the Group plans to establish business relationship with more overseas customers with a view to broadening the Group’s customer base and the market coverage of the Group’s products, such as the market in United States.

For the purpose of penetration into the Group’s new or developing markets such as the United States, the Group intends to strengthen its sales force by way of recruiting new sales and marketing staff to solicit potential customers for the Group. We also intend to set up our new subsidiary or representative office in the United States to enhance sales and service support for our sole customer and for future expansion in marketing and internet sales of potential self-branded products.

Licenses, Permits and Approvals

Our Operating Subsidiaries are required to obtain and maintain certain licenses and permits for our Operating Subsidiaries’ business operations.

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The following table sets forth the licenses and/or approvals our Operating Subsidiaries obtained in respect of our Operating Subsidiaries’ operations in the PRC as of the date of this prospectus.

Group member	Licenses/records	Expiry date
Fenbo Plastic Products Factory (Shenzhen) Ltd.,	Business License	October 26, 2060

Fenbo Plastic Products Factory (Shenzhen) Ltd.,	Sewage Discharge Permission	June 9, 2023

Our PRC Legal Advisers have confirmed that, as of the date of this prospectus, our Operating Subsidiaries have obtained and renewed all substantial and necessary licenses and approvals, which are material for their business operations in the PRC from the relevant authorities of the PRC governments.

Some of our Operating Subsidiaries’ licenses and permits are subject to renewal. Our Operating Subsidiaries intend to renew all existing licenses and permits accordingly before their respective expiry dates. Our Operating Subsidiaries have not experienced any refusal of renewal of the licenses and permits necessary for their operation during the six months ended June 30, 2023, fiscal years ended December 31, 2022, and 2021.

Insurance

Management exercises prudent risk management control through the maintenance of various insurance plans for the purposes of covering against different aspects of risks, including:

1. Product liability insurance - product liability insurance for most kinds of its products against possible claims (relating to personal injury or damage to property arising from the product manufactured by it).

2. Property all risk insurance - covers its assets such as plant and machinery, raw materials and finished goods against accidental, physical loss, destruction, or damage of property.

3. Public liability insurance - third party insurance against possible third-party personal injury and property damage claims relating to its factory premises and office located in the PRC and Hong Kong.

As of the date of this Prospectus, the Company does not maintain any director and officer insurance but expects to obtain such insurance after the completion of this offering.

Health, Work Safety, Social and Environmental Matters

Due to the nature of our Operating Subsidiaries’ business, our Operating Subsidiaries’ operational activities are subject to environmental obligations, and they did not directly incur any cost of compliance with applicable environmental protection rules and regulations during the six months ended June 30, 2023, fiscal years ended December 31, 2022, and 2021. Our directors expect that our Operating Subsidiaries will not directly incur significant costs for compliance with applicable environmental protection rules and regulations in the future. As of the date of this prospectus, our Operating Subsidiaries were not in any material non-compliance issues in respect of any applicable laws and regulations on environmental protection, health, and work safety.

Human capital is one of the key elements of our Operating Subsidiaries’ success. Our Operating Subsidiaries have taken out employees’ compensation insurance for their staff’s safety. Our Operating Subsidiaries also have adopted a safety and health policy for its employees to follow and provide safety education and trainings to raise employees’ awareness of safety issues. During the six months ended June 30, 2023, fiscal years ended December 31, 2022, and 2021, our Operating Subsidiaries did not experience any significant incidents or accidents in relation to employees’ safety or any non-compliance with the applicable laws and regulations relevant to the health and work safety issues.

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Employees

The following table sets forth a breakdown of our employees by functions and geographical locations as of June 30, 2023:

Function	Hong Kong		China	Total
	AIL	FIL	FPPF
Management	-	3	1	4
Sales and Marketing	1	1	8	10
Operation	-	2	249	251
Warehouse	-	-	11	11
Accounting and Administration	-	2	6	8

Total	1	8	275	284

Recruitment and remuneration

Our Operating Subsidiaries’ success is highly dependent on their employees. Our Operating Subsidiaries recruit employees taking into account their industry experience and interpersonal skills. Our Operating Subsidiaries hire employees through internal recruitment or from the open market through online advertisement or by referrals. Our Operating Subsidiaries endeavor to offer competitive wages and benefits. Our Operating Subsidiaries conduct annual review of the performance of their employees for determining the level of bonus, salary adjustment and promotion of employees.

Training

Our Operating Subsidiaries offer their employees training both internally and externally to enhance their skills and knowledge in the in the personal care electric appliance industry. The regular training for our factory employees includes (i) new employee orientation; (ii) post-promotion training; and (iii) general annual training. We believe training will help our employees improve their work performance, which will eventually increase their loyalty to the Company. Therefore, the Company has developed a series of training programs targeting the needs and requirements of the work and tailored in line with their roles and responsibilities. Most training is undertaken by our internal staff, but if necessary for the effectiveness of the training, outside professionals are also hired to conduct trainings as well.

Labor unions, labor, and safety incidents

Our Operating Subsidiaries have not set up labor union for employees in Hong Kong or in the PRC. Our Operating Subsidiaries strive to maintain good relationships with their employees and provide them with a safe working environment. During the six months ended June 30, 2023, fiscal years ended December 31, 2022, and 2021 and through the date of this prospectus, our Operating Subsidiaries did not experience any form of industrial action of their employees or any work safety related incidents that led to material disruption of operations or claims against our Operating Subsidiaries.

Welfare or mandatory contribution

In Hong Kong, our Operating Subsidiaries operate a defined contribution mandatory provident fund retirement benefits scheme under the Mandatory Provident Fund Schemes Ordinance (Chapter 485 of the Laws of Hong Kong) for all of their employees in Hong Kong who are eligible to participate in the scheme. Under the relevant PRC laws and regulations, our Operating Subsidiaries are required to participate in the social welfare schemes, which provide pension insurance, medical insurance, work injury insurance, maternity insurance, and unemployment insurance as well as the coverage of housing provident funds for our Operating Subsidiaries’ employees in the PRC.

Intellectual Property

Our Operating Subsidiaries regard their trademarks, trade secrets, domain names, copyrights, know-how, proprietary technologies, and similar intellectual property as critical to their business. As of the date of this prospectus, we have 1 trademark, the Company’s logo, as registered with the Trade Marks Registry Intellectual Property Department of Hong Kong, and one domain name.

Our Properties

Our headquarter and sales office in Hong Kong are operating in an approximately 2,858 sq. feet office located in an industrial building. The office has been owned by FIL since July 1999. FIL entered into an agreement to sell the Hong Kong office to Mr. Li Kin Shing at a consideration of HK$13,880,000 in November 2022. The sale was completed in December 2022. We have leased the office from Mr. Li Kin Shing at market rent since January 2023. The term of the lease of the property is for a fixed term of two (2) years commencing from January 1, 2023, at a monthly rent of HK$50,000 (approximately US$6,400). The rent paid to Mr. Li Kin Shing was determined according to the market value of similar property quotes from the Hong Kong property market.

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FPPF has leased our factory and staff quarters in the PRC for a term of 10 years from an independent third party since 2014, with initial annual rent of approximately RMB3.5 million and rental increment of 10% for every three years.

Legal Proceedings

As of the date of this Prospectus, neither we nor our Operating Subsidiaries are a party to, and we nor our Operating Subsidiaries are aware of any threat of, any legal proceeding that, in the opinion of management, is likely to have a material adverse effect on our business, financial condition or operations.

From time to time, our Operating Subsidiaries may become involved in legal proceedings arising in the ordinary course of business. Neither we nor our Operating Subsidiaries are involved in any litigation, arbitration or claim of material importance, nor any material impact non-compliance incidents or systemic non-compliance incidents in respect of applicable laws and regulations.

Impact of COVID-19 on our Operating Subsidiaries’ business and operations

The continuous emergence of new series of COVID-19 variants during the years, the variation in vaccination rollout globally and a new series of travel and transportation restrictions had contributed consequential impact to the differences in the economic recovery and the increase in material lead time and transportation time. In addition, there were high demand in various raw materials which caused the breakdown of a number of supply chains and led to rising costs of certain raw material (e.g., plastic) and global inflationary pressures. Energy crises and international political dynamics had further hampered the pace of the recovery of the world economy. As of the date of this prospectus, except for a temporary impact on the supply chain resulting from COVID-19, we have not experienced significant inflationary pressures on material or labor costs negatively affecting our ongoing business since the national consumer price index increased by only 0.9 percent in 2021 over the previous year, according to the National Bureau of Statistics of China. Although we have not been materially affected by inflation in the past, we may be affected if China experiences higher rates of inflation in the future. If there is any surge in the inflation rate, in order to mitigate the inflationary pressures, we plan to (i) monitor our labor costs carefully in our day-to-day operations; (ii) outsource or contract certain nonessential employees, to reduce labor-related administrative costs; and (iii) establish a supplier management system and selectively cooperated with key suppliers.

After more than three years since the outbreak of COVID-19, the pandemic has impacted the global business environment and the livelihood of people and caused a widespread global supply chain disruption. The Group’s revenue had been adversely affected due to severe supply chain shortage as well as constraint on manpower resources and our export sales volume was therefore affected. During our fiscal year ended December 31, 2021, a temporary supply chain disruption led to the decrease in our Group’s gross profit margin to approximately 16.5% for FY2021 (FY2020: 18.9%). Nevertheless, recently some countries had been gradually reopening borders with caution due to high vaccination rate. The Directors believe that the impact of the COVID-19 pandemic is only temporary and would not result in a material or long-term disruption to the Group’s business operations. The Group’s gross profit margin for the year ended December 31, 2022, remained relatively stable at approximately 15.7%. The overall market and the business operation of the Group is expected to gradually recover and improve when the adverse impacts of the pandemic to wane as economic activities resume to normal. For instant, on December 9, 2022, China announced that China’s dynamic zero-COVID policy, which had been adhered to for nearly 3 years, has officially moved towards reopening. The travel restrictions of China and Hong Kong were lifted gradually. Our Group will closely monitor the development of the COVID-19 pandemic and will continuously assess its potential impact on our supply chain. If there is any further disruption in our supply chain, we will response swiftly such as, within our capital constraints, increase our raw material inventories in order to manage and mitigate such risk. Our Group’s gross profit margin increased from 15.7% for the year ended December 31, 2022 to 17.9% for the six months ended June 30, 2023. The increase in gross profit margin was primarily due to the diminishing effect of the COVID 19.

Impact in the U.S. of the Uyghur Forced Labor Prevention Act (the “UFLPA”) and the War in Ukraine on our Operating Subsidiaries’ business and operations.

The UFLPA prohibits on the importation of goods into the United States manufactured wholly or in part with forced labor in the PRC, especially from the Xinjiang Uyghur Autonomous Region (“Xinjiang”). It establishes a rebuttable presumption that the importation of any goods, wares, articles, and merchandise mined, produced, or manufactured wholly or in part in Xinjiang are not entitled to entry to the U.S. and requires the importer of record to comply with specified conditions and, by clear and convincing evidence, that the goods, wares, articles, or merchandise were not produced using forced labor.

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While our manufacturing facilities are located in the PRC, they are not located in Xinjiang and are staffed by our own employees with no raw materials being sourced from Xinjiang. We are confident that our supply chain management system will rebut the presumption that our products are tainted with forced or prison labor and therefore we do not anticipate any material or adverse effect our business operations, financial position, and results of operations.

The recent outbreak of war in Ukraine has already affected global economic markets, including a dramatic increase in the price of oil and gas, and the uncertain resolution of this conflict could result in protracted and/or severe damage to the global economy. Russia’s recent military interventions in Ukraine have led to, and may lead to, additional sanctions being levied by the United States, European Union, and other countries against Russia and countries supporting Russia. Russia’s military incursion and the resulting sanctions could adversely affect global energy and financial markets and thus could affect our businesses and the businesses of our customer, even though we do not have any direct exposure to Russia or the adjoining geographic regions. The extent and duration of the military action, sanctions and resulting market disruptions are impossible to predict, but could be substantial. Any such disruptions caused by Russian military action or resulting sanctions may magnify the impact of other risks described herein. We cannot predict the progress or outcome of the situation in Ukraine, as the conflict and governmental reactions are rapidly developing and beyond their control. Prolonged unrest intensified military activities or more extensive sanctions impacting the region could have a material adverse effect on the global economy. However, we do not anticipate that such activities will have a disproportionate material adverse effect on our operations, results of operations, financial condition, liquidity, and business outlook since:

●	we have multiple sources for raw materials and parts and are able to stockpile inventories in the event that we anticipate shortages
●	we do not anticipate challenges sourcing raw materials as none are sourced from Russia, Belarus, Ukraine or Western China
●	we have adequate sources of labor and do not anticipate labor shortages
●	we are able to adjust our production capacity to meet surges or declines in consumer demand

REGULATORY ENVIRONMENT

This section sets forth a summary of the material laws and regulations that affect our Operating Subsidiaries’ business and operations in Hong Kong and PRC. Information contained in this section should not be construed as a comprehensive summary nor a detailed analysis of laws and regulations applicable to the business and operations of our Operating Subsidiaries. This overview is provided as general information only and is not intended to be a substitute for professional advice. You should consult your own advisers regarding the implication of the laws and regulations of Hong Kong and PRC on our business and operations.

PRC Laws and Regulations

A summary of the laws and regulations which are material to our Operating Subsidiaries’ operations in the personal care electric appliance industry in the PRC are as follows: Laws and Regulations Relating to Foreign Investment The establishment, operation, and management of corporate entities in the PRC are governed by the Company Law of the PRC (the “PRC Company Law”). The PRC Company Law generally governs two types of companies: limited liability companies and joint stock limited companies. Both types of companies have the status of legal persons, and the liability of shareholders of a limited liability company and a joint stock limited company is limited to the amount of registered capital they have contributed. The PRC Company Law shall also apply to foreign-invested companies. Where laws on foreign investment have other stipulations, such stipulations shall apply.

Laws and Regulations Relating to Foreign Investment

The establishment procedures, approval procedures, registered capital requirements, foreign exchange matters, accounting practices, taxation, and labor matters of FPPF are regulated by the Foreign-invested Enterprise Law of the PRC (the “FIE Law”) and the Regulations for the Implementation of the Foreign-invested Enterprise Law of the PRC. Investment in the PRC conducted by foreign investors and foreign-owned enterprises shall comply with the Special Management Measures (Negative List) for the Access of Foreign Investment (the “Negative List”). The Negative List contains specific provisions guiding market access of foreign capital, stipulating in detail the areas of entry pertaining to the categories of encouraged foreign-invested industries, restricted foreign-invested industries and prohibited foreign investment. Any industry not listed in the Negative List is a permitted industry.

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Laws and Regulations Relating to Labor

Protection Labor Contract. Pursuant to the Labor Law of the PRC, employers should enter into labor contracts with their employees. Wages are to be paid according to the level of performance, and the policy of equal pay for equal work. Lowest wage protection and special labor protection for female workers and juvenile workers shall be implemented. Employers are also required to pay for their employees’ social insurance premiums and housing provident funds. These payments are made to local administrative authorities, and an employer who fails to contribute may be fined and be ordered to make up for the outstanding contributions.

The Labor Contract Law of the PRC and the Implementation Rule of the Labor Contract Law of the PRC set out specific provisions in relation to the execution, terms and the termination of an employment contract and the rights and obligations of the employees and employers. At the time of hiring, an employer shall truthfully inform the employee as to the scope of work, working conditions, working place, occupational hazards, work safety, salary and other matters about which the employee requests to be informed about.

Social Insurance

Employers in the PRC are required to contribute, on behalf of their employees, to a number of social insurance funds, including funds for basic pension insurance, for unemployment insurance, basic medical insurance, work-related injury insurance and maternity insurance. If an employer does not pay the full amount of social insurance premiums as scheduled, the social insurance premium collection institution shall order it to make the payment or make up the difference within the stipulated time period and impose a daily fine equivalent to 0.05% of the overdue payment from the date on which the payment is overdue. If the payment is not made within the stipulated period, the relevant administration department shall impose a fine ranging from one to three times of the overdue payment.

The various laws and regulations that govern employers’ obligation to contribute to the social security funds include the Social Insurance Laws of the PRC, the Interim Regulation on the Collection and Payment of Social Insurance Premiums, the Decision of the State Council on Establishing a Unified System of the Basic Pension Insurance for Enterprise Employees, the Circular on Relevant Issues concerning the Improvement of the Basic Pension Insurance Policy for Urban Employees, the Regulation on Work-related Injury Insurance, the Regulation on Unemployment Insurance, the Decision of the State Council on Establishing the Basic Medical Insurance System for Urban Employees, the Circular on the Issuance of Provisions on the Administration of Basic Medical Insurance for Urban Employees, and the Trial Measures on Maternity Insurance for Enterprise Employees.

Laws and Regulations Relating to Intellectual Property Rights

Pursuant to the Trademark Law of the PRC (the “Trademark Law”), the right to exclusive use of a registered trademark shall be limited to trademarks which have been registered and to goods for which the use of trademark has been permitted. The period of validity of a registered trademark shall be ten years, counted from the day the registration is made. According to the Trademark Law, (i) using a trademark that is identical to a registered trademark on the same goods without the authorization of the owner of the registered trademark; (ii) using a trademark that is similar to a registered trademark on the same goods or (iii) using a trademark that is identical with or similar to a registered trademark on similar goods without the authorization of the owner of the registered trademark, which is likely to cause confusion, shall be deemed to constitute an infringement of the exclusive right to use a registered trademark. The infringer shall, in accordance with the regulations, undertake to cease the infringement, take remedial action, and pay damages.

Laws and Regulations Relating to Foreign Exchange

Foreign Currency Exchange. The principal regulation governing foreign currency exchange in the PRC is the Regulation of the PRC for the Control of Foreign Exchange (the “Foreign Exchange Regulation”). Under the regulation, RMB are freely convertible for payments of current account items, such as trade and service-related foreign exchange transactions and dividend payments, but are not freely convertible for capital expenditure, such as direct investment, loans, or investments in securities, outside the PRC unless the approval of the State Administration of Foreign Exchange (the “SAFE”) or its local counterpart is obtained in advance.

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According to the Notice on Further Improving and Adjusting Management Policies on Foreign Exchange of Direct Investment, in relation to direct foreign investments in the PRC, foreign investors are no longer required to obtain approval from the SAFE to re-invest in the PRC by using income legally generated from the PRC. No approval from the SAFE is required for opening the foreign exchange accounts, payment into certain accounts, settlement of the foreign exchange and for the purchase and external payment of foreign exchange. Also, the transfer of foreign exchange in the PRC under a direct investment account is no longer subject to approval by the SAFE. In addition, the foreign-invested enterprises are permitted to remit funds to their offshore parent companies.

According to the Notice on Further Simplifying and Improving the Policies of Foreign Exchange Administration Applicable to Direct Investment, verification, and approval of foreign exchange registration under domestic direct investment is abolished. The banks shall, in accordance with relevant guidance, directly examine and handle foreign exchange registration under domestic direct investment. Relevant entities may, at their discretion, choose the banks in their respective places of registration to go through foreign exchange registration of direct investment, and may handle subsequent formalities for opening relevant accounts, fund exchange and other services (including the outflow or inflow of profits and dividends) under direct investment only after foreign exchange registration of direct investment is completed.

Dividend Distribution

The principal laws and regulations governing dividend distribution of foreign holding companies include the PRC Company Law, the FIE Law and their implementation rules. Under these laws and regulations, foreign-invested enterprises in the PRC may pay dividends only out of their after-tax profits, if any, determined in accordance with PRC accounting standards and regulations. In addition, wholly foreign-owned enterprises in the PRC must allocate at least 10% of their accumulated profits after tax each year, if any, to fund certain reserve funds unless these accumulated reserves have reached 50% of their registered capital. These reserves are not distributable as cash dividends.

Laws and Regulations Relating to Taxation in the PRC

Enterprise Income Tax. Pursuant to the Enterprise Income Tax Law of the PRC (the “EIT Law”), the income tax rate for both resident enterprises and foreign-invested enterprises is 25% commencing from January 1, 2008 (with certain exceptions for qualified foreign-invested enterprises). In order to clarify certain provisions in the EIT Law, the State Council promulgated the Implementation Rules of the Enterprise Income Tax Law of the PRC (the “EIT Implementation Rules”). Pursuant to the EIT Law and the EIT Implementation Rules, non-resident enterprises which have not established agencies or offices in the PRC, or which have established agencies or offices in the PRC but whose income has no association with such agencies or offices, shall pay enterprise income tax on their income earned from inside the PRC, and such income of nonresident enterprises for which the payer thereof shall be the withholding agent, shall be taxed at the reduced rate of 10% and shall be withheld at the source.

Withholding income tax and international tax treaties. Pursuant to the EIT Law and the EIT Law Implementation Rules, dividends generated after January 1, 2008, and payable by a foreign-invested enterprise in PRC to its foreign investors are subject to a 10% withholding tax, unless any such foreign investor’s jurisdiction of registration and incorporation has entered into a tax agreement with PRC which provides a different withholding tax arrangement.

Pursuant to the Arrangement between Mainland China and the Hong Kong Special Administrative Region for Avoidance of Double Taxation and Prevention of Tax Evasion, the applicable withholding income tax rate for any dividends declared by a Chinese company is 5% for a shareholder being a Hong Kong resident holding at least 25% interest in its registered capital, or 10% for a shareholder being a Hong Kong resident holding less than 25% interest in its registered capital.

According to the Administrative Measures for Tax Convention Treatment for Non-resident Taxpayers, any non-resident taxpayer meeting conditions for enjoying the convention treatment may be entitled to the convention treatment when filing a tax return or making a withholding declaration through a withholding agent, subject to the subsequent administration by the tax authorities. The term “non-resident taxpayers” refers to the taxpayers other than the PRC tax residents under the Provisions of domestic tax laws or conventions on the avoidance of double taxation signed by the government of the People’s Republic of China with foreign countries (including the tax arrangements signed with the Hong Kong Special Administrative Region and the Macau Special Administrative Region (hereinafter collectively referred to as the “Tax Conventions”) (including non-resident enterprises and non-resident individuals). The convention treatment means the deduction of or exemption from the enterprise income tax or individual income tax obligations required by the provisions of PRC tax laws, under the tax conventions or tax clauses of conventions on aviation, sea transportation, and automobile transportation, as well as the agreements or exchanges of letters on the mutual-exemption from tax on income from international transportation, signed by the People’s Republic of China with foreign countries, including the Arrangement between Mainland China and the Hong Kong Special Administrative Region for Avoidance of Double Taxation and Prevention of Tax Evasion.

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According to the Notice on Certain Issues with Respect to the Enforcement of Dividend Provisions in Tax Treaties, if the relevant PRC tax authorities determine, in their discretion, that a company benefits from such reduced income tax rate due to a structure or arrangement that is primarily tax-driven, such PRC tax authorities may adjust the preferential tax treatment. Pursuant to the Announcement of the State Administration of Taxation on Issues Relating to Withholding at Source of Income Tax of Non-resident Enterprises, when the withholding agent enters into a business contract with a non-resident enterprise in relation to income derived from or accruing in the PRC, where the non-resident enterprise has no office or premises established in the PRC or the income derived or accrued has no de facto relationship with the office or premises established, if the contract stipulates that the withholding agent shall bear the tax payable amount, the tax-exclusive income amount derived by the non-resident enterprise shall be converted to a tax-inclusive income amount and the tax withheld shall be turned over. Where the income subject to withholding at source derived by a non-resident enterprise is equity investment income such as dividends and bonuses, the date of occurrence of withholding obligation for the relevant tax payable amount shall be the date of actual payment of equity investment income such as dividends and bonuses.

Hong Kong Laws and Regulations

Hong Kong Regulations Related to Services Providers

Business registration requirement

The Business Registration Ordinance (Chapter 310 of the Laws of Hong Kong) requires every person carrying on any business to make an application to the Commissioner of Inland Revenue in the prescribed manner for the registration of that business. The Commissioner of Inland Revenue must register each business for which a business registration application is made and as soon as practicable after the prescribed business registration fee and levy are paid and issue a business registration certificate or branch registration certificate for the relevant business or the relevant branch, as the case may be.

As of the date of this prospectus, AIL and FIL hold valid business registration certificates.

Regulations related to employment and labor protection.

Employment Ordinance (Chapter 57 of the Laws of Hong Kong)

The Employment Ordinance (Chapter 57 of the Laws of Hong Kong), or the EO, is an ordinance enacted for, amongst other things, the protection of the wages of employees and the regulation of the general conditions of employment and employment agencies. Under the EO, an employee is generally entitled to, amongst other things, notice of termination of his or her employment contract; payment in lieu of notice; maternity protection in the case of a pregnant employee; not less than one rest day in every period of seven days; severance payments or long service payments; sickness allowance; statutory holidays or alternative holidays; and paid annual leave of up to 14 days depending on the period of employment.

As of the date of this prospectus, AIL and FIL have complied with the provisions under the EO.

Employees’ Compensation Ordinance (Chapter 282 of the Laws of Hong Kong)

The Employees’ Compensation Ordinance (Chapter 282 of the Laws of Hong Kong), or the ECO, is an ordinance enacted for the purpose of providing for the payment of compensation to employees injured in the course of employment. As stipulated by the ECO, no employer shall employ any employee in any employment unless there is in force in relation to such employee a policy of insurance issued by an insurer for an amount not less than the applicable amount specified in the Fourth Schedule of the ECO in respect of the liability of the employer. According to the Fourth Schedule of the ECO, the insured amount shall be not less than HKD100,000,000 per event if a company has no more than 200 employees. Any employer who contravenes this requirement commits a criminal offence and is liable on conviction to a fine and imprisonment. An employer who has taken out an insurance policy under the ECO is required to display a prescribed notice of insurance in a conspicuous place on each of its premises where any employee is employed.

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As of the date of this prospectus, employee compensation insurance has been obtained for all employees of AIL and FIL.

Mandatory Provident Fund Schemes Ordinance (Chapter 485 of the Laws of Hong Kong)

The Mandatory Provident Fund Schemes Ordinance (Chapter 485 of the Laws of Hong Kong), or the MPFSO, is an ordinance enacted for the purposes of providing for the establishment of non-governmental mandatory provident fund schemes, or the MPF Schemes. The MPFSO requires every employer of an employee of 18 years of age or above but under 65 years of age to take all practical steps to ensure the employee becomes a member of a registered MPF Scheme. Subject to the minimum and maximum relevant income levels, it is mandatory for both employers and their employees to contribute 5% of the employee’s relevant income to the MPF Scheme. Any employer who contravenes this requirement commits a criminal offence and is liable on conviction to a fine and imprisonment.

As of the date of this prospectus, the Company believes it has made all contributions required under the MPFSO.

Regulations related to Personal Data

Personal Data (Privacy) Ordinance (Chapter 486 of the Laws of Hong Kong)

The Personal Data (Privacy) Ordinance (Chapter 486 of the Laws of Hong Kong), or the PDPO, imposes a statutory duty on data users to comply with the requirements of the six data protection principles (the “Data Protection Principles”) contained in Schedule 1 to the PDPO. The PDPO provides that a data user shall not do an act, or engage in a practice, that contravenes a Data Protection Principle unless the act or practice, as the case may be, is required or permitted under the PDPO. The six Data Protection Principles are:

●	Principle 1 — purpose and manner of collection of personal data;

●	Principle 2 — accuracy and duration of retention of personal data;

●	Principle 3 — use of personal data;

●	Principle 4 — security of personal data;

●	Principle 5 — information to be generally available; and

●	Principle 6 — access to personal data.

Non-compliance with a Data Protection Principle may lead to a complaint to the Privacy Commissioner for Personal Data (the “Privacy Commissioner”). The Privacy Commissioner may serve an enforcement notice to direct the data user to remedy the contravention and/or instigate prosecution actions. A data user who contravenes an enforcement notice commits an offense which may lead to a fine and imprisonment.

The PDPO also gives data subjects certain rights, inter alia:

●	the right to be informed by a data user whether the data user holds personal data of which the individual is the data subject;

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●	if the data user holds such data, to be supplied with a copy of such data; and

●	the right to request correction of any data they consider to be inaccurate.

The PDPO criminalizes, including but not limited to, the misuse or inappropriate use of personal data in direct marketing activities, non-compliance with a data access request and the unauthorized disclosure of personal data obtained without the relevant data user’s consent. An individual who suffers damage, including injured feelings, by reason of a contravention of the PDPO in relation to his or her personal data may seek compensation from the data user concerned.

As of the date of this prospectus, AIL and FIL are in compliance with the provisions of the PDPO.

MANAGEMENT

Our Board of Directors is the primary decision-making body of our Company, setting fundamental business strategies and policies for the management and operation of our Operating Subsidiaries’ business and monitoring their implementation.

Our Board of Directors currently consists of five directors, comprising two Executive Directors and three independent non-executive Directors. The following table sets forth the names, ages, and titles of our directors, executive officers, and senior management/key personnel:

Name	Age	Title

Executive Officers and Directors:

Li Siu Lun Allan	48	Chairman, Executive Director, and Chief Executive Officer
Li Kin Shing	72	Executive Director
Fu Wai Yip (Freddy)	52	Chief Financial Officer

Independent Non-executive Directors:

Lai King Yan (Anthony)	51	Independent Non-executive Director
Tong Ching Ho (Tony)	52	Independent Non-executive Director
Wong Siu Keung (Sony)	47	Independent Non-executive Director

No arrangement or understanding exists between any such director or officer and any other persons pursuant to which any director or executive officer was elected as a director or executive officer. Our directors are elected annually and serve until their successors take office or until their death, resignation, or removal. The executive officers serve at the pleasure of the Board of Directors.

Executive Officers and Directors:

Mr. Li Siu Lun Allan (“Mr. Allan Li”) has served as FHL’s Chairman, Executive Director, and Chief Executive Officer since September 30, 2022. Since September 1998, he has served as a Director of FIL and since June 2021 as a Director of AIL. He has over 20 years of marketing, administration, and operating experience at FIL. Mr. Allan Li attended the Faculty of Applied Sciences at Simon Fraser University, B.C. Canada, from September 1994 until December 1996. Mr. Allan Li is the son of Mr. Li Kin Shing, founder of the Group.

Mr. Li Kin Shing (“Mr. Li”) has served as FHL’s Executive Director since September 30, 2022. Mr. Li founded FIL in June 1993 and has served as a director since then. Mr. Li has served as the Legal Representative of FPPF since October 1993 and the Director of AIL since November 2005. Mr. Li received a Certificate in Mechanical Engineer in June 1996 and a Certificate in Workshop Instructor Training from the Morrison Hill Technical Institute, Hong Kong, in 1974.

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Mr. Fu Wai Yip (Freddy) has served as FHL’s Chief Financial Officer since December 6, 2022. Since December 2011, he has served as the Financial Controller of The Well Leatherware Manufactory Ltd. He attended the University of Bolton, UK from 2000 to 2002 where he received a Bachelor of Arts degree in Accountancy. Mr. Fu is a Fellow Member of the Association of International Accounts, UK., The Institute of Public Accountants - Australia, and the Institute of Financial Accountants.

Independent Non-executive Directors

Mr. Lai King Yan (Anthony) was appointed as an Independent Director effective upon the closing of this offering. Since October 2021, Mr. Lai has served as a Director of Advent Corporate Finance Limited since October 2021. From April 2019 to May 2021, he served as a Director of Changjiang Corporate Finance (HK) Limited and from January 2013 until February 2019, he served as the Managing Director of CLC International Limited, Mr. Lai attended Bond University in Australia from 1994 until 1996 where he received a Bachelor of Commerce degree.

Mr. Tong Ching Ho (Tony) was appointed as an Independent Director effective upon the closing of this offering. Mr. Tong served as a Sourcing Specialist for NBC Hong Kong Merchants Ltd. since July 2015. He attended the University of Victoria, B.C. Canada from 1993 until1996 where he received his Bachelor of Arts in Economics degree.

Mr. Wong Siu Keung (Sony) was appointed as an Independent Director effective upon the closing of this offering. Mr. Wong served as the Responsible Officer and Risk Manager for Ocean Assets Management HK Limited since May 2021. From October 2019 to March 2021, he served as the Responsible Officer and Executive Director for Boxin Jiayuan Ltd, and from October 2017 to September 2019 as the Senior VP and Responsible Officer for ZQ Capital HK Ltd. Mr. Wong attended the Simon Fraser University, Vancouver, Canada from 1994 until 2000, where he received a Bachelor’s degree in business administration in 1998 and a Master’s degree in business administration in 2000. Mr. Wong was admitted as a certified public accountant of the Delaware State Board of Accountancy in October 2004 and became a chartered financial analyst of the Association for Investment Management and Research in August 2003.

Key Personnel / Consultants

Our senior management comprises the following personnel:

Mr. Chiu Yat Chung (Gary) (“Mr. Chiu”) has served as the AIL’s Marketing Consultant since April 2021 and from November 2005 until March 2021, he served as a Director of AIL. Mr. Chiu received a Bachelor’s degree in Industrial Engineering from the University of Hong Kong in 1999 and Master’s degree in Manufacturing Engineering from the Polytechnic University, Hong Kong in 2003.

Committees of the Board of Directors

Our Board of Directors has established an audit committee, a compensation committee, and a nomination committee, each of which will operate pursuant to a charter adopted by our Board of Directors that will be effective upon the effectiveness of the registration statement of which this prospectus is a part. The Board of Directors may also establish other committees from time to time to assist our Company and the Board of Directors. Upon the effectiveness of the registration statement of which this prospectus is a part, the composition and functioning of all of our committees will comply with all applicable requirements of the Sarbanes-Oxley Act of 2002, Nasdaq and SEC rules and regulations, if applicable. Upon our listing on Nasdaq, each committee’s charter will be available on our website at http://www http://www.fenbo.com. The reference to our website address does not constitute incorporation by reference of the information contained at or available through our website, and you should not consider it to be part of this prospectus.

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Audit committee

Wong Siu Keung (Sony) Tong Ching Ho (Tony), and Lai King Yan (Anthony), all of whom are our independent non-executive Directors, will serve on the audit committee, which will be chaired by Wong Siu Keung (Sony). Our Board of Directors has determined that each are “independent” for audit committee purposes as that term is defined by the rules of the SEC and Nasdaq, and that each has sufficient knowledge in financial and auditing matters to serve on the audit committee. Our Board of Directors has designated Mr. Wong Siu Keung (Sony) as an “audit committee financial expert,” as defined under the applicable rules of the SEC. The audit committee’s responsibilities include:

●	appointing, approving the compensation of, and assessing the independence of our independent registered public accounting firm;
●	pre-approving auditing and permissible non-audit services, and the terms of such services, to be provided by our independent registered public accounting firm;
●	reviewing the overall audit plan with our independent registered public accounting firm and members of management responsible for preparing our financial statements;
●	reviewing and discussing with management and our independent registered public accounting firm our annual and quarterly financial statements and related disclosures as well as critical accounting policies and practices used by us;
●	coordinating the oversight and reviewing the adequacy of our internal control over financial reporting;
●	establishing policies and procedures for the receipt and retention of accounting-related complaints and concerns; recommending, based upon the audit committee’s review and discussions with management and our independent registered public accounting firm, whether our audited financial statements shall be included in our Annual Report on Form 20-F;
●	monitoring the integrity of our financial statements and our compliance with legal and regulatory requirements as they relate to our financial statements and accounting matters;
●	preparing the audit committee report required by SEC rules to be included in our annual proxy statement;
●	reviewing all related person transactions for potential conflict of interest situations and approving all such transactions; and
●	reviewing earnings releases.

Compensation committee

Lai King Yan (Anthony), Wong Siu Keung (Sony), and Tong Ching Ho (Tony) all of whom are our independent non-executive Directors, will serve on the compensation committee, which will be chaired by Lai King Yan (Anthony). Our Board of Directors has determined that each such member satisfies the “independence” requirements of Rule 5605(a)(2) of the Listing Rules of the Nasdaq Stock Market. The compensation committee’s responsibilities include:

●	evaluating the performance of our Chief Executive Officer in light of our Company’s corporate goals and objectives and based on such evaluation: (i) recommending to the Board of Directors the cash compensation of our Chief Executive Officer, and (ii) reviewing and approving grants and awards to our Chief Executive Officer under equity-based plans;
●	reviewing and recommending to the Board of Directors the cash compensation of our other executive officers;
●	reviewing and establishing our overall management compensation, philosophy, and policy;
●	overseeing and administering our compensation and similar plans;
●

reviewing and approving the retention or termination of any consulting firm or outside advisor to assist in the evaluation of compensation matters and evaluating and assessing potential and current compensation advisors in accordance with the independence standards identified in the applicable Nasdaq rules;

●	retaining and approving the compensation of any compensation advisors;
●	reviewing and approving our policies and procedures for the grant of equity-based awards;
●	reviewing and recommending to the Board of Directors the compensation of our directors; and
●	preparing the compensation committee report required by SEC rules, if and when required.

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Nomination committee

Tong Ching Ho (Tony), Wong Siu Keung (Sony) and Lai King Yan (Anthony), all of whom are our independent non-executive Directors, will serve on the nomination committee, which will be chaired by Tong Ching Ho (Tony). Our Board of Directors has determined that each member of the nomination committee is “independent” as defined in applicable Nasdaq rules. The nomination committee’s responsibilities include:

●	developing and recommending to the Board of Directors criteria for board and committee membership;
●	establishing procedures for identifying and evaluating director candidates, including nominees recommended by stockholders; and
●	reviewing the composition of the Board of Directors to ensure that it is composed of members containing the appropriate skills and expertise to advise us.

While we do not have a formal policy regarding board diversity, our nomination committee and Board of Directors will consider a broad range of factors relating to the qualifications and background of nominees, which may include diversity (not limited to race, gender, or national origin). Our nomination committee’s and Board of Directors’ priority in selecting board members is identification of persons who will further the interests of our shareholders through their established record of professional accomplishment, the ability to contribute positively to the collaborative culture among board members, knowledge of our business, understanding of the competitive landscape and professional and personal experience and expertise relevant to our growth strategy.

Foreign Private Issuer Status

The Nasdaq listing rules include certain accommodations in the corporate governance requirements that allow foreign private issuers, such as us, to follow “home country” corporate governance practices in lieu of the otherwise applicable corporate governance standards of Nasdaq Markets. The application of such exceptions requires that we disclose each Nasdaq Markets corporate governance standard that we do not follow and describe the Cayman Islands corporate governance practices we do follow in lieu of the relevant Nasdaq Markets corporate governance standard. However, we currently follow the Nasdaq Markets corporate governance standards listed below with the exception of the independent directors regularly scheduling meetings with only the independent directors present:

●	the majority independent director requirement under Section 5605(b)(1) of the Nasdaq Marketplace Listing rules;

●	the requirement under Section 5605(d) of the Nasdaq Marketplace Listing Rules that a compensation committee comprised solely of independent directors governed by a compensation committee charter oversee executive compensation;

●	the requirement under Section 5605(e) of the Nasdaq Marketplace Listing Rules that director nominees be selected or recommended for selection by either a majority of the independent directors or a nominations committee comprised solely of independent directors;

●	the Shareholder Approval Requirements under Section 5635 of the Nasdaq Marketplace Listing Rules; and

●	the requirement under Section 5605(b)(2) of the Nasdaq Marketplace Listing Rules that the independent directors have regularly scheduled meetings with only the independent directors present.

Code of Conduct and Code of Ethics

As of the effective date of this registration statement of which this prospectus is a part, we have adopted a written code of business conduct and ethics that applies to our directors, officers, and employees, including our chief executive officer, chief financial officer, principal accounting officer or controller or persons performing similar functions. Following the effectiveness of the registration statement of which this prospectus is a part, a current copy of this code will be posted on the Corporate Governance section of our website, which is located at http://www.eglhkg.com. The information on our website is deemed not to be incorporated in this prospectus or to be a part of this prospectus. We intend to disclose any amendments to the code of ethics, and any waivers of the code of ethics or the code of conduct for our directors, executive officers, and senior finance executives, on our website to the extent required by applicable U.S. federal securities laws and the Nasdaq corporate governance rules.

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Compensation of Directors and Senior Management/Executive Personnel

Our directors and members of our senior management receive compensation in the form of salaries, allowances, bonuses, and other benefits-in-kind, including our contribution to the pension scheme. Our compensation committee determines the salaries of our directors and members of our senior management based on their qualifications, positions, and seniority.

Notwithstanding the below compensation table: (i) no remuneration was paid to our directors or the five highest paid individuals as an inducement to join, or upon joining, our Group; (ii) no compensation was paid to, or receivable by, our directors or past directors or the five highest paid individuals during the fiscal years ended December 31, 2022 and 2021 for the loss of office as director of any member of our Group or of any other office in connection with the management of the affairs of any member of our Group; and (iii) none of our directors waived any emoluments during the same period. Notwithstanding the below compensation table, no director has been paid in cash or shares or otherwise by any person either to induce him to become, or to qualify him as a director, or otherwise for service rendered by him in connection with the promotion or formation of us.

The following table summarizes all compensation received by our directors, our executive officers and our key employees during the six months ended June 30, 2023, years ended December 31, 2020, 2021 and 2022.

Summary Compensation Table

	Compensation Paid
Name and Principal Position	Year	Salary (HK’000)	Bonus (HK’000)	Other Compensation (4) (HK’000)
Li Siu Lun Allan, CEO,	2020	1,040	Nil	18
Chairman and Executive Director (1)	2021	1,040	Nil	18
	2022	1,040	Nil	18
	2023 (first 6 months)	480	Nil	9

Li Kin Shing,	2020	1,080	Nil	Nil
Executive Director (1)	2021	1,080	Nil	Nil
	2022	1,080	Nil	Nil
	2023 (first 6 months)	810	Nil	Nil

Fu Wai Yip (Freddy),	2020	Nil	Nil	Nil
CFO (2)	2021	Nil	Nil	Nil
	2022	Nil	Nil	Nil
	2023 (first 6 months)	Nil	Nil	Nil

Lai King Yan (Anthony),	2020	Nil	Nil	Nil
Independent Non-Executive Director (3)	2021	Nil	Nil	Nil
	2022	Nil	Nil	Nil
	2023 (first 6 months)	Nil	Nil	Nil

Tong Ching Ho (Tony),	2020	Nil	Nil	Nil
Independent Non-Executive Director (3)	2021	Nil	Nil	Nil
	2022	Nil	Nil	Nil
	2023 (first 6 months)	Nil	Nil	Nil

Wong Siu Keung (Sony),	2020	Nil	Nil	Nil
Independent Non-Executive Director (3)	2021	Nil	Nil	Nil
	2022	Nil	Nil	Nil
	2023 (first 6 months)	Nil	Nil	Nil

(1) Compensations for Li Siu Lun Allan and Li Kin Shing were paid by FIL, a wholly owned subsidiary of FHL.

(2) Fu Wai Yip (Freddy) was appointed as CFO of FHL on December 6, 2022.

(3) Lai King Yan (Anthony), Tong Ching Ho (Tony), and Wong Siu Keung (Sony) were appointed as independent non-executive directors effective with the closing on this offering.

(4) Other compensation includes sales commission, allowances, and any employer’s contribution social security.

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Mandatory Provident Fund

The Mandatory Provident Fund (the “MPF”) is a compulsory saving scheme (pension fund) for the retirement of residents in Hong Kong. Most employees and their employers are required to contribute monthly to mandatory provident fund schemes provided by approved private organizations, according to their salaries and the period of employment. The Mandatory Provident Fund was implemented in December 2000 following the enactment of the Mandatory Provident Fund Schemes Ordinance on July 27, 1995. The MPF Schemes Authority (MPFA) is charged with supervising the provision of MPF schemes – it registers schemes and ensures that approved trustees administer schemes prudently, ensuring compliance including inspections, audits, and investigations.

The MPF system is mandatory for all employees in Hong Kong who have an employment contract of 60 days or more and also applies also to self-employed persons. Under the MPF, the choice of the scheme is the responsibility of the employer (for which the legislation defines three types): (i) master trust scheme; (ii) employer sponsored scheme; or (iii) industry scheme. The scheme operates on the principle of fully funded defined contributions into a privately managed plan fund contributed by employers and employees managed as a trust, which compartmentalizes fund assets from those of the manager. Investment decisions are delegated to a trustee in the private sector.

FIL, our Operating Subsidiary in Hong Kong, implemented a MPF with a major international assurance company to provide retirement benefits for its employees. All permanent full-time are eligible to join the MPF. Eligible employees of the MPF and the employer’s contributions to the MPF are both at 5% of the eligible employee’s monthly salary and are subject to a maximum mandatory contribution of HKD1,500 (US$192) monthly.

Pursuant to the relevant PRC regulations, the Group is required to make contributions for each employee, at rates based upon the employee’s standard salary base as determined by the local social security bureau, to a defined contribution retirement scheme organized by the local social security bureau in respect of the retirement benefits for FPPF’s employees in the PRC.

The contributions to the MPF are recognized as employee benefit expense when they are due and are charged to the consolidated statement of income (loss). The total contributions to the MPF of our Operating Subsidiaries in Hong Kong for six months ended June 30, 2023, fiscal years ended December 31, 2022, and 2021 amounted to approximately HKD33,000, HKD79,000 and HKD94,000, respectively. FIL has no other obligation to make payments in respect of retirement benefits of the employees.

Directors’ Agreements

Each of our directors has entered into a Director’s Agreement with the Company effective upon effectiveness of the Registration Statement of which this prospectus forms a part (the “Effective Date”). The terms and conditions of each such Director’s Agreement are similar in all material aspects. Each Director’s Agreement is for an initial term of one year and will continue until the director’s successor is duly elected and qualified. Each director will be up for re-election each year at the annual shareholders’ meeting and, upon re-election, the terms, and provisions of his or her Director’s Agreement will remain in full force and effect. Any Director’s Agreement may be terminated for any or no reason by the director or at a meeting called expressly for that purpose by a vote of the shareholders holding more than 50% of the Company’s issued and outstanding Ordinary Shares entitled to vote.

Under the Directors’ Agreements, the initial annual salary that is payable to each of our directors is as follows:

Lai King Yan (Anthony)	US$	30,000
Tong Ching Ho (Tony)	US$	30,000
Wong Siu Keung (Sony)	US$	30,000

Other than as disclosed above, none of our directors has entered into a service agreement with our Company or any of our subsidiaries that provides for benefits upon termination of employment.

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Employment Letters

On December 6, 2022, FGH entered into a letter agreement with Mr. Li Siu Lun Allan, pursuant to which Mr. Li will serve as the Chairman, Executive Director and Chief Executive Officer of the Company in accordance with the following terms and provisions: (i) payment of a monthly salary of US$3,000 payable at the end of each month commencing upon closing of the offering; (ii) a discretionary performance bonus determined by the compensation committee and/or the board at the end of the fiscal year; and (ii) either party shall have the right to terminate the agreement by giving to the other party not less than six months’ notice in writing.

On December 6, 2022, FGH entered into a letter agreement with Mr. Li Kin Shing, pursuant to which Mr. Li Kin Shing will serve as an Executive Director of the Company in accordance with the following terms and provisions: (i) payment of a monthly salary of US$3,000 payable at the end of each month commencing upon closing of this offering; and (ii) a discretionary performance bonus determined by the compensation committee and/or the board at the end of the fiscal year; and (ii) either party shall have the right to terminate the agreement by giving to the other party not less than six months’ notice in writing.

On December 6, 2022, FGH entered into an employment agreement with Mr. Fu Wai Yip (Freddy), pursuant to which Mr. Fu is designated as the Chief Financial Officer of the Company in accordance with the following terms and provisions: (i) a fixed initial salary of US$3,000 for the period from December 6, 2022 to the date of closing this offering (the “Initial Period”) (ii) after the Initial Period, payment of a monthly salary of US$3,000, subject to the adjustment determined by the compensation committee and/or the board, payable at the end of each month; (iii) a discretionary performance bonus determined by the compensation committee and/or the board at the end of the fiscal year and (iv) either party shall have the right to terminate the agreement by giving to the other party not less than six months’ notice in writing.

Indemnification Agreements

We have entered into indemnification agreements with each of our directors and executive officers. Under these agreements, we agree to indemnify our directors and executive officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being a director or officer of our Company.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

PRINCIPAL SHAREHOLDERS

The following table sets forth information regarding beneficial ownership of our share capital by:

●	each person, or group of affiliated persons, known by us to beneficially own more than 5% of our shares;
●	each of our named executive officers;
●	each of our directors; and
●	all of our current executive officers, directors as a group.

Applicable percentage ownership is based on 10,000,000 Ordinary Shares of our Company issued and outstanding as of the date of this prospectus and, with respect to percent ownership after this offering, assumes no exercise of the underwriters’ over-allotment option.

The information presented below regarding beneficial ownership of our voting securities has been presented in accordance with the rules of the SEC and is not necessarily indicative of ownership for any other purpose. Under these rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares the power to vote or direct the voting of the security or the power to dispose or direct the disposition of the security. A person is deemed to own beneficially any security as to which such person has the right to acquire sole or shared voting or investment power within sixty (60) days through the conversion or exercise of any convertible security, warrant, option, or other right. More than one (1) person may be deemed to be a beneficial owner of the same securities. The percentage of beneficial ownership by any person as of a particular date is calculated by dividing the number of shares beneficially owned by such person, which includes the number of shares as to which such person has the right to acquire voting or investment power within sixty (60) days, by the sum of the number of shares outstanding as of such date, plus the number of shares as to which such person has the right to acquire voting or investment power within sixty (60) days. Consequently, the denominator used for calculating such percentage may be different for each beneficial owner. Except as otherwise indicated below and under applicable community property laws, we believe that the beneficial owners of our shares listed below have sole voting and investment power with respect to the shares shown.

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Unless otherwise noted below, the address of each person listed on the table is Flat J, 19/F., World Tech Centre, 95 How Ming Street, Kwun Tong, Kowloon, Hong Kong.

	Shares Beneficially Owned Before this Offering (1)		Shares Beneficially Owned after this Offering (1)
Name of Beneficial Owner	Number	Percentage	Number	Percentage

Named Executive Officers and Directors and Director Nominee:
Li Siu Lun Allan	0	0.00%	0	0.00%
Li Kin Shing (2)	8,000,000	80.00%	8,000,000	72.73%
Fu Wai Yip (Freddy)	0	0.00%	0	0.00%
Lai King Yan (Anthony)	0	0.00%	0	0.00%
Tong Ching Hi (Tony)	0	0.00%	0	0.00%
Wong Siu Keung (Sony)	0	0.00%	0	0.00%
All executive officers and directors as a group (6 persons)	8,000,000	80.00%	8,000,000	72.73%

5% Shareholders:
Luxury Max Investments Limited (2)	8,000,000	80.00%	8,000,000	72.73%
Yuk Tong Lam	500,000	5.00%	500,000	4.55%
Majestic Dragon Investment Co. Limited (3)	500,000	5.00%	500,000	4.55%

(1)	Based on 10,000,000 Ordinary Shares issued and outstanding immediately prior to the offering and 11,000,000 Ordinary Shares to be issued and outstanding immediately after the offering assuming the underwriter does not exercise the over-allotment option.
(2)	Luxury Max Investments Limited is owned 100% of record by Li Kin Shing, our director, who is also its sole director
(3)	Majestic Dragon Investment Co. Limited, a company incorporated in the Republic of Seychelles, is wholly-owned by Fung Ming Pang, who has sole voting and dispositive power over these shares. The address of Majestic Dragon Investment Co. Limited is Vistra Corporate Services Centre, Suite 23, 1st Floor, Eden Plaza, Eden Island, Mahe, the Republic of Seychelles.

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RELATED PARTY TRANSACTIONS

Related Parties

We have adopted an audit committee charter, which requires the committee to review all related-party transactions on an ongoing basis and all such transactions be approved by the committee.

During the six months ended June 30, 2023, financial year ended December 31, 2022, 2021 and 2020, we, including the Operating Subsidiaries, entered into the following transactions with our related parties:

Sale / Lease of Office

In December 2022, FIL sold its headquarter and sales office in Hong Kong to Mr. Li Kin Shing, the Company’s Executive Director, and sole shareholder, at a consideration of HK$13,880,000. The carrying net book value of the office as of the transaction date was HK$1,349,000, and thus, one-off gain on disposal of the property of HK$12,531,000 was recognized in the income statements of the Group for the year ended December 31, 2022. This gain on disposal of the property was regarded as capital gain and classified as a non-taxable income under the tax rule of Hong Kong. The consideration of HK$13,880,000 receivable from Mr. Li Kin Shing was offset against the amount due to Mr. Li Kin Shing, and the dividend declared of HK$10,000,000 for the year ended December 31, 2022.

After the disposal of the office, FIL will continue to occupy the office and entered into a lease agreement with Mr. Li Kin Shing to lease this office for an initial term of two (2) years, commencing January 1, 2023, for a monthly rental of HK$50,000. As the lease term commences after the year end date (i.e., January 1, 2023), saved for the disclosure requirement for this subsequent event, the lease does not have any effect on the financial statements of the Group for the year ended December 31, 2022.

Guarantees

Certain related parties provided guarantees to the Company in connection with its bank borrowings of the Group. The bank loans of the Group consisted of the following:

Bank Name	Nature of Loan	As at December 31, 2020	As at December 31, 2021	As at December 30, 2022	As at June 30, 2023
		HK$’000	HK$’000	HK$’000	HK$’000
Bank of China (Hong Kong)	Revolving loan (1)	11,000	11,000	11,000	11,000
Bank of China (Hong Kong)	Term loan (2)	355
Bank of China (Hong Kong)	Bank overdraft (3)	2,717

(1)	This loan is a revolving loan up to HK$11,000,000, carries an interest of 2.25% below Hong Kong prime rate and is secured by the Company’s office premise located in Hong Kong; a Hong Kong residential property jointly owned by Li Kin Shing and his spouse and a personal guarantee from Li Kin Shing. This loan was first drawn down on October 22, 2018 and has been rolled over for every six-month period. The Company recognized this loan as short-term bank borrowing in its consolidated financial statements. The security charged over the Company’s office premise located in Hong Kong was released since September 29, 2022.

(2)	This loan was a one-year term loan of HK$10,000,000, carried an interest of 2.25% below Hong Kong prime rate and was secured by a Hong Kong residential property jointly owned by Li Kin Shing and his spouse and personal guarantees from Li Kin Shing and Chiu Yat Chung Gary. This term loan was drawn down on January 2, 2019 and wholly repaid on January 2, 2021. The Company recognized this loan as short-term bank borrowing in its consolidated financial statements.

(3)	It was a bank overdraft up to HK$5,000,000 that carried an interest at Hong Kong prime rate and was secured by the Company’s office premise located in Hong Kong; a Hong Kong residential property jointly owned by Li Kin Shing and his spouse and a personal guarantee from Li Kin Shing. This bank overdraft was first utilized on November 20, 2020. As of December 31, 2020, the Company utilized HKD 2,717,000 and subsequently repaid the entire amount during the year ended December 31, 2021. The Company recognized this bank overdraft as short-term bank borrowing in its consolidated financial statements.

Transactions with related parties were conducted in the normal course of business and at prices and terms no less than those charged to and contracted with other independent third parties.

Leases

During the six months ended June 30, 2023, fiscal years ended December 31, 2022, 2021 and 2020, our Operating Subsidiaries entered into a lease agreement with a related party for a director quarter located in Hong Kong as follows:

Premise	Relationship with the lessor	Rental payment for the year ended December 31, 2020 (HKD’000)	Rental payment for the year ended December 31, 2021 (HKD’000)	Rental payment for the year ended December 31, 2022 (HKD’000)	Rental payment for the six months ended June 30, 2023 (HKD’000)
Director quarter	Lessor is a company owned by Mr. Li Kin Shing and his spouse	600	600	600	300
Hong Kong office	Lesser is Mr. Li Kin Shing	-	-	-	300

The related party transaction is determined on an arm-length basis by reference to the market price of the comparable residential premise.

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Related party balances

The related party balances consisted of the following:

Name	Relationship	Nature	Classification	December 31, 2020	December 31, 2021	December 31, 2022	June 30, 2023
				(HKD’000)	(HKD’000)	(HKD’000)	(HKD’000)
Mr. Li Siu Lun Allan	Executive director	Advance to a director	Amount due from a related party	13	20	-	-
Mr. Li Kin Shing	Sole shareholder and executive director	Advance from a shareholder	Amounts due to related parties	3,943	4,213	2,855	3,231
Mr. Chiu Yat Chung Gary	Senior management	Advance from a senior management	Amounts due to related parties	1,277	2,262	2,262	2,262

The above amounts were unsecured, non-interest bearing and repayable on demand.

DESCRIPTION OF SHARE CAPITAL

A copy of our memorandum and articles of association is filed as an exhibit to the registration statement of which this prospectus is a part (and which is referred to in this section as, respectively, the “Memorandum” and the “Articles of Association”).

We are an exempted company incorporated with limited liability in the Cayman Islands and, upon completion of this offering, our affairs will be governed by our Memorandum and Articles of Association, the Companies Act and the common law of the Cayman Islands.

As of the date of this prospectus, our authorized share capital is US$30,300 divided into 300,000,000 ordinary shares of par value of US$0.0001 each, and 3,000,000 preference shares of a par value of US$0.0001 each.

The following are summaries of certain material provisions of our Memorandum and Articles of Association and the Companies Act insofar as they relate to the material terms of our Ordinary Shares.

Ordinary Shares

General

All of our outstanding Ordinary Shares are fully paid and non-assessable. Certificates representing the Ordinary Shares are issued in registered form. Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their Ordinary Shares. We may not issue shares to bearer.

Dividends

Subject to the Companies Act and our Articles of Association, our Company in general meeting may declare dividends in any currency to be paid to the members but no dividend shall be declared in excess of the amount recommended by our Board of Directors.

Except in so far as the rights attaching to, or the terms of issue of, any share may otherwise provide:

(i)	all dividends shall be declared and paid according to the amounts paid-up on the shares in respect of which the dividend is paid, although no amount paid-up on a share in advance of calls shall for this purpose be treated as paid-up on the share;

(ii)	all dividends shall be apportioned and paid pro rata in accordance with the amount paid-up on the shares during any portion(s) of the period in respect of which the dividend is paid; and

(iii)	our Board of Directors may deduct from any dividend or other monies payable to any member all sums of money (if any) presently payable by him to our Company on account of calls, installments or otherwise.

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Where our Board of Directors or our Company in general meeting has resolved that a dividend should be paid or declared, our Board of Directors may resolve:

(aa)	that such dividend be satisfied wholly or in part in the form of an allotment of shares credited as fully paid-up, provided that the members entitled to such dividend will be entitled to elect to receive such dividend (or part thereof) in cash in lieu of such allotment; or

(bb)	that the members entitled to such dividend will be entitled to elect to receive an allotment of shares credited as fully paid-up in lieu of the whole or such part of the dividend as our Board of Directors may think fit.

Upon the recommendation of our Board of Directors, our Company may by ordinary resolution in respect of any one particular dividend of our Company determine that it may be satisfied wholly in the form of an allotment of shares credited as fully paid-up without offering any right to members to elect to receive such dividend in cash in lieu of such allotment.

Any dividend, bonus, or other sum payable in cash to the holder of shares may be paid by cheque or warrant sent through the post. Every such cheque or warrant shall be made payable to the order of the person to whom it is sent and shall be sent at the holder’s or joint holders’ risk and payment of the cheque or warrant by the bank on which it is drawn shall constitute a good discharge to our Company. Any one of two or more joint holders may give effectual receipts for any dividends or other monies payable or property distributable in respect of the shares held by such joint holders.

Whenever our Board of Directors or our Company in general meeting has resolved that a dividend be paid or declared, our Board of Directors may further resolve that such dividend be satisfied wholly or in part by the distribution of specific assets of any kind.

Our Board of Directors may, if it thinks fit, receive from any member willing to advance the same, and either in money or money’s worth, all or any part of the money uncalled and unpaid or installments payable upon any shares held by him/her/it, and in respect of all or any of the monies so advanced may pay interest at such rate (if any) not exceeding 20% per annum, as our Board of Directors may decide, but a payment in advance of a call shall not entitle the member to receive any dividend or to exercise any other rights or privileges as a member in respect of the share or the due portion of the shares upon which payment has been advanced by such member before it is called up.

All dividends, bonuses, or other distributions unclaimed for one year after having been declared may be invested or otherwise used by our Board of Directors for the benefit of our Company until claimed and our Company shall not be constituted a trustee in respect thereof. All dividends, bonuses, or other distributions unclaimed for six years after having been declared may be forfeited by our board of directors and, upon such forfeiture, shall revert to our Company.

No dividend or other monies payable by our Company on or in respect of any share shall bear interest against our Company.

Our Company may exercise the power to cease sending checks for dividend entitlements or dividend warrants by post if such checks or warrants remain uncashed on two consecutive occasions or after the first occasion on which such a check or warrant is returned undelivered.

Voting Rights

Subject to any special rights, restrictions or privileges as to voting for the time being attached to any class or classes of shares at any general meeting: (a) on a poll every member present in person or by proxy or, in the case of a member being a corporation, by our duly authorized representative shall have one vote for every share which is fully paid or credited as fully paid registered in his name in the register of members of our Company but so that no amount paid-up or credited as paid-up on a share in advance of calls or instalments is treated for this purpose as paid-up on the share; and (b) on a show of hands every member who is present in person (or, in the case of a member being a corporation, by our duly authorized representative) or by proxy shall have one vote. Where more than one proxy is appointed by a member which is a Clearing House (as defined in the Articles) (or its nominee(s)) or a central depository house (or its nominee(s)), each such proxy shall have one vote on a show of hands. On a poll, a member entitled to more than one vote need not use all his votes or cast all the votes he does use in the same way.

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Transfer of Ordinary Shares

Subject to the Companies Act and our Articles of Association, all transfers of shares shall be effected by an instrument of transfer in the usual or common form or in such other form as our Board of Directors may approve and may be under hand or, if the transferor or transferee is a Clearing House (as defined in the Articles) (or its nominee(s)) or a central depository house (or its nominee(s)), under hand or by machine imprinted signature, or by such other manner of execution as our Board of Directors may approve from time to time.

Execution of the instrument of transfer shall be by or on behalf of the transferor and the transferee, provided that our Board of Directors may dispense with the execution of the instrument of transfer by the transferor or transferee or accept mechanically executed transfers. The transferor shall be deemed to remain the holder of a share until the name of the transferee is entered in the register of members of our Company in respect of that share.

Our Board of Directors may, in our absolute discretion, at any time and from time to time remove any share on the principal register to any branch register or any share on any branch register to the principal register or any other branch register. Unless our Board of Directors otherwise agrees, no shares on the principal register shall be removed to any branch register nor shall shares on any branch register be removed to the principal register or any other branch register. All removals and other documents of title shall be lodged for registration and registered, in the case of shares on any branch register, at the registered office and, in the case of shares on the principal register, at the place at which the principal register is located.

Our Board of Directors may, in our absolute discretion, decline to register a transfer of any share (not being a fully paid-up share) to a person of whom it does not approve or on which our Company has a lien. It may also decline to register a transfer of any share issued under any share option scheme upon which a restriction on transfer subsists or a transfer of any share to more than four joint holders. Our Board of Directors may decline to recognize any instrument of transfer unless a certain fee, up to such maximum sum as Nasdaq may determine to be payable, is paid to our Company, the instrument of transfer is properly stamped (if applicable), is in respect of only one class of share and is lodged at our registered office or the place at which the principal register is located accompanied by the relevant share certificate(s) and such other evidence as our Board of Directors may reasonably require is provided to show the right of the transferor to make the transfer (and if the instrument of transfer is executed by some other person on his behalf, the authority of that person so to do).

The registration of transfers of shares or of any class of shares may, after compliance with any notice requirement of Nasdaq, be suspended at such times and for such periods (not exceeding in the whole thirty days in any year) as our Board of Directors may determine.

Fully paid shares shall be free from any restriction on transfer (except when permitted by Nasdaq) and shall also be free from all liens.

Procedures on liquidation

A resolution that our Company be wound up by the court or be wound up voluntarily shall be a special resolution of our shareholders.

Subject to any special rights, privileges, or restrictions as to the distribution of available surplus assets on liquidation for the time being attached to any class or classes of shares:

(i)	if our Company is wound up, the surplus assets remaining after payment to all creditors shall be divided among the members in proportion to the capital paid-up on the shares held by them respectively; and

(ii)	if our Company is wound up and the surplus assets available for distribution among the members are insufficient to repay the whole of the paid-up capital, such assets shall be distributed, subject to the rights of any shares which may be issued on special terms and conditions, so that, as nearly as may be, the losses shall be borne by the members in proportion to the capital paid-up on the shares held by them, respectively.

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If our Company is wound up (whether the liquidation is voluntary or compelled by the court), the liquidator may, with the sanction of a special resolution and any other sanction required by the Companies Act, divide among the members in specie or kind the whole or any part of the assets of our Company, whether the assets consist of property of one kind or different kinds, and the liquidator may, for such purpose, set such value as he deems fair upon any one or more class or classes of property to be so divided and may determine how such division shall be carried out as between the members or different classes of members and the members within each class. The liquidator may, with the like sanction, vest any part of the assets in trustees upon such trusts for the benefit of members as the liquidator thinks fit, but so that no member shall be compelled to accept any shares or other property upon which there is a liability.

Calls on Ordinary Shares and Forfeiture of Ordinary Shares

Subject to these Articles and to the terms of allotment, our Board of Directors may, from time to time, make such calls as it thinks fit upon the members in respect of any monies unpaid on the shares held by them respectively (whether on account of the nominal value of the shares or by way of premium) and not by the conditions of allotment of such shares made payable at fixed times. A call may be made payable either in one sum or by instalments. If the sum payable in respect of any call or instalment is not paid on or before the day appointed for payment thereof, the person or persons from whom the sum is due shall pay interest on the same at such rate not exceeding 20% per annum as our Board of Directors shall fix from the day appointed for payment to the time of actual payment, but our Board of Directors may waive payment of such interest wholly or in part. Our Board of Directors may, if it thinks fit, receive from any member willing to advance the same, either in money or money’s worth, all or any part of the money uncalled and unpaid or instalments payable upon any shares held by him, and in respect of all or any of the monies so advanced our Company may pay interest at such rate (if any) not exceeding 20% per annum as our Board of Directors may decide.

If a member fails to pay any call or installment of a call on the day appointed for payment, our Board of Directors may, for so long as any part of the call or instalment remains unpaid, serve not less than 14 days’ notice on the member requiring payment of so much of the call or instalment as is unpaid, together with any interest which may have accrued and which may still accrue up to the date of actual payment. The notice shall name a further day (not earlier than the expiration of 14 days from the date of the notice) on or before which the payment required by the notice is to be made and shall also name the place where payment is to be made. The notice shall also state that, in the event of non-payment at or before the appointed time, the shares in respect of which the call was made will be liable to be forfeited.

If the requirements of any such notice are not complied with, any share in respect of which the notice has been given may at any time thereafter, before the payment required by the notice has been made, be forfeited by a resolution of our Board of Directors to that effect. Such forfeiture will include all dividends and bonuses declared in respect of the forfeited share and not actually paid before the forfeiture.

A person whose shares have been forfeited shall cease to be a member in respect of the forfeited shares but shall, nevertheless, remain liable to pay to our Company all monies which, at the date of forfeiture, were payable by him to our Company in respect of the shares together with (if our Board of Directors shall in our discretion so require) interest thereon from the date of forfeiture until payment at such rate not exceeding 20% per annum as our Board of Directors may prescribe.

Redemption of Ordinary Shares

Subject to the Companies Act, our Articles of Association, and, where applicable, the Nasdaq listing rules or any other law or so far as not prohibited by any law and subject to any rights conferred on the holders of any class of Shares, any power of our Company to purchase or otherwise acquire all or any of its own Shares (which expression as used in this Article includes redeemable Shares) be exercisable by our Board of Directors in such manner, upon such terms and subject to such conditions as it thinks fit.

Subject to the Companies Act, our Articles of Association, and to any special rights conferred on the holders of any Shares or attaching to any class of Shares, Shares may be issued on the terms that they may, at the option of our Company or the holders thereof, be liable to be redeemed on such terms and in such manner, including out of capital, as our Board of Directors may deem fit.

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Variations of Rights of Shares

Subject to the Companies Act and without prejudice to our Articles of Association, if at any time the share capital of our Company is divided into different classes of shares, all or any of the special rights attached to any class of shares may (unless otherwise provided for by the terms of issue of the shares of that class) be varied, modified, or abrogated with the sanction of a special resolution passed at a separate general meeting of the holders of the shares of that class. The provisions of the Articles relating to general meetings shall mutatis mutandis apply to every such separate general meeting, but so that the necessary quorum (whether at a separate general meeting or at its adjourned meeting) shall be not less than a person or persons together holding (or, in the case of a member being a corporation, by our duly authorized representative) or representing by proxy not less than one-third in nominal value of the issued shares of that class. Every holder of shares of the class shall be entitled on a poll to one vote for every such share held by him, and any holder of shares of the class present in person or by proxy may demand a poll.

Any special rights conferred upon the holders of any shares or class of shares shall not, unless otherwise expressly provided in the rights attaching to the terms of issue of such shares, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith.

General Meetings of Shareholders

Our Company must hold an annual general meeting each fiscal year other than the fiscal year of our Company’s adoption of our Articles of Association.

Extraordinary general meetings may be convened on the requisition of one or more members holding, at the date of deposit of the requisition, not less than one tenth of the paid-up capital of our Company having the right of voting at general meetings. Such requisition shall be made in writing to our Board of Directors or the secretary of our Company for the purpose of requiring an extraordinary general meeting to be called by our Board of Directors for the transaction of any business specified in such requisition. Such meeting shall be held within two months after the deposit of such requisition. If within 21 days of such deposit, our Board of Directors fails to proceed to convene such meeting, the requisitionist(s) himself (themselves) may do so in the same manner, and all reasonable expenses incurred by the requisitionist(s) as a result of the failure of our Board of Directors shall be reimbursed to the requisitionist(s) by our Company.

Every general meeting of our Company shall be called by at least 10 clear days’ notice in writing. The notice shall be exclusive of the day on which it is served or deemed to be served and of the day for which it is given, and must specify the time, place and agenda of the meeting and particulars of the resolution(s) to be considered at that meeting and the general nature of that business.

Although a meeting of our Company may be called by shorter notice than as specified above, such meeting may be deemed to have been duly called if it is so agreed:

(i)	in the case of an annual general meeting, by all members of our Company entitled to attend and vote thereat; and

(ii)	in the case of any other meeting, by a majority in number of the members having a right to attend and vote at the meeting holding not less than 95% of the total voting rights at the meetings of all our shareholders.

All business transacted at an extraordinary general meeting shall be deemed special business. All business shall also be deemed special business where it is transacted at an annual general meeting, with the exception of the election of directors, which shall be deemed ordinary business.

No business other than the appointment of a chairman of a meeting shall be transacted at any general meeting unless a quorum is present when the meeting proceeds to business and continues to be present until the conclusion of the meeting.

The quorum for a general meeting shall be two members entitled to vote and present in person (or, in the case of a member being a corporation, by our duly authorized representative) or by proxy representing not less than one-third (1/3) in nominal value of the total issued voting shares in our Company throughout the meeting.

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Inspection of Books and Records

Our shareholders have no general right to inspect or obtain copies of the register of members or corporate records of our company. They will, however, have such rights as may be set out in our Articles of Association.

Changes in Capital

Subject to the Companies Act, our shareholders may, by ordinary resolution:

(a)	increase our share capital by new shares of the amount fixed by that ordinary resolution and with the attached rights, priorities and privileges set out in that ordinary resolution;

(b)	consolidate and divide all or any of our share capital into shares of a larger amount than our existing shares;

(c)	sub-divide our shares or any of them into our shares of a smaller amount than is fixed by our Company’s Memorandum of Association, so, however, that in the subdivision the proportion between the amount paid and the amount, if any, unpaid on each reduced our shares shall be the same as it was in case of the share from which the reduced our shares is derived;

(d)	cancel any shares which, at the date of the passing of that ordinary resolution, have not been taken or agreed to be taken by any person and diminish the amount of our share capital by the amount of the shares so cancelled; and

(e)	convert all or any of our paid-up shares into stock and reconvert that stock into paid-up shares of any denomination.

Subject to the Companies Act and to any rights for the time being conferred on the shareholders holding a particular class of shares, our shareholders may, by special resolution, reduce our share capital or any capital redemption reserve in any way.

CERTAIN CAYMAN ISLANDS COMPANY CONSIDERATIONS

Exempted Company

We are an exempted company with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except for the exemptions and privileges listed below:

●	an exempted company does not have to file an annual return of its shareholders with the Registrar of Companies in the Cayman Islands;

●	an exempted company’s register of members is not open to inspection;

●	an exempted company does not have to hold an annual general meeting;

●	an exempted company may issue no par value, negotiable or bearer shares;

●	an exempted company may obtain an undertaking against the imposition of any future taxation;

●	an exempted company may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

●	an exempted company may register as a limited duration company; and

●	an exempted company may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company.

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Comparison of Cayman Islands Corporate Law and U.S. Corporate Law

The Companies Act is modeled after that of England and Wales but does not follow recent statutory enactments in England. In addition, the Companies Act differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of the significant differences between the provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the State of Delaware.

This discussion does not purport to be a complete statement of the rights of holders of our Ordinary Shares under applicable law in the Cayman Islands or the rights of holders of the common stock of a typical corporation under applicable Delaware law.

Mergers and Similar Arrangements

The Companies Act permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies. For these purposes, (a) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property, and liabilities in one of such companies as the surviving company, and (b) a “consolidation” means the combination of two or more constituent companies into a consolidated company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by (a) a special resolution of the shareholders of each constituent company, and (b) such other authorization, if any, as may be specified in such constituent company’s articles of association. The plan must be filed with the Registrar of Companies of the Cayman Islands together with a declaration as to the solvency of the consolidated or surviving company, a statement setting out the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.

A merger between a Cayman Islands parent company and its Cayman subsidiary or subsidiaries does not require authorization by a resolution of shareholders. For this purpose, a subsidiary is a company of which at least ninety percent (90%) of the issued shares entitled to vote are owned by the parent company.

The consent of each holder of a fixed or floating security interest over a constituent company is required unless this requirement is waived by a court in the Cayman Islands.

Save in certain circumstances, a dissentient shareholder of a Cayman constituent company is entitled to payment of the fair value of his shares upon dissenting to a merger or consolidation. The exercise of appraisal rights will preclude the exercise of any other rights save for the right to seek relief on the grounds that the merger or consolidation is void or unlawful.

Separate from the statutory provisions relating to mergers and consolidations, the Companies Act also contains statutory provisions that facilitate the reconstruction and amalgamation of companies by way of schemes of arrangement, provided that the arrangement is approved by (i) 75% in value of the members or class of members or (ii) a majority in number representing 75% in value of the creditors or class of creditors, as the case may be, that are present and voting either in person or by proxy at a meeting, or meetings, convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder has the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

●	the statutory provisions as to the required majority vote have been met;

●	the shareholders have been fairly represented at the meeting in question and the statutory majority are acting bona fide without coercion of the minority to promote interests adverse to those of the class;

●	the arrangement is such that may be reasonably approved by an intelligent and honest man of that class acting in respect of his interest; and

●	the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act.

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The Companies Act also contains a statutory power of compulsory acquisition which may facilitate the “squeeze out” of dissentient minority shareholders upon a tender offer. When a tender offer is made and accepted by holders of ninety percent (90%) of the shares affected within four months, the offeror may, within a two-month period commencing on the expiration of such four-month period, require the holders of the remaining shares to transfer such shares to the offeror on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands.

If an arrangement and reconstruction is thus approved, the dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of Delaware corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Shareholders’ Suits

In principle, we will normally be the proper plaintiff and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, the Cayman Islands court can be expected to follow and apply the common law principles (namely the rule in Foss v. Harbottle and the exceptions thereto) so that a non-controlling shareholder may be permitted to commence a class action against or derivative actions in the name of the company to challenge actions where:

●	a company acts or proposes to act illegally or ultra vires;

●	the act complained of, although not ultra vires, could only be effected duly if authorized by more than a simple majority vote that has not been obtained; and

●	those who control the company are perpetrating a “fraud on the minority.”

Indemnification of Directors and Executive Officers and Limitation of Liability

Cayman Islands law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent that any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our Memorandum and Articles of Association provide that we shall indemnify our officers and directors against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such directors or officer, other than by reason of such person’s dishonesty, willful default or fraud, in or about the conduct of our company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such director or officer in defending (whether successfully or otherwise) any civil proceedings concerning our company or its affairs in any court whether in the Cayman Islands or elsewhere.

This standard of conduct is generally the same as permitted under the Delaware General Corporation Act for a Delaware corporation. In addition, we intend to enter into indemnification agreements with our directors and senior executive officers that will provide such persons with additional indemnification beyond that provided in our Memorandum and Articles of Association. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

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Directors’ Fiduciary Duties

Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director act in a manner he or she reasonably believes to be in the best interests of the corporation. He or she must not use his or her corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, a director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company, and therefore it is considered that he owes the following duties to the company — a duty to act bona fide in the best interests of the company, a duty not to make a profit based on his or her position as director (unless the company permits him to do so) and a duty not to put himself in a position where the interests of the company conflict with his or her personal interest or his or her duty to a third party. A director of a Cayman Islands company owes to the company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his or her duties a greater degree of skill than may reasonably be expected from a person of his or her knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care, and these authorities are likely to be followed in the Cayman Islands.

Shareholder Action by Written Consent

Under the Delaware General Corporation Act, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. Our Articles of Association provide that any action required or permitted to be taken at general meetings of our Company may only be taken upon the vote of shareholders at general meeting, and shareholders may approve corporate matters by way of a unanimous written resolution without a meeting being held.

Shareholder Proposals

Under the Delaware General Corporation Act, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors, or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

The Companies Act does not provide shareholders with rights to requisition a general meeting nor any right to put any proposal before a general meeting. However, these rights may be provided in a company’s articles of association. Our Articles of Association allow any one or more of our shareholders who together hold shares which carry in aggregate not less than one tenth of the paid-up capital of our company having the right of voting at general meetings to requisition an extraordinary general meeting of our shareholders, in which case our board is obliged to convene an extraordinary general meeting and to put the resolutions so requisitioned to a vote at such meeting. Other than this right to requisition a shareholders’ meeting, our Articles of Association do not provide our shareholders with any other right to put proposals before annual general meetings or extraordinary general meetings. As an exempted Cayman Islands company, we are not obliged by law to call shareholders’ annual general meetings.

Cumulative Voting

Under the Delaware General Corporation Act, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. As permitted under Cayman Islands law, our Articles of Association do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

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Removal of Directors

Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under our Articles of Association, directors may be removed by an ordinary resolution of our shareholders.

Transactions with Interested Shareholders

The Delaware General Corporation Act contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting stock within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

Cayman Islands law has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into bona fide in the best interests of the company and for a proper corporate purpose and not with the effect of constituting a fraud on the minority shareholders.

Dissolution; Winding Up

Under the Delaware General Corporation Act, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board.

Under Cayman Islands law, a company may be wound up by either an order of the courts of the Cayman Islands or by a special resolution of its members or, if the company is unable to pay its debts as they fall due, by an ordinary resolution of its members. The court has authority to order winding up in a number of specified circumstances including where it is, in the opinion of the court, just and equitable to do so. Under the Companies Act and our Articles of Association, our company may be dissolved, liquidated, or wound up by a special resolution of our shareholders.

Variation of Rights of Shares

Under the Delaware General Corporation Act, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under our Articles of Association, if our share capital is divided into more than one class of shares, we may vary the rights attached to any class with the sanction of a special resolution passed at a separate meeting of the holders of the shares of that class.

Amendment of Governing Documents

Under the Delaware General Corporation Act, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. As permitted by Cayman Islands law, our Memorandum and Articles of Association may only be amended by a special resolution of our shareholders.

Rights of Non-Resident or Foreign Shareholders

There are no limitations imposed by our Memorandum and Articles of Association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our Memorandum and Articles of Association governing the ownership threshold above which shareholder ownership must be disclosed.

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Data Protection – Cayman Islands

We have certain duties under the Data Protection Act (2021 Revision) of the Cayman Islands (the “Data Protection Act”) based on internationally accepted principles of data privacy.

In this subsection, “we,” “us,” “our” and the “Company” refers to Fenbo Holdings Limited and our affiliates and/or delegates, except where the context requires otherwise.

Privacy Notice

Introduction

This privacy notice puts our shareholders on notice that through your investment in the Company, you will provide us with certain personal information which constitutes personal data within the meaning of the Data Protection Act (“personal data”). In the following discussion, the “company” refers to us and our affiliates and/or delegates, except where the context requires otherwise.

Investor Data

We will collect, use, disclose, retain, and secure personal data to the extent reasonably required only and within the parameters that could be reasonably expected during the normal course of business. We will only process, disclose, transfer, or retain personal data to the extent legitimately required to conduct our activities on an ongoing basis or to comply with legal and regulatory obligations to which we are subject. We will only transfer personal data in accordance with the requirements of the Data Protection Act and will apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of the personal data and against the accidental loss, destruction, or damage to the personal data.

In our use of this personal data, we will be characterized as a “data controller” for the purposes of the Data Protection Act, while our affiliates and service providers who may receive this personal data from us in the conduct of our activities may either act as our “data processors” for the purposes of the Data Protection Act or may process personal information for their own lawful purposes in connection with services provided to us.

We may also obtain personal data from other public sources. Personal data includes, without limitation, the following information relating to a shareholder and/or any individuals connected with a shareholder as an investor: name, residential address, email address, contact details, corporate contact information, signature, nationality, place of birth, date of birth, tax identification, credit history, correspondence records, passport number, bank account details, source of funds details and details relating to the shareholder’s investment activity.

Who this Affects

If you are a natural person, this will affect you directly. If you are a corporate investor (including, for these purposes, legal arrangements such as trusts or exempted limited partnerships) that provides us with personal data on individuals connected to you for any reason in relation your investment in the company, this will be relevant for those individuals, and you should transmit the content of this Privacy Notice to such individuals or otherwise advise them of its content.

How the Company May Use a Shareholder’s Personal Data

The company, as the data controller, may collect, store, and use personal data for lawful purposes, including, in particular:

(a)	where this is necessary for the performance of our rights and obligations under any purchase agreements;
(b)	where this is necessary for compliance with a legal and regulatory obligation to which we are subject (such as compliance with anti-money laundering requirements); and/or
(c)	where this is necessary for the purpose of our legitimate interests, and such interests are not overridden by your interests, fundamental rights, or freedoms.

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Should we wish to use personal data for other specific purposes (including, if applicable, any purpose that requires your consent), we will contact you.

Why We May Transfer Your Personal Data

In certain circumstances, we may be legally obliged to share personal data and other information with respect to your shareholding with the relevant regulatory authorities, such as the Cayman Islands Monetary Authority or the Tax Information Authority. They, in turn, may exchange this information with foreign authorities, including tax authorities.

We anticipate disclosing personal data to persons who provide services to us and their respective affiliates (which may include certain entities located outside the United States, the Cayman Islands or the European Economic Area), who will process your personal data on our behalf.

The Data Protection Measures We Take

Any transfer of personal data by us or our duly authorized affiliates and/or delegates outside of the Cayman Islands shall be in accordance with the requirements of the Data Protection Act.

We and our duly authorized affiliates and/or delegates shall apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of personal data and against accidental loss or destruction of, or damage to, personal data.

We shall notify you of any personal data breach that is reasonably likely to result in a risk to your interests, fundamental rights or freedoms or those data subjects to whom the relevant personal data relates.

SHARES ELIGIBLE FOR FUTURE SALE

Prior to the offering, we had 10,000,000 Ordinary Shares issued and outstanding, which includes 2,000,000 Ordinary Shares offered by the Selling Shareholders. Upon completion of this offering, we will have 11,000,000 Ordinary Shares issued and outstanding, assuming the underwriters do not exercise their over-allotment option to purchase additional Ordinary Shares and 11,150,000 Ordinary Shares outstanding if the over-allotment option is exercised in full. This includes 2,000,000 Ordinary Shares offered by the Selling Shareholders.

All of the Ordinary Shares sold in this offering will be freely transferable by persons other than by our “affiliates” without restriction or further registration under the Securities Act. Sales of substantial amounts of our Ordinary Shares in the public market could adversely affect prevailing market prices of our Ordinary Shares. Prior to this offering, there has been no public market for our Ordinary Shares. Rule 144 of the Securities Act defines an “affiliate” of a company as a person that, directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, our Company. All of our Ordinary Shares outstanding immediately prior to the completion of this offering are “restricted securities” as that term is defined in Rule 144 because they were issued in a transaction or series of transactions not involving a public offering. Restricted securities may be sold only if they are the subject of an effective registration statement under the Securities Act, or if they are sold pursuant to an exemption from the registration requirement of the Securities Act such as those provided for in Rules 144 promulgated under the Securities Act, which rule is summarized below. Restricted shares may also be sold outside of the United States to non-U.S. persons in accordance with Rule 904 of Regulation S under the Securities Act. This prospectus may not be used in connection with any resale of our Ordinary Shares acquired in this offering by our affiliates.

Sales of substantial amounts of our Ordinary Shares in the public market could adversely affect the prevailing market prices of our Ordinary Shares. Prior to this offering, there has been no public market for our Ordinary Shares. We have been approved for listing on the Nasdaq Capital Market under the symbol “FEBO” for the Ordinary Shares we are offering. The initial public offering price (the “Offering Price”) will be US$5.00 per Ordinary Share.

Lock-Up Agreements

Our directors, officers, and holders of 5% or greater shareholders (other than other than the holders of those shares being registered in the Resale Prospectus that forms a part of this Registration Statement) have agreed with the underwriters, for a period of six months after the date of this prospectus, subject to certain exceptions, not to offer, sell or otherwise transfer or dispose of, directly or indirectly, any Ordinary Shares of the Company or any securities convertible into or exercisable or exchangeable for Ordinary Shares of the Company.

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In addition, the Company has further agreed for a period of 180 days after the date of this prospectus, not to, except in connection with this offering, offer, sell or otherwise transfer or dispose of, directly or indirectly, any Ordinary Shares or any securities convertible into or exercisable or exchangeable for Ordinary Shares, or file or cause to be filed any registration statement with the SEC relating to the offering of any Ordinary Shares or any securities convertible into or exercisable or exchangeable for Ordinary Shares, other than post-effective amendments to its Resale Registration Statement. See “Underwriting - Lock-Up Agreements.”

We cannot predict what effect, if any, future sales of our Ordinary Shares, or the availability of Ordinary Shares for future sale, will have on the trading price of our Ordinary Shares from time to time. Sales of substantial amounts of our Ordinary Shares in the public market, or the perception that these sales could occur, could adversely affect the trading price of our Ordinary Shares.

Rule 144

In general, under Rule 144 as currently in effect, once we have been subject to the public company reporting requirements of Section 13 or Section 15(d) of the Exchange Act for at least 90 days, persons who are not our affiliates and have beneficially owned our Ordinary Shares for more than six months but not more than one year may sell such Ordinary Shares without registration under the Securities Act subject to the availability of current public information about us. Persons who are not our affiliates and have beneficially owned our Ordinary Shares for more than one year may freely sell our Ordinary Shares without registration under the Securities Act. Persons who are our affiliates (including persons beneficially owning 10% or more of our outstanding shares), and have beneficially owned our Ordinary Shares for at least six months, may sell within any three-month period a number of restricted securities that does not exceed the greater of the following:

●	1.0% of the then outstanding Ordinary Shares; or

●	the average weekly trading volume of our Ordinary Shares during the four calendar weeks preceding the date on which notice of the sale on Form 144 is filed with the SEC by such person.

Such sales are also subject to manner-of-sale provisions, notice requirements and the availability of current public information about us. In addition, in each case, these shares would remain subject to any applicable lock-up arrangements and would only become eligible for sale when the lock-up period expires.

EXPENSES RELATED TO THIS OFFERING

Set forth below is an itemization of the total expenses, excluding underwriting discounts, which are expected to be incurred by us in connection with the offer and sale of the Ordinary Shares by us. With the exception of the SEC registration fee, the Financial Industry Regulatory Authority (“FINRA”) filing fee and the Nasdaq market entry and listing fee, all amounts are estimates.

US$
SEC registration fee	7,500
FINRA filing fee	3,950
Nasdaq market entry and listing fee	50,000
Printing and engraving expenses	8,144
Legal fees and expenses, including underwriter’s counsel	575,000
Underwriter’s expenses	53,522
Advisory fee – ARC Group Limited	61,146
Advisory fee – GCA Advisors Limited	380,000
Miscellaneous	49,738
Total	1,189,000

These expenses will be borne by us.

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MATERIAL TAX CONSIDERATIONS

The following summary of certain Cayman Islands and U.S. federal income tax consequences of an investment in our Ordinary Shares is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This summary does not deal with all possible tax consequences relating to an investment in the Ordinary Shares, such as the tax consequences under U.S. state and local tax laws or under the tax laws of jurisdictions other than the Cayman Islands and the United States. You are encouraged to consult your own tax advisors concerning the overall tax consequences arising in your own particular situation under U.S. federal, state, local or foreign law of the ownership of our Ordinary Shares. To the extent that this discussion relates to matters of Cayman Islands tax law, it is the opinion of Harney Westwood & Riegels, our counsel as to Cayman Islands law.

Cayman Islands Tax Considerations

The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains or appreciation, and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to our Company levied by the Government of the Cayman Islands save for certain stamp duties which may be applicable, from time to time, on certain instruments.

No stamp duty is payable in the Cayman Islands on transfer of shares of Cayman Islands companies except for those which hold interests in land in the Cayman Islands.

United States Federal Income Tax Considerations

The following discussion is a summary of U.S. federal income tax considerations generally applicable to the ownership and disposition of our Ordinary Shares by U.S. Holders (as defined below) that acquire our Ordinary Shares in this offering and hold our Ordinary Shares as “capital assets” (generally, property held for investment) under the United States Internal Revenue Code of 1986, as amended (the “Code”). This discussion is based upon existing United States federal income tax law, which is subject to differing interpretations or change, possibly with retroactive effect. There can be no assurance that the Internal Revenue Service, or the IRS, or a court will not take a contrary position. This discussion does not address all aspects of United States federal income taxation that may be relevant to particular investors in light of their specific circumstances, including investors subject to special tax rules (for example, certain financial institutions (including banks), cooperatives, pension plans, insurance companies, broker-dealers, traders in securities that have elected the mark-to-market method of accounting for their securities, partnerships and their partners, regulated investment companies, real estate investment trusts and tax-exempt organizations (including private foundations)), investors who are not U.S. Holders, investors who own (directly, indirectly, or constructively) 10% or more of our stock (by vote or value), investors that will hold their Ordinary Shares as part of a straddle, hedge, conversion, constructive sale, or other integrated transaction for United States federal income tax purposes or U.S. Holders that have a functional currency other than the U.S. dollar, all of whom may be subject to tax rules that differ significantly from those summarized below. In addition, this discussion does not discuss any non-United States tax, state or local tax, or non-income tax (such as the U.S. federal gift or estate tax) considerations, or any consequences under the alternative minimum tax or Medicare tax on net investment income. Each U.S. Holder is urged to consult its tax advisor regarding the United States federal, state, local, and non-United States income and other tax considerations of an investment in our Ordinary Shares.

General

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of our Ordinary Shares that is, for United States federal income tax purposes, (i) an individual who is a citizen or resident of the United States, (ii) a corporation (or other entity treated as a corporation for United States federal income tax purposes) created in, or organized under the laws of, the United States or any state thereof or the District of Columbia, (iii) an estate the income of which is includible in gross income for United States federal income tax purposes regardless of its source, or (iv) a trust (A) the administration of which is subject to the primary supervision of a United States court and which has one or more United States persons who have the authority to control all substantial decisions of the trust or (B) that has otherwise validly elected to be treated as a United States person under the Code.

If a partnership (or other entity or arrangement treated as a partnership for United States federal income tax purposes) is a beneficial owner of our Ordinary Shares, the tax treatment of a partner in the partnership will generally depend upon the status of the partner as a U.S. Holder, as described above, and the activities of the partnership. Partnerships holding our Ordinary Shares and partners in such partnerships are urged to consult their tax advisors as to the particular United States federal income tax consequences of an investment in our Ordinary Shares.

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Dividends

The entire amount of any cash distribution paid with respect to our Ordinary Shares (including the amount of any non-U.S. taxes withheld therefrom, if any) generally will constitute dividends to the extent such distributions are paid out of our current or accumulated earnings and profits, as determined under United States federal income tax principles, and generally will be taxed as ordinary income in the year received by such U.S. Holder. To the extent amounts paid as distributions on the Ordinary Shares exceed our current or accumulated earnings and profits, such distributions will not be dividends but instead will be treated first as a tax-free return of capital to the extent of the U.S. Holder’s adjusted tax basis, determined for federal income tax purposes, in the Ordinary Shares with respect to which the distribution is made, and thereafter as capital gain. However, we do not intend to compute (or to provide U.S. Holders with the information necessary to compute) our earnings and profits under United States federal income tax principles. Accordingly, a U.S. Holder will be unable to establish that a distribution is not out of earnings and profits and should expect to treat the full amount of each distribution as a “dividend” for United States federal income tax purposes.

Any dividends that we pay will generally be treated as income from foreign sources for United States foreign tax credit purposes and will generally constitute passive category income. Depending on the U.S. Holder’s particular facts and circumstances, a U.S. Holder may be eligible, subject to a number of complex limitations, to claim a foreign tax credit in respect of any foreign withholding taxes imposed (at a rate not exceeding any applicable treaty rate) on dividends received on our Ordinary Shares. A U.S. Holder who does not elect to claim a foreign tax credit for foreign tax withheld may instead claim a deduction, for United States federal income tax purposes, in respect of such withholdings, but only for a year in which such U.S. Holder elects to do so for all creditable foreign income taxes. The rules governing the foreign tax credit are complex. U.S. Holders are advised to consult their tax advisors regarding the availability of the foreign tax credit under their particular circumstances.

Dividends paid in non-U.S. currency will be included in the gross income of a U.S. Holder in a U.S. dollar amount calculated by reference to a spot market exchange rate in effect on the date that the dividends are received by the U.S. Holder, regardless of whether such foreign currency is in fact converted into U.S. dollars on such date. Such U.S. Holder will have a tax basis for United States federal income tax purposes in the foreign currency received equal to that U.S. dollar value. If such dividends are converted into U.S. dollars on the date of receipt, a U.S. Holder generally should not be required to recognize foreign currency gain or loss in respect thereof. If the foreign currency so received is not converted into U.S. dollars on the date of receipt, such U.S. Holder will have a basis in the foreign currency equal to its U.S. dollar value on the date of receipt. Any gain or loss on a subsequent conversion or other disposition of the foreign currency generally will be treated as ordinary income or loss to such U.S. Holder and generally will be income or loss from sources within the United States for foreign tax credit limitation purposes. U.S. Holders should consult their own tax advisors regarding the treatment of foreign currency gain or loss, if any, on any foreign currency received by a U.S. Holder that is converted into U.S. dollars on a date subsequent to receipt.

Sale or Other Disposition of Ordinary Shares

A U.S. Holder will generally recognize capital gain or loss upon a sale or other disposition of Ordinary Shares, in an amount equal to the difference between the amount realized and the U.S. Holder’s adjusted tax basis, determined for federal income tax purposes, in such Ordinary Shares, each amount determined in U.S. dollars. Any capital gain or loss will be long-term capital gain or loss if the Ordinary Shares have been held for more than one year and will generally be United States source gain or loss for United States foreign tax credit purposes. The deductibility of a capital loss may be subject to limitations, particularly with regard to shareholders who are individuals. Each U.S. Holder is advised to consult its tax advisor regarding the tax consequences if a foreign tax is imposed on a disposition of our Ordinary Shares, including the availability of the foreign tax credit under its particular circumstances.

A U.S. Holder that receives a currency other than U.S. dollars on the disposition of our Ordinary Shares will realize an amount equal to the U.S. dollar value of the non-U.S. currency received at the spot rate on the date of sale (or, if the Ordinary Shares are traded on a recognized exchange and in the case of cash basis and electing accrual basis U.S. Holders, the settlement date). An accrual basis U.S. Holder that does not elect to determine the amount realized using the spot rate on the settlement date will recognize foreign currency gain or loss equal to the difference between the U.S. dollar value of the amount received based on the spot market exchange rates in effect on the date of sale or other disposition and the settlement date. A U.S. Holder will have a tax basis in the currency received equal to the U.S. dollar value of the currency received on the settlement date. Any gain or loss on a subsequent disposition or conversion of the currency will be United States source ordinary income or loss.

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Passive Foreign Investment Company Considerations

For United States federal income tax purposes, a non-United States corporation, such as our Company, will be treated as a “passive foreign investment company,” or “PFIC” if, in the case of any particular taxable year, either (a) 75% or more of our gross income for such year consists of certain types of “passive” income or (b) 50% or more of the value of our assets (generally determined on the basis of a quarterly average) during such year produce or are held for the production of passive income. Based upon our current and expected income and assets (including goodwill and taking into account the expected proceeds from this offering) and the expected market price of our Ordinary Shares following this offering, we do not expect to be a PFIC for the current taxable year or the foreseeable future.

However, while we do not expect to be or become a PFIC, no assurance can be given in this regard because the determination of whether we are or will become a PFIC for any taxable year is a fact-intensive inquiry made annually that depends, in part, upon the composition and classification of our income and assets. Fluctuations in the market price of our Ordinary Shares may cause us to be or become a PFIC for the current or subsequent taxable years because the value of our assets for the purpose of the asset test, including the value of our goodwill and other unbooked intangibles, may be determined by reference to the market price of our Ordinary Shares (which may be volatile). The composition of our income and assets may also be affected by how, and how quickly, we use our liquid assets and the cash raised in this offering. It is also possible that the Internal Revenue Service may challenge our classification of certain income or assets for purposes of the analysis set forth in subparagraphs (a) and (b), above or the valuation of our goodwill and other unbooked intangibles, which may result in our company being or becoming a PFIC for the current or future taxable years.

If we are classified as a PFIC for any taxable year during which a U.S. Holder holds our Ordinary Shares, and unless the U.S. Holder makes a mark-to-market election (as described below), the U.S. Holder will generally be subject to special tax rules on (i) any excess distribution that we make to the U.S. Holder (which generally means any distribution paid during a taxable year to a U.S. Holder that is greater than 125% of the average annual distributions paid in the three preceding taxable years or, if shorter, the U.S. Holder’s holding period for the Ordinary Shares); and (ii) any gain realized on the sale or other disposition, including, under certain circumstances, a pledge, of Ordinary Shares. Under the PFIC rules:

●	such excess distribution and/or gain will be allocated ratably over the U.S. Holder’s holding period for the Ordinary Shares;

●	such amount allocated to the current taxable year and any taxable years in the U.S. Holder’s holding period prior to the first taxable year in which we are a PFIC, each a pre-PFIC year, will be taxable as ordinary income;

●	such amount allocated to each prior taxable year, other than a pre-PFIC year, will be subject to tax at the highest tax rate in effect applicable to the U.S. Holder for that year; and

●	an interest charge generally applicable to underpayments of tax will be imposed on the tax attributable to each prior taxable year, other than a pre-PFIC year.

If we are a PFIC for any taxable year during which a U.S. Holder holds our Ordinary Shares, and we own any equity in a non-United States entity that is also a PFIC, or a lower-tier PFIC, such U.S. Holder would be treated as owning a proportionate amount (by value) of the shares of the lower-tier PFIC for purposes of the application of these rules. U.S. Holders are advised to consult their tax advisors regarding the application of the PFIC rules to any of the entities in which we may own equity.

As an alternative to the foregoing rules, a U.S. Holder of “marketable stock” in a PFIC may make a mark-to-market election with respect to such stock, provided that certain requirements are met. The mark-to-market election is available only for stock that is regularly traded on a national securities exchange that is registered with the SEC, or on a foreign exchange or market that the IRS determines is a qualified exchange that has rules sufficient to ensure that the market price represents a legitimate and sound fair market value. Furthermore, we cannot guarantee that our Ordinary Shares will continue to be listed and regularly traded on such exchange. U.S. Holders are advised to consult their tax advisors as to whether the Ordinary Shares are considered marketable for these purposes.

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If an effective mark-to-market election is made with respect to our Ordinary Shares, the U.S. Holder will generally (i) include as ordinary income for each taxable year that we are a PFIC the excess, if any, of the fair market value of Ordinary Shares held at the end of the taxable year over its adjusted tax basis of such Ordinary Shares; and (ii) deduct as an ordinary loss the excess, if any, of its adjusted tax basis of the Ordinary Shares held at the end of the taxable year over the fair market value of such Ordinary Shares held at the end of the taxable year, but only to the extent of the net amount previously included in income as a result of the mark-to-market election. The U.S. Holder’s adjusted tax basis in the Ordinary Shares would be adjusted to reflect any income or loss resulting from the mark-to-market election. If a U.S. Holder makes an effective mark-to-market election, in each year that we are a PFIC, any gain recognized upon the sale or other disposition of the Ordinary Shares will be treated as ordinary income and loss will be treated as ordinary loss, but only to the extent of the net amount previously included in income as a result of the mark-to-market election.

If a U.S. Holder makes a mark-to-market election in respect of a PFIC, and such corporation ceases to be a PFIC, the U.S. Holder will not be required to take into account the mark-to-market gain or loss described above during any period that such corporation is not a PFIC.

Because a mark-to-market election generally cannot be made for any lower-tier PFICs that a PFIC may own, a U.S. Holder who makes a mark-to-market election with respect to our Ordinary Shares may continue to be subject to the general PFIC rules with respect to such U.S. Holder’s indirect interest in any of our non-United States subsidiaries if any of them is a PFIC.

If a U.S. Holder owns our Ordinary Shares during any taxable year that we are a PFIC, such holder would generally be required to file an annual IRS Form 8621. Each U.S. Holder is advised to consult its tax advisor regarding the potential tax consequences to such holder if we are or become a PFIC, including the possibility of making a mark-to-market election.

Hong Kong Profits Tax Considerations

Our subsidiaries incorporated in Hong Kong were subject to Hong Kong profits tax at a rate of 8.25% for assessable profits on the first HK$2,000,000 and 16.5% on their remaining assessable profits generated from operations arising in or derived from Hong Kong for the year of assessment of 2020/2021 and 2019/2020. As from year of assessment of 2018/2019 onwards, Hong Kong profits tax rates are 8.25% on assessable profits up to HK$2,000,000 and 16.5% on any part of assessable profits over HK$2,000,000. Under Hong Kong tax laws, our Hong Kong subsidiaries are exempted from Hong Kong income profits tax on its foreign-derived income profits. In addition, payments of dividends from our Hong Kong subsidiaries to us are not subject to any tax withholding in Hong Kong.

Taxation of Dividends

Under the current practices of the Hong Kong Inland Revenue Department, no tax is payable in Hong Kong in connection with dividends paid by us, either by withholding or otherwise, unless such dividends are attributable to a trade, profession or business carried on in Hong Kong.

Profits

No tax is imposed in Hong Kong in respect of capital gains from the sale of the Ordinary Shares. Trading gains from the sale of Ordinary Shares by persons carrying on a trade, profession, or business in Hong Kong, where such gains are derived from or arise in Hong Kong from such trade, profession or business will be chargeable to Hong Kong profits tax which is imposed at the rates of 8.25% on assessable profits up to HK$2,000,000 and 16.5% on any part of assessable profits over HK$2,000,000 on corporations and at the rates of 7.5% on assessable profits up to HK$2,000,000 and 15.0% on any part of assessable profits over HK$2,000,000 on unincorporated businesses from the year of assessment commencing on or after April 1, 2018. Liability for Hong Kong profits tax would thus arise in respect of trading gains from sales of Ordinary Shares realized by persons carrying on a business of trading or dealing in securities in Hong Kong.

THE DISCUSSION ABOVE IS A GENERAL SUMMARY. IT DOES NOT COVER ALL TAX MATTERS THAT MAY BE OF IMPORTANCE TO A PARTICULAR INVESTOR. EACH PROSPECTIVE INVESTOR IN OUR ORDINARY SHARES IS URGED TO CONSULT ITS OWN TAX ADVISER ABOUT THE TAX CONSEQUENCES TO IT OF OWNING AND DISPOSING OF OUR ORDINARY SHARES IN LIGHT OF SUCH PROSPECTIVE INVESTOR’S OWN CIRCUMSTANCES.

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UNDERWRITING

We have entered into an underwriting agreement dated November 29, 2023 with EF Hutton, division of Benchmark Investments, LLC (“EF Hutton” or the Representative), acting as the sole book-running manager of the offering and as representative of the underwriters named below with respect to the Ordinary Shares subject to this offering. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to the underwriters, and each underwriter named below has severally agreed to purchase from us, on a firm commitment basis, the number of Ordinary Shares set forth opposite its name below, at the public offering price, less the underwriting discount set forth on the cover page of this prospectus:

Name	Number of shares
EF Hutton, division of Benchmark Investments, LLC	995,000
WestPark Capital, Inc.	5,000
Total

The underwriters are offering the Ordinary Shares subject to their acceptance of the Ordinary Shares from us and subject to prior sale. The underwriting agreement provides that the obligations of the underwriters to pay for and accept delivery of the Ordinary Shares offered by this prospectus are subject to the approval of certain legal matters by their counsel and to certain other conditions. The underwriters are obligated to take and pay for all of the Ordinary Shares offered by this prospectus if any such shares are taken. However, the underwriters are not required to take or pay for the Ordinary Shares covered by the underwriters’ over-allotment option described below.

Our shares of common stock are offered subject to a number of conditions, including:

●	receipt and acceptance of our shares of common stock by the underwriters; and

●	the underwriters’ right to reject orders in whole or in part.

We have granted to the underwriters an option, exercisable for forty-five (45) days from the date of this prospectus, to purchase up to an additional 150,000 Ordinary Shares (fifteen percent (15%) of the shares of Ordinary Shares sold in this offering) at the price of $5.00 per ordinary share. The option may be exercised in whole or in part, and may be exercised more than once, during the 45-day option period. The underwriters may exercise this option solely for the purpose of covering over-allotments, if any, made in connection with the offering contemplated by this prospectus. To the extent that the option is exercised, each underwriter will become obligated, subject to certain conditions, to purchase the same percentage of the additional shares as the number listed next to the underwriter’s name in the preceding table bears to the total number of shares listed next to the names of all underwriters in the preceding table. If any additional Ordinary Shares are purchased, the underwriters will offer these Ordinary Shares on the same terms as those on which the other Ordinary Shares are being offered.

The Representative has advised us that it proposes to offer the shares to the public at the public offering price set forth on the cover page of this prospectus and to certain dealers at that price less a concession not in excess of US$4.85 per share. The underwriters may allow, and certain dealers may re-allow a discount from the concession not in excess of US$4.85 per share to certain brokers and dealers. After this offering, the public offering price, concession, and reallowance to dealers may be reduced by the Representative. No such reduction shall change the amount of proceeds to be received by us as set forth on the cover page of this prospectus. The securities are offered by the underwriters as stated herein, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part. The underwriters have informed us that they do not intend to confirm sales to any accounts over which they exercise discretionary authority. We have been advised by EF Hutton that the underwriters intend to make a market in our Ordinary Shares but that they are not obligated to do so and may discontinue making a market at any time without notice.

In connection with this offering, certain of the underwriters or securities dealers may distribute prospectuses electronically.

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Discounts, Commission and Expenses

The underwriting discounts and commissions are eight percent (8%) of the initial public offering price.

The following table shows the price per share and total public offering price, underwriting discounts and commissions and proceeds before expenses to us. These amounts are shown assuming both no exercise and full exercise of the underwriters’ over-allotment option.

	Total
	Per Share		No Exercise	Full Exercise
Public offering price	US$	5.00	5,000,000	5,750,000
Underwriting discounts and commissions to be paid by us:	US$	0.40	400,000	460,000
Proceeds, before expenses, to us	US$	4.60	4,600,000	5,290,000

In connection with and upon closing of the offering contemplated herein, we will also pay to the Representative a non-accountable expense allowance equal to one percent (1%) of the gross proceeds received by us from the sale of the Ordinary Shares.

Additionally, we have paid to EF Hutton fifty thousand dollars (US$50,000) (the “Advance”) upon the execution of the engagement letter by and between EF Hutton and us (the “Engagement Letter”) as an advance against actual out-of-pocket expenses, which shall be applied towards the underwriting discount. EF Hutton shall return any portion of the Advance not used to pay its accountable out-of-pocket expenses actually incurred in accordance with FINRA Rule 5110(g)(4).

In addition, we have also agreed to pay all reasonable, necessary and accountable out-of-pocket expenses relating to the offering: (a) all filing fees and expenses relating to the registration of the Securities with the Commission; (b) all fees and expenses relating to the listing of the Ordinary Shares on a national exchange, if applicable; (c) all fees, expenses and disbursements relating to the registration or qualification of the Securities under the “blue sky” securities laws of such states and other jurisdictions as EF Hutton may reasonably designate (including, without limitation, all filing and registration fees, and the reasonable fees and disbursements of the Company’s “blue sky” counsel, which will be EF Hutton’s counsel) unless such filings are not required in connection with the Company’s proposed listing on a national exchange, if applicable; (d) all fees, expenses and disbursements relating to the registration, qualification or exemption of the Securities under the securities laws of such foreign jurisdictions as EF Hutton may reasonably designate; (e) the costs of all mailing and printing of the offering documents; (f) transfer and/or stamp taxes, if any, payable upon the transfer of Securities from the Company to EF Hutton; (g) the fees and expenses of the Company’s accountants; (h) all filing fees associated with the review of the offering by FINRA; (i) up to US$20,000 of EF Hutton’s actual accountable road show expenses for the offering; (j) the cost associated with EF Hutton’s use of Ipreo’s book building, prospectus tracking and compliance software for the offering up to $29,500; (k) the costs associated with bound volumes of the offering materials as well as commemorative mementos and lucite tombstones in an aggregate amount not to exceed US$5,000; and (l) the fees for EF Hutton’s legal counsel, in an amount not to exceed US$175,000; and (m) all fees, expenses, and disbursements relating to background checks of the Company’s directors and officers in an amount not to exceed US$15,000 in the aggregate. The Company shall be responsible for EF Hutton’s external counsel legal costs irrespective of whether the offering is consummated or not, subject to a cap of US$100,000 if there is not a closing. Additionally, in total, accountable expenses for this offering should not exceed US$244,500.

Tail Financing

We have granted the Representative the right, for a period of twelve (12) months after the termination or expiration of the Representative’s engagement with us,  to receive a cash fee equal to eight percent (8%) of the gross proceeds received by us from the sale of any equity, debt and/or equity derivative instruments to any investor actually introduced by the Representative to the Company in connection with any public or private financing or capital raise, provided that such transaction is by a party actually introduced to us in an offering in which we have direct knowledge of such party’s participation. If the engagement agreement and/or underwriting agreement between the Company and the Representative is terminated by either party for cause, this terminate would also terminate the Tail Financing provision in the engagement agreement and/or underwriting agreement between the Company and the Representative.

Indemnification

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act and liabilities arising from breaches of representations and warranties contained in the underwriting agreement, or to contribute to payments that the underwriters may be required to make in respect of those liabilities.

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Lock-Up Agreements

We, on behalf of ourselves and any successor entity agree that, without the prior written consent of EF Hutton, we will not, for a period of 180 days months after the closing of the offering (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any of our Ordinary Shares or any securities convertible into or exercisable or exchangeable for our Ordinary Shares; (ii) file or caused to be filed any registration statement with the Commission relating to the offering of our Ordinary Shares or any securities convertible into or exercisable or exchangeable for our Ordinary Shares; (iii) complete any offering of debt securities of the Company, other than entering into a line of credit or other financing arrangements with a traditional bank or other institutional type of investor, or (iv) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of our Ordinary Shares, whether any such transaction described in clause (i), (ii), (iii) or (iv) above is to be settled by delivery of our Ordinary Shares or such other securities, in cash or otherwise.

Additionally, our directors and officers and any other holder(s) of 5% or more of our outstanding Ordinary Shares as of the effective date of the Registration Statement (and all holders of securities exercisable for or convertible into Ordinary Shares), shall enter into customary “lock-up” agreements in favor of EH Hutton pursuant to which such persons and entities shall agree, for a period of 180 days after the closing of offering, that they shall not offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any of our Ordinary Shares or any securities convertible into or exercisable or exchangeable for our Ordinary Shares, subject to customary exceptions.

Nasdaq Capital Market Listing

We have been approved to have our Ordinary Shares listed on the Nasdaq Capital Market under the symbol “FEBO”. The listing approval letter will serve only to confirm that, if we sell a number of Ordinary Shares in this Offering sufficient to satisfy applicable listing criteria, our Ordinary Shares will in fact be listed. We will be subject to continued listing requirements and corporate governance standards. We expect these new rules and regulations to significantly increase our legal, accounting and financial compliance costs.

Electronic Distribution

A prospectus in electronic format may be made available on websites or through other online services maintained by the Representative or by its affiliates. Other than the prospectus in electronic format, the information on the Representative’s website and any information contained in any other website maintained by it is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by the Company or the Representative in its capacity as an underwriter, and should not be relied upon by investors.

Any underwriter who is a qualified market maker on the Nasdaq Capital Market may engage in passive market making transactions on the Nasdaq Capital Market in accordance with Rule 103 of Regulation M, during the Business Day prior to the pricing of the offering, before the commencement of offers or sales. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

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No Public Market

Prior to this offering, there has not been a public market for our securities in the U.S., and the public offering price for our Ordinary Shares will be determined through negotiations between the Company and the underwriters. Among the factors to be considered in these negotiations will be prevailing market conditions, our financial information, market valuations of other companies that the Company and the underwriters believe to be comparable to us, estimates of our business potential, the present state of our development and other factors deemed relevant.

We offer no assurances that the initial public offering price will correspond to the price at which our Ordinary Shares will trade in the public market subsequent to this offering or that an active trading market for our Ordinary Shares will develop and continue after this offering.

Price Stabilization, Short Positions and Penalty Bids

Until the distribution of the Ordinary Shares offered by this prospectus is completed, rules of the SEC may limit the ability of the underwriters to bid for and to purchase our Ordinary Shares. As an exception to these rules, the underwriters may engage in transactions effected in accordance with Regulation M under the Exchange Act that are intended to stabilize, maintain, or otherwise affect the price of our Ordinary Shares. The underwriters may engage in over-allotment sales, syndicate covering transactions, stabilizing transactions and penalty bids in accordance with Regulation M.

● Stabilizing transactions consist of bids or purchases made by the managing underwriter for the purpose of preventing or slowing a decline in the market price of our securities while this offering is in progress.

● Short sales and over-allotments occur when the managing underwriter, on behalf of the underwriting syndicate, sells more of our shares than they purchase from us in this offering. In order to cover the resulting short position, the managing underwriter may exercise the overallotment option described above and/or may engage in syndicate covering transactions. There is no contractual limit on the size of any syndicate covering transaction. The underwriters will deliver a prospectus in connection with any such short sales. Purchasers of shares sold short by the underwriters are entitled to the same remedies under the federal securities laws as any other purchaser of units covered by the registration statement.

● Syndicate covering transactions are bids for or purchases of our securities on the open market by the managing underwriter on behalf of the underwriters in order to reduce a short position incurred by the managing underwriter on behalf of the underwriters.

● A penalty bid is an arrangement permitting the managing underwriter to reclaim the selling concession that would otherwise accrue to an underwriter if the Ordinary Shares originally sold by the underwriter were later repurchased by the managing underwriter and therefore were not effectively sold to the public by such underwriter.

Stabilization, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our Ordinary Shares or preventing or retarding a decline in the market price of our Ordinary Shares. As a result, the price of our Ordinary Shares may be higher than the price that might otherwise exist in the open market.

Neither the Company nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the prices of our Ordinary Shares. These transactions may occur on the Nasdaq Capital Market or on any trading market. If any of these transactions are commenced, they may be discontinued without notice at any time.

Other Relationships

The underwriters and certain of their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing, and brokerage activities. Some of the underwriters and certain of their affiliates may in the future engage in investment banking and other commercial dealings in the ordinary course of business with us and our affiliates, for which they may in the future receive customary fees, commissions, and expenses. In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

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Selling Restrictions

Canada

Our securities may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of our securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

European Economic Area

In relation to each Member State of the European Economic Area which has implemented the Prospectus Regulation, or each, a Relevant Member State, an offer to the public of our securities may not be made in that Relevant Member State, except that an offer to the public in that Relevant Member State of our securities may be made at any time under the following exemptions under the Prospectus Regulation, if they have been implemented in that Relevant Member State:

(i)	to any legal entity which is a qualified investor as defined in the Prospectus Regulation;

(ii)	to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Regulation), subject to obtaining the prior consent of the representatives for any such offer; or

(iii)	in any other circumstances falling within Article 1(4) of the Prospectus Regulation, provided that no such offer of securities shall result in a requirement for the publication by us or any underwriter of a prospectus pursuant to Article 3 of the Prospectus Regulation.

For the purposes of this provision, the expression an “offer to the public” in relation to our securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any securities to be offered so as to enable an investor to decide to purchase any securities, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

United Kingdom

Each underwriter has represented and agreed that:

(a)	it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (“FSMA”) received by it in connection with the issue or sale of our securities in circumstances in which Section 21(1) of the FSMA does not apply to us; and

(b)	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the securities in, from or otherwise involving the United Kingdom.

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Hong Kong

Our securities may not be offered or sold by means of any document other than (i) in circumstances which do not constitute an offer to the public within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap.32, Laws of Hong Kong), (ii) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder or (iii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap.32, Laws of Hong Kong), and no advertisement, invitation or document relating to the securities may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to the securities which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) and any rules made thereunder.

Japan

No registration pursuant to Article 4, paragraph 1 of the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) (the “FIEL”) has been made or will be made with respect to the solicitation of the application for the acquisition of our securities.

Accordingly, the securities have not been, directly or indirectly, offered or sold and will not be, directly or indirectly, offered or sold in Japan or to, or for the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan) or to others for re-offering or re-sale, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan except pursuant to an exemption from the registration requirements, and otherwise in compliance with, the FIEL and the other applicable laws and regulations of Japan.

For Qualified Institutional Investors (“QII”)

Please note that the solicitation for newly-issued or secondary securities (each as described in Paragraph 2, Article 4 of the FIEL) in relation to the Ordinary Shares constitutes either a “QII only private placement” or a “QII only secondary distribution” (each as described in Paragraph 1, Article 23-13 of the FIEL). Disclosure regarding any such solicitation, as is otherwise prescribed in Paragraph 1, Article 4 of the FIEL, has not been made in relation to the Ordinary Shares. The securities may only be transferred to QIIs.

For Non-QII Investors

Please note that the solicitation for newly-issued or secondary securities (each as described in Paragraph 2, Article 4 of the FIEL) in relation to the securities constitutes either a “small number private placement” or a “small number private secondary distribution” (each as is described in Paragraph 4, Article 23-13 of the FIEL). Disclosure regarding any such solicitation, as is otherwise prescribed in Paragraph 1, Article 4 of the FIEL, has not been made in relation to the securities. The securities may only be transferred en bloc without subdivision to a single investor.

Singapore

This prospectus has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of our securities may not be circulated or distributed, nor may the securities be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined under Section 4A of the SFA) pursuant to Section 274 of the SFA, (ii) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA, in each case subject to conditions set forth in the SFA.

119

Where our securities are subscribed or purchased under Section 275 by a relevant person which is a corporation (which is not an accredited investor as defined in Section 4A of the SFA) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor, the securities or securities-based derivatives contracts (each as defined in Section 2(1) of the SFA) of that corporation shall not be transferable for 6 months after that corporation has acquired our securities under Section 275 except: (a) to an institutional investor under Section 274 of the SFA or to a relevant person, (b) where such transfer arises from an offer in that corporation’s securities pursuant to Section 275(1A) of the SFA, and in accordance with the conditions, specified in Section 275 of the SFA; (c) where no consideration is or will be given for the transfer; (d) where such transfer is by operation of law; or (e) as specified in Section 276(7) of the SFA.

Where the securities are subscribed or purchased under Section 275 of the SFA by a relevant person which is a trust (where the trustee is not an accredited investor (as defined in Section 4A of the SFA)) whose sole purpose is to hold investments and each beneficiary of the trust is an accredited investor, the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferable for 6 months after that trust has acquired the shares under Section 275 of the SFA except: (1) to an institutional investor under Section 274 of the SFA or to a relevant person, (2) where such transfer arises from an offer that is made on terms that such rights or interest are acquired at a consideration of not less than S$200,000 (or its equivalent in a foreign currency) for each transaction (whether such amount is to be paid for in cash or by exchange of securities or other assets), (3) where no consideration is or will be given for the transfer, (4) where the transfer is by operation of law, or (5) as specified in Section 276(7) of the SFA.

South Korea. The Class A Ordinary Shares may not be offered, sold and delivered directly or indirectly, or offered or sold to any person for re-offering or resale, directly or indirectly, in South Korea or to any resident of South Korea except pursuant to the applicable laws and regulations of South Korea, including the Financial Investment Services and Capital Markets Act and the Foreign Exchange Transaction Law and the decrees and regulations thereunder. The Class A Ordinary Shares have not been registered with the Financial Services Commission of South Korea for public offering in South Korea. Furthermore, the Class A Ordinary Shares may not be re-sold to South Korean residents unless the purchaser of the shares complies with all applicable regulatory requirements (including but not limited to government approval requirements under the Foreign Exchange Transaction Law and its subordinate decrees and regulations) in connection with their purchase.

Taiwan. The shares have not been and will not be registered or filed with, or approved by, the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be offered or sold in Taiwan through a public offering or in circumstances which constitute an offer within the meaning of the Securities and Exchange Act of Taiwan or relevant laws and regulations that require a registration, filing or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer or sell the shares in Taiwan.

United Kingdom. An offer of the shares may not be made to the public in the United Kingdom within the meaning of Section 102B of the Financial Services and Markets Act 2000, as amended, or the FSMA, except to legal entities that are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities or otherwise in circumstances that do not require the publication by the company of a prospectus pursuant to the Prospectus Rules of the Financial Services Authority, or the FSA.

An invitation or inducement to engage in investment activity (within the meaning of Section 21 of FSMA) may only be communicated to persons who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 or in circumstances in which Section 21 of FSMA does not apply to the company.

All applicable provisions of the FSMA with respect to anything done by the Underwriter in relation to the shares must be complied with in, from or otherwise involving the United Kingdom.

EXPENSES OF THIS OFFERING

Set forth below is an itemization of the total expenses, excluding underwriting discounts that we expect to incur in connection with this offering. With the exception of the SEC registration fee, Nasdaq Capital Market listing fee and the FINRA filing fee, all amounts are estimates.

SEC registration fee	$7,500
Nasdaq capital market listing fee	50,000
FINRA filing fee	3,950
Legal fees and expenses	575,000
Underwriter’s expenses	53,522
Printing and engraving expenses	8,144
Advisory fee – ARC Group Limited	61,146
Advisory fee – GCA Advisors Limited	380,000
Miscellaneous expenses	49,738
Total	$1,189,000

120

LEGAL MATTERS

Certain legal matters in connection with this offering with respect to United States federal securities law will be passed upon us by Schlueter & Associates, P.C. The underwriters are being represented by Sichenzia Ross Ference Carmel LLP with respect to certain legal matters as to United States federal securities laws. The validity of the Ordinary Shares offered in this offering and other certain legal matters as to Cayman Islands law will be passed upon for us by Harney Westwood & Riegels. Certain legal matters as to Hong Kong law will be passed upon for us by CFN Lawyers. Schlueter & Associates, P.C. may rely upon Harney Westwood & Riegels with respect to matters governed by Cayman Islands law and CFN Lawyers with respect to matters governed by Hong Kong law. Sichenzia Ross Ference Carmel LLP may rely upon CFN Lawyers with respect to matters governed by Hong Kong law and Harney Westwood & Riegels with respect to matters governed by Cayman Islands law.

EXPERTS

The financial statements as of December 31, 2022, and 2021 included in this prospectus have been audited by Centurion ZD CPA & Co., an independent registered public accounting firm, as stated in their report appearing herein. Such financial statements have been so included in reliance upon the report of such firm given upon the authority of such firm as experts in accounting and auditing.

CHANGE IN ACCOUNTANTS

In May 2023, we accepted the resignation of K. R. Margetson Ltd., as our independent auditor and retained Centurion ZD CPA & Co., as our independent registered public accounting firm. Our board of directors approved the decision to change independent auditors. We had no disagreements with K. R. Margetson Ltd. on any matter of accounting principles or practices, financial statements disclosure, or auditing scope of procedures during our two most recent fiscal years prior to our change in independent auditors, which, if not resolved to the satisfaction of K. R. Margetson Ltd., would have caused them to make reference to the matter in their report.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement, including relevant exhibits, with the SEC on Form F-1 under the Securities Act with respect to the underlying Ordinary Shares to be sold in this offering. For the purposes of this section, the term “registration statement” means the original registration statement and any and all amendments thereto including the schedules and exhibits to the original registration statement or any amendment. This prospectus, which constitutes a part of the registration statement on Form F-1, does not contain all of the information contained in the registration statement. You should read our registration statement and the exhibits and schedules thereto for further information with respect to us and our Ordinary Shares.

Immediately upon the effectiveness of the registration statement on Form F-1 of which this prospectus forms a part, we will become subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we will be required to file reports, including annual reports on Form 20-F, and other information with the SEC. All information filed with the SEC, including the registration statement, can be obtained over the Internet at the SEC’s website at www.sec.gov or inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of documents, upon payment of a duplicating fee, by writing to the SEC.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. As we are a foreign private issuer, we will be required to file our annual report on Form 20-F within 120 days of the end of each year. However, we intend to furnish the depositary with our annual reports, which will include a review of operations and annual audited consolidated financial statements prepared in conformity with U.S. GAAP, and all notices of shareholders’ meetings and other reports and communications that are made generally available to our shareholders.

121

FINANCIAL STATEMENTS

FENBO HOLDINGS LIMITED AND SUBSIDARIES

CONSOLIDATED FINANCIAL STATEMENTS

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of

Fenbo Holdings Limited:

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Fenbo Holdings Limited and its Subsidiaries (collectively, the “Company”) as of December 31, 2022 and 2021, and the related consolidated statements of income and comprehensive income, changes in shareholders’ equity, and cash flows for each of the years in the two-year period ended December 31, 2022, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2022 and 2021, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2022, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. I believe that my audits provide a reasonable basis for our opinion.

Critical audit matters

The critical audit matters communicated below are matters arising from the current audit period of the consolidated financial statements that were communicated or required to be communicated to the audit committee and that (1) relate to accounts or disclosures that are material to the consolidated financial statements and (2) involved especially challenging, subjective or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the consolidated financial statements, taken as a whole, and we are not, by communicating the critical audit matters below, providing separate opinions on the critical audit matters or on the accounts or disclosures to which they relate.

We have determined that there are no critical audit matters to communicate in our auditor’s report.

/s/ Centurion ZD CPA & Co.

Centurion ZD CPA & Co.

Hong Kong

June 5, 2023

We have served as the Company’s auditor since 2023

PCAOB ID # 2769

F-2

FENBO HOLDINGS LIMITED AND ITS SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Amount in thousands, except for share and per share data, or otherwise noted)

		As of December 31,
	Note	2021	2022	2022
		HK$’000	HK$’000	US$’000
				(Note)
Assets
Current assets:
Cash		3,996	13,853	1,776
Accounts receivable, net	3	46,395	32,938	4,222
Deferred initial public offering cost		-	1,903	244
Inventories	4	21,508	15,860	2,033
Amount due from a related party	10	20	-	-
Prepaid expenses and other current assets	5	5,979	6,767	867
Total current assets		77,898	71,321	9,142

Property, plant and equipment, net	6	3,222	1,498	192
Right-of-use assets	7	13,016	7,117	912
Total non-current assets		16,238	8,615	1,104
TOTAL ASSETS		94,136	79,936	10,246

Liabilities
Current liabilities
Bank loan – current	9	11,000	11,000	1,410
Accounts payable		19,133	13,798	1,769
Other payables and accrued liabilities	8	5,682	5,799	743
Lease liabilities – current	7	5,521	5,626	721
Amounts due to related parties	10	6,475	5,117	656
Total current liabilities		47,811	41,340	5,299

Non-current liabilities
Lease liabilities – non-current	7	8,851	2,552	327
TOTAL LIABILITIES		56,662	43,892	5,626

Commitments and contingencies		-	-	-

Shareholders’ equity
Preference shares US$0.0001 par value per share; 3,000,000 authorized capital; nil shares issued and outstanding		-	-	-
Ordinary shares US$0.0001 par value per share; 300,000,000 authorized capital; 10,000,000 shares issued and outstanding*	13	8	8	1
Share premium		-	2,492	319
Statutory reserve	13	2,806	2,806	360
Retained earnings		31,530	30,183	3,869
Accumulated other comprehensive income		3,130	555	71
Total shareholders’ equity		37,474	36,044	4,620
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY		94,136	79,936	10,246

*In connection with the undertaking of a public offering of the Company’s ordinary shares, the Company has performed a series of re-organizing transactions resulting in 10,000,000 shares of ordinary shares outstanding effective on November 18, 2022 that have been retroactively restated to the beginning of the first period presented.

The accompanying notes are an integral part of these consolidated financial statements.

F-3

FENBO HOLDINGS LIMITED AND ITS SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

(Amount in thousands, except for share and per share data, or otherwise noted)

	For the year ended December 31,
	2021	2022	2022
	HK$’000	HK$’000	US$’000
			(Note)
Revenues	140,685	119,728	15,347
Cost of sales	(117,474)	(100,892)	(12,932)
Gross profit	23,211	18,836	2,415

Operating expenses:
Selling and marketing expenses	(3,011)	(2,057)	(264)
General and administrative expenses	(16,883)	(19,239)	(2,466)
Total operating expenses	(19,894)	(21,296)	(2,730)

Income from operations	3,317	(2,460)	(315)

Other (expense) income:
Exchange (loss) gain, net	459	-	-
Gain on disposal of property, plant and equipment	45	12,458	1,597
Interest income	17	20	3
Interest expense	(1,577)	(1,581)	(203)
Other income, net	1,385	528	68
Total other (expense) income	329	11,425	1,465

Income before tax expense	3,646	8,965	1,150
Income tax expense	(2,822)	(312)	(40)
Net income	824	8,653	1,110

Other comprehensive income
Foreign currency translation gain (loss), net of taxes	1,001	(2,575)	(330)

Total comprehensive income	1,825	6,078	780

Net income per share attributable to ordinary shareholders
Basic and diluted (cents) *	8.24	86.53	11.09
Weighted average number of ordinary shares used in computing net income per share
Basic and diluted *	10,000,000	10,000,000	10,000,000

*In connection with the undertaking of a public offering of the Company’s ordinary shares, the Company has performed a series of re-organizing transactions resulting in 10,000,000 shares of ordinary shares outstanding effective on November 18, 2022 that have been retroactively restated to the beginning of the first period presented.

The accompanying notes are an integral part of these consolidated financial statements.

F-4

FENBO HOLDINGS LIMITED AND ITS SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

(Amount in thousands, except for share and per share data, or otherwise noted)

	Shares*	Amount	Share premium	Statutory reserve	Accumulated other comprehensive income	Retained earnings	Total equity
		HK$’000	HK$’000	HK$’000	HK$’000	HK$’000	HK$’000
As of January 1, 2021	10,000,000	8	-	2,806	2,129	34,076	39,019

Net income for the year	-	-	-	-	-	824	824
Dividend declared	-	-	-	-	-	(3,370)	(3,370)
Foreign currency translation	-	-	-	-	1,001	-	1,001

As of December 31, 2021	10,000,000	8	-	2,806	3,130	31,530	37,474

Net income for the year	-	-	-	-	-	8,653	8,653
Dividend declared	-	-	-	-	-	(10,000)	(10,000)
Foreign currency translation	-	-	-	-	(2,575)	-	(2,575)
Reorganization	-	-	2,492	-	-	-	2,492

As of December 31, 2022	10,000,000	8	2,492	2,806	555	30,183	36,044

		US$’000	US$’000	US$’000	US$’000	US$’000	US$’000
As of December 31, 2022	10,000,000	1	319	360	71	3,869	4,620

* In connection with the undertaking of a public offering of the Company’s ordinary shares, the Company has performed a series of re-organizing transactions resulting in 10,000,000 shares of ordinary shares outstanding effected on November 18, 2022 that have been retroactively restated to the beginning of the first period presented.

The accompanying notes are an integral part of these consolidated financial statements

F-5

FENBO HOLDINGS LIMITED AND ITS SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amount in thousands, except for share and per share data, or otherwise noted)

	For the year ended December 31,
	2021	2022	2022
	HK$’000	HK$’000	US$’000
			(Note)
Operating activities
Net income	824	8,653	1,110
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation	599	702	90
Amortization of right to use assets	5,480	4,862	623
Interest on lease liabilities	702	469	60
Gain on disposal of property, plant and equipment	(45)	(12,458)	(1,597)
Change in operating assets and liabilities:
Change in accounts receivable	12,330	10,228	1,311
Change in inventories	(1,948)	4,217	541
Change in prepaid expenses and other current assets	(1,370)	(2,977)	(382)
Change in accounts payable	(6,525)	(2,253)	(289)
Change in other payables and accrued liabilities	2,050	267	34
Payments on lease	(6,182)	(6,015)	(771)
Cash provided by operating activities	5,915	5,695	730

Investing activities
Purchase of property, plant and equipment	(27)	(554)	(71)
Cash used in investing activities	(27)	(554)	(71)

Financing activities
Repayment of bank loans	(3,072)	-	-
Advances (to) from related parties	(2,122)	5,034	645
Cash (used in) provided by financing activities	(5,194)	5,034	645

Net change in cash	694	10,175	1,304
Effect on exchange rate change on cash	7	(318)	(40)

Cash as of beginning of the year	3,295	3,996	512

Cash as of the end of the year	3,996	13,853	1,776

Supplementary Cash Flows Information
Cash paid for interest	1,577	1,581	203
Cash paid for taxes	683	3,492	448
Operating lease right of use assets obtained in exchange for operating lease liabilities	1,140	-	-
Supplemental schedule of non-cash investing and financing activities:
Dividend made by addition to the amount due to related parties	(3,370)	(10,000)	(1,282)
Consideration for the sale of property to the shareholder settled by deduction from the amount due to the related parties	-	13,880	1,779

The accompanying notes are an integral part of these consolidated financial statements.

F-6

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Note 1 Nature of business and organization

Fenbo Holdings Limited (the “Company”) was incorporated in the Cayman Islands on September 30, 2022 as an exempted company with limited liability. The Company conducts its primary operations of manufacture and production of premium personal care electronic appliance (such as electrical hair styling products such as hair dryers, straighteners, curlers, trimmers, etc.) through its indirectly held wholly owned subsidiaries.

Details of the Company and its subsidiaries (together the “Company” or the “Group”) are set out in the table as follows:

Name	Date of incorporation	Place of incorporation	Principal activities
Fenbo Holdings Limited	September 30, 2022	Cayman Islands	Investment holding
Rich Legend Holdings Limited (“RLHL”)	October 21, 2022	The British Virgin Islands	Intermediate holding company
Fenbo Industries Limited (“Fenbo Industries”)	June 17, 1993	Hong Kong	Intermediate holding company and trading of electronic appliance
Fenbo Plastic Products Factory (Shenzhen) Limited (“Fenbo SZ”)	October 19, 2010	People’s Republic of China (“PRC”)	Manufacture and production of electronic appliance
Able Industries Limited (“Able Industries”)	November 7, 2005	Hong Kong	Marketing

Reorganization

Immediately before a series of transactions (“Reorganization”) as detailed below, the capital structure of the Group was as follows:

	Number of ordinary shares
Shareholder	The Company	RLHL	Fenbo Industries	Fenbo SZ	Able Industries
Mr. Kin Shing Li (“Mr. Li)	10,000	1	1,999,999	-	500,000
Mr. Allan Li	-	-	1	-	-
Fenbo Industries	-	-	-	5,000,000	-
Total	10,000	1	2,000,000	5,000,000	500,000

On November 17, 2022, RLHL entered into agreements to acquire 1,999,999 ordinary shares in Fenbo Industries and 500,000 ordinary shares in Able Industries, respectively from Mr. Li in consideration of the issuance and allotment of a total of 9 shares, credited as fully paid, to Mr. Li.

On November 17, 2022, RLHL entered into an agreement to acquire 1 ordinary share in Fenbo Industries from Mr. Allan Li for a cash consideration of HK$100.

On November 18, 2022, the Company entered into an agreement to acquire 10 ordinary shares representing 100% of the issued share capital of RLHL from Mr. Li in consideration of the issuance and allotment of 9,990,000 ordinary shares of the Company, credited as fully paid, to Luxury Max Investments Limited (“LMIL”), a company incorporated in the British Virgin Islands on October 21, 2022 and wholly owned by Mr. Li. In connection with this acquisition, Mr. Li transferred 10,000 ordinary shares of the Company from Mr. Li to RLHL.

F-7

Following the above transactions, Fenbo Industries, Fenbo SZ and Able Industries have become indirectly wholly-owned subsidiaries of the Company, whereas their former majority shareholder, namely Mr. Li, has had 100% interest of the Company, through his wholly-owned investment holding company, LMIL. Upon completion of the Reorganization, the capital structure of the Group was as follows:

	Number of ordinary shares
Shareholder	The Company	RLHL	Fenbo Industries	Fenbo SZ	Able Industries
LMIL	10,000,000	-	-	-	-
The Company	-	10	-	-	-
RLHL	-		2,000,000	-	500,000
Fenbo Industries	-	-	-	5,000,000	-
Total	10,000,000	10	2,000,000	5,000,000	500,000

The Reorganization has been accounted for as a reverse acquisition whereby Fenbo Industries and Able Industries are deemed to be the accounting acquirers (legal acquirees) and the Company to be the accounting acquiree (legal acquirer). The financial statements before the Reorganization are those of Fenbo Industries and Able Industries on a combined basis with the results of the Company being consolidated from the closing date of the Reorganization. The equity section and earnings per share of the Company have been retroactively restated to reflect the reverse acquisition and no goodwill has been recorded.

The accompanying financial statements are presented assuming that the existing group structure was an existence at the beginning of the first period presented.

Note 2 Summary of significant accounting policies

Basis of presentation

The consolidated financial statements have been prepared in accordance with the accounting principles generally accepted in the United States of America (“USGAAP”).

Consolidation

The consolidated financial statements include the financial statements of the Company and its subsidiaries. All inter-company transactions, if any, and balances due to, due from, long-term investment subsidiary, and registered paid in capital have been eliminated upon consolidation.

Business combinations and non-controlling interests

The Company accounts for its business combinations using the acquisition method of accounting in accordance with Accounting Standards Codification (“ASC”) 805 “Business Combinations.” The cost of an acquisition is measured as the aggregate of the acquisition date fair value of the assets transferred to the sellers, liabilities incurred by the Company and equity instruments issued by the Company. Transaction costs directly attributable to the acquisition are expensed as incurred. Identifiable assets acquired and liabilities assumed are measured separately at their fair values as of the acquisition date, irrespective of the extent of any noncontrolling interests. The excess of (i) the total costs of acquisition, fair value of the noncontrolling interests and acquisition date fair value of any previously held equity interest in the acquiree over (ii) the acquisition date amounts of the identifiable net assets of the acquiree is recorded as goodwill. If the cost of acquisition is less than the acquisition date amounts of the net assets of the subsidiary acquired, the difference is recognized directly in the consolidated income statements. During the measurement period, which can be up to one year from the acquisition date, the Company may record adjustments to the assets acquired and liabilities assumed with the corresponding offset to goodwill. Subsequent to the conclusion of the measurement period or final determination of the values of assets acquired or liabilities assumed, whichever comes first, any further adjustments are recorded in the consolidated income statements.

For the Company’s non-wholly owned subsidiaries, a noncontrolling interest is recognized to reflect the portion of equity that is not attributable, directly, or indirectly, to the Company.

Covid-19 outbreak

On January 30, 2020, the World Health Organization (“WHO”) announced a global health emergency because of a new strain of coronavirus originating in Wuhan, China (the “Covid-19 outbreak”) and the risks to the international community as the virus spreads globally beyond its point of origin. In March 2020, the WHO classified the Covid-19 outbreak as a pandemic, based on the rapid increase in exposure globally.

F-8

The full impact of the Covid-19 outbreak continues to evolve as of the date of this report. As such, it is uncertain as to the full magnitude that the pandemic will have on our financial condition, liquidity, and future results of operations. Management is actively monitoring the impact of the global situation on our financial condition, liquidity, operations, suppliers, industry, and workforce. Given the daily evolution of the Covid-19 outbreak, including the BA-5 variant, and the global responses to curb its spread, we are not able to estimate the effects of the Covid-19 outbreak on our results of operations, financial condition, or liquidity for the year ended December 31, 2021.

Use of estimates and assumptions

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities as of the date of the consolidated financial statements and the reported amounts of revenues and expenses during the periods presented. Significant accounting estimates reflected in the Company’s consolidated financial statements include the useful lives of property and equipment, the imputed interest rate of leases, impairment of long-lived assets, allowance for doubtful accounts, provision for contingent liabilities, revenue recognition, deferred taxes and uncertain tax position. Actual results could differ from these estimates.

Foreign currency translation and transaction

The functional currencies of the Company are the local currency of the country in which the subsidiaries operate. The reporting currency of the Company is the Hong Kong Dollars (“HKD”). The results of operations and the consolidated statements of cash flows denominated in foreign currencies are translated at the average rates of exchange during the reporting period. Assets and liabilities denominated in foreign currencies at the balance sheet date are translated at the applicable rates of exchange in effect at that date. The equity denominated in the functional currencies is translated at the historical rates of exchange at the time of capital contributions. Because cash flows are translated based on the average translation rates, amounts related to assets and liabilities reported on the consolidated statements of cash flows will not necessarily agree with changes in the corresponding balances on the consolidated balance sheets. Translation adjustments arising from the use of different exchange rates from period to period are included as a separate component of accumulated other comprehensive income included in consolidated statements of changes in shareholders’ equity. Transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency in the consolidated statement of income and comprehensive income.

The functional currency of RLHL, Fenbo Industries and Able Industries are HKD. The functional currency of Fenbo SZ is Renminbi (“RMB”). An entity’s functional currency is the currency of the primary economic environment in which it operates, normally that is the currency of the environment in which the entity primarily generates and expends cash. Management’s judgment is essential to determine the functional currency by assessing various indicators, such as cash flows, sales price and market, expenses, financing and inter-company transactions and arrangements.

For the purpose of presenting these financial statements of subsidiary using RMB as functional currency, the Company’s assets and liabilities are expressed in HKD at the exchange rate on the balance sheet date, which is 0.8866 and 0.8176 as of December 31, 2022 and 2021, respectively; shareholders’ equity accounts are translated at historical rates, and income and expense items are translated at the average exchange rate during the period, which is 0.8642 and 0.8292 for the years ended December 31, 2022 and 2021, respectively.

The value of foreign currencies including the US Dollar may fluctuate against the Hong Kong Dollar. Any significant variations of the foreign currencies relative to the Hong Kong Dollar may materially affect the Company’s financial condition in terms of reporting in HK$.

Translations of the consolidated balance sheets, consolidated statements of comprehensive income and consolidated statements of cash flows from HK$ into US$ as of and for the year ended December 31, 2022 are solely for the convenience of the reader and were calculated at the rate of US$0.12818 = HK$1. No representation is made that the HK$ amounts could have been, or could be, converted, realized or settled into US$ at that rate on December 31, 2022, or at any other rate.

F-9

Cash

Cash comprises of cash at banks and on hand. Cash held in accounts at financial institutions located in the PRC is not freely convertible into foreign currencies. In addition, these balances are not covered by insurance. While management believes that these financial institutions are of high credit quality, it also continually monitors their creditworthiness. The Company and its subsidiaries have not experienced any losses in such accounts and do not believe the cash is exposed to any significant risk.

Accounts receivable, net

Accounts receivable, net are stated at the original amount less an allowance for expected credit loss on such receivables. The allowance for expected credit loss is estimated based upon the Company’s assessment of various factors including historical experience, the age of the accounts receivable balances, current general economic conditions, future expectations and customer specific quantitative and qualitative factors that may affect the Company’s customers’ ability to pay. An allowance is also made when there is objective evidence for the Company to reasonably estimate the amount of probable loss.

Inventories

Inventories are stated at the lower of cost or net realizable value. Cost of inventories is determined using the first-in first-out cost method. Adjustments are recorded to write down the cost of inventories to the estimated net realizable value due to slow-moving, damaged and lost goods, which is dependent upon factors such as historical and forecasted demand and prevailing market conditions. Write-downs are recorded in cost of revenues on the consolidated statements of income and comprehensive income.

Prepayments and deposits

Prepayments are cash deposited or advanced to suppliers for purchasing goods or services that have not been received or provided and deposits made to the Company’s customers and landlord. This amount is refundable and bears no interest. Prepayment and deposit are classified as either current or non-current based on the terms of the respective agreements. These advances are unsecured and are reviewed periodically to determine whether their carrying value has become impaired.

Other receivables

Other receivables primarily include rental deposit, VAT refundable, prepayment and income tax refundable. Management regularly reviews the aging of receivables and changes in payment trends and records allowances when management believes collection of amounts due are at risk. Accounts considered uncollectable are written off against allowances after exhaustive efforts at collection are made.

Property, plants and equipment, net

Property, plants and equipment are stated at cost net of accumulated depreciation and impairment. Depreciation is provided over the estimated useful lives of the assets using the straight-line method from the time the assets are placed in service. Estimated useful lives are as follows:

Classification:	Estimated useful life
Land and building	50 years
Machinery & equipment	3 - 10 years
Electronic equipment	5 years
Office equipment	3 - 5 years
Motor vehicles	3 - 4 years

The cost and related accumulated depreciation of assets sold or otherwise retired are eliminated from the accounts and any gain or loss is included in the consolidated statements of income and comprehensive income. Expenditures for maintenance and repairs, which do not materially extend the useful lives of the assets, are charged to earnings as incurred, while additions, renewals and betterments, which are expected to extend the useful life of assets, are capitalized.

F-10

Leases

Leases that transfer substantially all of the benefits and risks incidental to the ownership of assets are accounted for as finance leases as if there was an acquisition of an asset and incurrence of an obligation at the inception of the lease. All other leases are accounted for as operating leases. The Company has no finance leases.

Under ASC 842, the Company determines if an arrangement is a lease at inception. Operating lease right-of-use assets and operating lease liabilities are initially recognized based on the present value of future lease payments at lease commencement. The operating lease right-of-use asset also includes any lease payments made prior to lease commencement and the initial direct costs incurred by the lessee and is recorded net of any lease incentives received. As the interest rates implicit in most of the leases are not readily determinable, the Company uses the incremental borrowing rates based on the information available at lease commencement to determine the present value of the future lease payments. Operating lease expenses are recognized on a straight-line basis over the term of the lease.

Bank loans

Bank loans are recognized initially at fair value, net of incidental fees. Incidental fees are recorded as a reduction of the proceeds received and the related accretion is recorded as interest expense in the consolidated income statements over the estimated term of the facilities using the effective interest method.

Commitments and contingencies

In the normal course of business, the Company is subject to contingencies, such as legal proceedings and claims arising out of its business, that cover a wide range of matters. Liabilities for the contingencies are recorded when it is probable that a liability has been incurred and the amount of the liability can be reasonably estimated.

Certain conditions may exist as of the date the consolidated financial statements are issued, which may result in a loss to the Company, but which will only be resolved when one or more future events occur or fail to occur. The Company assesses these contingent liabilities, which inherently involves judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in legal proceedings, the Company, in consultation with its legal counsel, evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein. If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, the estimated liability would be accrued in the consolidated financial statements. If the assessment indicates that a potentially material loss contingency is not probable, or is probable but cannot be estimated, the nature of the contingent liability, together with an estimate of the range of the reasonably possible loss, if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the nature of the guarantee would be disclosed.

Impairment of long-lived assets

Long-lived assets, including property, plants and equipment are reviewed for impairment whenever events or changes in circumstances (such as a significant adverse change to market conditions that will impact the future use of the assets) indicate that the carrying value of an asset may not be recoverable. The Company assesses the recoverability of the assets based on the undiscounted future cash flows the assets are expected to generate and recognize an impairment loss when estimated undiscounted future cash flows expected to result from the use of the asset plus net proceeds expected from disposition of the asset, if any, are less than the carrying value of the asset. If an impairment is identified, the Company will reduce the carrying amount of the asset to its estimated fair value based on a discounted cash flows approach or, when available and appropriate, to comparable market values. For the years ended December 31, 2022 and 2021, no impairment of long-lived assets was recognized.

Fair Value Measurement

The accounting standard regarding fair value of financial instruments and related fair value measurements defines financial instruments and requires disclosure of the fair value of financial instruments held by the Company. The accounting standards define fair value, establish a three-level valuation hierarchy for disclosures of fair value measurement and enhance disclosure requirements for fair value measures. The three levels of the fair value hierarchy are as follows:

●	Level 1 inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

F-11

●	Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the assets or liability, either directly or indirectly, for substantially the full term of the financial instruments.

●	Level 3 inputs to the valuation methodology are unobservable and significant to the fair value.

Financial instruments included in current assets and current liabilities are reported in the consolidated balance sheets at face value or cost, which approximate fair value because of the short period of time between the origination of such instruments and their expected realization and their current market rates of interest.

Interest rates that are currently available to the Company for issuance of long-term debt and capital lease with similar terms and remaining maturities are used to estimate the fair value of the Company’s long-term debt. The fair value of the Company’s long-term debt approximated the carrying value at December 31, 2022, and 2021, as the weighted average interest rate on these long-term debt approximates the market rate for similar debt.

Revenue Recognition

The Company elected to adopt Accounting Standards Codification (ASC) Topic 606, Revenue from Contracts with Customers (ASC 606), effective as of October 1, 2019. Accordingly, the consolidated financial statements for the year ended December 31, 2022 and 2021 are presented under ASC 606. The core principle of the guidance is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The Company’s revenues are generated from the production and sales of premium personal care electric appliances (principally electrical hair styling products such as straighteners, curlers, trimmers, etc.) and toy products. This performance obligation is satisfied at a point of time and recognized in revenue upon the transfer of control of the goods to the customers

Interest income from banks is recognized when received.

Cost of revenue

The cost of revenue primarily consists of the cost of raw materials, direct labor costs and factory overhead.

Employee benefit

The full-time employees of the Company are entitled to staff welfare benefits including medical care, housing fund, pension benefits, unemployment insurance and other welfare, which are government mandated defined contribution plans. The Company is required to accrue for these benefits based on certain percentages of the employees’ respective salaries, subject to certain ceilings, in accordance with the relevant PRC regulations, and make cash contributions to the state-sponsored plans out of the amounts accrued. Total expenses for the plans were HKD 1,342,000 and HKD2,424,000 for the years ended December 31, 2022 and 2021, respectively.

Value added taxes

The Hong Kong operations are not subject to the value added tax.

For the PRC operations, the PRC export revenue is not subject to VAT. VAT are charged for purchase of materials at 17% of which 13% is refundable.

Revenues are presented net of applicable VAT.

F-12

Income taxes

The Company accounts for income taxes in accordance with the laws of the relevant tax authorities. The charge for taxation is based on the results for the fiscal year as adjusted for items, which are non-assessable or disallowed. It is calculated using tax rates that have been enacted or substantively enacted by the balance sheet date.

Deferred taxes are accounted for using the asset and liability method in respect of temporary differences arising from differences between the carrying amount of assets and liabilities in the consolidated financial statements and the corresponding tax basis used in the computation of assessable tax profit. In principle, deferred tax liabilities are recognized for all taxable temporary differences. Deferred tax assets are recognized to the extent that it is probable that taxable profit will be available against which deductible temporary differences can be utilized. Deferred tax is calculated using tax rates that are expected to apply to the period when the asset is realized, or the liability is settled. Deferred tax is charged or credited in the income statement, except when it is related to items credited or charged directly to equity, in which case the deferred tax is also dealt with in equity. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Current income taxes are provided for in accordance with the laws of the relevant taxing authorities.

An uncertain tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded. No penalties and interest incurred related to underpayment of income tax are classified as income tax expense in the period incurred.

Comprehensive income (loss)

Comprehensive income (loss) consists of two components, net income (loss) and other comprehensive income (loss). Other comprehensive income (loss) refers to revenue, expenses, gains and losses that under GAAP are recorded as an element of shareholders’ equity but are excluded from net income. Other comprehensive income (loss) consists of a foreign currency translation adjustment resulting from the Company not using HKD as its functional currencies.

Earnings per share

The Company computes earnings per share (“EPS”) in accordance with ASC 260, “Earnings per Share”. ASC 260 requires companies to present basic and diluted EPS. Basic EPS is measured as net income attributable to the owners of the Company divided by the weighted average ordinary shares outstanding for the period. Diluted EPS presents the dilutive effect on a per share basis of the potential ordinary shares (e.g., convertible securities, options and warrants) as if they had been converted at the beginning of the periods presented, or issuance date, if later. Potential ordinary shares that have an anti-dilutive effect (i.e., those that increase income per share or decrease loss per share) are excluded from the calculation of diluted EPS. For the years ended December 31, 2022 and 2021, there were no dilutive shares.

Statutory Reserves

Pursuant to the laws applicable to the PRC, PRC entities must make appropriations from after-tax profit to the non-distributable “statutory surplus reserve fund”. Subject to certain cumulative limits, the “statutory surplus reserve fund” requires annual appropriations of 10% of after-tax profit until the aggregated appropriations reach 50% of the registered capital (as determined under accounting principles generally accepted in the PRC (“PRC GAAP”) at each year-end). For foreign invested enterprises and joint ventures in the PRC, annual appropriations should be made to the “reserve fund”. For foreign invested enterprises, the annual appropriation for the “reserve fund” cannot be less than 10% of after-tax profits until the aggregated appropriations reach 50% of the registered capital (as determined under PRC GAAP at each year-end). If the Company has accumulated loss from prior periods, the Company is able to use the current period net income after tax to offset against the accumulate loss.

Commitments and Contingencies

In the normal course of business, the Company is subject to contingencies, including legal proceedings and claims arising out of the business that relate to a wide range of matters, such as government investigations and tax matters. The Company recognizes a liability for such contingency if it determines it is probable that a loss has occurred, and a reasonable estimate of the loss can be made. The Company may consider many factors in making these assessments including historical and the specific facts and circumstances of each matter.

F-13

Recent Accounting Pronouncements

The Company is an “emerging growth company” (an “EGC”) as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). Under the JOBS Act, an EGC can delay adopting new or revised accounting standards issued subsequent to the enactment of the JOBS Act until such time as those standards apply to private companies.

In December 2019, the FASB issued ASU 2019-12, “Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes”, which simplifies various aspects related to accounting for income taxes. ASU 2019-12 removes certain exceptions to the general principles in ASC 740 and also clarifies and amends existing guidance to improve consistent application. The new guidance is effective for the Company for the year ending September 30, 2022. The Company does not expect that the adoption of this guidance will have a material impact on the financial position, results of operations and cash flows.

In January 2020, the FASB issued ASU 2020-01, “Investments — Equity Securities (Topic 321), Investments — Equity Method and Joint Ventures (Topic 323), and Derivatives and Hedging (Topic 815) — Clarifying the Interactions between Topic 321, Topic 323, and Topic 815 (a consensus of the FASB Emerging Issues Task Force)”, which clarifies the interactions of the accounting for certain equity securities under ASC 321, investments accounted for under the equity method of accounting in ASC 323, and the accounting for certain forward contracts and purchased options accounted for under ASC 815. ASU 2020-01 could change how an entity accounts for (i) an equity security under the measurement alternative and (ii) a forward contract or purchased option to purchase securities that, upon settlement of the forward contract or exercise of the purchased option, would be accounted for under the equity method of accounting or the fair value option in accordance with ASC 825 “Financial Instruments”. These amendments improve current U.S. GAAP by reducing diversity in practice and increasing comparability of the accounting for these interactions. The new guidance is effective prospectively for the Company for the year ending September 30, 2022. The Company does not expect that the adoption of this guidance will have a material impact on the financial position, results of operations and cash flows.

In March 2020, the FASB issued ASU 2020-04, “Reference Rate Reform (Topic 848): Facilitation of the Effects of Reference Rate Reform on Financial Reporting” and issued a subsequent amendment which refines the scope of the ASU and clarifies some of its guidance as part of the FASB’s monitoring of global reference rate reform activities in January 2021 within ASU 2021-01 (collectively, including ASU 2020-04, “ASC 848”). ASC 848 provides optional expedients and exceptions for applying U.S. GAAP on contract modifications and hedge accounting to contracts, hedging relationships, and other transactions that reference LIBOR, or another reference rate expected to be discontinued because of reference rate reform, if certain criteria are met. The Company does not expect that the adoption of this guidance will have a material impact on the financial position, results of operations and cash flows.

In August 2020, the FASB issued ASU 2020-06, “Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging — Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity”, which simplifies an issuer’s accounting for certain convertible instruments and the application of derivatives scope exception for contracts in an entity’s own equity. This guidance also addresses how convertible instruments are accounted for in the diluted earnings per share calculation and required enhanced disclosures about the terms of convertible instruments and contracts in an entity’s own equity. The new guidance is required to be applied either retrospectively to financial instruments outstanding as of the beginning of the first comparable reporting period for each prior reporting period presented or retrospectively with the cumulative effect of the change to be recognized as an adjustment to the opening balance of retained earnings at the date of adoption. This guidance is effective for the Company for the year ending September 30, 2023. Early adoption is permitted. The Company does not expect that the adoption of this guidance will have a material impact on the financial position, results of operations and cash flows.

Except for the above-mentioned pronouncements, there are no new recent issued accounting standards that will have material impact on the consolidated financial position, statements of operations and cash flows.

F-14

Concentrations of Risks

(a) Foreign currency risk

A majority of the Group’s revenue and expense transactions are denominated in the functional currency of its subsidiaries.

For the Hong Kong operation, as the HK dollar is pegged to the USD since 1983, and since May 2005, the USD 1 is within the range of HKD 7.75 to HKD 7.85. The management considered that the foreign currency risk for Hong Kong dollar is limited under the pegging arrangement.

For the PRC operations, the RMB is not freely convertible into foreign currencies. In the PRC, certain foreign exchange transactions are required by law to be transacted only by authorized financial institutions at exchange rates set by the People’s Bank of China (“PBOC”). It is difficult to predict how market forces or PRC government policy may impact the exchange rate between the RMB and HKD in the future. The change in the value of the RMB relative to the HKD may affect the Company’s financial results reported in HKD without giving effect to any underlying changes in the Company’s business or results of operations. Remittances in currencies other than RMB by the Company in China must be processed through the PBOC or other China foreign exchange regulatory bodies which require certain supporting documentation in order to affect the remittance.

As a result, the Company is exposed to foreign exchange risk as revenues and results of operations may be affected by fluctuations in the exchange rate between the HKD and RMB. If the RMB depreciates against the HKD, the value of RMB revenues, earnings and assets as expressed in HKD financial statements will decline. The Company has not entered into any hedging transactions in an effort to reduce its exposure to foreign exchange risk.

(b) Credit risk

Financial instruments that potentially subject the Company to a significant concentration of credit risk consist primarily of cash and accounts receivable. As of December 31, 2022 and 2021 substantially all of the Company’s cash was held by major financial institutions located in Hong Kong and the PRC, which management believes are of high credit quality.

For the credit risk related to accounts receivable, the Company performs ongoing credit evaluations of its customers. The Company establishes an allowance for doubtful accounts based upon estimates, factors surrounding the credit risk of specific customers and other information. The allowance amounts were immaterial for all periods presented.

(c) Customer concentration risk

The Company has a high concentration risk. For the year ended December 31, 2022 and 2021, one customer accounted for the Group’s total revenue and the total balance of account receivables for the year ended December 31, 2022 and 2021.

(d) Vendor concentration risk

For the year ended December 31, 2022, the five and ten largest vendors accounted for 58% and 77% of the Company’s total purchases respectively. For the year ended December 31, 2021, the five and ten largest vendors accounted for 62% and 75% of the Company’s total purchases respectively.

Note 3 Accounts receivable, net

Accounts receivable, net consist of the following:

	December 31, 2021	December 31, 2022	December 31, 2022
	HK$’000	HK$’000	US$’000
Accounts receivable	46,395	32,938	4,222
Allowance for doubtful accounts	-	-	-
Total accounts receivable, net	46,395	32,938	4,222

F-15

Note 4 Inventories

Inventories consist of the following:

	December 31, 2021	December 31, 2022	December 31, 2022
	HK$’000	HK$’000	US$’000
Raw materials	8,363	5,182	664
Work in progress	3,763	2,715	348
Finished goods	9,382	7,963	1,021
Total inventories	21,508	15,860	2,033

Note 5 Prepayment, deposit and other receivables

Prepayment, deposit and other receivables consist of the following:

	December 31, 2021	December 31, 2022	December 31, 2022
	HK$’000	HK$’000	US$’000
Non-current portions:
Rental deposit	-	-	-

Current portions:
Rental deposit	1,002	932	119
VAT refundable	2,618	762	98
Prepayment	161	2,813	361
Income tax refundable	-	1,459	187
Other receivables	2,198	801	102
	5,979	6,767	867

Note 6 Property, plants and equipment, net

	December 31, 2021	December 31, 2022	December 31, 2022
	HK$’000	HK$’000	US$’000
Land and building	2,513	-	-
Machinery & equipment	3,408	2,914	373
Electronic equipment	30	27	4
Office equipment	3,681	2,279	292
Motor vehicles	2,371	2,474	317
Total cost	12,003	7,694	986
Less: Accumulated depreciation	(8,780)	(6,196)	(794)
Net book value	3,222	1,498	192

Depreciation expenses recognized for the year ended December 31, 2022 and 2021 were HKD702,000 and HKD599,000, respectively.

Note 7 Right-of-use assets and operating lease liabilities

As of December 31, 2022, the Company had the following non-cancellable lease contracts:

Description of lease	Term	Imputed interest rate

Director’s quarter, Kowloon, Hong Kong	24 months from May 1, 2021 to April 30, 2024	5.0%

Production plant and administration facility, Shenzhen, PRC	10 years from July 16, 2014 to July 15, 2024	4.3%

F-16

The following amounts were recognized in the consolidated balance sheet:

	December 31, 2021	December 31, 2022	December 31, 2022
	HK$’000	HK$’000	US$’000
Right-of-use assets	13,016	7,117	912

Operating lease liabilities
Current	5,521	5,626	721
Non-current	8,851	2,552	327
	14,372	8,178	1,048

A summary of lease costs recognized in the Company’s consolidated statement of income and supplemental cash flow information relating to the operating leases is as follows:

	For the year ended December 31
	2021	2022	2022
	HKD’000	HKD’000	US$’000
Amortization charge of right-of use assets	5,480	4,862	623
Right-of-use assets obtained in exchange for operating
lease liabilities	1,140	-	-
Interest on lease liabilities	702	469	60
Cash paid for operating leases	6,182	6,015	771

Future lease payments as of December 31, 2022 are as follows:

Year ending December 31	HK$’000	US$’000
2023	5,623	721
2024	3,100	397
2025	-	-

Future minimum operating lease payments	8,723	1.118
Less: Imputed interest	(536)	(70)

Total operating lease liabilities	8,178	1,048

Note 8 Other payables and accrued liabilities

Prepayment, deposit, and other receivables consisted of the following:

	December 31, 2021	December 31, 2022
	HK$’000	HK$’000	US$’000
Accrued salary	3,058	4,650	596
Income tax payable	1,730	-	-
Other payables	894	1,149	147
	5,682	5,799	743

*The amounts due to non-controlling interest were unsecured, non-interest bearing and repayable on demand.

F-17

Note 9 Credit facilities

As of December 31, 2022 and 2021, bank loan consisted of the following:

		December 31
Bank Name	Nature of Loan	2021	2022
		HK$’000	HK$’000
Bank of China (Hong Kong)	Revolving loan(1)	11,000	11,000
Bank of China (Hong Kong)	Term loan (2)	-	-
Bank of China (Hong Kong)	Bank overdraft(3)	-	-
Total		11,000	11,000

(1)	This loan is a revolving loan up to HK$11,000,000, carries an interest of 2.25% below Hong Kong prime rate and is secured by the Company’s office premise located in Hong Kong; a Hong Kong property jointly owned by Mr. Li and his spouse and a personal guarantee from Mr. Li. This loan was first drawn down on October 22, 2018 and has been rolled over for every six-month period. The Company recognized this loan as short-term bank borrowing in its consolidated financial statements. The security charged over the Company’s office premise located in Hong Kong was released since September 29, 2022.

(2)	This loan was a one-year term loan of HK$10,000,000, carried an interest of 2.25% below Hong Kong prime rate and was secured by a Hong Kong property jointly owned by Mr. Li and his spouse and personal guarantees from Mr. Li and Mr. Chiu Yat Chung Gary. This term loan was drawn down on January 2, 2019 and wholly repaid before December 31, 2021. on January 2, 2021. The Company recognized this loan as short-term bank borrowing in its consolidated financial statements.

(3)	It was a bank overdraft up to HK$5,000,000 that carried an interest at Hong Kong prime rate and was secured by the Company’s office premise located in Hong Kong; a Hong Kong property jointly owned by Mr. Li and his spouse and a personal guarantee from Mr. Li. This bank overdraft was first utilized on November 20, 2020 and wholly repaid before December 31, 2021. The Company recognized this bank overdraft as short-term bank borrowing in its consolidated financial statements.

Interest expenses incurred from bank borrowings were HKD313,000 and HKD343,000 for the year ended December 31, 2022 and 2021, respectively. The interest expense represented the weighted average interest rate of 2.8% and 2.7% for the year ended December 31, 2022 and 2021, respectively.

Note 10 Related party balances and transactions

Related party balances

The related party balances consisted of the following:

Name	Relationship	Nature	Classification	December 31, 2021 (HK$’000)	December 31, 2022 (HK$’000)	December 31, 2022 (US$’000)
Li Siu Lun Allan	Director	Advance to a director	Amount due from a related party	20	-	-
Total amount due from a related party				20	-	-

Mr. Li	Shareholder and director	Advance from a shareholder	Amounts due to related parties	4,213	2,855	366
Chiu Yat Chung Gary	Senior management	Advance from a senior management	Amount due to related parties	2,262	2,262	290
Total amount due to related parties				6,475	5,117	656

The above amounts are unsecured, non-interest bearing and repayable on demand.

Related party transactions (Guarantees)

The related parties made guarantees to the Company in relation to all the bank borrowings of the Group. Please refer to the Note 8 for details of each guarantee made by the related parties in relation to all the bank borrowings of the Group as of December 31, 2022 and 2021.

F-18

Related party transactions (Sale / lease of properties)

The Company entered into the following rental agreement with a related party for a director quarter situated in Hong Kong:

Premise	Relationship with the lessor	Rental payment for the year ended December 31, 2021 (HK$’000)	Rental payment for the year ended December 31, 2022 (HK$’000)	Rental payment for the year ended December 31, 2022 (US$’000)
Director quarter	Lessor is a company owned by Mr. Li and his spouse	600	600	77

In December 2022, FIL sold its headquarter and sales office in Hong Kong to Mr. Li, the Company’s Executive Director and sole shareholder, at a consideration of HK$13,880,000. The carrying net book value of the office as of the transaction date was HK$1,349,000, and one-off gain on disposal of the property of HK$12,531,000 was recognized in the income statements of the Group for the year ended December 31, 2022. This gain on disposal of property was regarded as capital gain and classified as a non-taxable income under the tax rule of Hong Kong. The sale consideration of HK$13,880,000 receivable from Mr. Li was offset against the amount due to Mr. Li, and the dividend declared of HK$10,000,000 for the year ended December 31, 2022.

After the disposal of the office, FIL will continue to occupy the office and entered into a lease agreement with Mr. Li to lease this office for an initial term of two (2) years, commencing January 1, 2023, for a monthly rental of HK$50,000. As the lease term commences after the year end date (i.e., January 1, 2023), saved for the disclosure requirement for this subsequent event, the lease does not have any effect on the financial statements of the Group for the year ended December 31, 2022.

The related party transactions are determined on an arm-length basis by reference to the market price of the comparable premises.

Note 11 Employee benefits government plan

The Company participates in a government-mandated multi-employer defined contribution plan pursuant to which certain retirement, medical and other welfare benefits are provided to employees. PRC labor regulations require the Company to pay to the local labor bureau a monthly contribution calculated at a stated contribution rate based on the basic monthly compensation of qualified employees. The relevant local labor bureau is responsible for meeting all retirement benefit obligations; the Company has no further commitments beyond its monthly contribution.

Note 12 Income taxes

	For the year ended December 31
	2021	2022	2022
	HK$’000	HK$’000	US$’000
Income before income tax	3,646	8,965	1,150

Income tax computed at statutory tax rate of 16.5%	602	1,479	190
Effect of different tax rates available to different jurisdictions	(734)	(355)	(46)
Non-deductible expenses and non-taxable income, net	2,954	(812)	(104)
Income tax expense	2,822	312	40

Cayman Islands

The Company was incorporated in the Cayman Islands and is not subject to tax on income or capital gains under the laws of Cayman Islands. Additionally, the Cayman Islands does not impose a withholding tax on payments of dividends to shareholders.

British Virgin Islands

RLHL is incorporated in the British Virgin Islands and not subject to tax on income or capital gains under current British Virgin Islands law. In addition, upon payments of dividends by these entities to their shareholders, no British Virgin Islands withholding tax will be imposed.

Hong Kong

Fenbo Industries and Able Industries are incorporated in Hong Kong and is subject to Hong Kong Profits Tax on the taxable income as reported in its statutory financial statements adjusted in accordance with relevant Hong Kong tax laws. The applicable tax rate in Hong Kong is 8.25% for the first HK$ 2 million assessable profits and 16.5% for the assessable profits over the first HK$ 2 million.

F-19

PRC

Fenbo SZ is governed by the income tax laws of the PRC and the income tax provision in respect to operations in the PRC is calculated at the applicable tax rates on the taxable income for the periods based on existing legislation, interpretations and practices in respect thereof. Under the Enterprise Income Tax Laws of the PRC (the “EIT Laws”), Chinese enterprises are subject to income tax at a rate of 25% after appropriate tax adjustments.

Note 13 Shareholders’ equity

Ordinary shares

The Company was established under the laws of Cayman Islands on September 30, 2022. The authorized number of ordinary shares was 300,000,000 shares with a par value of USD 0.0001 per ordinary share.

For the purpose of undertaking a public offering of the Company’s ordinary shares, the Company performed a series of re-organizing transactions resulting in 10,000,000 shares of ordinary shares outstanding effected on November 18, 2022, that have been retroactively restated to the beginning of the first period presented.

The Company believes it is appropriate to reflect the above transactions as re-denomination and nominal issuance of shares on a retroactive basis similar to stock split or dividend pursuant to ASC 260. According to the above transactions, the Company has retroactively adjusted the shares and per share data for all periods presented.

Statutory reserves

In accordance with the relevant PRC laws and regulations, the Group’s subsidiaries in the PRC are required to provide for certain statutory reserves, which are appropriated from net profit as reported in accordance with PRC accounting standards. The Group’s subsidiaries in the PRC are required to allocate at least 10% of their after-tax profits to the general reserve until such reserve has reached 50% of their respective registered capital. Appropriations to other types of reserves in accordance with relevant PRC laws and regulations are to be made at the discretion of the board of directors of each of the Group’s subsidiaries in the PRC. The statutory reserves are restricted from being distributed as dividends under PRC laws and regulations.

Note 14 Commitments and Contingencies

Lease Commitments

The Company entered into leases for production plant in PRC and director’s quarter. Please refer to the Note 6 for the details.

Note 15 Restricted net assets

PRC laws and regulations permit payments of dividends by the Company’s subsidiaries incorporated in the PRC only out of their retained earnings, if any, as determined in accordance with PRC accounting standards and regulations. In addition, the Company’s subsidiaries incorporated in the PRC are required to annually appropriate 10% of their net income to the statutory reserve prior to payment of any dividends, unless the reserve has reached 50% of their respective registered capital. Furthermore, registered share capital and capital reserve accounts are also restricted from distribution. As a result of the restrictions described above and elsewhere under PRC laws and regulations, the Company’s subsidiaries incorporated in the PRC are restricted in their ability to transfer a portion of their net assets to the Company in the form of dividends. The restriction amounted to HKD2,806,000 as of December 31, 2021. Except for the above or disclosed elsewhere, there is no other restriction on the use of proceeds generated by the Company’s subsidiaries to satisfy any obligations of the Company.

Note 16 Subsequent Event

The Company evaluated all events and transactions that occurred after December 31, 2022, up through the date that these consolidated financial statements are available to be issued, there were no material subsequent events that require disclosure in these consolidated financial statements.

F-20

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders of

Fenbo Holdings Limited:

We have reviewed the accompanying consolidated balance sheets of Fenbo Holdings Limited and its Subsidiaries (collectively, the “Company”) as of June 30, 2023, and for the six-month periods then ended. These interim financial statements are the responsibility of the Company’s management.

We conducted our review in accordance with the standards of the Public Company Accounting Oversight Board (United States). A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with the standards of the Public Company Accounting Oversight Board, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying interim financial statements for it to be in conformity with U.S. generally accepted accounting principles.

/s/ Centurion ZD CPA & Co.

Centurion ZD CPA & Co.

Hong Kong

September 29, 2023

We have served as the Company’s auditor since 2023

PCAOB ID # 2769

F-21

FENBO HOLDINGS LIMITED AND ITS SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Amount in thousands, except for share and per share data, or otherwise noted)

	Note	As of December 31, 2022	As of June 30, 2023	As of June 30, 2023
		HK$’000	HK$’000	US$’000
				(Note)
Assets
Current assets:
Cash		13,853	21,297	2,718
Accounts receivable, net	3	32,938	30,255	3,861
Deferred initial public offering cost		1,903	4,721	602
Inventories	4	15,860	12,944	1,652
Prepaid expenses and other current assets	5	6,767	4,413	564
Total current assets		71,321	73,630	9,396

Property, plant and equipment, net	6	1,498	1,257	160
Right-of-use assets	7	7,117	6,419	912
Total non-current assets		8,615	7,676	819
TOTAL ASSETS		79,936	81,306	10,375

Liabilities
Current liabilities
Bank loan – current	9	11,000	11,000	1,404
Accounts payable		13,798	17,913	2,286
Other payables and accrued liabilities	8	5,799	4,584	583
Lease liabilities – current	7	5,626	7,018	896
Amounts due to related parties	10	5,117	5,493	701
Total current liabilities		41,340	46,008	5,871

Non-current liabilities
Lease liabilities – non-current	7	2,552	263	34
TOTAL LIABILITIES		43,892	46,271	5,904

Commitments and contingencies		-	-	-

Shareholders’ equity
Preference shares US$0.0001 par value per share; 3,000,000 authorized capital; nil shares issued and outstanding		-	-	-
Ordinary shares US$0.0001 par value per share; 300,000,000 authorized capital; 10,000,000 shares issued and outstanding*	13	8	8	1
Share premium		2,492	2,492	318
Statutory reserve	13	2,806	2,806	358
Retained earnings		30,183	30,420	3,882
Accumulated other comprehensive income (expense)		555	(691)	(88)
Total shareholders’ equity		36,044	35,035	4,471
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY		79,936	81,306	10,375

*In connection with the undertaking of a public offering of the Company’s ordinary shares, the Company has performed a series of re-organizing transactions resulting in 10,000,000 shares of ordinary shares outstanding effective on November 18, 2022 that have been retroactively restated to the beginning of the first period presented.

The accompanying notes are an integral part of these consolidated financial statements.

F-22

FENBO HOLDINGS LIMITED AND ITS SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME

(Amount in thousands, except for share and per share data, or otherwise noted)

	For the six months ended June 30,
	2022	2023	2023
	HK$’000	HK$’000	US$’000
			(Note)
Revenues	61,396	58,567	7,474
Cost of sales	(52,408)	(48,088)	(6,137)
Gross profit	8,988	10,479	1,337

Operating expenses:
Selling and marketing expenses	(1,158)	(949)	(121)
General and administrative expenses	(8,117)	(8,661)	(1,105)
Total operating expenses	(9,275)	(9,601)	(1,225)

(Loss) income from operations	(287)	869	111

Other (expense) income:
Exchange gain, net	335	521	66

Interest income	9	10	1
Interest expense	(760)	(936)	(119)
Other income, net	325	59	8
Total other income (expense)	294	(347)	(45)

(Loss) income before tax expense	(378)	522	67
Income tax expense	(357)	(285)	(36)
Net income	(735)	237	31

Other comprehensive income
Foreign currency translation gain (loss), net of taxes	(1,480)	(1,246)	(159)

Total comprehensive income (expense)	(2,215)	(1,009)	(128)

Net (loss) income per share attributable to ordinary shareholders
Basic and diluted (cents) *	(7.35)	2.37	0.30
Weighted average number of ordinary shares used in computing net income per share
Basic and diluted *	10,000,000	10,000,000	10,000,000

*In connection with the undertaking of a public offering of the Company’s ordinary shares, the Company has performed a series of re-organizing transactions resulting in 10,000,000 shares of ordinary shares outstanding effective on November 18, 2022 that have been retroactively restated to the beginning of the first period presented.

The accompanying notes are an integral part of these consolidated financial statements.

F-23

FENBO HOLDINGS LIMITED AND ITS SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

(Amount in thousands, except for share and per share data, or otherwise noted)

	Shares*	Amount	Share premium	Statutory reserve	Accumulated other comprehensive income (expense)	Retained earnings	Total equity
		HK$’000	HK$’000	HK$’000	HK$’000	HK$’000	HK$’000
As of January 1, 2022	10,000,000	8	-	2,806	3,130	31,530	37,474

Net loss for the period	-	-	-	-	-	(735)	(735)
Foreign currency translation	-	-	-	-	(1,480)	-	(1,480)

As of June 30, 2022	10,000,000	8	-	2,806	1,650	30,795	35,259

As of January 1, 2023	10,000,000	8	2,492	2,806	555	30,183	36,044
Net income for the period	-	-	-	-	-	237	237
Foreign currency translation	-	-	-	-	(1,246)	-	(1,246)

As of June 30, 2023	10,000,000	8	2,492	2,806	(691)	30,420	35,035

		US$’000	US$’000	US$’000	US$’000	US$’000	US$’000
As of June 30, 2023	10,000,000	1	318	358	(88)	3,882	4,471

* In connection with the undertaking of a public offering of the Company’s ordinary shares, the Company has performed a series of re-organizing transactions resulting in 10,000,000 shares of ordinary shares outstanding effected on November 18, 2022 that have been retroactively restated to the beginning of the first period presented.

The accompanying notes are an integral part of these consolidated financial statements

F-24

FENBO HOLDINGS LIMITED AND ITS SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amount in thousands, except for share and per share data, or otherwise noted)

	For the six months ended June 30,
	2022	2023	2023
	HK$’000	HK$’000	US$’000
			(Note)
Operating activities
Net income	(735)	237	31
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation	280	248	32
Amortization of right to use assets	2,616	2,746	351
Interest on lease liabilities	273	182	23

Change in operating assets and liabilities:
Change in accounts receivable	13,326	2,163	277
Change in inventories	665	2,775	354
Change in prepaid expenses and other current assets	1,949	(984)	(126)
Change in accounts payable	632	4,270	545
Change in other payables and accrued liabilities	116	(1,095)	(140)
Payments on lease	(2,861)	(3,311)	(423)
Cash provided by operating activities	16,261	7,232	924

Investing activities
Purchase of property, plant and equipment	(382)	(50)	(6)
Cash used in investing activities	(382)	(50)	(6)

Financing activities
Advances from related parties	377	376	48
Cash provided by financing activities	377	376	48

Net change in cash	16,256	7,558	966
Effect on exchange rate change on cash	(269)	(114)	(24)

Cash as of beginning of the year	3,996	13,853	1,776

Cash as of the end of the year	19,983	21,297	2,718

Supplementary Cash Flows Information
Cash paid for interest	487	754	96
Cash paid for taxes	159	565	72
Operating lease right of use assets obtained in exchange for operating lease liabilities	-	2,264	289

The accompanying notes are an integral part of these consolidated financial statements.

F-25

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Note 1 Nature of business and organization

Fenbo Holdings Limited (the “Company”) was incorporated in the Cayman Islands on September 30, 2022 as an exempted company with limited liability. The Company conducts its primary operations of manufacture and production of premium personal care electronic appliance (such as electrical hair styling products such as hair dryers, straighteners, curlers, trimmers, etc.) through its indirectly held wholly owned subsidiaries.

Details of the Company and its subsidiaries (together the “Company” or the “Group”) are set out in the table as follows:

Name	Date of incorporation	Place of incorporation	Principal activities
Fenbo Holdings Limited	September 30, 2022	Cayman Islands	Investment holding
Rich Legend Holdings Limited (“RLHL”)	October 21, 2022	The British Virgin Islands	Intermediate holding company
Fenbo Industries Limited (“Fenbo Industries”)	June 17, 1993	Hong Kong	Intermediate holding company and trading of electronic appliance
Fenbo Plastic Products Factory (Shenzhen) Limited (“Fenbo SZ”)	October 19, 2010	People’s Republic of China (“PRC”)	Manufacture and production of electronic appliance
Able Industries Limited (“Able Industries”)	November 7, 2005	Hong Kong	Marketing

Reorganization

Immediately before a series of transactions (“Reorganization”) as detailed below, the capital structure of the Group was as follows:

	Number of ordinary shares
Shareholder	The Company	RLHL	Fenbo Industries	Fenbo SZ	Able Industries
Mr. Kin Shing Li (“Mr. Li)	10,000	1	1,999,999	-	500,000
Mr. Allan Li	-	-	1	-	-
Fenbo Industries	-	-	-	5,000,000	-
Total	10,000	1	2,000,000	5,000,000	500,000

On November 17, 2022, RLHL entered into agreements to acquire 1,999,999 ordinary shares in Fenbo Industries and 500,000 ordinary shares in Able Industries, respectively from Mr. Li in consideration of the issuance and allotment of a total of 9 shares, credited as fully paid, to Mr. Li.

On November 17, 2022, RLHL entered into an agreement to acquire 1 ordinary share in Fenbo Industries from Mr. Allan Li for a cash consideration of HK$100.

On November 18, 2022, the Company entered into an agreement to acquire 10 ordinary shares representing 100% of the issued share capital of RLHL from Mr. Li in consideration of the issuance and allotment of 9,990,000 ordinary shares of the Company, credited as fully paid, to Luxury Max Investments Limited (“LMIL”), a company incorporated in the British Virgin Islands on October 21, 2022 and wholly owned by Mr. Li. In connection with this acquisition, Mr. Li transferred 10,000 ordinary shares of the Company from Mr. Li to RLHL.

F-26

Following the above transactions, Fenbo Industries, Fenbo SZ and Able Industries have become indirectly wholly-owned subsidiaries of the Company, whereas their former majority shareholder, namely Mr. Li, has had 100% interest of the Company, through his wholly-owned investment holding company, LMIL. Upon completion of the Reorganization, the capital structure of the Group was as follows:

	Number of ordinary shares
Shareholder	The Company	RLHL	Fenbo Industries	Fenbo SZ	Able Industries
LMIL	10,000,000	-	-	-	-
The Company	-	10	-	-	-
RLHL	-		2,000,000	-	500,000
Fenbo Industries	-	-	-	5,000,000	-
Total	10,000,000	10	2,000,000	5,000,000	500,000

The Reorganization has been accounted for as a reverse acquisition whereby Fenbo Industries and Able Industries are deemed to be the accounting acquirers (legal acquirees) and the Company to be the accounting acquiree (legal acquirer). The financial statements before the Reorganization are those of Fenbo Industries and Able Industries on a combined basis with the results of the Company being consolidated from the closing date of the Reorganization. The equity section and earnings per share of the Company have been retroactively restated to reflect the reverse acquisition and no goodwill has been recorded.

The accompanying financial statements are presented assuming that the existing group structure was in existence at the beginning of the first period presented.

Note 2 Summary of significant accounting policies

Basis of presentation

The consolidated financial statements have been prepared in accordance with the accounting principles generally accepted in the United States of America (“USGAAP”).

Consolidation

The consolidated financial statements include the financial statements of the Company and its subsidiaries. All inter-company transactions, if any, and balances due to, due from, long-term investment subsidiary, and registered paid in capital have been eliminated upon consolidation.

Business combinations and non-controlling interests

The Company accounts for its business combinations using the acquisition method of accounting in accordance with Accounting Standards Codification (“ASC”) 805 “Business Combinations.” The cost of an acquisition is measured as the aggregate of the acquisition date fair value of the assets transferred to the sellers, liabilities incurred by the Company and equity instruments issued by the Company. Transaction costs directly attributable to the acquisition are expensed as incurred. Identifiable assets acquired and liabilities assumed are measured separately at their fair values as of the acquisition date, irrespective of the extent of any noncontrolling interests. The excess of (i) the total costs of acquisition, fair value of the noncontrolling interests and acquisition date fair value of any previously held equity interest in the acquiree over (ii) the acquisition date amounts of the identifiable net assets of the acquiree is recorded as goodwill. If the cost of acquisition is less than the acquisition date amounts of the net assets of the subsidiary acquired, the difference is recognized directly in the consolidated income statements. During the measurement period, which can be up to one year from the acquisition date, the Company may record adjustments to the assets acquired and liabilities assumed with the corresponding offset to goodwill. Subsequent to the conclusion of the measurement period or final determination of the values of assets acquired or liabilities assumed, whichever comes first, any further adjustments are recorded in the consolidated income statements.

For the Company’s non-wholly owned subsidiaries, a noncontrolling interest is recognized to reflect the portion of equity that is not attributable, directly, or indirectly, to the Company.

F-27

Use of estimates and assumptions

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities as of the date of the consolidated financial statements and the reported amounts of revenues and expenses during the periods presented. Significant accounting estimates reflected in the Company’s consolidated financial statements include the useful lives of property and equipment, the imputed interest rate of leases, impairment of long-lived assets, allowance for doubtful accounts, provision for contingent liabilities, revenue recognition, deferred taxes and uncertain tax position. Actual results could differ from these estimates.

Foreign currency translation and transaction

The functional currencies of the Company are the local currency of the country in which the subsidiaries operate. The reporting currency of the Company is the Hong Kong Dollars (“HKD”). The results of operations and the consolidated statements of cash flows denominated in foreign currencies are translated at the average rates of exchange during the reporting period. Assets and liabilities denominated in foreign currencies at the balance sheet date are translated at the applicable rates of exchange in effect at that date. The equity denominated in the functional currencies is translated at the historical rates of exchange at the time of capital contributions. Because cash flows are translated based on the average translation rates, amounts related to assets and liabilities reported on the consolidated statements of cash flows will not necessarily agree with changes in the corresponding balances on the consolidated balance sheets. Translation adjustments arising from the use of different exchange rates from period to period are included as a separate component of accumulated other comprehensive income included in consolidated statements of changes in shareholders’ equity. Transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency in the consolidated statement of income and comprehensive income.

The functional currency of RLHL, Fenbo Industries and Able Industries are HKD. The functional currency of Fenbo SZ is Renminbi (“RMB”). An entity’s functional currency is the currency of the primary economic environment in which it operates, normally that is the currency of the environment in which the entity primarily generates and expends cash. Management’s judgment is essential to determine the functional currency by assessing various indicators, such as cash flows, sales price and market, expenses, financing and inter-company transactions and arrangements.

For the purpose of presenting these financial statements of subsidiary using RMB as functional currency, the Company’s assets and liabilities are expressed in HKD at the exchange rate on the balance sheet date, which is 0.9274 and 0.8866 as of June 30, 2023 and December 31, 2022, respectively; shareholders’ equity accounts are translated at historical rates, and income and expense items are translated at the average exchange rate during the period, which is 0.8902 and 0.8321 for the six months ended June 30, 2023 and 2022, respectively.

The value of foreign currencies including the US Dollar may fluctuate against the Hong Kong Dollar. Any significant variations of the foreign currencies relative to the Hong Kong Dollar may materially affect the Company’s financial condition in terms of reporting in HK$.

Translations of the consolidated balance sheets, consolidated statements of comprehensive income and consolidated statements of cash flows from HK$ into US$ as of and for the six months ended June 30, 2023 are solely for the convenience of the reader and were calculated at the rate of US$0.12761 = HK$1. No representation is made that the HK$ amounts could have been, or could be, converted, realized or settled into US$ at that rate on June 30, 2023, or at any other rate.

F-28

Cash

Cash comprises of cash at banks and on hand. Cash held in accounts at financial institutions located in the PRC is not freely convertible into foreign currencies. In addition, these balances are not covered by insurance. While management believes that these financial institutions are of high credit quality, it also continually monitors their creditworthiness. The Company and its subsidiaries have not experienced any losses in such accounts and do not believe the cash is exposed to any significant risk.

Accounts receivable, net

Accounts receivable, net are stated at the original amount less an allowance for expected credit loss on such receivables. The allowance for expected credit loss is estimated based upon the Company’s assessment of various factors including historical experience, the age of the accounts receivable balances, current general economic conditions, future expectations and customer specific quantitative and qualitative factors that may affect the Company’s customers’ ability to pay. An allowance is also made when there is objective evidence for the Company to reasonably estimate the amount of probable loss.

Inventories

Inventories are stated at the lower of cost or net realizable value. Cost of inventories is determined using the first-in first-out cost method. Adjustments are recorded to write down the cost of inventories to the estimated net realizable value due to slow-moving, damaged and lost goods, which is dependent upon factors such as historical and forecasted demand and prevailing market conditions. Write-downs are recorded in cost of revenues on the consolidated statements of income and comprehensive income.

Prepayments and deposits

Prepayments are cash deposited or advanced to suppliers for purchasing goods or services that have not been received or provided and deposits made to the Company’s customers and landlord. This amount is refundable and bears no interest. Prepayment and deposit are classified as either current or non-current based on the terms of the respective agreements. These advances are unsecured and are reviewed periodically to determine whether their carrying value has become impaired.

Other receivables

Other receivables primarily include rental deposit, VAT refundable, prepayment and income tax refundable. Management regularly reviews the aging of receivables and changes in payment trends and records allowances when management believes collection of amounts due are at risk. Accounts considered uncollectable are written off against allowances after exhaustive efforts at collection are made.

Property, plants and equipment, net

Property, plants and equipment are stated at cost net of accumulated depreciation and impairment. Depreciation is provided over the estimated useful lives of the assets using the straight-line method from the time the assets are placed in service. Estimated useful lives are as follows:

Classification:	Estimated useful life
Machinery & equipment	3 - 10 years
Electronic equipment	5 years
Office equipment	3 - 5 years
Motor vehicles	3 - 4 years

The cost and related accumulated depreciation of assets sold or otherwise retired are eliminated from the accounts and any gain or loss is included in the consolidated statements of income and comprehensive income. Expenditures for maintenance and repairs, which do not materially extend the useful lives of the assets, are charged to earnings as incurred, while additions, renewals and betterments, which are expected to extend the useful life of assets, are capitalized.

F-29

Leases

Leases that transfer substantially all of the benefits and risks incidental to the ownership of assets are accounted for as finance leases as if there was an acquisition of an asset and incurrence of an obligation at the inception of the lease. All other leases are accounted for as operating leases. The Company has no finance leases.

Under ASC 842, the Company determines if an arrangement is a lease at inception. Operating lease right-of-use assets and operating lease liabilities are initially recognized based on the present value of future lease payments at lease commencement. The operating lease right-of-use asset also includes any lease payments made prior to lease commencement and the initial direct costs incurred by the lessee and is recorded net of any lease incentives received. As the interest rates implicit in most of the leases are not readily determinable, the Company uses the incremental borrowing rates based on the information available at lease commencement to determine the present value of the future lease payments. Operating lease expenses are recognized on a straight-line basis over the term of the lease.

Bank loans

Bank loans are recognized initially at fair value, net of incidental fees. Incidental fees are recorded as a reduction of the proceeds received and the related accretion is recorded as interest expense in the consolidated income statements over the estimated term of the facilities using the effective interest method.

Commitments and contingencies

In the normal course of business, the Company is subject to contingencies, such as legal proceedings and claims arising out of its business, that cover a wide range of matters. Liabilities for the contingencies are recorded when it is probable that a liability has been incurred and the amount of the liability can be reasonably estimated.

Certain conditions may exist as of the date the consolidated financial statements are issued, which may result in a loss to the Company, but which will only be resolved when one or more future events occur or fail to occur. The Company assesses these contingent liabilities, which inherently involves judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in legal proceedings, the Company, in consultation with its legal counsel, evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein. If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, the estimated liability would be accrued in the consolidated financial statements. If the assessment indicates that a potentially material loss contingency is not probable, or is probable but cannot be estimated, the nature of the contingent liability, together with an estimate of the range of the reasonably possible loss, if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the nature of the guarantee would be disclosed.

Impairment of long-lived assets

Long-lived assets, including property, plants and equipment are reviewed for impairment whenever events or changes in circumstances (such as a significant adverse change to market conditions that will impact the future use of the assets) indicate that the carrying value of an asset may not be recoverable. The Company assesses the recoverability of the assets based on the undiscounted future cash flows the assets are expected to generate and recognize an impairment loss when estimated undiscounted future cash flows expected to result from the use of the asset plus net proceeds expected from disposition of the asset, if any, are less than the carrying value of the asset. If an impairment is identified, the Company will reduce the carrying amount of the asset to its estimated fair value based on a discounted cash flows approach or, when available and appropriate, to comparable market values. For the six months ended June 30, 2023 and 2022, no impairment of long-lived assets was recognized.

Fair Value Measurement

The accounting standard regarding fair value of financial instruments and related fair value measurements defines financial instruments and requires disclosure of the fair value of financial instruments held by the Company. The accounting standards define fair value, establish a three-level valuation hierarchy for disclosures of fair value measurement and enhance disclosure requirements for fair value measures. The three levels of the fair value hierarchy are as follows:

●	Level 1 inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

F-30

●	Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the assets or liability, either directly or indirectly, for substantially the full term of the financial instruments.

●	Level 3 inputs to the valuation methodology are unobservable and significant to the fair value.

Financial instruments included in current assets and current liabilities are reported in the consolidated balance sheets at face value or cost, which approximate fair value because of the short period of time between the origination of such instruments and their expected realization and their current market rates of interest.

Interest rates that are currently available to the Company for issuance of long-term debt and capital lease with similar terms and remaining maturities are used to estimate the fair value of the Company’s long-term debt. The fair value of the Company’s long-term debt approximated the carrying value at June 30, 2023 and December 31, 2022, as the weighted average interest rate on these long-term debt approximates the market rate for similar debt.

Revenue Recognition

The Company elected to adopt Accounting Standards Codification (ASC) Topic 606, Revenue from Contracts with Customers (ASC 606), effective as of October 1, 2019. Accordingly, the consolidated financial statements for the six months ended June 30, 2023 and 2022 are presented under ASC 606. The core principle of the guidance is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The Company’s revenues are generated from the production and sales of premium personal care electric appliances (principally electrical hair styling products such as straighteners, curlers, trimmers, etc.) and toy products. This performance obligation is satisfied at a point of time and recognized in revenue upon the transfer of control of the goods to the customers

Interest income from banks is recognized when received.

Cost of revenue

The cost of revenue primarily consists of the cost of raw materials, direct labor costs and factory overhead.

Employee benefit

The full-time employees of the Company are entitled to staff welfare benefits including medical care, housing fund, pension benefits, unemployment insurance and other welfare, which are government mandated defined contribution plans. The Company is required to accrue for these benefits based on certain percentages of the employees’ respective salaries, subject to certain ceilings, in accordance with the relevant PRC regulations, and make cash contributions to the state-sponsored plans out of the amounts accrued. Total expenses for the plans were HKD 590,000 and HKD744,000 for the six months ended June 30, 2023 and 2022, respectively.

Value added taxes

The Hong Kong operations are not subject to the value added tax.

For the PRC operations, the PRC export revenue is not subject to VAT. VAT are charged for purchase of materials at 17% of which 13% is refundable.

Revenues are presented net of applicable VAT.

F-31

Income taxes

The Company accounts for income taxes in accordance with the laws of the relevant tax authorities. The charge for taxation is based on the results for the fiscal year as adjusted for items, which are non-assessable or disallowed. It is calculated using tax rates that have been enacted or substantively enacted by the balance sheet date.

Deferred taxes are accounted for using the asset and liability method in respect of temporary differences arising from differences between the carrying amount of assets and liabilities in the consolidated financial statements and the corresponding tax basis used in the computation of assessable tax profit. In principle, deferred tax liabilities are recognized for all taxable temporary differences. Deferred tax assets are recognized to the extent that it is probable that taxable profit will be available against which deductible temporary differences can be utilized. Deferred tax is calculated using tax rates that are expected to apply to the period when the asset is realized, or the liability is settled. Deferred tax is charged or credited in the income statement, except when it is related to items credited or charged directly to equity, in which case the deferred tax is also dealt with in equity. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Current income taxes are provided for in accordance with the laws of the relevant taxing authorities.

An uncertain tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded. No penalties and interest incurred related to underpayment of income tax are classified as income tax expense in the period incurred.

Comprehensive income (loss)

Comprehensive income (loss) consists of two components, net income (loss) and other comprehensive income (loss). Other comprehensive income (loss) refers to revenue, expenses, gains and losses that under GAAP are recorded as an element of shareholders’ equity but are excluded from net income. Other comprehensive income (loss) consists of a foreign currency translation adjustment resulting from the Company not using HKD as its functional currencies.

Earnings per share

The Company computes earnings per share (“EPS”) in accordance with ASC 260, “Earnings per Share”. ASC 260 requires companies to present basic and diluted EPS. Basic EPS is measured as net income attributable to the owners of the Company divided by the weighted average ordinary shares outstanding for the period. Diluted EPS presents the dilutive effect on a per share basis of the potential ordinary shares (e.g., convertible securities, options and warrants) as if they had been converted at the beginning of the periods presented, or issuance date, if later. Potential ordinary shares that have an anti-dilutive effect (i.e., those that increase income per share or decrease loss per share) are excluded from the calculation of diluted EPS. For the six months ended June 30, 2023 and 2022, there were no dilutive shares.

Statutory Reserves

Pursuant to the laws applicable to the PRC, PRC entities must make appropriations from after-tax profit to the non-distributable “statutory surplus reserve fund”. Subject to certain cumulative limits, the “statutory surplus reserve fund” requires annual appropriations of 10% of after-tax profit until the aggregated appropriations reach 50% of the registered capital (as determined under accounting principles generally accepted in the PRC (“PRC GAAP”) at each year-end). For foreign invested enterprises and joint ventures in the PRC, annual appropriations should be made to the “reserve fund”. For foreign invested enterprises, the annual appropriation for the “reserve fund” cannot be less than 10% of after-tax profits until the aggregated appropriations reach 50% of the registered capital (as determined under PRC GAAP at each year-end). If the Company has accumulated loss from prior periods, the Company is able to use the current period net income after tax to offset against the accumulate loss.

Commitments and Contingencies

In the normal course of business, the Company is subject to contingencies, including legal proceedings and claims arising out of the business that relate to a wide range of matters, such as government investigations and tax matters. The Company recognizes a liability for such contingency if it determines it is probable that a loss has occurred, and a reasonable estimate of the loss can be made. The Company may consider many factors in making these assessments including historical and the specific facts and circumstances of each matter.

F-32

Recent Accounting Pronouncements

The Company is an “emerging growth company” (an “EGC”) as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). Under the JOBS Act, an EGC can delay adopting new or revised accounting standards issued subsequent to the enactment of the JOBS Act until such time as those standards apply to private companies.

In December 2019, the FASB issued ASU 2019-12, “Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes”, which simplifies various aspects related to accounting for income taxes. ASU 2019-12 removes certain exceptions to the general principles in ASC 740 and also clarifies and amends existing guidance to improve consistent application. The new guidance is effective for the Company for the year ending September 30, 2022. The Company does not expect that the adoption of this guidance will have a material impact on the financial position, results of operations and cash flows.

In January 2020, the FASB issued ASU 2020-01, “Investments — Equity Securities (Topic 321), Investments — Equity Method and Joint Ventures (Topic 323), and Derivatives and Hedging (Topic 815) — Clarifying the Interactions between Topic 321, Topic 323, and Topic 815 (a consensus of the FASB Emerging Issues Task Force)”, which clarifies the interactions of the accounting for certain equity securities under ASC 321, investments accounted for under the equity method of accounting in ASC 323, and the accounting for certain forward contracts and purchased options accounted for under ASC 815. ASU 2020-01 could change how an entity accounts for (i) an equity security under the measurement alternative and (ii) a forward contract or purchased option to purchase securities that, upon settlement of the forward contract or exercise of the purchased option, would be accounted for under the equity method of accounting or the fair value option in accordance with ASC 825 “Financial Instruments”. These amendments improve current U.S. GAAP by reducing diversity in practice and increasing comparability of the accounting for these interactions. The new guidance is effective prospectively for the Company for the year ending September 30, 2022. The Company does not expect that the adoption of this guidance will have a material impact on the financial position, results of operations and cash flows.

In March 2020, the FASB issued ASU 2020-04, “Reference Rate Reform (Topic 848): Facilitation of the Effects of Reference Rate Reform on Financial Reporting” and issued a subsequent amendment which refines the scope of the ASU and clarifies some of its guidance as part of the FASB’s monitoring of global reference rate reform activities in January 2021 within ASU 2021-01 (collectively, including ASU 2020-04, “ASC 848”). ASC 848 provides optional expedients and exceptions for applying U.S. GAAP on contract modifications and hedge accounting to contracts, hedging relationships, and other transactions that reference LIBOR, or another reference rate expected to be discontinued because of reference rate reform, if certain criteria are met. The Company does not expect that the adoption of this guidance will have a material impact on the financial position, results of operations and cash flows.

In August 2020, the FASB issued ASU 2020-06, “Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging — Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity”, which simplifies an issuer’s accounting for certain convertible instruments and the application of derivatives scope exception for contracts in an entity’s own equity. This guidance also addresses how convertible instruments are accounted for in the diluted earnings per share calculation and required enhanced disclosures about the terms of convertible instruments and contracts in an entity’s own equity. The new guidance is required to be applied either retrospectively to financial instruments outstanding as of the beginning of the first comparable reporting period for each prior reporting period presented or retrospectively with the cumulative effect of the change to be recognized as an adjustment to the opening balance of retained earnings at the date of adoption. This guidance is effective for the Company for the year ending September 30, 2023. Early adoption is permitted. The Company does not expect that the adoption of this guidance will have a material impact on the financial position, results of operations and cash flows.

Except for the above-mentioned pronouncements, there are no new recent issued accounting standards that will have material impact on the consolidated financial position, statements of operations and cash flows.

F-33

Concentrations of Risks

(a) Foreign currency risk

A majority of the Group’s revenue and expense transactions are denominated in the functional currency of its subsidiaries.

For the Hong Kong operation, as the HK dollar is pegged to the USD since 1983, and since May 2005, the USD 1 is within the range of HKD 7.75 to HKD 7.85. The management considered that the foreign currency risk for Hong Kong dollar is limited under the pegging arrangement.

For the PRC operations, the RMB is not freely convertible into foreign currencies. In the PRC, certain foreign exchange transactions are required by law to be transacted only by authorized financial institutions at exchange rates set by the People’s Bank of China (“PBOC”). It is difficult to predict how market forces or PRC government policy may impact the exchange rate between the RMB and HKD in the future. The change in the value of the RMB relative to the HKD may affect the Company’s financial results reported in HKD without giving effect to any underlying changes in the Company’s business or results of operations. Remittances in currencies other than RMB by the Company in China must be processed through the PBOC or other China foreign exchange regulatory bodies which require certain supporting documentation in order to affect the remittance.

As a result, the Company is exposed to foreign exchange risk as revenues and results of operations may be affected by fluctuations in the exchange rate between the HKD and RMB. If the RMB depreciates against the HKD, the value of RMB revenues, earnings and assets as expressed in HKD financial statements will decline. The Company has not entered into any hedging transactions in an effort to reduce its exposure to foreign exchange risk.

(b) Credit risk

Financial instruments that potentially subject the Company to a significant concentration of credit risk consist primarily of cash and accounts receivable. As of June 30, 2023 and December 31, 2022 substantially all of the Company’s cash was held by major financial institutions located in Hong Kong and the PRC, which management believes are of high credit quality.

For the credit risk related to accounts receivable, the Company performs ongoing credit evaluations of its customers. The Company establishes an allowance for doubtful accounts based upon estimates, factors surrounding the credit risk of specific customers and other information. The allowance amounts were immaterial for all periods presented.

(c) Customer concentration risk

The Company has a high concentration risk. For the six months ended June 30, 2023 and 2022, one customer accounted for the Group’s total revenue and the total balance of account receivables.

(d) Vendor concentration risk

For the six months ended June 30, 2023, the five and ten largest vendors accounted for 55% and 76% of the Company’s total purchases respectively. For the six months ended June 30, 2022, the five and ten largest vendors accounted for 56% and 76% of the Company’s total purchases respectively.

Note 3 Accounts receivable, net

Accounts receivable, net consist of the following:

	December 31, 2022	June 30, 2023	June 30, 2023
	HK$’000	HK$’000	US$’000
Accounts receivable	32,938	30,255	3,861
Allowance for doubtful accounts	-	-	-
Total accounts receivable, net	32,938	30,255	3,861

F-34

Note 4 Inventories

Inventories consist of the following:

	December 31, 2022	June 30, 2023	June 30, 2023
	HK$’000	HK$’000	US$’000
Raw materials	5,182	7,807	996
Work in progress	2,715	2,280	291
Finished goods	7,963	2,857	365
Total inventories	15,860	12,944	1,652

Note 5 Prepayment, deposit and other receivables

Prepayment, deposit and other receivables consist of the following:

	December 31, 2022	June 30, 2023	June 30, 2023
	HK$’000	HK$’000	US$’000
Rental deposit	932	996	127
VAT refundable	762	954	122
Prepayment	2,813	152	19
Income tax refundable	1,459	1,790	228
Other receivables	801	521	67
	6,767	4,413	563

Note 6 Property, plants and equipment, net

	December 31, 2022	June 30, 2023	June 30, 2023
	HK$’000	HK$’000	US$’000
Machinery & equipment	2,914	2,786	356
Electronic equipment	27	26	3
Office equipment	2,279	2,101	268
Motor vehicles	2,474	2,456	313
Total cost	7,694	7,369	940
Less: Accumulated depreciation	(6,196)	(6,112)	(780)
Net book value	1,498	1,257	160

Depreciation expenses recognized for the six months ended June 30, 2023 and 2022 were HKD248,000 and HKD280,000, respectively.

Note 7 Right-of-use assets and operating lease liabilities

As of June 30, 2023, the Company had the following non-cancellable lease contracts:

Description of lease	Term	Imputed interest rate

Director’s quarter, Kowloon, Hong Kong	24 months from May 1, 2023 to April 30, 2025	5.0%
Office, Kowloon, Hong Kong	24 months from January 1, 2023 to December 31, 2024	5.0%
Production plant and administration facility, Shenzhen, PRC	10 years from July 16, 2014 to July 15, 2024	4.3%

F-35

The following amounts were recognized in the consolidated balance sheet:

	December 31, 2022	June 30, 2023	June 30, 2023
	HK$’000	HK$’000	US$’000
Right-of-use assets	7,117	6,419	819

Operating lease liabilities
Current	5,626	7,018	896
Non-current	2,552	263	34
	8,178	7,281	930

A summary of lease costs recognized in the Company’s consolidated statement of income and supplemental cash flow information relating to the operating leases is as follows:

	For the six months ended June 30
	2022	2023	2023
	HKD’000	HKD’000	US$’000
Amortization charge of right-of use assets	2,616	2,746	351
Right-of-use assets obtained in exchange for operating
lease liabilities	-	2,264	289
Interest on lease liabilities	273	182	23
Cash paid for operating leases	2,861	3,311	423

Future lease payments as of June 30, 2023 are as follows:

Year ending December 31	HK$’000	US$’000
2023	3,411	435
2024	4,300	549
2025	200	26

Future minimum operating lease payments	7,911	1,010
Less: Imputed interest	(630)	(80)

Total operating lease liabilities	7,281	930

Note 8 Other payables and accrued liabilities

Prepayment, deposit, and other receivables consisted of the following:

	December 31, 2022	June 30, 2023
	HK$’000	HK$’000	US$’000
Accrued salary	4,650	3,600	459
Income tax payable	-	50	6
Other payables	1,149	934	119
	5,799	4,584	584

*The amounts due to non-controlling interest were unsecured, non-interest bearing and repayable on demand.

F-36

Note 9 Credit facilities

As of June 30, 2023 and December 31, 2022, bank loan consisted of the following:

Bank Name	Nature of Loan	December 31, 2022	June 30, 2023
		HK$’000	HK$’000
Bank of China (Hong Kong)	Revolving loan(1)	11,000	11,000
Total		11,000	11,000

(1)	This loan is a revolving loan up to HK$11,000,000, carries an interest of 2.25% below Hong Kong prime rate and is secured by the Company’s office premise located in Hong Kong; a Hong Kong property jointly owned by Mr. Li and his spouse and a personal guarantee from Mr. Li. This loan was first drawn down on October 22, 2018 and has been rolled over for every six-month period. The Company recognized this loan as short-term bank borrowing in its consolidated financial statements. The security charged over the Company’s office premise located in Hong Kong was released since September 29, 2022.

Interest expenses incurred from bank borrowings were HKD188,000 and HKD151,000 for the six months ended June 30, 2023 and 2022, respectively. The interest expense represented the weighted average interest rate of 3.4% and 2.8% for the six months ended June 30, 2023 and 2022, respectively.

Note 10 Related party balances and transactions

Related party balances

The related party balances consisted of the following:

Name	Relationship	Nature	Classification	December 31, 2022 (HK$’000)	June 30, 2023 (HK$’000)	June 30, 2023 (US$’000)
Mr. Li	Shareholder and director	Advance from a shareholder	Amounts due to related parties	2,855	3,231	412
Chiu Yat Chung Gary	Senior management	Advance from a senior management	Amount due to related parties	2,262	2,262	289
Total amount due to related parties				5,117	5,493	701

The above amounts are unsecured, non-interest bearing and repayable on demand.

Related party transactions (Guarantees)

The related parties made guarantees to the Company in relation to all the bank borrowings of the Group. Please refer to the Note 9 for details of each guarantee made by the related parties in relation to all the bank borrowings of the Group as of June 30, 2023 and December 31, 2022.

F-37

Related party transactions (Sale / lease of properties)

The Company entered into the following rental agreement with related parties:

Premise	Relationship with the lessor	Rental payment for the six months ended June 30, 2022 (HK$’000)	Rental payment for the six months ended June 30, 2023 (HK$’000)	Rental payment for the six months ended June 30, 2023 (US$’000)
Director quarter	Lessor is a company owned by Mr. Li and his spouse	300	300	38
Hong Kong office	Lesser is Mr. Li	-	300	38

In December 2022, FIL sold its headquarter and sales office in Hong Kong to Mr. Li, the Company’s Executive Director and sole shareholder, at a consideration of HK$13,880,000. The carrying net book value of the office as of the transaction date was HK$1,349,000, and one-off gain on disposal of the property of HK$12,531,000 was recognized in the income statements of the Group for the year ended December 31, 2022. This gain on disposal of property was regarded as capital gain and classified as a non-taxable income under the tax rule of Hong Kong. The sale consideration of HK$13,880,000 receivable from Mr. Li was offset against the amount due to Mr. Li, and the dividend declared of HK$10,000,000 for the year ended December 31, 2022.

After the disposal of the office, FIL will continue to occupy the office and entered into a lease agreement with Mr. Li to lease this office for an initial term of two (2) years, commencing January 1, 2023, for a monthly rental of HK$50,000. As the lease term commences after the year end date (i.e., January 1, 2023).

The related party transactions are determined on an arm-length basis by reference to the market price of the comparable premises.

Note 11 Employee benefits government plan

The Company participates in a government-mandated multi-employer defined contribution plan pursuant to which certain retirement, medical and other welfare benefits are provided to employees. PRC labor regulations require the Company to pay to the local labor bureau a monthly contribution calculated at a stated contribution rate based on the basic monthly compensation of qualified employees. The relevant local labor bureau is responsible for meeting all retirement benefit obligations; the Company has no further commitments beyond its monthly contribution.

Note 12 Income taxes

	For the six months ended June 30
	2022	2023	2023
	HK$’000	HK$’000	US$’000
Income (loss) before income tax	(378)	522	67

Income tax computed at statutory tax rate of 16.5%	(62)	86	11
Effect of different tax rates available to different jurisdictions	(49)	68	9
Non-deductible expenses and non-taxable income, net	468	131	16
Income tax expense	357	285	36

Cayman Islands

The Company was incorporated in the Cayman Islands and is not subject to tax on income or capital gains under the laws of Cayman Islands. Additionally, the Cayman Islands does not impose a withholding tax on payments of dividends to shareholders.

British Virgin Islands

RLHL is incorporated in the British Virgin Islands and not subject to tax on income or capital gains under current British Virgin Islands law. In addition, upon payments of dividends by these entities to their shareholders, no British Virgin Islands withholding tax will be imposed.

Hong Kong

Fenbo Industries and Able Industries are incorporated in Hong Kong and is subject to Hong Kong Profits Tax on the taxable income as reported in its statutory financial statements adjusted in accordance with relevant Hong Kong tax laws. The applicable tax rate in Hong Kong is 8.25% for the first HK$ 2 million assessable profits and 16.5% for the assessable profits over the first HK$ 2 million.

F-38

PRC

Fenbo SZ is governed by the income tax laws of the PRC and the income tax provision in respect to operations in the PRC is calculated at the applicable tax rates on the taxable income for the periods based on existing legislation, interpretations and practices in respect thereof. Under the Enterprise Income Tax Laws of the PRC (the “EIT Laws”), Chinese enterprises are subject to income tax at a rate of 25% after appropriate tax adjustments.

Note 13 Shareholders’ equity

Ordinary shares

The Company was established under the laws of Cayman Islands on September 30, 2022. The authorized number of ordinary shares was 300,000,000 shares with a par value of USD 0.0001 per ordinary share.

For the purpose of undertaking a public offering of the Company’s ordinary shares, the Company performed a series of re-organizing transactions resulting in 10,000,000 shares of ordinary shares outstanding effected on November 18, 2022, that have been retroactively restated to the beginning of the first period presented.

The Company believes it is appropriate to reflect the above transactions as re-denomination and nominal issuance of shares on a retroactive basis similar to stock split or dividend pursuant to ASC 260. According to the above transactions, the Company has retroactively adjusted the shares and per share data for all periods presented.

Statutory reserves

In accordance with the relevant PRC laws and regulations, the Group’s subsidiaries in the PRC are required to provide for certain statutory reserves, which are appropriated from net profit as reported in accordance with PRC accounting standards. The Group’s subsidiaries in the PRC are required to allocate at least 10% of their after-tax profits to the general reserve until such reserve has reached 50% of their respective registered capital. Appropriations to other types of reserves in accordance with relevant PRC laws and regulations are to be made at the discretion of the board of directors of each of the Group’s subsidiaries in the PRC. The statutory reserves are restricted from being distributed as dividends under PRC laws and regulations.

Note 14 Commitments and Contingencies

Lease Commitments

The Company entered into leases for production plant in PRC and director’s quarter. Please refer to the Note 6 for the details.

Note 15 Restricted net assets

PRC laws and regulations permit payments of dividends by the Company’s subsidiaries incorporated in the PRC only out of their retained earnings, if any, as determined in accordance with PRC accounting standards and regulations. In addition, the Company’s subsidiaries incorporated in the PRC are required to annually appropriate 10% of their net income to the statutory reserve prior to payment of any dividends, unless the reserve has reached 50% of their respective registered capital. Furthermore, registered share capital and capital reserve accounts are also restricted from distribution. As a result of the restrictions described above and elsewhere under PRC laws and regulations, the Company’s subsidiaries incorporated in the PRC are restricted in their ability to transfer a portion of their net assets to the Company in the form of dividends. The restriction amounted to HKD2,806,000 as of June 30, 2023. Except for the above or disclosed elsewhere, there is no other restriction on the use of proceeds generated by the Company’s subsidiaries to satisfy any obligations of the Company.

Note 16 Subsequent Event

The Company evaluated all events and transactions that occurred after June 30, 2023, up through the date that these consolidated financial statements are available to be issued, there were no material subsequent events that require disclosure in these consolidated financial statements.

F-39

[RESALE PROSPECTUS ALTERNATE PAGE]

2,000,000 Ordinary Shares to be sold by the Selling Shareholders

Fenbo Holdings Limited

This prospectus relates to 2,000,000 of our ordinary shares $0.0001 par value (the “Ordinary Shares”), of Fenbo Holdings Limited that may be sold from time to time by the selling shareholders named in this prospectus (the “Selling Shareholders”). This will only permit the Selling Shareholders to sell the number of Ordinary Shares identified in the column “Shares to be Offered” below. Since there is currently no public market established for our securities, the Selling Shareholders will sell their respect Ordinary Shares at the price at which we sell shares in our public offering pursuant to the registration statement of which this prospectus is a part, which will be US$5.00 per Ordinary Share until the Ordinary Shares are quoted on the Nasdaq Capital Market, after which the Ordinary Shares may be offered and sold at prevailing market prices or at negotiated prices. We will not receive any of the proceeds from the sale of our Ordinary Shares by the Selling Shareholders. The Ordinary Shares owned by the Selling Shareholders are “restricted” securities under applicable United States federal and state securities laws and are being registered pursuant to this prospectus to enable the Selling Shareholders to sell those Ordinary Shares. The Company will not receive any proceeds from the sale of the Ordinary Shares by the Selling Shareholders.

Prior to this offering, there has been no public market for our Ordinary Shares. We have been approved to list our Ordinary Shares on the Nasdaq Capital Market under the symbol “FEBO”.

FHL is a holding company incorporated in the Cayman Islands with no material operations of its own. We conduct our operations in Hong Kong through our subsidiaries, Fenbo Industries Limited (“FIL”), and Able Industries Ltd. (“AIL”), both incorporated in Hong Kong, and in China through Fenbo Plastic Products Factory (Shenzhen) Ltd. (“FPPF”) incorporated in the PRC (“China” or the “PRC”) (collectively, the “Operating Subsidiaries”). We directly hold equity interests in our Operating Subsidiaries in China and Hong Kong, and we do not currently use a variable interest entity (“VIE”) structure.

Investors are cautioned that the Ordinary Shares they are buying are shares of the FHL, a Cayman Islands holding company, and not shares of the Operating Subsidiaries. Investors in this offering will not directly hold equity interests in the Operating Subsidiaries.

Since our business operations are conducted in China and Hong Kong through our Operating Subsidiaries, the Chinese government may exercise significant oversight and discretion over the conduct of our business in China and Hong Kong and may intervene in or influence our Operating Subsidiaries’ operations at any time, which could result in a material change in their operations and/or the value of our Ordinary Shares.

Alt – 1

China and PRC shall refer to the People’s Republic of China, including Hong Kong, Macau, and Taiwan; however, the only time such jurisdictions are not included in the definition of the PRC and China in this prospectus is when we make reference to the specific laws that have been adopted by the PRC.

We are an “Emerging Growth Company” and a “Foreign Private Issuer” under applicable U.S. federal securities laws and, as such, are eligible for reduced public company reporting requirements. Please see “Implications of Being an Emerging Growth Company” and “Implications of Being a Foreign Private Issuer” on page 14 of this prospectus for more information.

Investing in our Ordinary Shares involves significant risks. The risks could result in a material change in the value of the securities we are registering for sale including the risk of losing your entire investment or could significantly limit or completely hinder our ability to offer or continue to offer securities to investors. See “Risk Factors” beginning on page 19 to read about factors you should consider before buying our Ordinary Shares.

We are subject to legal and operational risks associated with having certain of our Operating Subsidiaries’ operations in China, including risks related to the legal, political and economic policies of the Chinese government, the relations between China and Hong Kong and China and the United States, or Chinese or United States regulations, which risks could result in a material change in our operations and/or cause our Ordinary Shares to significantly decline in value or become worthless and affect our ability to offer or continue to offer securities to investors. Recently, the PRC government initiated a series of regulatory actions and made a number of public statements on the regulation of business operations in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas, adopting new measures to extend the scope of cybersecurity reviews, and expanding efforts in anti-monopoly enforcement. We may be subject to these regulatory actions or statements. Although we have not engaged in any monopolistic behavior, our business does involve the collection of user data and may implicate cybersecurity reviews. We currently expect that these new regulations may have an impact on our Operating Subsidiaries or this offering.

On February 17, 2023, with the approval of the State Council, the China Securities Regulatory Commission (the “CSRC”) promulgated the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies (“Trial Measures”), and five supporting guidelines, which came into effect on March 31, 2023. Pursuant to the Trial Measures, domestic companies that seek to offer or list securities overseas, both directly and indirectly, shall complete filing procedures with the CSRC pursuant to the requirements of the Trial Measures within three working days following their submission of initial public offerings or listing applications. If a domestic company fails to complete the required filing procedures or conceals any material fact or falsifies any major content in its filing documents, such domestic company may be subject to administrative penalties, such as an order to rectify, warnings and fines, and its controlling shareholders, actual controllers, the person directly in charge and other directly liable persons may also be subject to administrative penalties, such as warnings and fines.

As of the date of this prospectus, we have not received any formal inquiry, notice, warning, sanction, or objection from the CSRC with respect to the listing of our Ordinary Shares, and, in the opinion of our PRC legal counsel, Sundial Law Firm, the filing requirements under the Trial Measurements do not apply to the Company since: (i) the revenue, total profit, total assets or net assets of FPPF was less than 50% of that of the Company in total for the fiscal year ended December 31, 2022; and (ii) the majority of senior management are non-PRC citizens and reside in Hong Kong.

However, there can be no assurance that the relevant PRC governmental authorities, including the CSRC, would reach the same conclusion as us, or that the CSRC or any other PRC governmental authorities would not promulgate new rules or new interpretation of current rules (with retrospective effect) to require us to obtain CSRC or other PRC governmental approvals for this offering. If we inadvertently concluded that such approvals are not required, our ability to offer or continue to offer our Ordinary Shares to investors could be significantly limited or completed hindered, which could cause the value of our Ordinary Shares to significantly decline or become worthless. We may also face sanctions by the CSRC, the CAC or other PRC regulatory agencies. These regulatory agencies may impose fines, penalties, limit our operations in China, or take other actions that could have a material adverse effect on our business, financial condition, results of operations and prospects, as well as the trading price of our securities. See “Risk Factors” beginning on page 19 for a discussion of these legal and operational risks and other information that should be considered before making a decision to purchase our Ordinary Shares.

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Although Hong Kong is a Special Administrative Region and a dependency of the PRC, it has enacted its own laws pertaining to data security and anti-monopoly concerns. Hong Kong enacted the Personal Data (Privacy) Ordinance (the “PDPO”) to ensure an adequate level of data protection to retain its status as an international trading center and to give effect to human rights treaty obligations. Moreover, Hong Kong has also enacted a similar piece of legislation regulating competition in the market (the “Competition Ordinance”). The Competition Ordinance prohibits: (i) anti-competitive agreements and concerted practices; and (ii) abuse of power with the object or effect of preventing, restricting or distorting competition in Hong Kong. If we were to be found in violation of either of these laws, our Hong Kong Operating Subsidiary’s operations may be restricted, and it may be required or elect to make changes to its operations in Hong Kong so as to be in accordance with the PDPO and/or the Competition Ordinance. Moreover, Hong Kong authorities may take other action against us, such as imposing taxes or other penalties, which could materially affect our financial results. Thus, our revenue and business operations in Hong Kong would be adversely affected.

In addition, the Holding Foreign Companies Accountable Act (the “HFCAA”), which prohibits foreign companies from listing their securities on U.S. exchanges if the Company’s auditor has been unavailable for PCAOB inspection or investigation for three consecutive years, became law in December 2020. On December 16, 2021, the PCAOB issued a determination (the “Determination Report”) that the PCAOB is unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China and in Hong Kong because of positions taken by authorities in those jurisdictions, and the PCAOB included in the Determination Report a list of the accounting firms that are headquartered in the PRC or Hong Kong. On December 15, 2022, the PCAOB announced that it has secured complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate the previous 2021 Determination Report to the contrary. The SEC adopted final amendments to its rules to implement the HFCAA, which went into effect on January 20, 2022. As part of the SEC’s final rules, identified issuers will need to provide additional disclosures in subsequent filings that prove the issuer is not owned or controlled by a governmental authority in the foreign jurisdiction of the audit firm identified by the PCAOB in the Determination Report. The Determination Report includes our auditor, Centurion ZD CPA & Co., which is based in Hong Kong, is registered with the PCAOB, is subject to PCAOB inspection and was last inspected in May 2023. In the event that it is later determined that the PCAOB is unable to inspect or investigate completely our auditor or our work papers because of a position taken by an authority in a foreign jurisdiction, then such lack of inspection could cause our securities to be delisted from the applicable stock exchange. The delisting of our Ordinary Shares, or the threat of their being delisted, may materially and adversely affect the value of your investment.

Furthermore, on June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act (the “AHFCAA”), which was enacted on December 29, 2022, and amended the HFCAA to require the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three.

On August 26, 2022, the CSRC, the Ministry of Finance of the PRC (the “MOF”), and the PCAOB signed a Statement of Protocol (the “Protocol”) to allow the PCAOB to inspect and investigate completely registered public accounting firms headquartered in mainland China and Hong Kong, consistent with the Holding Foreign Companies Accountable Act (the “HFCA Act”), and the PCAOB will be required to reassess its determinations by the end of 2022. Pursuant to the fact sheet with respect to the Protocol disclosed by the SEC, the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and has the unfettered ability to transfer information to the SEC.

On December 15, 2022, the PCAOB Board determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary. However, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB Board will consider the need to issue a new determination. On December 29, 2022, the AHFCAA was enacted, which amended the HFCA Act by decreasing the number of non-inspection years from three years to two, thus reducing the time period before our common stock may be prohibited from trading or delisted. Notwithstanding the foregoing, in the event it is later determined that the PCAOB is unable to inspect or investigate completely our auditor, then such lack of inspection could cause our securities to be delisted from the stock exchange. See “Risk Factors — Risks Related to Doing Business in China and Hong Kong — Our Ordinary Shares may be delisted under the Holding Foreign Companies Accountable Act if the PCAOB is unable to inspect our auditors.”

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As a holding company, we will rely on dividends and other distributions on equity paid by our Hong Kong or PRC Operating Subsidiaries for our cash and financing requirements. If our Hong Kong and PRC Operating Subsidiaries incur debt on their own behalf in the future, the instruments governing such debt may restrict their ability to pay dividends to us. Moreover, to the extent cash is in our PRC Operating Subsidiary, there is a possibility that the funds may not be available to fund our operations or for other uses outside the PRC due to interventions or the imposition of restrictions and limitations by the PRC government on the ability to transfer cash. However, none of our Operating Subsidiaries have paid any dividends or other distributions to our holding company as of the date of this prospectus. In the future, cash proceeds raised from overseas financing activities, including this offering, may be transferred by us to our PRC or Hong Kong Operating Subsidiaries via capital contribution or shareholder loans, as the case may be. As of the date of this prospectus, we have not paid any dividends or made any distributions to any U.S. investors.

As of the date of this prospectus, there have been no cash flows between our Cayman Islands holding company and any of our Subsidiaries or Operating Subsidiaries. The transfer of funds among companies is subject to the Provisions of the Supreme People’s Court on Several Issues Concerning the Application of Law in the Trial of Private Lending Cases (2020 Revision), (the “Provisions on Private Lending Cases”), which was implemented on August 20, 2020, to regulate the financing activities between natural persons, legal persons, and unincorporated organizations. The Provisions on Private Lending Cases do not prohibit using cash generated from one subsidiary to fund another subsidiary’s operations. We have not been notified of any other restriction which could limit our PRC Operating Subsidiaries’ ability to transfer cash between subsidiaries. We intend to conduct regular review and management of all of our Subsidiaries’ and Operating Subsidiaries’ cash transfers and report to our Board of Directors.

As of the date of this prospectus, Luxury Max Investments Limited, a British Virgin Islands company (“LMIL”) owns 80% of our Ordinary Shares. We will be a controlled company as defined under Nasdaq Marketplace Rule 5615(c) because, immediately after the completion of this offering, Mr. Li Kin Shing, our controlling shareholder, and Executive Director, through his ownership of 100% of the outstanding shares of LMIL, will own more than 50% of the total voting power for the election of directors.

Neither the United States Securities and Exchange Commission nor any state securities commission nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

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TABLE OF CONTENTS

Page
ABOUT THIS PROSPECTUS
PRESENTATION OF FINANCIAL INFORMATION
MARKET AND INDUSTRY DATA
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
DEFINITIONS
PROSPECTUS SUMMARY
SUMMARY FINANCIAL DATA
RISK FACTORS
ENFORCEABILITY OF CIVIL LIABILITIES
USE OF PROCEEDS	Alt – 7
CAPITALIZATION
DIVIDENDS AND DIVIDEND POLICY
DILUTION
SELECTED CONSOLIDATED FINANCIAL AND OTHER DATA
MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
HISTORY AND CORPORATE STRUCTURE
INDUSTRY OVERVIEW
BUSINESS
REGULATORY ENVIRONMENT
MANAGEMENT
PRINCIPAL SHAREHOLDERS
RELATED PARTY TRANSACTIONS
DESCRIPTION OF SHARE CAPITAL
CERTAIN CAYMAN ISLANDS COMPANY CONSIDERATIONS
SHARES ELIGIBLE FOR FUTURE SALE
EXPENSES RELATED TO THIS OFFERING
MATERIAL TAX CONSIDERATIONS
UNDERWRITING
LEGAL MATTERS	Alt – 10
EXPERTS
CHANGE IN ACCOUNTANTS
WHERE YOU CAN FIND ADDITIONAL INFORMATION
INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

You should rely only on the information contained in this prospectus or in any related free-writing prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus or in any related free-writing prospectus. The information contained in this prospectus is current only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the ordinary shares.

We have not taken any action that would permit a public offering of the Ordinary Shares outside the United States or permit the possession or distribution of this prospectus or any related free-writing prospectus outside the United States. Persons outside the United States who come into possession of this prospectus or any related free-writing prospectus must inform themselves about and observe any restrictions relating to the offering of the Ordinary Shares and the distribution of the prospectus outside the United States.

We obtained the statistical data, market data and other industry data and forecasts described in this prospectus from market research, publicly available information, and industry publications. Industry publications generally state that they obtain their information from sources that they believe to be reliable, but they do not guarantee the accuracy and completeness of the information. Similarly, while we believe that the statistical data, industry data and forecasts and market research are reliable, we have not independently verified the data. We have not sought the consent of the sources to refer to their reports appearing or incorporated by reference in this prospectus.

We were incorporated under the laws of the Cayman Islands as an exempted company limited by shares and a majority of our outstanding securities are owned by non-U.S. residents. Under the rules of the SEC, we currently qualify for treatment as a “foreign private issuer.” As a foreign private issuer, we will not be required to file periodic reports and financial statements with the SEC as frequently or as promptly as domestic registrants whose securities are registered under the Securities Exchange Act of 1934.

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The Offering

Ordinary Shares Offered by the Selling Shareholders:	2,000,000 Ordinary Shares.

Ordinary Shares Outstanding after capitalization but before this Offering:	10,000,000 Ordinary Shares

Ordinary Shares to be outstanding after our initial public offering pursuant to the Public Offering Prospectus:	11,000,000 (11,150,000 if the underwriters exercise the over-allotment option in full)

Term of this Offering	The Selling Shareholders will determine when and how they will sell the Ordinary Shares offered

Use of proceeds:	We will not receive any of the proceeds from the sale of the Ordinary Shares by the Selling Shareholders named in this prospectus.

Listing:	We have been approved to have our Ordinary Shares listed on the Nasdaq Capital Market.

Proposed Nasdaq symbol: Risk Factors:

“FEBO”.

Investing in our Ordinary Shares is highly speculative and involves a high degree of risk. As an investor you should be able to bear a complete loss of your investment. You should carefully consider the information set forth in the “Risk Factors” section beginning on page 19 of the Public Offering Prospectus

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USE OF PROCEEDS

We will not receive any of the proceeds from the sale of our Ordinary Shares by the Selling Shareholders In addition, the Underwriter will not receive any compensation from the sale of the Ordinary Shares by the Selling Shareholders. The Selling Shareholders will receive all of the net proceeds from the sales of Ordinary Shares offered by it under this prospectus. We have agreed to bear the expenses relating to the registration of the Ordinary Shares for the Selling Shareholders.

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SELLING SHAREHOLDERS

The Ordinary Shares being offered for resale by the Selling Shareholders consists of a total of 2,000,000 Ordinary Shares, which were purchased by Selling Shareholders on September 4, 2023.

The following table sets forth information with respect to the number of Ordinary Shares beneficially owned by the Selling Shareholders named below and as adjusted to give effect to the sale of the Ordinary Shares offered hereby. The table lists the number of Ordinary Share beneficially owned by the Selling Shareholders as of the date of this prospectus, the Ordinary Shares covered by this prospectus that may be disposed of by the Selling Shareholders, and the number of Ordinary Shares that will be beneficially owned by the Selling Shareholders assuming all of the Ordinary Shares covered by this prospectus are sold.

The Ordinary Shares beneficially owned have been determined in accordance with rules promulgated by the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. The information in the table below is current as of the date of this prospectus. The Selling Shareholders may from time to time offer and sell pursuant to this prospectus any or all of the Ordinary Shares being registered. The Selling Shareholders are under no obligation to sell all or any portion of such Ordinary Shares nor are the Selling Shareholders obligated to sell any Ordinary Shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the Selling Shareholders. Pursuant to an agreement dated May 31, 2023, between the Company and Li Kin Shing ( LKS), the Company and LKS engaged EF Hutton, a division of Benchmark Investments, LLC (EF Hutton or the Representative) to act as the Company’s and LKS’s exclusive lead underwriter, financial advisor, deal manager, sole book running manager, placement agent and/or investment banker for the offering. Pursuant to the engagement agreement the Company and LKS (among other things) agreed that during the engagement period EF Hutton would act as the Company’s and LSK’s exclusive lead underwriter, financial advisor deal manager, sole booking running manger, placement agent and/or investment banker for the Offering beginning on the date hereof, and ending on the earlier of (i) six (6) months from the date of the engagement agreement or (ii) the final closing, if any, of the offering (the “Exclusivity Right”). Pursuant to an Amendment to Engagement Agreement between EF Hutton and LKS dated October 12, 2023, the EFH and LKS agreed to remove the Exclusivity Right with respect to LKS in exchange for the payment by LKS of $300,000 which payment will be made on the sooner to occur of the closing of the initial public offering of the Company or December 31, 2023.

On September 4, 2023, Luxury Max Investments Limited, which is 100% owned by Li Kin Shing, our executive director, a principal shareholder of the Company, entered into an Amended and Restated Stock Purchase Agreement pursuant to which it sold an aggregate of 2,000,000 Ordinary Shares owned by it at a price of $2.50 per share to the Selling Shareholders for aggregate gross proceeds of USD $5,000,000, of which an aggregate of USD $539,888 has been paid in cash and with respect to the balance the Selling Shareholders each entered into promissory notes totaling USD $4,460,112, which promissory notes were paid in full on or before September 30, 2023. The shares were offered and sold by Luxury Max Investments Limited in reliance upon an exemption from registration pursuant to Section 4(a)(7) and under Section 4(a)(1) of the Securities Act of 1933, as amended.

Name	Shares Beneficially Owned Prior to Offering	Percent Beneficially Owned Prior to Offering[1]	Shares to be Offered	Amount Beneficially Owned After Offering[1]	Percent Beneficially Owned After Offering[1]
Yuk Tong Lam	500,000	5%	500,000	0%	0%
Majestic Dragon Investment Co. Limited (2)	500,000	5%	500,000	0%	0%
Top Dragon International Limited (3)	300,000	3%	300,000	0%	0%
Smart Tech Group Limited (4)	300,000	3%	300,000	0%	0%
Power Ocean Ventures Limited (5)	400,000	4%	400,000	0%	0%

(1)	Based on 10,000,000 Ordinary Shares issued and outstanding as of September 4, 2023.

(2)	Majestic Dragon Investment Co. Limited, a company incorporated in the Republic of the Seychelles, is wholly-owned by Fung Ming Pang, who has sole voting and dispositive power over these shares. The address of Majestic Dragon Investment Co. Limited is Vistra Corporation Services Centre, Suite 23, 1st Floor, Eden Plaza, Eden Island, Mahe, Republic of Seychelles.

(3)	Top Dragon International Limited, a company incorporated in the British Virgin Islands, is wholly owned by Chun Ling Chen, who has sole voting and dispositive power over these shares. The address of Top Dragon International Limited is 4th Floor, Water’s Edge Building, Meridian Plaza, Road Town, Tortola, VG1110, British Virgin Islands.

(4)	Smart Tech Group Limited, a company incorporated in the British Virgin Islands, is wholly owned by Rong Hua Chen, who has sole voting and dispositive power over these shares. The address of Smart Tech Group Limited is 4th Floor, Water’s Edge Building, Meridian Plaza, Road Town, Tortola, VG1110, British Virgin Islands.

(5)	Power Ocean Ventures Limited a company incorporated in the British Virgin Islands, is wholly owned by Kai Bin Chen, who has sole voting and dispositive power over these shares. The address of Power Ocean Ventures Limited is 4th Floor, Water’s Edge Building, Meridian Plaza, Road Town, Tortola, VG1110, British Virgin Islands.

The Selling Shareholders named above acquired their respective Ordinary Shares in a private sale. No material relationship exists or existed between the Selling Shareholders and the Company or any of its predecessors or affiliates within the past three years.

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SELLING SHAREHOLDERS PLAN OF DISTRIBUTION

There is currently no public market for our Ordinary Shares. Since there is currently no public market established for our securities, the Selling Shareholders will sell their respect Ordinary Shares at the price at which we sell shares in our public offering pursuant to the registration statement of which this prospectus is a part, which be US$5.00 per Ordinary Share until the Ordinary Shares are quoted on the Nasdaq Capital Market, after which the Ordinary Shares may be offered and sold at prevailing market prices or at negotiated prices. We will not receive any of the proceeds from the sale of our Ordinary Shares by the Selling Shareholders. The Selling Shareholders and any of its pledgees, donees, assignees, and successors-in-interest may, from time to time, after the effective date of registration statement of which this prospectus forms a part, sell any or all of their Ordinary Shares being offered under this prospectus on any stock exchange, market, or trading facility on which our Ordinary Shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Shareholders may use any one or more of the following methods when disposing of Ordinary Shares:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the Ordinary Shares as agent but may position; and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resales by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	to cover short sales made after the date that the registration statement of which this prospectus is a part is declared effective by the SEC;

●	broker-dealers may agree with the selling shareholders to sell a specified number of such shares at a stipulated price per share;

●	a combination of any of these methods of sale; and

●	any other method permitted pursuant to applicable law.

The shares may also be sold under Rule 144 under the Securities Act of 1933, as amended, if available for the Selling Shareholders, rather than under this prospectus. The Selling Shareholders have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time.

The Selling Shareholders may pledge their shares to their brokers under the margin provisions of customer agreements. If the Selling Shareholders default on a margin loan, the broker may, from time to time, offer and sell the pledged shares.

Broker-dealers engaged by the Selling Shareholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Shareholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, which commissions as to a particular broker or dealer may be in excess of customary commissions to the extent permitted by applicable law.

If sales of shares offered under this prospectus are made to broker-dealers as principals, we would be required to file a post-effective amendment to the registration statement of which this prospectus is a part. In the post-effective amendment, we would be required to disclose the names of any participating broker-dealers and the compensation arrangements relating to such sales.

The Selling Shareholders and any broker-dealers or agents that are involved in selling the shares offered under this prospectus may be deemed to be “underwriters” within the meaning of the Securities Act in connection with these sales. Commissions received by these broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Any broker-dealers or agents that are deemed to be underwriters may not sell shares offered under this prospectus unless and until we set forth the names of the underwriters and the material details of their underwriting arrangements in a supplement to this prospectus or, if required, in a replacement prospectus included in a post-effective amendment to the registration statement of which this prospectus is a part.

The Selling Shareholders and any other persons participating in the sale or distribution of the shares offered under this prospectus will be subject to applicable provisions of the Exchange Act, and the rules and regulations under that act, including Regulation M. These provisions may restrict activities of and limit the timing of purchases and sales of any of the shares by, the Selling Shareholders or any other person. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and other activities with respect to those securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. All of these limitations may affect the marketability of the shares.

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If any of the Ordinary Shares offered for sale pursuant to this prospectus are transferred other than pursuant to a sale under this prospectus, then subsequent holders could not use this prospectus until a post-effective amendment or prospectus supplement is filed, naming such holders. We offer no assurance as to whether the Selling Shareholders will sell all or any portion of the shares offered under this prospectus.

We have agreed to pay all fees and expenses we incur incident to the registration of the shares being offered under this prospectus. However, the Selling Shareholders and purchaser is responsible for paying any discounts, and similar selling expenses they incur.

LEGAL MATTERS

Certain legal matters in connection with this offering with respect to United States federal securities law will be passed upon for us by Schlueter & Associates, P.C. The validity of the Ordinary Shares offered in this offering and other certain legal matters as to Cayman Islands law will be passed upon for us by Harney Westwood & Riegels. Certain legal matters as to Hong Kong law will be passed upon for us by CFN Lawyers. Schlueter & Associates, P.C. may rely upon Harney Westwood & Riegels with respect to matters governed by Cayman Islands law and CFN Lawyers with respect to matters governed by Hong Kong law.

The current address of Schlueter & Associates, P.C. is 5655 South Yosemite Street, Suite 350, Greenwood Village, CO 80111. The current address of Harney Westwood & Riegels is 3501, The Center, 99 Queen’s Road Central, Hong Kong. The current address of CFN Lawyers is 27/F, Neich Tower, 128 Gloucester Road, Wanchai, Hong Kong.

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2,000,000 Ordinary Shares

FENBO HOLDINGS LIMITED

Prospectus

November 29, 2023

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